As filed with the Securities and Exchange Commission on July , 2004

                                                 Registration No. 333 - 10904901
--------------------------------------------------------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

MSW Energy Holdings LLC              Delaware                      6719                     14-1873119
MSW Energy Finance Co., Inc.         Delaware                      6719                     20-0047886
MSW Energy Hudson LLC*               Delaware                      6719                     01-0744984
(Exact name of each registrant    (State or other            (Primary Standard           (I.R.S. Employer
as specified in its charter)      jurisdiction of        Industrial Classification    Identification Number)
                                  incorporation or              Code Number)
                                    organization)


* Guarantor


                   (Address, including zip code, and telephone
                         number, including area code, of
                           the registrants' principal
                               executive offices)



                   John T. Miller, Chief Executive Officer and
                         Michael J. Gruppuso, Secretary

                        c/o American Ref-Fuel Company LLC
                             155 Chestnut Ridge Road
                               Montvale, NJ 07645
                            Phone No. (800) 727-3835





    (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.






--------------------------------------------------------------------------------

         PROSPECTUS

                             MSW ENERGY HOLDINGS LLC

                          MSW ENERGY FINANCE CO., INC.

                 8 1/2 % Series B Senior Secured Notes due 2010


         The 8 1/2 % Series B Senior Secured Notes due 2010 (or the exchange notes) were issued in exchange for 8 1/2 % Series A Senior Secured Notes due 2010 (the old notes) by MSW Energy Holdings LLC, a Delaware limited liability company, and MSW Energy Finance Co., Inc., a Delaware corporation, in an exchange offer. Prior to the exchange offer, there was no public trading market for the old notes or the new notes.

     MSW Energy Finance Co., Inc. was formed solely for the purpose of serving as a co-issuer of the notes. Our obligations and the obligations of MSW Energy Finance Co., Inc. with respect to the notes will be joint and several

         We will pay interest on the notes on March 1 and September 1 of each year. The notes will mature on September 1, 2010.

         We may redeem some or all of the notes at any time prior to September 1, 2007 at a redemption price equal to the make-whole amount set forth in this prospectus. We may also redeem some or all of the notes at any time on or after September 1, 2007 at the redemption prices set forth in prospectus. We may redeem up to 35% of the aggregate initial principal amount of the notes using net proceeds from certain equity offerings completed on or prior to September 1, 2006. Holders may require us to repurchase the notes upon a change of control or if we receive any proceeds from certain financings or assets sales by Ref-Fuel Holdings LLC and its subsidiaries.

         The notes will be our senior secured obligations and will rank equally in right of payment with all of our senior secured indebtedness. The notes will be jointly and severally guaranteed by MSW Energy Holdings LLC, our wholly-owned subsidiary. Our sold source of operating cash flow is our direct and indirect 49.8% membership interest in Ref-Fuel Holdings LLC, which owns 100% of American Ref-Fuel Company LLC. Ref-Fuel Holdings LLC, American Ref-Fuel Company LLC and their subsidiaries are not deemed to be our subsidiaries for purposes of the indenture governing the notes and therefore are not limited by the covenants set forth in the indenture and also are not guarantors of the notes. In addition, the notes and the guarantees will be secured by a first-priority perfected lien on substantially all our assets, including the capital stock of Ref-Fuel Holdings LLC and the subsidiaries directly help by us and our restricted subsidiaries, as more fully described in "Description of the Notes--Security."

         Investing in the exchange notes involves risks. See "Risk Factors" beginning on page 14.

         Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities, nor have nay of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This prospectus is to be used by Credit Suisse First Boston LLC (CSFB) in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. We do not intend to list the exchange notes on a national securities exchange or to apply for quotation of the exchange notes through the National Association of Securities Dealers Automated Quotation System. CSFB has advised us that it intends to make a market in the exchange notes. However, CSFB is not obligation to do so and any market-making activities with respect to the exchange notes may be discontinued at any time without notice. We will receive no portion of the proceeds of the sale of the exchange notes and will bear expenses incident to the registration thereof.


                      The date of this Prospectus is     2004.

                                                          TABLE OF CONTENTS



FORWARD-LOOKING STATEMENTS.................................................................................   1
PROSPECTUS SUMMARY.........................................................................................   1
RISK FACTORS...............................................................................................  14
USE OF PROCEEDS............................................................................................  23
CAPITALIZATION.............................................................................................  24
THE ACQUISITION............................................................................................  25
SELECTED FINANCIAL DATA....................................................................................  27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS.......................
                                                                                                             32
BUSINESS OF REF-FUEL HOLDINGS..............................................................................  49
MSW ENERGY HOLDINGS LLC....................................................................................  65
REF-FUEL HOLDINGS LLC......................................................................................  68
REGULATION.................................................................................................  68
MANAGEMENT.................................................................................................  72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................  75
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................  77
DESCRIPTION OF THE NOTES...................................................................................  78
BOOK-ENTRY; DELIVERY AND FORM.............................................................................. 116
FEDERAL INCOME TAX CONSEQUENCES............................................................................ 118
PLAN OF DISTRIBUTION....................................................................................... 123
LEGAL MATTERS.............................................................................................. 124
EXPERTS.................................................................................................... 124
WHERE YOU CAN FIND MORE INFORMATION........................................................................ 125
INDEX TO PRO FORMA FINANCIAL STATEMENT..................................................................... P-1
INDEX TO HISTORICAL FINANCIAL STATEMENTS................................................................... F-1


         We have not authorized any person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any unauthorized information or representation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                           FORWARD-LOOKING STATEMENTS

         All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of MSW Energy Holdings. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

         These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results.

         Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                               PROSPECTUS SUMMARY

         This summary highlights the material information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you. We encourage you to read this prospectus in its entirety.

         As used in this prospectus, the term "MSW Energy Holdings" refers to MSW Energy Holdings LLC only; the term "MSW Energy Finance" refers to MSW Energy Finance Co., Inc. only; the term "Hudson" refers to MSW Energy Hudson LLC only; unless otherwise indicated, the terms "we," "our," "ours" and "us" refer only to MSW Energy Holdings; the term "Issuers" refers only to MSW Energy Holdings and MSW Energy Finance and not to any of our other affiliates; the terms "American Ref-Fuel" and "ARC" refer to American Ref-Fuel Company LLC; the term "Ref-Fuel Holdings" refers to Ref-Fuel Holdings LLC.

         This prospectus contains financial statements and other financial information of Ref-Fuel Holdings. Our sole assets relate to an indirect 49.8% membership interest in Ref-Fuel Holdings, which owns 100% of American Ref-Fuel. As a 49.8% owner that controls an additional 0.2% interest, we do not have the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel. Neither Ref-Fuel Holdings nor American Ref-Fuel is considered to be a subsidiary of ours for purposes of the indenture governing the notes. Therefore, Ref-Fuel Holdings and American Ref-Fuel are not guarantors and are not subject to the covenants contained in the indenture. We included the financial statements and other financial information of Ref-Fuel Holdings because we believe this information is helpful to investors in evaluating MSW Energy Holdings. However, given our interest in Ref-Fuel Holdings, the financial statements and other financial information contained in this prospectus relating to Ref-Fuel Holdings and American Ref-Fuel are not directly comparable to our financial statements and other financial information.

Issuers and Guarantor

         MSW Energy Holdings, a Delaware limited liability company and MSW Energy Finance, a Delaware corporation, are co-issuers of the notes. Hudson, a wholly-owned subsidiary of MSW Energy Holdings, is a guarantor of the notes.

MSW Energy Holdings

         We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring a 50% indirect membership interest in Ref-Fuel Holdings LLC (formerly know as Duke/UAE Ref-Fuel LLC). Ref-Fuel Holdings is a holding company whose sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel. We depend on the cash flow of Ref-Fuel Holdings, and indirectly American Ref-Fuel, to meet our obligations, including our obligations on the notes. Because we depend on the cash flow of Ref-Fuel Holdings and indirectly, American Ref-Fuel, this prospectus provides extensive disclosure regarding Ref-Fuel Holdings and its subsidiaries. American Ref-Fuel is one of the largest owners and operators of waste-to-energy (WTE) facilities in the northeast United States, as measured by design capacity on a total ton per day basis.

         Our principal executive offices are c/o American Ref-Fuel Company LLC, 155 Chestnut Ridge Road, Montvale, NJ 07645, Attention: Michael J. Gruppuso, telephone number (800) 727-3835.

Ref-Fuel Holdings

         Ref-Fuel Holdings was formed as a Delaware limited liability company in 1997. Ref-Fuel Holdings directly owns 100% of American Ref-Fuel.

         American Ref-Fuel was formed as a Delaware limited liability company for the purpose of owning partnerships that develop, own and operate WTE facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. American Ref-Fuel owns or controls and operates six state-of-the-art waste-to-energy (WTE) facilities located in the northeastern United States, which we refer to as the ARC operating facilities.

         The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (or the ARC operating companies) derive revenues principally from disposal or tipping fees received by the ARC operating facilities for accepting waste and the sale of electricity and steam produced by those facilities.

         The following information relates to the ARC operating facilities as of December 31, 2003:


                                                Capacity             Contract Expiration Date
                                                --------             ------------------------
                                                                                                      Date of
                                                                                                     Commercial
                                                                      Service                      Operation/Date        Revenues
                                          Waste        Electric     Agreements/   Electricity       Acquired by           Under
    Operating                            Disposal     Generating      Disposal        Sales           American          Long-Term
    Facility           Location       (tons per day)  (megawatts)    Contracts      Contracts         Ref-Fuel         Contracts(1)
    --------           --------       --------------  -----------    ---------      ---------         --------         ------------

Hempstead         Hempstead, NY                2,505            72      2009               2009         1989               97%
Essex             Newark, NJ                   2,700            70      2020               2021         1991               96%
Seconn            Preston, CT                    689            18      2015               2017         1992               90%
Niagara           Niagara Falls, NY            2,250            50   2007-2012             2014      1980/1993             72%
Semass            Rochester, MA                2,700            79   2003-2016             2015      1989/1996             55%
Delaware Valley   Chester, PA                  2,688            79      2017               2016     1992/1997(2)           57%


-----------

(1) Represents the portion of gross revenues generated by contracts with an original term of three years or greater. Gross revenues do not include fair value adjustment amortization and revenue levelization adjustments.

(2) Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied Waste Industries, Inc. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

         American Ref-Fuel indirectly owns 100% of the ARC operating companies, except for Semass Partnership (which owns the Semass facility), of which American Ref-Fuel indirectly owns 90%. American Ref-Fuel also owns TransRiver Marketing Co., L.P. (or TransRiver), a waste procurement company. In addition to providing waste procurement services to American Ref-Fuel, TransRiver owns a 740-ton-per-day transfer station in Lynn, Massachusetts.

         On May 9, 2003, American Ref-Fuel completed the issuance of $275 million aggregate principal amount of 6.26% Senior Notes due 2015. The notes achieved a rating of "Baa2" by Moody's Investors Service, Inc. (or Moody's) and "BBB" by Standard & Poor's (or S&P). Net proceeds of $270 million from the financing were used, in part, to repay and retire $242.6 million under outstanding credit facilities. As part of this refinancing, American Ref-Fuel entered into a $75 million amended and restated revolving credit facility, of which $7.0 million of letters of credit were outstanding and no advances were outstanding as of December 31, 2003. We sometimes refer to these refinancings as the ARC refinancing.

The Acquisition

        Pursuant to an equity purchase agreement between us and an affiliate of Duke Energy Corporation (or Duke), we agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings (the Acquisition). At the initial closing on June 30, 2003, we acquired MSW Energy Hudson LLC (or Hudson), which holds a 49.8% membership interest in Ref-Fuel Holdings. Prior to the initial closing, Hudson was known as Duke Energy Hudson, LLC. We have agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition.

        The aggregate purchase price for the Acquisition was $326.8 million, which included a purchase price adjustment of $20.8 million based on changes in net equity. We paid Duke approximately $304.8 million at the initial closing on June 30, 2003 and $20.7 million on September 5, 2003 as part of the purchase price adjustment. We will pay Duke approximately $1.4 million at the second closing, which includes a purchase price adjustment of approximately $100,000. The proceeds of the old notes, together with capital contributions made by our two owners of $75 million each, were used to fund the initial closing. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from our owners. We currently own a 49.8% membership interest in Ref-Fuel Holdings and have the right and the obligation to acquire the additional 0.2% membership interest. At the initial closing, we entered into a voting agreement with Erie pursuant to which Erie granted us the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to us. As a result, we currently own 49.8% and have voting control over an additional 0.2% of the membership interests in Ref-Fuel Holdings. Our sole source of operating cash flow is distributions from Ref-Fuel Holdings.

        Under the terms of the Ref-Fuel Holdings limited liability company agreement, Ref-Fuel Holdings is required to distribute available cash to its members on at least a quarterly basis. American Ref-Fuel's credit facilities only permit American Ref-Fuel to make quarterly distributions to Ref-Fuel Holdings so long as certain financial tests are satisfied. As the holder of indirect voting control of 50% of the membership interests in Ref-Fuel Holdings, no amendment of these distribution provisions may be made without our consent. Certain other significant actions by Ref-Fuel Holdings, including those taken by Ref-Fuel Holdings as the 100% owner of American Ref-Fuel, may also not be made without our consent. However, this indirect voting control of 50% of the membership interests does not give us the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel.

The Transactions

         On December 12, 2003, MSW Merger LLC (MSW Merger), a Delaware limited liability company, consummated a merger (the UAE Merger) pursuant to which MSW Merger merged with and into United American Energy Holdings Corp. (UAE Holdings Corp.) and the members of MSW Merger became the sole stockholders of UAE Holdings Corp. MSW Merger was owned by several investment funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity). As a result of the UAE Merger, as well as a series of related transactions (which are described below and which we collectively refer to as the UAE Transactions), MSW Energy Holdings II LLC (MSW Energy Holdings II), a Delaware limited liability company, holds directly and indirectly the other 50% membership interest in Ref-Fuel Holdings, that had been held by subsidiaries of UAE Holdings Corp. MSW Energy Holdings II is owned by UAE Ref-Fuel LLC (UAE Ref-Fuel), an indirect wholly-owned subsidiary of UAE Holdings Corp.

         Currently with the UAE Merger, MSW Intermediate Merger LLC (which was wholly-owned by MSW Merger), merged with and into UAE Ref-Fuel, with UAE Ref-Fuel as the surviving entity, and UAE Ref-Fuel contributed to MSW Energy Holdings II its direct 49.9% capital interest in Ref-Fuel Holdings and all of its interest in UAE Ref-Fuel II, its wholly-owned subsidiary, which owns a 0.1% capital interest in Ref-Fuel Holdings.

         Pursuant to the UAE Merger, the total amount of payments made by MSW Merger was $392 million, consisting of payments to the stockholders and optionholders of UAE Holdings and funds used to extinguish debt at UAE Holdings and United American Energy Corp. (UAE Corp.), and excluding certain amounts funded to be retained as working capital at UAE Corp. Additionally, MSW Merger incurred various costs associated with the UAE Merger.

         The net proceeds of the old notes, together with loans and capital contributions from MSW Merger LLC's members of $209 million, in the aggregate, were used to finance the UAE Merger.

Our Structure and Owners

        We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring the 50% indirect membership interest in Ref-Fuel Holdings. Ref-Fuel Holdings is a holding company whose sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel. American Ref-Fuel is one of the largest owners and operators of waste-to-energy (WTE) facilities in the northeast United States, as measured by design capacity on a total ton per day basis. Ref-Fuel Holdings is 49.8% owned by us (plus an additional 0.2% interest over which we have voting control) and 50% owned by MSW Energy Holdings II and UAE Ref-Fuel II Corp., indirect wholly-owned subsidiaries of United American Energy Holdings Corp. (or UAE Holdings).

        The following chart reflects the ownership structure of MSW Energy Holdings and Ref-Fuel Holdings after the Acquisition, the Transactions and the Equalization Transactions described below in this section:



UAE Holdings
    |
      100%
    |
UAE Ref-fuel
    |
      100%
    |

Co-obligors on ---- MSW Energy Holdings II LLC   49.9%            49.8%
225 million                |
7 3/8% Senior                100%                      |             |
Secured Notes              |                           |             MSW Energy Holdings LLC    -----  Co-obligators
due 2010       ---- MSW Energy Finance Co. II, Inc.     0.1              |                             on $200 million 8 1/2%
                                                       |                100%                           Senior Secured Notes due
                                                                                                       2010
                                                        Ref-Fuel        |
                                                        Holdings LLC    MSW Energy Finance Co., Inc.
                                                       |
                                                        100%
                                                    American Ref-Fuel
                                                    Company LLC and
                                                    Subsidaries


(1)  We  also  have  the  right  to  vote  an  additional  0.2%  interest.   The
     intermediate wholly owned subsidiary through which we hold this 49.8% ownership interest, MSW Energy Hudson LLC, is not shown.



        Each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. The majority of this indebtedness is evidenced by tax-exempt bonds and is collateralized by the ARC operating facilities and other assets of the ARC operating companies. American Ref-Fuel also has outstanding indebtedness. Substantially all distributions to American Ref-Fuel from the ARC operating companies, after the payment of expenses and debt service on ARC operating company-level indebtedness, are subject to the satisfaction of financial tests. Distributions from American Ref-Fuel to Ref-Fuel Holdings, after the payment of expenses and debt service on American Ref-Fuel indebtedness, are also subject to the satisfaction of financial tests.

The Equalization Transactions

         As a result of the transactions described below, which were consummated on April 30, 2004, May 26, 2004 and June 30, 2004, we are owned (i) 60% by MSW Acquisition LLC, an affiliate of CSFB Private Equity, (ii) 39.99% collectively by Highstar Renewable Fuels LLC (Highstar), a subsidiary of AIG Global Asset Management Holdings Corp. (AIGGIG), and Highstar Renewable Fuels I LLC (Highstar
I), which is owned by AIG Highstar Capital, L.P., an investment fund managed by an affiliate of Highstar, and other investment funds managed by an affiliate of Highstar, and (iii) 0.01% by UAE Holdings Corp.

         The other 50% interest in Ref-Fuel Holdings is owned indirectly by UAE Holdings Corp., which is now owned 60% by DLJ Merchant Banking Partners III, L.P. and several affiliated private equity funds (the DLJMB Funds), each of which is managed by entities affiliated with CSFB Private Equity, and 40% as hereinafter described.

         On April 30, 2004, the DLJMB Funds sold to Highstar Renewable Fuels II LLC (Highstar II) 40% of the outstanding shares of common stock of UAE Holdings and 40% of the principal amount of certain promissory notes previously issued by UAE Holdings to the DLJMB Funds. Concurrently, on April 30, 2004, MSW Acquisition LLC purchased an additional 10% membership interest in MSW Energy Holdings from Highstar. On April 29, 2004, Highstar transferred a 39.89% membership interest in us to Hightstar I. As a result of these transactions, as of April 30, 2004, MSW Acquisition LLC owned 60%, Highstar and Highstar I collectively owned 39.99% and UAE Holdings owned 0.01% of the outstanding membership interest in us. UAE Holdings is our managing member. On May 26, 2004, Highstar transferred all of its interest in Highstar I, other than a residual 1.0325% interest, and Highstar II transferred all of its interest in UAE Holdings, other than a residual 1.9068% interest, to investment funds managed by an affiliate of Highstar. On June 30, 2004, Highstar transferred its residual 1.0325% interest in Highstar I, and Highstar II transferred its residual 1.9068% interest in UAE Holdings, to another investment fund managed by an affiliate of Highstar.

         The transactions described above (the Equalization Transactions) resulted in CSFB Private Equity affiliates collectively owning a 59.88% indirect interest in Ref-Fuel Holdings and the Highstar entities collectively owning a 39.92% indirect interest in Ref-Fuel Holdings.

         In connection with the Equalization Transactions, the parties entered into a stockholders' agreement and members' agreement that provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries. Pursuant to the stockholders' agreement, the affiliates of CSFB Private Equity, on the one hand, and the Highstar entities, on the other hand, will have representation on the boards of directors of UAE Holdings and its subsidiaries that will be generally proportionate to their ownership in UAE Holdings. Although affiliates of CSFB Private Equity will initially have the ability to appoint a majority of the members of the boards of directors of these entities, the terms of the stockholders' agreement provide that UAE Holdings, MSW Energy Holdings (through UAE Holdings as its managing member) or in many cases their respective subsidiaries, including Ref-Fuel Holdings and American Ref-Fuel and MSW Energy Holdings II, may not take certain significant actions without the consent of both the affiliates of CSFB Private Equity and Highstar II (and its permitted transferees), so long as they continue to own a minimum percentage of the common stock of UAE Holdings. These significant actions are more fully described under the section headed "MSW Energy Holdings LLC" in this prospectus. The agreements also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to the parties respective equity interests in UAE Holdings and MSW Energy Holdings. The parties also entered into a registration rights agreement with respect to the common stock of UAE Holdings.



MSW Energy Finance

         Our wholly-owned subsidiary, MSW Energy Finance, was formed in June 2003 solely for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the old notes. Other than serving as a co-issuer of the notes, MSW Energy Finance does not have any operations or assets and does not have any revenues. As a result, you should not expect MSW Energy Finance to participate in servicing the interest and principal obligations on the notes.

                           Terms of the Exchange Notes

         The following is a summary of the terms of the exchange notes. For a more complete description, see "Description of the Notes."


Issuers.................................  MSW Energy Holdings LLC and MSW Energy
                                          Finance Co., Inc.
Notes Offered...........................  $200,000,000 aggregate principal amount of 8 1/2% Series B Senior
                                          Secured Notes due 2010.
Maturity Date...........................  September 1, 2010.
Interest................................  8 1/2% per annum, payable semiannually in arrears on March 1 and September 1,
                                          commenced March 1, 2004.
Ranking.................................  The exchange notes and the subsidiary guarantees rank:
                                           o    Equally with all of our existing
                                                and future senior secured debt,
                                                including the old
                                                notes;
                                           o    effectively senior to all of our
                                                and our guarantors' existing and
                                                future senior
                                                unsecured indebtedness; and
                                           o    senior to any of our and our
                                                guarantors' future indebtedness
                                                that expressly provides it is
                                                subordinated to the notes and
                                                the guarantees (including senior
                                                subordinated notes).
Collateral..............................  The exchange notes and the subsidiary guarantees are secured by a
                                          first-priority perfected lien on
                                          substantially all our assets,
                                          including a pledge of the membership
                                          interests of Ref- Fuel Holdings and
                                          the subsidiaries directly held by us
                                          and our restricted subsidiaries.
Optional Redemption.....................  On or before September 1, 2006, we may redeem up to 35% of the aggregate
                                          principal amount
                                          of the exchange notes with the net
                                          proceeds of certain equity offerings.
                                          We may make that
                                          redemption only if, after the
                                          redemption, at least 65% of the
                                          aggregate principal amount
                                          of the exchange notes remains
                                           outstanding.
                                          We may redeem some or all of the
                                          exchange notes prior to September 1,
                                          2007, at a redemption price equal to
                                          the make-whole amount set forth in
                                          this prospectus, and accrued and
                                          unpaid interest and additional
                                          interest, if any, to the date of
                                          redemption. We may redeem any of the
                                          exchange notes at any time on or after
                                          September 1, 2007, in whole or in
                                          part, in cash, at the redemption
                                          prices described in this prospectus,
                                          plus accrued and unpaid interest and
                                          additional interest, if any, to the
                                          date of redemption.
Offer to Repurchase upon Certain Sales
  of Assets; Financings by American
  Ref-Fuel..............................  If we receive more than $20 million in proceeds from certain financings or
                                          asset sales by Ref-Fuel Holdings LLC
                                          or American Ref-Fuel Company LLC and
                                          their subsidiaries, we will be
                                          required to make an offer to
                                          repurchase all or a portion of each
                                          holder's exchange notes, on a pro rata
                                          basis with all other holders electing
                                          to have their notes repurchased, at a
                                          price equal to 100% of their principal
                                          amount together with accrued and
                                          unpaid interest and additional
                                          interest, if any, to the date of
                                          repurchase, limited to the amount of
                                          net proceeds received by us as a
                                          result of such sales of assets or
                                          financings.
Change of Control.......................  Upon a change of control, we will be required to make an offer to purchase
                                          each holder's
                                          exchange notes at a price of 101% of
                                          the principal amount thereof, plus
                                          accrued and
                                          unpaid interest, if any, to the date
                                          of purchase.
Subsidiary Guarantees...................  The exchange notes will be jointly and severally guaranteed on a senior
                                          secured basis by
                                          our wholly-owned subsidiary, MSW
                                          Energy Hudson LLC.  Ref-Fuel Holdings
                                          LLC, American
                                          Ref-Fuel Company LLC and their
                                          subsidiaries are not deemed to be our
                                          subsidiaries for
                                          purposes of the indenture governing
                                          the notes and therefore are not
                                          limited by the
                                          covenants set forth in the indenture
                                          and also are not guarantors of the
                                          notes.

Certain Covenants.......................  The indenture governing the notes contains covenants that, among other
                                          things, limit our
                                          ability and the ability of our
                                           Restricted Subsidiaries to:
                                           o incur additional indebtedness;
                                           o create liens;
                                           o pay dividends or make
                                           other equity distributions;
                                           o purchase or redeem capital stock;
                                           o make investments;
                                           o sell assets or consolidate or merge
                                           with or into other companies; and
                                           o engage in transactions with
                                           affiliates.
                                          These limitations are subject to a
                                          number of important qualifications and
                                          exceptions.

                                          In the event that we and our
                                          affiliates control 100% of Ref-Fuel
                                          Holdings LLC, American Ref-Fuel
                                          Company LLC and its subsidiaries will
                                          not be subject to the covenants
                                          contained in the indenture except in
                                          limited circumstances.

Absence of Public Market................  The exchange notes generally will be freely transferable but will also be
                                          new securities
                                          for which there will not initially be
                                          a market. Accordingly, we cannot
                                          assure you that a
                                          market for the exchange notes will
                                          develop or as to the liquidity of any
                                          market that does
                                          develop. We do not intend to apply for
                                          the listing of the exchange notes on
                                          any
                                          securities exchange or automated
                                          dealer quotation system. The initial
                                          purchaser in the
                                          private offering of the outstanding
                                          notes has advised us that it
                                          currently intends to
                                          make a market in the exchange notes.
                                          However, it is not obligated to do so,
                                          and any
                                          market making with respect to the
                                          exchange notes may be discontinued at
                                          any time without
                                          notice. See "Plan of Distribution."


                                  Risk Factors

         Before purchasing the exchange notes, you should consider carefully the information included in the "Risk Factors" section, as well as all other information included in this prospectus.

                             MSW Energy Holdings LLC
             Summary Condensed Consolidated Financial and Other Data

         We were formed in March 2003 for the purpose of issuing the old notes. Our sole source of operating cash flow relates to our indirect 49.8% membership interest in Ref-Fuel Holdings which owns 100% of American Ref-Fuel.

         The unaudited summary pro forma condensed consolidated statements of operations data and pro forma MSW Energy Holdings other data for the year ended December 31, 2003 has been prepared as if the Acquisition, the consummation of the Transactions and the issuance of the old notes had occurred on January 1, 2003. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

         The following table should be read in conjunction with our financial statements and related notes, our pro forma financial statements and related notes, our "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical financial statements and related notes of Ref-Fuel Holdings, and Ref-Fuel Holding's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this prospectus (in thousands).

                                                                                                             Pro Forma
                                                                                   Historical
                                                             Three Months        From Inception         For the Year Ended
                                                                 Ended           (June 30, 2003)           December 31,
                                                            March 31, 2004    to December 31, 2003             2003
                                                            --------------    --------------------             ----
                                                              (unaudited)                                   (unaudited)

Revenues:
Equity in net earnings of
Ref-Fuel Holdings (1)..............................               $    4,539             $    21,603               $    35,637
Interest income....................................                       28                      91                        91
                                                                          --                      --

Total Revenue......................................                    4,567                  21,694                    35,728
Expenses:
Interest expense...................................                    4,250                   8,500                    17,000
Accretion of Duke Agreement obligation.............                      512                     993                     1,986
Amortization of deferred financing fees............                      293                     561                     1,122

Other expenses.....................................                      473                   1,029                     1,154
                                                                         ---                   -----                     -----

Total expenses.....................................                    5,528                  11,083                    21,262
                                                                       -----                  ------                    ------


Net (loss) income..................................               $    (961)             $    10,611               $    14,466
                                                                       =====                  ======                    ======



Other data:
Ratio of Earnings to Fixed Charges(2)..............                    4.64x                   1.27x                     1.74x


-----------

(1) We use the equity method of accounting to record our 49.8% indirect interest in Ref-Fuel Holdings. Our 49.8% equity in net earnings of Ref-Fuel Holdings has been adjusted to reflect the push-down basis differential due to differing purchase prices paid by MSW Energy Holdings and the amount paid in the UAE Merger for each respective membership interest in Ref-Fuel Holdings.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income (loss) from continuing operations before income from Ref-Fuel Holdings, fixed charges and include distributed earnings of Ref-Fuel Holdings. Fixed charges consist of interest expense, accretion of Duke Agreement (as detailed below) obligation and deferred financing fees. We entered into an agreement (the "Duke Agreement") with Duke Capital Corporation ("Duke Capital"), an affiliate of Duke Energy. Pursuant to the Duke Agreement, we agreed to pay Duke Capital certain future fees in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to Ref-Fuel Holdings. The fees payable under the Duke Agreement are subordinate to our Senior Notes. The fees payable under the Duke Agreement escalate over time and a portion of such fees are to be deposited into an escrow account for the benefit of Duke Capital.

                            Supplemental Information
                                Ref-Fuel Holdings
             Summary Condensed Consolidated Financial and Other Data

         The following tables set forth summary selected historical consolidated financial data for Ref-Fuel Holdings. The summary selected historical consolidated financial data has been derived from the financial statements of Ref-Fuel Holdings included elsewhere in this prospectus.

         Because we only hold a 49.8% indirect membership interest in Ref-Fuel Holdings, Ref-Fuel Holdings financial data is not directly comparable to our financial information. Combined information is provided for the year ended December 31, 2003 for informational and comparative purposes only.

         Prior to June 30, 2003, Ref-Fuel Holdings was owned indirectly 50% by UAE Holdings and 50% by Duke Energy Corporation. Effective June 30, 2003, Duke Energy Corporation sold its membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings, which was then jointly owned by (a) Highstar Renewable Fuels LLC, a subsidiary of AIG Global Asset Management Holdings Corp. (AIGGIG), an indirect subsidiary of American International Group, Inc., and (b) MSW Acquisition LLC which is owned by several investment funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

         On December 12, 2003, MSW Merger, an affiliate of CSFB Private Equity, merged with and into UAE Holdings, which continued as the surviving corporation in the merger. UAE Holdings is the indirect parent of UAE Ref-Fuel LLC. As a result of the merger, UAE Ref-Fuel LLC's 50% ownership in Ref-Fuel Holdings was transferred to MSW Energy Holdings II.

         Upon consummation of the change in ownership and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke Energy Corporation's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to Duke Energy Corporation's remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," Ref-Fuel Holdings' financial statements will reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired. As a result, the statement of operations and the statement of cash flows for the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 reflect the results of Ref-Fuel Holdings prior to purchase accounting adjustments and the statement of operations and statement of cash flows for the period from December 12, 2003 through December 31, 2003, reflect the impact of purchase accounting adjustments arising from the acquisition by the Transactions and the acquisition by MSW Energy Holdings.

         Prior to the Transactions and the acquisition by MSW Energy Holdings, profits and losses of Ref-Fuel Holdings were allocated among its members based on ownership percentages. Subsequent to the Transactions and acquisition by MSW Energy Holdings profits and losses are allocated based upon the members' ownership percentages except for the amortization of the variances in purchase price. All significant intercompany accounts and transactions have been eliminated in consolidation.

         The tables include certain items that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, these measures may not be comparable to those used by other companies. We believe, however, that this information provides useful supplemental information that is important to investors and readers of this financial and other data (in thousands).







                                                                                                       As of and For the
                                                                         Period from      Period from       Combined
                                                                         December 12,     January 1,    Results for the Year Ended
                               For the Three       For the Three         2003 through    2003 through      Year Ended    December
                               Months Ended         Months Ended         December 31,    December 12,     December 31,     31,
                              March 31, 2004       March 31, 2003            2003            2003             2003        2002
                              --------------       --------------            ----            ----             ----       ----
                                (unaudited)         (unaudited)                                           (unaudited)

Statement of Operations
  Data:
Total net revenues            $  102,105          $ 106,031           $  24,847   $    444,461          $  469,308   $ 438,542
Operating and other
  expenses                        55,143             50,782               8,417         183,822            192,239     171,752
Depreciation and
  amortization                    17,371             15,415               3,391          55,838             59,229      67,249
General and administrative
  expenses
                                  10,833             11,660               2,184          42,118             44,302      43,642
                                  ------             ------               -----          ------             ------      ------

Operating income                  18,758             28,174              10,855         162,683            173,538     155,899
Interest income                      740                745                 275           2,956              3,231       3,740
Interest expense                (10,834)           (14,858)             (2,954)        (59,189)           (62,143)    (60,893)
Loss on early
  extinguishment of debt               -                  -                   -         (3,191)            (3,191)           -
Equity in earnings of
  unconsolidated affiliates
                                       -                  -                   -               -                  -      15,500
Other income (expenses),
  net                                138                146                (94)           (188)              (282)       (757)
Minority interests in net
  income of subsidiaries               -                  -                   -               -                  -     (4,885)

Net income                     $   8,802          $  14,207            $  8,082      $  103,071          $ 111,153   $108,604
                                   =====             ======               =====         =======            =======   ========



Cash Flow and Other Data:
EBITDA(1)                      $  36,651          $  45,323           $  14,246      $  220,728          $ 234,974  $  230,445
Adjusted EBITDA(1)                55,362             52,492              18,050         249,596            267,646     256,858
Cash flows from operating
  activities                      45,566             43,062              14,870         171,034            185,904     198,651
Cash flows from investing
  activities                    (13,139)           (11,423)              36,314        (70,554)           (34,240)    (69,536)
Cash flows from financing
  activities                    (75,601)           (77,469)            (16,124)       (109,202)          (125,326)   (110,685)
Capital expenditures              19,397             16,147                   -          33,780             33,780      35,727
Balance Sheet (at end of
  period):
Total cash and cash
  equivalents and
  reserves(2)                  $ 185,057                              $ 233,973                                       $201,594
PP&E                           1,222,083                              1,220,949                                      1,103,072
Total assets                   2,069,570                              2,127,908                                      1,756,824
Total debt                     1,109,942                              1,142,687                                      1,156,396
Total liabilities              1,367,357                              1,386,608                                      1,462,368
Total members equity             702,213                                741,300                                        294,456

(1) "EBITDA" means, for any period, the (a) income (or loss) before interest and taxes, plus (b) to the extent deducted in determining such income (or loss), depreciation and amortization, plus (c) loss on retirements and relocation expenses. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

         "Adjusted EBITDA" means, for any period, EBITDA plus fair value adjustment amortization and revenue levelization adjustments. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(2) Total cash and cash equivalents and reserves includes, in addition to cash and cash equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. Ref-Fuel Holdings is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

         EBITDA and Adjusted EBITDA are calculated and reconciled to operating income and to cash provided by operating activities as follows (unaudited, in thousands):



                                                 For the        For the       Period from     Period from     Combined  Year Ended
                                                  Three          Three       December 12,     January 1,    Results for  December
                                               Months Ended   Months Ended   2003 through    2003 through       the         31,
                                                March 31,      March 31,     December 31,    December 12,    Year Ended    2002
                                                   2004           2003           2003            2003       December 31,   ----
                                                   ----           ----           ----            ----           2003
                                                                                                               ----

Operating income..................            $18,758        $28,174        $ 10,855        $162,683       $173,538    $155,899
Depreciation and amortization.....             17,371         15,415           3,391          55,838         59,229      67,249
Loss on asset retirements.........                522          1,734               -           2,207          2,207       1,886
Relocation expenses...............                  -              -               -               -              -       5,411
                                              -------        -------         -------         -------        -------     -------

EBITDA............................             36,651         45,323          14,246         220,728        234,974     230,445
Amortization of long-term waste contracts      (1,897)        (2,282)           (477)         (7,454)        (7,931)     (8,453)
Amortization of deferred revenue..                (10)          (113)              -            (909)          (909)       (198)
Amortization of energy contracts..             16,263          7,600           3,286          27,293         30,579      25,984
Energy contract levelization......              5,524          3,284             995          14,947         15,942      14,359
Amortization of lease.............             (1,169)        (1,320)              -          (5,009)        (5,009)     (5,279)
                                              -------        -------         -------         ------         -------     -------

Total fair value adjustment amortization and
  revenue levelization adjustments             18,711          7,169           3,804          28,868         32,672      26,413
                                              -------        -------         -------         -------        -------     -------

Adjusted EBITDA...................            $55,362        $52,492        $ 18,050        $249,596       $267,646    $256,858
                                               ======         ======          ======         =======        =======    ========



                                     For the
                                      Three                            Period from        Period from      Combined
                                      Months           For the Three   December 12,        January 1,   Results for the
                                      Ended            Months Ended    2003 through      2003 through     Year Ended     Year Ended
                                     March 31,           March 31,     December 31,       December 12,    December 31,  December 31,
                                       2004                2003            2003               2003            2003           2002
                                       ----                ----            ----               ----            ----           ----


  Adjusted EBITDA.................   $ 55,362            $ 52,492        $ 18,050          $ 249,596       $ 267,646      $ 256,858
  Less relocation expenses........          -                   -               -                  -               -        (5,411)
  Less other income (expense), net
                                          138                 146            (94)              (188)           (282)          (757)
  Amortization of debt............    (5,144)               (475)           (494)            (4,097)         (4,591)        (4,608)
  Interest expense................   (10,834)            (14,858)         (2,954)           (59,189)        (62,143)       (60,893)
  Interest income.................        740                 745             275              2,956           3,231          3,740
  Interest on loss contracts......          -                 491               -              1,863           1,863          2,051
  Changes in assets and liabilities
  Accounts receivable, net........      1,748               1,555           2,890            (6,337)         (3,447)          (437)
  Prepaid expenses and other current  (2,566)             (2,630)           3,255            (2,731)             524        (7,933)
  assets..........................
  Other long-term assets..........    (6,075)             (5,514)             562            (2,971)         (2,409)          3,567
  Accounts payable and other current    4,367               4,416           1,886           (21,202)        (19,316)         19,314
  liabilities.....................
  Accrued interest payable........      8,542               4,574         (7,775)              6,762         (1,013)          6,138
  Other long-term liabilities.....      (712)               2,120           (731)              6,572           5,841       (12,978)
                                        -----               -----           -----              -----           -----       --------

Cash provided by operating activities $45,566            $ 43,062        $ 14,870          $ 171,034       $ 185,904      $ 198,651
                                       ======              ======          ======            =======         =======        =======


                                  RISK FACTORS

         You should carefully consider the risks described below, as well as other information and data included in this prospectus, before deciding whether to purchase the notes. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes and the Exchange Offer



Our substantial  indebtedness and the substantial  indebtedness of Ref-Fuel
Holdings could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

         We have a substantial amount of indebtedness. As of December 31, 2003, our total indebtedness was $200 million, which represented approximately 55.5% of our total capitalization. As of December 31, 2003, Ref-Fuel Holdings' total indebtedness was approximately $1.1 billion, which represented approximately 61.3% of Ref-Fuel Holdings' total capitalization.

         This substantial indebtedness could have important consequences for you. For example, it could:

o make it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations;

o    increase our vulnerability to general economic and industry conditions;

o limit our flexibility in planning for, or reacting to, changes in the business and industry in which Ref-Fuel Holdings operates;

o place us and Ref-Fuel Holdings at a competitive disadvantage compared to competitors of Ref-Fuel Holdings that have less debt; and

o limit our ability to borrow additional funds in order to make capital contributions to fund the ARC operating facilities.

The indenture imposes significant operating and financial restrictions on us.

         The indenture governing the notes contains restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. As of the date of this prospectus, we are in compliance with the covenants under the indenture. However, these restrictions limit our ability and the ability of our restricted subsidiaries to take the following actions:

          o       incur additional indebtedness;

          o       create liens;

          o       pay dividends or make other equity distributions;

          o       purchase or redeem capital stock;

          o       make investments;

          o sell assets or consolidate or merge with or into other companies; and

          o       engage in transactions with affiliates.

Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. Moreover, it is possible that in the future the owners of MSW Energy Holdings and MSW Energy Holdings II could determine to merge those companies with each other or into Ref-Fuel Holdings. While such a merger would be required to comply with the terms of the indenture governing the notes, a result would be an increase in the amount of indebtedness of the successor entity.

Our sole source of cash flow is our investment in Ref-Fuel Holdings, whose sole source of cash flow, in turn, is its 100% interest in American Ref-Fuel. Accordingly our performance will depend solely on cash distributions from American Ref-Fuel and Ref-Fuel Holdings.

         We will need to receive sufficient ongoing cash distributions from Ref-Fuel Holdings in order to pay principal and interest on the notes. As of the date of this prospectus, our annual debt service for interest payable on the notes is $17.0 million. Our ability to service our debt is subject to a number of risks, including the following:

o We depend on the ability of American Ref-Fuel and its subsidiaries to generate sufficient cash flow to service American Ref-Fuel's significant debt and to make distributions to Ref-Fuel Holdings. The business of American Ref-Fuel is subject to a variety of risks, many of which, as described below, are outside the control of American Ref-Fuel. Any of these risks could affect American Ref-Fuel's ability to generate cash flow. In the event that American Ref-Fuel fails to generate cash flow sufficient to make distributions to Ref-Fuel Holdings, we will not be able to pay interest and principal on the notes.

o American Ref-Fuel and the ARC operating companies have a significant amount of indebtedness outstanding, and the terms of the agreements governing that indebtedness significantly restrict American Ref-Fuel and the ARC operating companies from making distributions or otherwise transferring assets. The ARC operating companies must satisfy restrictions imposed by their debt agreements on distributions to American Ref-Fuel, and American Ref-Fuel must satisfy restrictions imposed by its debt agreements on distributions to Ref-Fuel Holdings. See "Business of Ref-Fuel Holdings--Financing." The ARC operating companies must also satisfy any applicable legal restrictions on distributions to equity holders before making cash distributions to American Ref-Fuel, and American Ref-Fuel must also satisfy any applicable legal restrictions on distributions to equity holders before making cash distributions to Ref-Fuel Holdings.

We own an indirect 49.8% membership interest in American Ref-Fuel and have voting control over an additional 0.2% interest, and our lack of unilateral control over American Ref-Fuel could impair our ability to fulfill our obligations under the notes.

         We own an indirect 49.8% membership interest and have voting control over an additional 0.2% interest in Ref-Fuel Holdings, which owns 100% of American Ref-Fuel. The other 50% membership interest in Ref-Fuel Holdings is currently owned by MSW Energy Holdings II. As a result of the Equalization Transactions, affiliates of CSFB Private Equity indirectly own a majority of the interests in Ref-Fuel Holdings and control a majority of the board of directors of Ref-Fuel Holdings. However, Ref-Fuel Holdings will not be able to enter into significant transactions without the consent of the affiliates of AIGGIG, and, therefore, neither we nor CSFB Private Equity will be able to unilaterally control decisions made by Ref-Fuel Holdings. Our inability to unilaterally control most significant actions at Ref-Fuel Holdings could impair our ability to service the debt and fulfill our obligations under the notes.


We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes or to pay principal on the notes at maturity.

         If we undergo a change of control, as defined in the indenture governing the notes, we may need to refinance large amounts of our debt, including the notes. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest, and additional interest, if any. We may not have sufficient funds available for us to make any required repurchases of the notes upon a change of control. If we fail to repurchase the notes, we will go into default under the indenture governing the notes. A default under the indenture may cause all of the indebtedness then outstanding under the indenture to become due and payable. It is unlikely that we would be able to repay or refinance all of that indebtedness in those circumstances in which case we would either seek to obtain a waiver of the default from the holders of the notes or, if such a waiver was not forthcoming, seek protection under applicable bankruptcy laws. Any future debt that we incur may contain restrictions on repayment upon a change of control. If any change of control occurs, we may not have sufficient funds to satisfy all of our debt obligations. The purchase offer requirements could also delay or make it more difficult for others to effect a change of control. Further, the definition of change of control includes a phrase relating to sale of "all or substantially all" of our assets. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain corporate events such as a leveraged recapitalization which could have a significant impact on our financial condition may not trigger a "change of control" which would require us to offer to repurchase your notes.

         Although the indenture governing the notes requires us to make an offer to repurchase the notes upon a "change of control," we may engage in transactions, such as a leveraged recapitalization, which could have a significantly impact on our financial condition (for example, by significantly increasing the amount of our debt while we redeem or otherwise make payments to the holders of our equity) and which would not trigger a change of control under the indenture. As defined in the indenture if we were to effect a leveraged recapitalization or other similar "non-change of control" transaction that resulted in an increase in indebtedness our ability to make payments on the notes would be adversely affected. At the same time, however, we would not be required to make an offer to repurchase the notes, and you might be required to continue to hold your notes, despite our decreased ability to meet our obligations under the notes.

Despite current  indebtedness  levels, we and our subsidiaries may still be able to incur substantially more debt, and Ref-Fuel Holdings and its subsidiaries may incur significant additional indebtedness, which would further increase the risks associated with our substantial indebtedness and the substantial indebtedness of Ref-Fuel Holdings.

         We and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of the indenture do not prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be increased. Any senior secured debt would be effectively senior to the notes to the extent of the collateral securing that additional debt and any senior unsecured debt would rank equally with the notes (except to the extent of the value of the collateral securing the notes). In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness such as operating leases or other contractual obligations. Furthermore, Ref-Fuel Holdings and its subsidiaries may be able to incur substantial additional indebtedness in the future. American Ref-Fuel has available under its amended an restate secured revolving credit facility up to $75 million, including $45 million available for letters of credit. At December 31, 2003, there were no borrowings and $7.0 million of letters of credit outstanding under the amended and restate secured revolving credit facility.

Any realization of the collateral securing the notes could be insufficient to repay all amounts due on the notes and could be delayed by regulatory approvals or other factors.

         Our obligation to make payments on the notes is secured only by the collateral described in this prospectus and does not include a lien on the ARC operating facilities, the ARC operating companies, any equity interest in American Ref-Fuel or any assets of Ref-Fuel Holdings. The trustee's ability to foreclose on this collateral may be subject to perfection and priority issues and practical problems associated with the realization of the trustee's security interest in the collateral. Furthermore, the enforcement of the security interest with respect to the collateral may not provide sufficient funds to repay all amounts due on the notes.

         The collateral for the notes includes the pledge of all of our interests in Ref-Fuel Holdings and all of our interests in the subsidiary owning an interest in Ref-Fuel Holdings and its interest in Ref-Fuel Holdings. Foreclosure of our interests in Ref-Fuel Holdings, could cause a tax termination of Ref-Fuel Holdings, resulting in the loss or deferral of depreciation and amortization deductions.

         In addition, any attempt by the trustee to transfer these membership interests in connection with the enforcement of its rights as a secured creditor would be subject to approval by the Federal Energy Regulatory Commission (FERC) and possibly certain state environmental or energy regulators. While we believe there is no history of the FERC declining to authorize foreclosures and similar changes in control over FERC-regulated facilities such as those owned by ARC, the FERC could deny the required authorization if the FERC believed that the change in control would harm competition, rates, or the regulatory jurisdiction of any governmental agency. The process of obtaining the required FERC authorization could take up to several months to accomplish. Furthermore, compliance with any state environmental or energy regulatory process could also delay the trustee's realization on the collateral.


The notes are not obligations of Ref-Fuel Holdings, American Ref-Fuel or the ARC operating companies.

         The notes are obligations solely of MSW Energy Holdings and MSW Energy Finance and our existing and future restricted subsidiaries (including MSW Energy Hudson LLC, our wholly-owned subsidiary), and will not be guaranteed by, will not otherwise be the obligations of, and will not be collateralized by any assets of the ARC operating facilities or any other assets of, the ARC operating companies, American Ref-Fuel, Ref-Fuel Holdings or the members, partners, stockholders, or any affiliates or subsidiaries of those entities and persons (other than our assets). Moreover, the notes are not obligations of MSW Energy Holdings II, which is the co-obligor under $220 million of its own debt obligations which are secured by, among other things, its interest in Ref-Fuel Holdings. Recourse under the notes is limited to the Issuers, our subsidiary guarantors and the collateral described in this prospectus.

         American Ref-Fuel and its subsidiaries are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available therefor. American Ref-Fuel and its subsidiaries do not guarantee or otherwise support the payment of the notes. American Ref-Fuel has outstanding indebtedness. Substantially all of its assets are pledged to secure that indebtedness or are subject to negative pledge provisions. In addition, each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. Substantially all of the assets of the ARC operating companies are pledged to secure that indebtedness or are subject to negative pledge provisions. Substantially all distributions from the ARC operating companies to American Ref-Fuel and from American Ref-Fuel to Ref-Fuel Holdings are subject to the satisfaction of financial tests. See "Business of Ref-Fuel Holdings--Financing."

We are controlled by AIGGIG and CSFB Private Equity or their respective affiliates, whose interests in our business may be different than holders of the notes.

         Affiliates of each of AIGGIG and CSFB Private Equity indirectly own or control all of our equity and are able to control our affairs in all cases. With the exception of one independent director, who is entitled to vote only with respect to certain bankruptcy matters, our board is deemed to be the board of our managing member, UAE Holdings, which has been designated by affiliates of AIGGIG and CSFB Private Equity and is associated with AIGGIG and CSFB Private Equity. In addition, affiliates of AIGGIG and CSFB Private Equity control the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. The interests of AIGGIG and CSFB Private Equity and their affiliates could conflict with yours.

         For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of AIGGIG and CSFB Private Equity as equity holders might conflict with your interests as a note holder. Affiliates of AIGGIG and CSFB Private Equity may also have an interest in pursuing, or having American Ref-Fuel pursue, acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though those transactions might involve risks to you as a holder of the notes. In addition, AIGGIG and CSFB Private Equity or their affiliates may in the future own businesses that directly compete with ours.

If American Ref-Fuel or the ARC operating companies were to become bankrupt, the creditors of American Ref-Fuel would be paid in full before any distributions are made to Ref-Fuel Holdings.

         In the event of any bankruptcy, liquidation or reorganization of American Ref-Fuel or the ARC operating companies, creditors of American Ref-Fuel or the ARC operating companies, as applicable, would have to be paid in full before American Ref-Fuel could make any distributions to Ref-Fuel Holdings. Distributions, if any, from Ref-Fuel Holdings to us may be insufficient for us to pay interest and principal on the notes.


If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.

         We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions.

         In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

There is no existing market for the exchange notes, and an active trading market may not develop for the exchange notes or you may not be able to sell your exchange notes.

         There is no existing market for the exchange notes and a liquid market for the notes may not develop. You may not be able to sell your exchange notes at all or at prices you desire. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Although CSFB, the initial purchaser of the old notes, is not obligated to do so, it intends to make a market in the exchange notes. Any such market making by it may be discontinued at any time without notice. CSFB is affiliated with CSFB Private Equity and is required to deliver a prospectus in connection with any market-making activities in the exchange notes.

         We do not intend to apply for a listing of the exchange notes on any securities exchange or on any automated dealer quotation system. Historically, the market for non-investment grade debt, such as the exchange notes, has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.

Risks Relating to Ref-Fuel Holdings' and American Ref-Fuel's Business



American Ref-Fuel's revenues depend on the operation of the ARC operating facilities.

         American Ref-Fuel's receipt of distributions from the ARC operating companies and TransRiver are dependent on the successful operation of the ARC operating facilities. The operation of the ARC operating facilities involves many risks, including:

o    the breakdown or failure of equipment or processes;

o    difficulty or inability to find suitable replacement parts for equipment;

o the performance of the ARC operating facilities below expected levels of waste throughput, electric or steam generation or efficiency;

o    the unavailability of sufficient quantities of waste;

o    decreases in the fees for solid waste disposal;

o decreases in the demand or market prices for recovered ferrous and nonferrous metal;

o    disruption in the transmission of electricity generated;

o    labor disputes;

o    operator error;

o catastrophic events such as hurricanes, earthquakes, floods and acts of terrorism that damage or destroy the facilities or the area in which the facilities are located;

o    changes  in  law  or   application   of  law   (including   any  applicable
     environmental laws or permit requirements); and

o    the exercise of the power of eminent domain.

         While American Ref-Fuel will maintain insurance to protect against certain of these risks, the insurance may not cover all of these risks and the proceeds of the insurance may not fully compensate for damages to the ARC operating facilities and the ARC operating facilities' lost revenues or increased expenses. A decrease or elimination of revenues generated by the ARC operating facilities or an increase in the costs of operating the ARC operating facilities could decrease or eliminate funds available to American Ref-Fuel to make distributions to Ref-Fuel Holdings, which in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes.

American Ref-Fuel depends on performance by third parties under contractual arrangements.

         American Ref-Fuel depends on third parties to, among other things, purchase the electric and steam energy produced by the ARC operating facilities, and supply and deliver the waste and other goods and services necessary for the operation of the ARC operating facilities. The viability of the ARC operating facilities and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings depend significantly upon the performance by third parties in accordance with the long-term contracts entered into by the ARC operating companies and the third parties in connection with the ARC operating facilities.

         If the third parties to those contracts default and do not perform their obligations, or are excused from performing their obligations because of nonperformance by the ARC operating companies or other parties to the documents, or due to force majeure events or changes in laws or regulations, the ARC operating companies may not be able to secure alternate arrangements on substantially the same terms, if at all, for the services provided under the contracts. Furthermore, the ability of the ARC operating companies and TransRiver to make distributions to American Ref-Fuel may be adversely affected, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes. In addition, the bankruptcy or insolvency of a participant or third party in the ARC operating facilities could result in nonpayment or nonperformance of that party's obligations to the ARC operating companies and could adversely affect the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings, which in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would decrease or eliminate the funds available to us to make payments of principal and interest on the notes. See "Business of Ref-Fuel Holdings--the ARC Operating Facilities."

         This prospectus contains no financial information with respect to any party other than us, Ref-Fuel Holdings, American Ref-Fuel, the ARC operating companies and TransRiver. As a result, in making an investment decision with respect to the notes, a third party may not have the capability to meet its financial and other obligations under the agreements to which it is a party.

American Ref-Fuel is obligated to provide financial support to the ARC operating companies.

         American Ref-Fuel guarantees or provides financial support for each of the ARC operating companies, in one or more of the following forms (the amounts set forth below are as of December 31, 2003):

          o guarantees of certain debt (Hempstead facility, approximately $42.7 million; Seconn facility, approximately $43.5 milion; Niagara facility, approximately $165.0 million; Semass facility, approximately $5.0 million);

          o support agreements in connection with service or operating agreement-related obligations for each of the Hempstead facility (approximately, $149.3 million), the Semass facility (approximately, $12.0 million), the Seconn facility (approximately $90.1 million), the Essex facility (approximately $100.0 million), the Niagara facility (approximately $24.6 million) and the Delaware Valley facility (approximately $190.6 million);

         o the obligation to pay each lease payment installment in connection with the Hempstead facility and the Seconn facility to the extent required for the Hempstead partnership and the Seconn partnership to fulfill their obligations under their respective lease agreements;

         o contingent credit support for damages from performance failures;

         o        environmental indemnities; and

         o contingent capital and credit support to finance costs, in most cases in connection with a corresponding increase in service fees, relating to uncontrollable circumstances.

         Many of these contingent obligations cannot readily be quantified but they may be material to American Ref-Fuel's cash flow and financial condition. If American Ref-Fuel were required to provide this support, it could materially and adversely affect its ability to make payments with respect to the outstanding principal of, premium, if any, and interest on the indebtedness of American Ref-Fuel, and, accordingly, affect American Ref-Fuel's ability to make distributions to Ref-Fuel Holdings and, in turn, affect Ref-Fuel Holdings' ability to make distributions to us.

American Ref-Fuel's operations are concentrated in one region, and its revenue is highly dependent on two facilities.

         All of the ARC operating facilities are located in the northeastern United States. The entrance of new competitors into the market or the expansion of existing competitors could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our ability to make payments of principal and interest on the notes.

         American Ref-Fuel's Hempstead facility and its Semass facility accounted for approximately 52% of American Ref-Fuel's net revenues in 2003, and are expected to continue to account for a significant percentage of its net revenues for the foreseeable future. The existing waste supply contract and power purchase agreement for the Hempstead facility will expire in 2009. The power purchase agreement for the Hempstead facility with the Long Island Power Authority provided for approximately 10% of American Ref-Fuel's total net revenues in 2003. American Ref-Fuel may not be able to secure alternate arrangements on substantially the same terms, if at all, to replace the Hempstead facility's existing waste supply contract or power purchase agreement. If American Ref-Fuel is unable to secure these arrangements, our ability to service the notes could be negatively impacted.

         The power purchase agreement for the Hempstead facility provides for payments in an amount equal to Long Island Power Authority's avoided costs per kilowatt hour (which include certain fixed capacity costs), subject to stated floor and ceiling levels which generally increase over time. The Hempstead

Partnership and the Long Island Power Authority entered into a first supplement to the power purchase agreement in January 2003. The first supplement establishes a new generation threshold for the Hempstead facility of 573,000 MWH (subject to adjustment but in no event less than 566,000 MWH) per calendar year. The rate payable by Long Island Power Authority for the entire net electrical output of the facility up to the threshold of 573,000 MWH (subject to adjustment as set forth above) will remain the same and will increase for output above the threshold to a fixed rate of $60.00 per MWH. The Long Island Power Authority may terminate the contract if a material default by the ARC operating company under the contract is not cured within 90 days. See the "Business of Ref-Fuel Holdings--The ARC Operating Facilities."

         The waste supply contract with the town of Hempstead may be terminated by the town if the ARC operating company is in default under the contract. In the event of a termination by the town, the ARC operating company would be required to prepay the project debt and the town would have the option of purchasing the facility at a price equal to 75% of the fair market value. Upon a termination of the contract by the ARC operating company because of a default by the town, the town would be obligated to pay liquidated damages in an amount sufficient to pay the project debt plus certain other amounts.

         In the event these agreements are terminated American Ref-Fuel may not be able to secure alternate arrangements on substantially the same terms, if at all, to replace them. If American Ref-Fuel is unable to secure these arrangements, our ability to service our outstanding debt could be negatively impacted.

American Ref-Fuel depends on a significant supply of solid waste.

         If the ARC operating facilities do not obtain a supply of solid waste at prices and quantities that are sufficient to operate the ARC operating facilities at their expected operating levels, it will adversely affect the operations of American Ref-Fuel and its ability to make distributions to Ref-Fuel Holdings, which would decrease or eliminate our ability to make payments of principal and interest on the notes. One or more of the following factors could impact the price and supply of waste:

         o        defaults by waste suppliers under their contracts;

         o        a decline in solid waste supply due to increased recycling;

         o        composting of municipal solid waste;

         o legal prohibitions against disposal of certain types of solid waste in WTE facilities; or

         o increased competition from landfills, recycling facilities and transfer stations.

         In addition, state and local governments mandate recycling and waste reduction at the source and the scope of these recycling and waste reduction mandates may be enlarged in the future. ARC operating companies may not be successful in obtaining sufficient quantities of waste at adequate prices for the successful operation of the ARC operating facilities. Failure to obtain sufficient waste could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our ability to make payments of principal and interest on the notes.

The Essex Facility derives a significant amount of revenue from our waste disposal agreement with New York City.

         The Essex Facility is dependent on the revenues generated by our waste disposal agreement with the City of New York. While the agreement does not expire until October 2007 (with two additional one year renewal options at the City of New York's option), New York City can terminate the agreement at any time for no reason. If New York City terminated the agreement, the Essex Facility business would suffer unless it was able to secure an alternative waste disposal contract in a timely and efficient fashion. It may not be able to do so on terms that are as favorable as the current contract.

Failure  to  comply  with   environmental   permitting   and   governmental
regulations would adversely affect American Ref-Fuel's operations.

         The ARC operating facilities are subject to extensive federal, state and local laws and regulations related to the environment, health and safety and associated compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Environmental laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. While we believe that we, Ref-Fuel Holdings and ARC are currently in compliance with applicable environmental laws in all material respects, it is possible that such conditions impacting the ARC operating facilities could be discovered in the future or that such conditions could be created by future spills or releases. Compliance with these laws, regulations and obligations could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and/or remedial liabilities. The costs and liabilities of any of these results could adversely affect the operations of one or more of the ARC operating facilities. Environmental laws and regulations may also limit American Ref-Fuel's ability to operate the ARC operating facilities at maximum capacity or at all. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. Stricter environmental regulations could materially affect American Ref-Fuel's cash flow and its ability to make distributions to Ref-Fuel Holdings, which would decrease or eliminate our ability to make payments of principal and interest on the notes.

         The costs of addressing future environmental requirements at the ARC operating facilities or at disposal facilities where ARC operating facilities have disposed of waste are difficult to estimate. While we believe that we, Ref-Fuel Holdings and ARC are currently in compliance in all material respects with applicable environmental laws, we, Ref-Fuel Holdings and ARC may not at all times, be in compliance and the steps to bring American Ref-Fuel's facilities into compliance may limit American Ref-Fuel's ability to make distributions to Ref-Fuel Holdings.

         Certain environmental permits for the ARC operating facilities are subject to periodic renewal or reissuance. Renewal or reissuance may not be granted by regulatory authorities and any renewed or reissued environmental permit may contain new, more stringent requirements resulting in the need for additional capital and operating expenditures due to additions to or modifications of the ARC operating facilities in order to bring the ARC operating facilities into compliance with the renewed or reissued permits' terms. Certain environmental permits contain terms that can result in periodic adjustment of operating limits, which can result in reduced revenue. Any of the following events could adversely affect the amount of distributions available to American Ref-Fuel and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings:

o    loss of environmental permits;

o    reduction in allowed operations;

o    failure or delay in the renewal or reissuance of environmental permits;

o any increase in operating costs resulting from any renewed or reissued environmental permit; and

o any expenditures, penalties, restrictions and/or liabilities resulting from any other non-compliance.

Changes in electricity regulation could have an adverse impact on American Ref-Fuel.

         The ARC operating companies derive a significant amount of revenue from the sale of electric power. The electric power generation business is subject to substantial regulation and the ARC operating companies are required to comply with numerous laws and regulations in order to sell the power generated from the ARC operating facilities. These laws and regulations could be revised and new laws and regulations could be adopted. The power purchase agreements with respect to each ARC operating facility could be adversely affected if amendments to, or a repeal of, existing regulations with respect to the production of energy were enacted that reduce the benefits currently afforded under the power purchase agreements. A reduction in benefits could adversely affect the amount of distributions available to American Ref-Fuel and its ability to make payment of the principal of and premium, if any, and interest on its debt and to make cash distributions to Ref-Fuel Holdings. American Ref-Fuel's business could be materially and adversely affected by statutory or regulatory changes or administrative or judicial interpretations of existing statutes, regulations or licenses that impose more comprehensive or stricter energy regulation on American Ref-Fuel.

American Ref-Fuel's insurance may be inadequate and impact its ability to service its debt and make distributions to its equity holders.

         American Ref-Fuel maintains comprehensive insurance with respect to the ARC operating facilities, including general liability, boiler and machinery coverage, all risk fire and casualty insurance (with business interruption coverage) covering, among other things, damage caused by fire, floods or earthquake. American Ref-Fuel's insurance coverage may not be available in the future on commercially reasonable terms or at commercially reasonable rates or that the amounts for which each ARC operating facility is insured will cover all unanticipated losses. If there is a total or partial loss of one or more ARC operating facilities, the insurance proceeds received by American Ref-Fuel in respect thereof may not be sufficient to satisfy the indebtedness with respect to the affected ARC operating facility. A total or partial loss of one or more ARC operating facilities could impact the ability of American Ref-Fuel to make payments with respect to its debt and to make cash distributions to Ref-Fuel Holdings.



                                 USE OF PROCEEDS

         This prospectus is delivered in connection with the sale of the exchange notes by CSFB in market-making transactions. We will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION



MSW Energy Holdings

         The following table sets forth our capitalization (in thousands):


                                                                                                           As of
                                                                                                       March 31, 2004

Total debt.......................................................................................            $   200,000
Total member's equity............................................................................                140,650
                                                                                                                 -------

Total capitalization.............................................................................            $   340,650
                                                                                                                 =======





Ref-Fuel Holdings

         The following table sets forth the consolidated capitalization of Ref-Fuel Holdings (in thousands).


                                                                                                           As of
                                                                                                       March 31, 2004

Long-term debt
(including current portion)
  ARC Senior Notes...............................................................................            $   259,000
  Niagara corporate credit bonds.................................................................                165,010
  Hempstead corporate credit bonds...............................................................                 42,670
  Seconn corporate credit bonds..................................................................                 43,500
  Other project debt and capital leases..........................................................                534,506
  Net unamortized debt premium...................................................................                 65,256
                                                                                                                  ------

Total debt.......................................................................................              1,109,942
Members' equity..................................................................................                702,213
                                                                                                                 -------

Total capitalization.............................................................................           $  1,812,155
                                                                                                               =========



                                 THE ACQUISITION

        Pursuant to an equity purchase agreement between us and an affiliate of Duke Energy Corporation (or Duke), we agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings (the Acquisition). At the initial closing on June 30, 2003, we acquired MSW Energy Hudson LLC (or Hudson), which holds a 49.8% membership interest in Ref-Fuel Holdings. Prior to the initial closing, Hudson was known as Duke Energy Hudson, LLC. We have agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition.

        The aggregate purchase price for the Acquisition was approximately $326.8 million, which included a purchase price adjustment of $20.8 million based on changes in net equity. We paid Duke approximately $304.8 million at the initial closing on June 30, 2003 and $20.7 million on September 5, 2003 as part of the purchase price adjustment. We will pay Duke approximately $1.4 million at the second closing, which includes a purchase price adjustment of approximately $100,000. The proceeds of the old notes, together with capital contributions made by our two owners of $75 million each, were used to fund the initial closing. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from our owners. We currently own a 49.8% membership interest in Ref-Fuel Holdings and have the right and the obligation to acquire the additional 0.2% membership interest. At the initial closing, we entered into a voting agreement with Erie pursuant to which Erie granted us the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to us. As a result, we currently own 49.8% and have voting control over an additional 0.2% of the membership interests in Ref-Fuel Holdings. Our sole source of operating cash flow is distributions from Ref-Fuel Holdings.

        Under the terms of the Ref-Fuel Holdings limited liability company agreement, Ref-Fuel Holdings is required to distribute available cash to its members on at least a quarterly basis. American Ref-Fuel's credit facilities only permit American Ref-Fuel to make quarterly distributions to Ref-Fuel Holdings so long as certain financial tests are satisfied. As the holder of indirect voting control of 50% of the membership interests in Ref-Fuel Holdings, no amendment of these distribution provisions may be made without our consent. Certain other significant actions by Ref-Fuel Holdings, including those taken by Ref-Fuel Holdings as the 100% owner of American Ref-Fuel, may also not be made without our consent. However, this indirect voting control of 50% of the membership interests does not give us the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel.

                              THE UAE TRANSACTIONS

         On December 12, 2003, MSW Merger LLC (MSW Merger), a Delaware limited liability company, consummated a merger (the UAE Merger) in which the members of MSW Merger became the sole stockholders of United America Energy Holdings Corp. (UAE Holdings Corp.). MSW Merger was owned by several investment funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity). As a result of the transactions, as well as a series of related transactions (which are described below and which we collectively refer to as the Transactions), MSW Energy Holdings II LLC (MSW Energy Holdings II), a Delaware limited liability company, holds directly and indirectly the other 50% membership interest in Ref-Fuel Holdings, which had been held by subsidiaries of UAE Holdings Corp. MSW Energy Holdings II is owned by UAE Ref-Fuel LLC (UAE Ref-Fuel), an indirect wholly-owned subsidiary of UAE Holdings Corp.

         At the same time as the UAE Merger, MSW Intermediate Merger LLC, merged with and into UAE Ref-Fuel, with UAE Ref-Fuel as the surviving entity, and UAE Ref-Fuel contributed to MSW Energy Holdings II its direct 49.9% capital interest in Ref-Fuel Holdings and all of its interest in UAE Ref-Fuel II, its wholly-owned subsidiary, which owns a 0.1% capital interest in Ref-Fuel Holdings. We refer to the transactions described in this paragraph as the Transactions.

         Pursuant to the UAE Merger, the total amount of payments made by MSW Merger was $392 million, consisting of payments to the stockholders and optionholders of UAE Holdings and funds used to extinguish debt at UAE Holdings and United American Energy Corp. (UAE Corp.), and excluding certain amounts funded to be retained as working capital at UAE Corp. Additionally, MSW Merger incurred various costs associated with the UAE Merger.

         The net proceeds of the old notes, together with loans and capital contributions from MSW Merger LLC's members of $209 million, in the aggregate, were used to finance the UAE Merger.

                             SELECTED FINANCIAL DATA

         Because we have only been in existence since March 2003, the Selected Financial Data provided below for prior periods is for informational and comparative purposes only. Because we only hold a 49.8% indirect membership interest in Ref-Fuel Holdings, the Selected Financial Data provided for Ref-Fuel Holdings is not directly comparable to our financial information. Combined information is provided for the year ended December 31, 2003 for informational and comparative purposes only.

         Prior to June 30, 2003, Ref-Fuel Holdings was owned indirectly 50% by UAE Holdings and 50% by Duke Energy Corporation. Effective June 30, 2003, Duke Energy Corporation sold its membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings, which was then jointly owned by (a) Highstar Renewable Fuels LLC, a subsidiary of AIG Global Asset Management Holdings Corp., (AIGGIG), an indirect subsidiary of American International Group, Inc.; and (b) MSW Acquisition LLC which is owned by several funds affiliated with CSFB Private Equity.

         On December 12, 2003, MSW Merger, an affiliate of CSFB Private Equity, merged with and into UAE Holdings, which continued as the surviving corporation in the merger. UAE Holdings is the indirect parent of UAE Ref-Fuel LLC. As a result of this merger, UAE Ref-Fuel LLC's 50% ownership in Ref-Fuel Holdings was contributed to MSW Energy Holdings II.

         Upon consummation of the change in ownership and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke Energy Corporation's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to Duke Energy Corporation's remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," Ref-Fuel Holdings' financial statements will reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired. As a result, the statement of operations and the statement of cash flows for the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 reflect the results of Ref-Fuel Holdings prior to purchase accounting adjustments and the statement of operations and the statement of cash flows for the period from December 12, 2003 through December 31, 2003, reflect the impact of purchase accounting adjustments arising from the acquisition by the Transactions and the acquisition by MSW Energy Holdings.

         Prior to the Transactions and the acquisition by MSW Energy Holdings, profits and losses of Ref-Fuel Holdings were allocated among its Members based on ownership percentages. Subsequent to the Transactions and acquisition by MSW Energy Holdings profits and losses are allocated based upon the members' ownership percentages except for the amortization of the respective differences in purchase price. All significant intercompany accounts and transactions have been eliminated in consolidation.

         The table below includes certain items that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principals. Furthermore, these measures may not be comparable to those used by other companies.

         The information set forth below should be read in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

MSW Energy Holdings

         Because we were not yet in existence, there are no financial results for the first quarter of 2003 comparable to the data for the first quarter of 2004. The following summarizes the historical financial information for MSW Energy Holdings as of and for the three months ended March 31, 2004 and from inception to December 31, 2003 (in thousands).


                                                                                                                    Historical
                                                                                                                  From Inception
                                                                                For the Three Months            (June 30, 2003) to
                                                                                 Ended March 31, 2004           December 31, 2003
                                                                                 --------------------           -----------------
                                                                                    (unaudited)

Statement of Operations Data:
  Equity in net earnings of Ref-Fuel Holdings...............................             $      4,539           $      21,603
  Interest income...........................................................                       28                      91
  Interest expense..........................................................                  (4,250)                 (8,500)
  Accretion of Duke Agreement obligation....................................                    (512)                   (993)
  Amortization of deferred financing fees...................................                    (293)                   (561)

   Other expense............................................................                    (473)                 (1,029)
                                                                                                -----                 -------

Net (loss) income...........................................................             $      (961)           $      10,611
                                                                                                =====                  ======



Cash Flow Data:
Cash provided by operating activities.......................................             $     14,361           $      10,409
Cash provide by (used in) investing activities..............................                        1               (346,014)
Cash (used in) provided by financing activities.............................                 (18,500)                 341,118
Balance Sheet Data:
Investment in Ref-Fuel Holdings.............................................             $    353,307          $      372,672
Total assets................................................................                  367,812                 391,647
Total debt..................................................................                  200,000                 200,000
Total member's equity.......................................................                  140,650                 160,111

Ref-Fuel Holdings



                                                                             As of and For
                                      Three    Period from    Period from    the Combined     Three
                                      Months   December 12,    January 1,   Results for the   Months
                                      Ended    2003 through   2003 through    Year Ended      Ended     Year Ended    Year Ended
                                    March 31,  December 31,   December 12,    December 31,   March 31,  December 31,  December 31,
                                       2004        2003           2003            2003         2003         2002          2001
                                       ----        ----           ----            ----         ----         ----          ----
                                   (unaudited)                                (unaudited)  (unaudited)


Statement of Operations Data:
Total net revenues................   $102,105    $ 24,847      $ 444,461       $ 469,308     $106,031     $438,542     $ 301,920
Operating and other expenses......     55,143       8,417        183,822         192,239       50,782      171,752        99,238
Depreciation and amortization.....     17,371       3,391         55,838          59,229       15,415       67,249        40,899
General and administrative expenses
                                       10,833       2,184         42,118          44,302       11,660       43,642        30,107

Operating income..................     18,758      10,855        162,683         173,538       28,174      155,899       131,676
Interest income...................        740         275          2,956           3,231          745        3,740         4,663
Interest income-affiliate.........          -           -              -               -            -            -         1,707
Interest expense..................   (10,834)     (2,954)       (59,189)        (62,143)     (14,858)     (60,893)      (55,747)
Interest income-affiliate.........                                                                                       (4,525)
Loss on early extinguishment of debt
                                            -           -        (3,191)         (3,191)            -            -       (3,711)
Equity in earnings of
  unconsolidated affiliates.......          -           -              -               -            -       15,500        26,322
Other income (expenses), net......        138        (94)          (188)           (282)          146        (757)         (145)
Minority interests in net income of
  subsidiaries....................          -           -              -               -            -      (4,885)      (24,961)

Net income........................    $ 8,802    $  8,082      $ 103,071       $ 111,153      $14,207     $108,604      $ 75,279



Cash Flow and Other Data:
EBITDA(1).........................   $ 36,651    $ 14,246      $ 220,728       $ 234,974      $45,323    $ 230,445      $173,332
Adjusted EBITDA(1)................     55,362      18,050        249,596         267,646       52,492      256,858       181,737
Cash flows from operating activities
                                       45,566      14,870        171,034         185,904       43,062      198,651       133,029
Cash flows from investing activities
                                     (13,139)      36,314       (70,554)        (34,240)     (11,423)     (69,536)     (113,613)
Cash flows from financing activities
                                     (75,601)    (16,124)      (109,202)       (125,326)     (77,469)    (110,685)        23,265
Capital expenditures..............     19,397           -         33,780          33,780       16,142       35,727         9,181
Balance Sheet (at end of period):
Total cash and cash equivalents and  $185,057    $233,973                                                 $201,594      $146,019
  reserves(2).....................
PP&E..............................  1,222,083   1,220,949                                                1,103,072     1,099,019
Total assets......................  2,069,570   2,127,908                                                1,756,824     1,813,178
Total debt........................  1,109,942   1,142,687                                                1,156,396     1,156,623
Total liabilities.................  1,367,357   1,386,608                                                1,462,368     1,488,585
Total members equity..............    702,213     741,300                                                  294,456       136,158


-----------

(1) "EBITDA" means, for any period, the (a) income (or loss) before interest and taxes, plus (b) to the extent deducted in determining such income (or loss), depreciation and amortization, plus (c) loss on retirements and relocation expenses. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

         "Adjusted EBITDA" means, for any period, EBITDA plus fair value adjustment amortization and revenue levelization adjustments. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(2) Total cash and cash equivalents and reserves includes, in addition to cash and cash equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. Ref-Fuel Holdings is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements.

         EBITDA and Adjusted EBITDA are calculated and reconciled to operating income and to cash provided by operating activities as follows (unaudited, in thousands):



                                    For the                                        Combined      For the
                                     Three      Period from        Period from    Results for     Three
                                     Months     December 12,        January 1,        the         Months
                                     Ended      2003 through       2003 through   Year Ended      Ended     Year Ended   Year Ended
                                    March 31,   December 31,       December 12,   December 31,   March 31, December 31, December 31,
                                      2004          2003               2003           2003         2003         2002         2001
                                      ----          ----               ----           ----         ----         ----         ----


Operating income..................  $ 18,758      $ 10,855          $ 162,683      $ 173,538     $ 28,174     $155,899     $131,676
Depreciation and amortization.....    17,371         3,391             55,838         59,229       15,415       67,249       40,899
Loss on asset retirements.........       522             -              2,207          2,207        1,734        1,886          757
Relocation expenses...............         -             -                  -              -            -        5,411            -
                                           -             -                  -              -            -        -----            -

EBITDA............................    36,651        14,246            220,728        234,974       45,323      230,445      173,322
Amortization of long-term waste       (1,897)         (477)            (7,454)        (7,931)      (2,282)      (8,453)      (6,283)
  contracts.......................
Amortization of deferred revenue..       (10)            -               (909)          (909)        (113)        (198)      (1,762)
Amortization of energy contracts..    16,263         3,286             27,293         30,579        7,600       25,984       12,505
Energy contract levelization......     5,524           995             14,947         15,942        3,284       14,359        7,464
Amortization of lease.............    (1,169)            -             (5,009)        (5,009)      (1,320)      (5,279)      (3,519)
                                     -------             -            -------        -------      -------      -------      -------

Total fair value adjustment
  amortization and revenue
  levelization adjustments........    18,711         3,804             28,868         32,672        7,169       26,413        8,405

Adjusted EBITDA...................  $ 55,362      $ 18,050          $ 249,596      $ 267,646     $ 52,492     $256,858     $181,737
                                    ========      ========          =========      =========     ========     ========     ========





Reconciliation of Adjusted EBITDA      For the                                      Combined      For the
to cash provided by operating           Three      Period from      Period from    Results for     Three
activies                                Months    December 12,       January 1,        the         Months                Year Ended
                                        Ended     2003 through      2003 through   Year Ended      Ended   Year Ended   December 31,
                                      March 31,   December 31,      December 12,  December 31,   March 31,   December 31,       2001
                                         2004         2003              2003          2003          2003          2002
                                         ----         ----              ----          ----          ----          ----

  Adjusted EBITDA................. $ 55,362      $ 18,050         $ 249,596     $ 267,646     $ 52,492      $ 256,858     $ 181,737
  Less relocation expenses........        -             -                 -             -            -        (5,411)             -
  Less other expense, net.........      138          (94)             (188)         (282)          146          (757)         (145)
  Amortization of debt............  (5,144)         (494)           (4,097)       (4,591)        (475)        (4,608)         (907)
  Interest expense................ (10,834)       (2,954)          (59,189)      (62,143)     (14,858)       (60,893)      (60,272)
  Interest income.................      740           275             2,956         3,231          745          3,740         6,370
  Interest on loss contracts......        -             -             1,863         1,863          491          2,051         1,422
  Changes in assets and liabilities
  Accounts receivable, net........    1,748         2,890           (6,337)       (3,447)        1,555          (437)         (699)
  Prepaid expenses and other
  current assets..................  (2,566)         3,255           (2,731)           524      (2,630)        (7,933)         (896)
  Other long-term assets..........  (6,075)           562           (2,971)       (2,409)      (5,514)          3,567           481
  Accounts payable and other
  current liabilities.............    4,367         1,886          (21,202)      (19,316)        4,416         19,314         4,228
  Accrued interest payable........    8,542       (7,775)             6,762       (1,013)        4,574          6,138      (11,343)
  Other long-term liabilities.....    (712)         (731)             6,572         5,841        2,120       (12,978)        13,053
                                      -----         -----             -----         -----        -----       --------        ------

Cash provided by operating
  activities...................... $ 45,566      $ 14,870         $ 171,034     $ 185,904     $ 43,062      $ 198,651     $ 133,029
                                   ========      ========         =========     =========     ========      =========     =========



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion contains forward-looking statements. These statements are based on current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors." The following should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. After the initial Acquisition, we hold a direct 49.8% membership interest in Ref-Fuel Holdings. The financial statements and other financial information contained in this prospectus relating to Ref-Fuel Holdings are not directly comparable to our financial statements and other financial information.

MSW Energy Holdings

General

         We were formed and acquired our interest in Ref-Fuel Holdings in June 2003. Because our sole source of operating cash flow relates to our 49.8% indirect membership interest in Ref-Fuel Holdings, our performance and significant source of future liquidity depends solely on cash distributions, if any, from Ref-Fuel Holdings. Because we were not yet in existence, there are no financial results for the first quarter of 2003 comparable to the data for the first quarter of 2004. Ref-Fuel Holdings, however did have results for the two periods. The information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations--MSW Energy Holdings" should be read in conjunction with the discussion below under "Supplemental Discussion and Analysis of Ref-Fuel Holdings". The information on Ref-Fuel Holdings is not directly comparable to the results of MSW Energy Holdings because MSW Energy Holdings owns only a 49.8% interest in Ref-Fuel Holdings.

         For purposes of this Management's Discussion and Analysis of Financial Condition and Results of Operations, "we," "our," "ours," and "us" refer to us and our wholly-owned consolidated subsidiary MSW Energy Finance.

Results of Operations

         Because we were not yet in existence, there are no financial results for the first quarter of 2003 comparable to the date for the first quarter of 2004.

For the Three Months Ended March 31, 2004

     Equity in earnings of Ref-Fuel Holdings. Equity in net earnings of Ref-Fuel Holdings of $4.5 million for the three months ended March 31, 2004 represents our share (49.8%) of the earnings of Ref-Fuel Holdings as adjusted by the bases differential.

     Interest income. Interest income for the three months ended March 31, 2004 represents interest on cash and cash equivalents at rates ranging from 0.5% to 1.5%.

     Interest expense. Interest expense of $4.3 million for the three months ended March 31, 2004 represents 8.5% annual interest on our Senior Notes.

     Accretion of Duke Agreement obligation. Accretion of Duke Agreement obligation of $0.5 million for the three months ended March 31, 2004 represents accretion of interest on the amounts due under the Duke Agreement (see "Contractual Obligations and Commercial Commitments" below) using the effective interest method.

     Amortization of deferred financing fees. Amortization of deferred financing fees of $0.3 million for the three months ended March 31, 2004 represents amortization of direct costs associated with the Senior Notes over the seven-year life of the Senior Notes.

     Other expenses. Other operating expenses of $0.5 million for the three months ended March 31, 2004 represent expenses incurred for a letter of credit and our operations and administration.

From Inception to December 31, 2003


    Equity in net earnings of Ref-Fuel Holdings. Equity in net earnings of Ref-Fuel Holdings of $21.6 million from Inception (June 30, 2003) to December 31, 2003 represents our share (49.8%) of the net earnings of Ref-Fuel Holdings of $34.7 million offset by amortization expense of $13.1 million associated with the amortization of the amount of our excess purchase price over our share of the net assets of Ref-Fuel Holdings at the date of acquisition. We acquired our interest in Ref-Fuel Holdings on June 30, 2003. Effective December 12, 2003, as a result of push-down accounting, we ceased amortization of the excess of our purchase price over the net assets acquired of Ref-Fuel Holdings, as the cost of our investment has been reflected on the books of Ref-Fuel Holdings.

    Interest income. Interest income for the period from Inception (June 30, 2003) to December 31, 2003 represents interest on cash and cash equivalents at rates ranging from 0.5% to 1.5%.

    Interest expense. Interest expense of $8.5 million for the period from Inception (June 30, 2003) to December 31, 2003 represents 8.5% annual interest on our Senior Notes.

   Accretion of Duke Agreement obligation. Accretion of Duke Agreement obligation of $1.0 million for the period from Inception (June 30, 2003) to December 31, 2003 represents accretion of interest on the amounts due under the Duke Agreement (see "Contractual Obligations and Commercial Commitments" below) using the effective interest method.

   Amortization of deferred financing fees. Amortization of deferred financing fees of $0.6 million for the period from Inception (June 30, 2003) to December 31, 2003 represents amortization of direct costs associated with financing the Senior Notes over the seven-year life of the Senior Notes.

    Other expenses. Other operating expenses of $1.0 million for the period from Inception (June 30, 2003) to December 31, 2003 represent expenses incurred for a letter of credit and our operations and administration.


Liquidity and Capital Resources

         At March 31, 2004, our sole source of operating cash was our 49.8% indirect membership interest in Ref-Fuel Holdings. Accordingly, our performance and significant source of future liquidity will depend solely on cash distributions, if any, from Ref-Fuel Holdings. We will need to receive sufficient ongoing cash distributions from Ref-Fuel Holdings in order to pay principal and interest on our senior notes, however such distributions from Ref-Fuel Holdings are not assured. American Ref-Fuel management's historic practice is to distribute all cash available for distribution on a quarterly basis upon the satisfaction of the restriction imposed by American Ref-Fuel's debt agreements and those of the ARC operating companies. Interest only is payable throughout the term of the senior notes, with principal and unpaid interest payable at maturity in September of 2010.

Debt Covenant

         The indenture under which our Senior Notes were issued requires, among other things, but subject to certain exceptions, that we not permit any restricted payment unless certain ratio covenants based on our proportionate ownership of Ref-Fuel Holdings have been met. We are presenting proforma proportionate adjusted data, including proportionate total cash and cash equivalents and reserves, proportionate total debt, proportionate interest expense and proportionate Adjusted EBITDA because these proforma twelve months results are used in the calculation of the restrictive covenants contained in the indenture governing our Senior Notes.

         The unaudited summary pro forma condensed consolidated statements of operations data, pro forma MSW Energy Holdings other data and pro forma proportionate other data for the twelve months ended March 31, 2004, have been prepared as if the acquisition of our 49.8% interest and issuance of the Senior Notes had occurred on April 1, 2003. Accordingly, the following table includes the effects of push-down accounting on Ref-Fuel Holdings as if our acquisition and the Transactions had occurred on April 1, 2003.

         The following table includes certain items that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, these measures may not be comparable to those used by other companies. The following tables should be read in conjunction with our historical financial statements and related notes, the historical financial statements and related notes of Ref-Fuel Holdings and the "Supplemental Discussion and Analysis of Ref-Fuel Holdings" (unaudited, in thousands).




                                                                                                         Pro Forma
                                                                                                       Twelve Months
                                                                                                           Ended
                                                                                                       March 31, 2004

Pro Forma MSW Energy Holdings other data
Distributions received(1)........................................................................            $    37,624
Cash flow available for debt service(2)..........................................................                 37,374
Ratio of cash flows available for debt service to interest.......................................                   2.2x
Pro Forma Proportionate other data
Proportionate total cash and cash equivalents and reserves(3)....................................            $    99,097
Proportionate total debt(4)......................................................................                752,751
Proportionate Adjusted EBITDA(5).................................................................                134,717
Proportionate interest expense(6)................................................................                 51,478
Proportionate net leverage ratio(7)..............................................................                   4.9x
Ratio of proportionate Adjusted EBITDA to proportionate interest expense (8).....................                   2.6x


(1) Distributions received calculated as if we owned 49.8% of Ref-Fuel Holdings as of April 1, 2003:


                                                                                                      Pro Forma
                                                                                                 Twelve Months Ended
                                                                                                   March 31, 2004

Ref-Fuel Holdings distributions paid......................................................                   $    75,550
MSW Energy Holdings ownership percentage..................................................                         49.8%
                                                                                                                   -----

Pro Forma distributions received..........................................................                   $    37,624
                                                                                                                  ======





(2) Cash flow available for debt service is based on distributions received by us less letter of credit fees payable in connection with the equity contribution agreement.

(3) Total Ref-Fuel Holdings and MSW Energy Holdings cash and cash equivalents and reserves include, in addition to cash and cash equivalents, both restricted cash and short-term investments and restricted cash and long-term investments.

         Proportionate Total Cash and Cash Equivalents and Reserves are calculated as follows (in thousands):


                                                                                                          March 31, 2004

Ref-Fuel Holdings cash and cash equivalents......................................................            $    53,337
Ref-Fuel Holdings restricted cash and short-term investments.....................................                 46,298
Ref-Fuel Holdings restricted cash and long-term investments......................................                 85,422
                                                                                                                  ------

Total Ref-Fuel Holdings cash and cash equivalents and reserves...................................                185,057
MSW Energy Holdings ownership percentage.........................................................                  49.8%
                                                                                                                   -----

Ref-Fuel Holdings proportionate total cash and cash equivalents and reserves.....................                 92,158
MSW Energy Holdings total cash and cash equivalents..............................................                  6,939
                                                                                                                   -----

MSW Energy Holdings proportionate consolidated total cash and cash equivalents and reserves......
                                                                                                             $    99,097
                                                                                                                  ======




(4) MSW Energy Holdings Proportionate Total Debt is defined as 49.8% of the total debt for Ref-Fuel Holdings (excluding unamortized debt premium) plus our total debt.

         Proportionate total debt is calculated as follows (in thousands):


                                                                                                          March 31, 2004

Ref-Fuel Holdings current portion of long-term debt..............................................            $    82,876
Ref-Fuel Holdings long-term debt (excluding net unamortized debt premium of $65.2 million).......
                                                                                                               1,027,066

Total Ref-Fuel Holdings debt (excluding net unamortized debt premium of $65.2 million)...........              1,109,942
MSW Energy Holdings ownership percentage.........................................................                  49.8%
                                                                                                                   -----

Ref-Fuel Holdings proportionate total debt.......................................................                552,751
MSW Energy Holdings total debt...................................................................                200,000
                                                                                                                 -------

Proportionate total debt.........................................................................           $    752,751
                                                                                                                 =======





(5) Proportionate Adjusted EBITDA is defined as 49.8% of the pro forma Adjusted EBITDA of Ref-Fuel Holdings. Adjusted EBITDA (as calculated below) is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

         Proportionate Adjusted EBITDA is calculated as follows (in thousands):


                                     Pro Forma Year        Pro Forma Three   Actual Three Months        Pro Forma Twelve
                                              Ended           Months Ended                 Ended            Months Ended
                                  December 31, 2003         March 31, 2003         March 31, 2004         March 31, 2004
                                  -----------------         --------------         --------------         --------------

Ref-Fuel Holdings:
  Operating income............          $   127,737            $    16,225              $  18,758             $  130,270
  Depreciation and amortization
                                             68,094                 17,728                 17,371                 67,737
  Loss on retirements.........                2,207                  1,734                    522                    995
                                              -----                  -----                    ---                    ---

  EBITDA......................              198,038                 35,687                 36,651                199,002
  Fair value adjustment
  amortization and revenue
  levelization adjustments....               69,608                 16,805                 18,711                 71,514
                                             ------                 ------                 ------                 ------

  Adjusted EBITDA.............          $   267,646            $    52,492              $  55,362             $  270,516
                                            -------                 ------                 ======                =======
MSW Energy Holdings ownership
  percentage..................                                                                                     49.8%

MSW Energy Holdings
  Proportionate Adjusted EBITDA
                                                                                                              $  134,717



(6) Proportionate interest expense is defined as 49.8% of the pro forma interest expense for American Ref-Fuel plus 100% of our pro forma interest expense.

         The following table reconciles MSW Energy Holdings Proportionate Interest Expense (in thousands):


                                                                                                      Pro Forma
                                                                                                 Twelve Months Ended
                                                                                                   March 31, 2004

Pro Forma Ref-Fuel Holdings interest expense..............................................                 $      69,233
MSW Energy Holdings ownership percentage..................................................                         49.8%
                                                                                                                   -----

Ref-Fuel Holdings proportionate interest expense..........................................                        34,478
MSW Energy Holdings pro forma interest expense............................................                        17,000
                                                                                                                  ------

MSW Energy Holdings proportionate interest expense........................................                 $      51,478
                                                                                                                  ======





(7) Proportionate net leverage ratio is defined as the quotient of proportionate total debt less proportionate total cash divided by proportionate Adjusted EBITDA.

(8) Proportionate Adjusted EBITDA to proportionate interest expense is defined as the quotient of proportionate Adjusted EBITDA divided by proportionate interest expense.

Operating Activities

         Our net cash provided by operating activities of $14.4 million for the three months ended March 31, 2004 relates primarily to the distributions received from Ref-Fuel Holdings of $23.9 million in 2004 offset by the payment of $8.5 million of interest on our Senior Notes, $0.5 million reimbursed to Ref-Fuel Holdings for costs paid on our behalf and payments for our operating costs.

Investing Activities

         Our net cash used in investing activities for the three months ended March 31, 2004 relates to a change in our restricted cash balance.

Financing Activities

         Our net cash used in financing activities of $18.5 million for the three months ended March 31, 2004 relates entirely to our distribution to members on March 31, 2004.

Critical Accounting Policies

         Our management is responsible for our financial statements and has evaluated the accounting policies to be used in their preparation. Our management believes these policies to be reasonable and appropriate. The following discussion identifies those accounting policies that we believe will be critical in the preparation of our financial statements, the judgments and uncertainties affecting the application of those policies, and the possibility that materially different amounts will be reported under different conditions or using different assumptions.

         Use of Estimates in Preparing Financial Statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (a) the reported amounts of assets and liabilities at the date of the financial statements; (b) the disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

         Equity Method Investment. Investments are accounted for using the equity method of accounting if the investment gives us the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if we have an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate. We have recorded our investment in Ref-Fuel Holdings as an equity-method investment whereby our ownership percentage of 49.8% of Ref-Fuel Holdings is reflected on our consolidated balance sheet as "Investment in Ref-Fuel Holdings." We record our share of Ref-Fuel Holdings' earnings or losses as "Equity in net earnings
(loss) of Ref-Fuel Holdings" on our consolidated statement of operations. Cash distributions received from Ref-Fuel Holdings are included in the accompanying consolidated statement of cash flows as "Distributions received from Ref-Fuel Holdings."

         Push-Down Accounting. Upon consummation of the UAE Merger between MSW Merger and UAE Holdings on December 12, 2003 and taking into account the June 30, 2003 acquisition by MSW Energy Holdings LLC of Duke's membership interest in Ref-Fuel Holdings, affiliates of Credit Suisse First Boston Private Equity, Inc. and AIG Global Asset Management Holdings Corp. own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force
(EITF) Topic D-97, Push-Down Accounting, requires that Ref-Fuel Holdings financial statements reflect this change in ownership. See Notes 2 and 4 to "MSW Energy Holdings LLC and Subsidiary--Notes to Consolidated Financial Statements (Unaudited)".

Effect of New Accounting Standard

         In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 (FIN 46R) in December 2003 (collectively "FIN 46"). FIN 46 addresses consolidation of variable interest entities. FIN 46 provides guidance for determining when a primary beneficiary should consolidate a variable interest entity or equivalent structure that functions to support the activities of the primary beneficiary. The provisions of FIN 46 are effective immediately for all variable interest entities created after January 31, 2003. It applies in the first year or interim period ending after December 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Management has evaluated FIN 46 and its related guidance and determined that it does not have any impact on our consolidated financial statements.



Contractual Obligations and Commercial Commitments

         The following sets forth our contractual obligation outstanding as of March 31, 2004:

   Payment Due by Period

                                                                            Less
                                                                          than 1        1-3              3-5            More than
          Contractual Obligations                 Total                     Year       Years            Years             5 Years
          -----------------------                 -----                     ----       -----            -----             -------
                                                                                   (in thousands)

Long-Term Debt Obligations..................       $ 200,000                $  -            $     -         $    -      $ 200,000
Unconditional Purchase Obligations.........            1,307    (1)            -              1,307              -              -
Other Long-Term Obligations.................          49,500    (2)          500              7,500          7,500         34,000
                                                      ------                 ---              -----          -----         ------

Total.......................................       $ 250,807               $ 500           $  8,807        $ 7,500      $ 234,000
                                                     =======                 ===              =====          =====        =======


(1) Represents unconditional purchase obligation associated with the Acquisition of $1,307 due at the second closing.

(2) Represents amounts due under the Duke Agreement. See Note 4 of MSW Energy Holdings' financial statements included herein.

         Our ability to satisfy this obligation is entirely dependent on the generation of cash distributions by Ref-Fuel Holdings. The business of Ref-Fuel Holdings is subject to a variety of risks, many of which are outside the control of Ref-Fuel Holdings. Any of these risks could affect Ref-Fuel Holdings' ability to generate cash flow. In addition, the ARC operating companies and American Ref-Fuel must satisfy covenants imposed by their debt agreements as well as other legal restrictions before making distributions to their owners, including Ref-Fuel Holdings, and, ultimately, us. Finally, we do not unilaterally control the board of directors of Ref-Fuel Holdings and cannot unilaterally determine the amount of cash distributions.

Supplemental Discussion and Analysis of Ref-Fuel Holdings

History and Organization

         Ref-Fuel Holdings, which was formerly known as Duke/UAE Ref-Fuel LLC, is a Delaware limited liability company that was formed in 1997, for the purpose of obtaining 50 percent ownership of the following partnerships:(a) American Ref-Fuel Company (Ref-Fuel Management), which owned 98 percent of TransRiver Marketing Company, L.P. (TransRiver); (b) American Ref-Fuel Company of Hempstead (Hempstead or the Hempstead Partnership); (c) American Ref-Fuel Company of Essex County (Essex or the Essex Partnership); (d) American Ref-Fuel Company of Southeastern Connecticut (Seconn or the Seconn Partnership); (e) American Ref-Fuel Company of Niagara, L.P. (Niagara or the Niagara Partnership); (f) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass or Semass L.P.); (g) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (h) American Ref-Fuel Company of the Capital District, L.P. These companies, along with American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) are collectively referred to as the American Ref-Fuel Partnerships. The American Ref-Fuel Partnerships, except for Delaware Valley, were a series of general and limited partnerships 50 percent owned by Ref-Fuel Holdings and 50 percent indirectly by subsidiaries wholly owned by Allied Waste Industries, Inc. (Allied), who also owned the remaining 2 percent of TransRiver and 100 percent of Delaware Valley.

         Prior to April 30, 2001, Hempstead, Essex, Niagara and Seconn (collectively, the HENS) were a series of partnerships that were equally owned by Allied Waste Industries, Inc. (Allied) and Ref-Fuel Holdings (the Investors). On April 30, 2001 the Investors recapitalized their partnership interests in the HENS (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of Ref-Fuel Management became the managing general partners of the HENS. The interest held by Ref-Fuel in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Recapitalization, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for guarantees previously furnished by Duke and Allied, less certain liabilities retained by Allied and Duke pursuant to credit backstop agreements.

         The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

         From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities. Both Allied and Ref-Fuel Holdings had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (the Redemption).

         In January 2002, Allied announced its intention to exercise that right and completed the Redemption on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was reallocated first to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

         The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and adjusted the assets and liabilities of the HENS to fair value.

         Prior to June 30, 2003, Ref-Fuel Holdings was owned indirectly 50% by UAE Holdings and 50% by Duke Energy Corporation (Duke). Effective June 30, 2003, Duke sold its membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings, which is jointly owned by (a) affiliates of AIG Global Asset Management Holdings Corp. (AIGGIG), an indirect subsidiary of American International Group, Inc., and (b) MSW Acquisition, which is owned by several funds affiliated with CSFB Private Equity.

         On December 12, 2003, MSW Merger LLC, an affiliate of CSFB Private Equity, merged with and into UAE Holdings, which continued as the surviving corporation in the merger. UAE Holdings is the indirect parent of UAE Ref-Fuel LLC. As a result of this merger, UAE Ref-Fuel LLC's 50% ownership in Ref-Fuel Holdings was contributed to MSW Energy Holdings II.

         Upon consummation of the change in ownership and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke's membership interest in Ref-Fuel Holdings, affiliates of CSFB Private Equity and AIGGIG (the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to Duke's remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," Ref-Fuel Holdings' financial statements will reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired. As a result, the statement of operations and the statement of cash flows for the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 reflect the results of Ref-Fuel Holdings prior to purchase accounting adjustments and the statement of operations and statement of cash flows for the period from December 12, 2003 through December 31, 2003, reflect the impact of purchase accounting adjustments arising from the Transaction.

         Prior to the Transactions and the acquisition by MSW Energy Holdings, profits and losses of Ref-Fuel Holdings were allocated among its members based on ownership percentages. Subsequent to the Transaction, profits and losses are allocated based upon the members' ownership percentages except for the amortization of the respective differences in purchase price. All significant intercompany accounts and transactions have been eliminated in consolidation.

         All of the American Ref Fuel Partnerships are indirect wholly-owned subsidiaries or controlled subsidiaries of American Ref-Fuel. The consolidated financial statements of Ref-Fuel Holdings include the accounts of Ref-Fuel Holdings, its controlled subsidiaries and certain investments.

Results of Operations


Comparison of the Three Months ended March 31, 2004 and 2003

 Total Net Revenues. Total net revenues were $102.1 million for the three months ended March 31, 2004, a decrease of $3.9 million, or 4%, over the same period in 2003. Net revenues decreased $11.3 million due to an increased amortizations of waste and energy contract intangible assets ($9.1 million) resulting from push-down accounting and energy contract levelization ($2.2 million). This decrease was partially off set by increases in waste revenue of $2.5 million, resulting from increased volumes and pricing; power revenue increases of $1.9 million due to increased volumes sold; metals revenue increases of $1.9 million, resulting from an increase in the pricing and other revenue increases of $1.1 million, primarily attributable to ash disposal fees. Waste volume increases were due to increased boiler availability, and metals pricing was attributable primarily to increases in demand for metals.

 Expenses. Operating expenses were $54.6 million for the three months ended March 31, 2004, an increase of $5.6 million, or 11% from the prior year. The most significant increase, approximately $4.2 million, was primarily attributable to increased facility maintenance expenses resulting from increased outage scope. In addition, transportation, ash and waste disposal costs also increased ($1.0 million) due to higher volumes at the plant level.

 Depreciation and amortization. Depreciation and amortization expenses was $17.4 million for the three months ended March 31, 2004, an increased of $2.0 million, or 13%, over the prior year's period mainly as a result of purchase accounting adjustments in 2004 as a result of the revaluation of Ref-Fuel Holdings assets in connection with the Transactions.

 General and administrative. General and administrative expenses were $10.8 million for the three months ended March 31, 2004, a decrease of $0.8 million, or 7%, from the prior year's period. Higher developmental spending activities were offset by lower costs associated with Ref-Fuel Holdings' terminated incentive plan.

 Interest Expense. Interest expense was $10.8 million for the three months ended March 31, 2004, a decrease of $4.0 million, or 27%, from the prior year's period. The decrease was due to the amortization of debt as a result of purchase accounting ($4.7 million), offset by higher rates associated with the refinancing of short-term to long-term debt in May 2003.

Comparison of the Combined Results for the Year Ended December 31, 2003 and for the Year Ended December 31, 2002

    Total Net Revenues. Total net revenues were $469.3 million for the year ended December 31, 2003, an increase of $30.8 million, or 7%, over the prior year. Net revenues increased mainly as a result of improved pricing; approximately $4.3 million due to waste pricing increases, $10.4 million due to energy pricing improvements and $2.0 million from higher prices for recovered metals. Other drivers of the increase related to increased production and volumes; $6.0 million resulting from increased hauling and transfer station operations, $2.4 million due to increased steam production at the Niagara facility, $7.4 million due to an increase in ash disposal volumes, and $5.5 million overall increased production. This increase in revenues was offset by $6.7 million of additional amortization of intangible contract assets resulting from the Redemption the Transactions and the acquisition by MSW Energy Holdings. For more information on the Redemption, see "Supplemental Discussion and Analysis of Ref-Fuel Holdings--History and Reorganization."

    Expenses. Operating and other expenses were $192.2 million for the year ended December 31, 2003, an increase of $20.5 million, or 12% from the prior year. The most significant increase, approximately $11.2 million, resulted from increased disposal costs associated with the hauling and transfer station operations and ash disposal. The remaining increases were primarily attributable to increased maintenance expenses at the plants.

         Depreciation and amortization of $59.2 million for the year ended December 31, 2003, decreased by $8.0 million, or 12%, over the prior year. This decrease resulted from the third quarter 2002 change in estimated of useful lives of certain plant and equipment and the elimination of certain intangible assets as a result of the purchase accounting adjustments recorded on account of the Redemption. See "Supplemental Discussion and Analysis of Ref-Fuel Holdings--History and Organization" for a more detailed description of the Redemption."

         General and administrative expenses were $44.3 million for the year ended December 31, 2003, an increase of $0.7 million, or 2%, from the prior year period. The difference from the prior year relates to several transactions which occurred in 2002, including the relocation costs associated with Ref-Fuel Holdings' corporate office move to Montvale, New Jersey, which was partially offset by approximately $1.1 million reimbursement of legal expenses received. During 2003, there was an increase in development spending related to the exploration of the development of new plant facilities and $1.9 million of increased insurance expenses, which further offset this difference.

    Interest Income. Interest income was $3.2 million for the year ended December 31, 2003, a decrease of $0.5 million, or 14%, as compared to the prior year. This decrease was generally due to the change in interest rates on invested funds.

    Interest Expense. Interest expense was $62.1 million for the year ended December 31, 2003, an increase of $1.2 million, or 2%, from the prior year. The increase was due to the refinancing of variable rate debt with fixed rate debt at 6.26% in May 2003, partially offset by reduced balances on project-related debt.

    Loss on Early Extinguishment of Debt. Ref-Fuel Holdings expensed approximately $3.2 million of deferred financing costs associated with the refinancing of debt during 2003. There was no such expense in 2002.

    Equity in Earnings of Equipment Leasing Entities. As a result of the Redemption, Ref-Fuel Holdings no longer had an interest in the equipment leasing entities in 2003, which caused the decrease in the equity earnings of equipment leasing entities of $15.5 million from 2002.

    Other expense, net. Other expenses were $0.3 million for the year ended December 31, 2003, a decrease of $0.5 million, or 63% from the prior year period. Other expenses consist primarily of income taxes levied on certain wholly-owned non operating subsidiaries of Ref-Fuel Holdings that are taxable corporations.

    Income Attributable to Class B Minority Interests. Minority interest in net income of subsidiaries of $4.9 million for the year ended December 31, 2002 was due to Allied's interests in the HENS partnerships, which no longer existed as a result of the Redemption.

Earnings Overview for the Year Ended December 31, 2001

         Prior to April 30, 2001, Ref-Fuel Holdings used the equity method of accounting to account for its ownership in American Ref-Fuel Company LLC. Therefore, the financial statements for Ref-Fuel Holdings for the year ended December 31, 2001 effectively represent eight months of consolidated earnings, and four months of equity income for the operations of American Ref-Fuel Company LLC. Since the results are not directly comparable, the financial information has been presented as if the results were consolidated for the entire period of 2001.


(in thousands)
                                                                                                            December 31, 2001
                                                                                      (Pro Forma)
                                                                   December 31,       December 31,        Pro Forma
                                                                       2002               2001           Adjustments       Actual
                                                                       ----               ----           -----------       ------

Statement of Operations Data:
  Total net revenues.........................................      $  438,542         $  431,246        $  129,326    $ 301,920
  Operating and other expense................................         171,752            167,848            68,610       99,238
  Depreciation and amortization..............................          67,249             66,032            25,133       40,899
  General and administrative expenses........................          43,642             42,902            12,795       30,107

  Operating income...........................................         155,899            154,464            22,788      131,676
  Interest income............................................           3,740              7,354               984        6,370
  Interest expense...........................................        (60,893)           (79,982)          (19,710)     (60,272)
  Loss on early retirement of debt...........................               -            (3,711)                        (3,711)
  Equity in earnings of unconsolidated subsidiaries..........          15,500             16,705           (9,617)       26,322
  Other expenses, net........................................           (757)                317               462        (145)
  Minority interests in net income of subsidiaries...........         (4,885)           (24,961)                 -     (24,961)
                                                                      -------           --------                 -     --------

  Net income (loss)..........................................      $  108,604          $  70,186       $   (5,093)     $ 75,279





Comparison of the year ended December 31, 2002 and pro forma results for the year ended December 31, 2001

 Total Net Revenues. Total net revenues were $438.5 million for the year ended December 31, 2002, a $7.3 million increase as compared to pro forma 2001. This increase resulted from higher waste disposal and metals prices, increased collection and transfer station volumes, off set by increased power revenue contract levelization.

 Expenses. Operating expenses were $171.8 million for the year ended December 31, 2002, an increase of $3.9 million or 2.3% from the prior year. Operating expenses increased by $6.6 million which was mainly attributable to increased facility maintenance expenses resulting from increased outage scope and higher operating and disposal costs associated with collection and transfer station operations. This increase was offset by a reduction in loss on asset retirements of approximately $2.7 million from December 31, 2002 as compared to pro forma 2001.

 Depreciation and amortization. Depreciation and amortization expenses were $67.3 million for the year ended December 31, 2002, an increased of $1.7 million, or 2.5%, over the pro forma period due to increased capital spending at the operating facilities.

 General and administrative. General and administrative expenses were $43.6 million, an increase of $0.7 million from December 31, 2001 as a result of slightly higher salary related expenses.

 Interest Expense. Interest expense was $60.9 million for the year ended 2002 as compared to $80.0 million for the pro forma period ended 2001, a decrease of $19.1 million or 24%. During 2001 a significant of Ref-Fuel Holdings outstanding debt was refinanced resulting in lower interest rates in 2002.

 Loss on Early Extinguishment of Debt The loss on early extinguishment of debt was $3.7 million for the period ended 2001, which is attributable to the costs associated with the early extinguishment of certain of the debt obligations that were refinanced in 2001. This also resulted in the write-off of the unamortized deferred financing costs and payment of call premiums. There were no extinguishments of debt in 2002.

 Equity in Earnings of Equipment Leasing Entities Equity in earnings of equipment leasing entities was $15.5 million for the year ended 2002 and $16.7 million for the period ended 2001, a decrease of $1.2 million or 7%. Ref-Fuel Holdings' equity interest reflects its share of the earnings of the equipment leasing entities controlled by Allied.

 Minority Interest in net income of subsidiaries Minority interest in net income of subsidiaries was $4.9 million for the year ended 2002, as compared to $25.0 million for the period ended 2001. Income attributable to minority interest decreased $20.0 million as a result of the allocation of Allied's interest in the HENS Partnerships based on their contractually defined share of the HENS Partnerships earnings.

Liquidity and Capital Resources

         Ref-Fuel Holdings has historically generated funds from its operations providing funding for its working capital requirements, capital spending, debt payments and dividend payout.

         On May 9, 2003, American Ref-Fuel completed the issuance of $275.0 million aggregate principal amount of 6.26% Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the prior credit facilities, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, American Ref-Fuel entered into an amended and restated secured revolving credit facility for up to $75 million, including $45 million which could be used for letters of credit. Under the terms of the credit facility and indenture governing the senior notes, American Ref-Fuel is subject to certain quarterly financial covenants, as defined in the credit facility and indenture governing the senior notes, with respect to leverage and adjusted cash flow coverage ratios. American Ref-Fuel is currently in compliance with respect to the financial covenants. For more information regarding the credit facility and indenture and the quarterly financial covenants referenced therein, see "Business of Ref-Fuel Holdings--Financing." To receive copies of the indenture or the credit facility, see "Where You Can Find More Information" in this prospectus. As of March 31, 2004, there were no borrowings and $7.0 million of letters of credit outstanding.

Cash Flows

Operating Activities

         Ref-Fuel Holdings' net cash flows provided by operating activities totaled $45.6 million for the three months ended March 31, 2004, compared with $43.0 million for the three months ended March 31, 2003. The increase in cash flow from operating activities of $2.6 million is attributable to an increase of approximately $1.7 million due to increased cash flow from waste volumes and metal pricing. In addition, there was an increase in interest payable as a result of the refinancing which occurred in 2003. During this refinancing, American Ref-Fuel issued debt with semi-annual payments, in June and December, replacing the old debt which had quarterly payments. This resulted in a significant change in the accrued interest payable. This increase from 2003 was partially off-set by other timing differences in working capital.

         Ref-Fuel Holdings net cash flows provided by operating activities totaled $185.9 million for the year ended December 31, 2003, compared with $198.6 million for the year ended December 31, 2002. The decrease in cash flow from operating activities of $12.7 million is attributable to a $23.8 million payout under a terminated long-term compensation plan in 2003 that did not occur in 2002, offset by increased operating income in 2003.

Investing Activities

         Cash flows utilized in investing activities are typically related to capital additions and restricted cash changes. Ref-Fuel Holdings is required to maintain cash and investment balances that are restricted by provisions of its debt agreements and lease agreements. Ref-Fuel Holdings capital additions consist primarily of expenditures to maintain the operation of the ARC operating facilities, including expenditures for replacement and refurbishment of equipment and environmental compliance that increase value, change capacities or extend useful lives.

         Cash flow utilized in investing activities totaled $13.1 million for the three months ended March 31, 2004, compared with $11.4 million for the three months ended March 31, 2003. The increase in cash used of $1.7 million is primarily due an increase in capital expenditures of $3.3 million, slightly reduced by the increase in restricted cash balances of $1.1 million. The increase in capital expenditures was attributable to additional repairs.

         Cash flow utilized in investing activities totaled $34.2 million for the year ended December 31, 2003, compared with $69.5 million for the year ended December 31, 2002. The reduction of $35.3 million is primarily due to a change in the requirement for restricted cash due to changes in the timing of debt payments.

Financing Activities

         Cash flows utilized in financing activities are related to borrowings of long-term debt, principal payments of long-term debt and distributions to members.

         Cash flows utilized in financing activities totaled $75.6 million for the three months ended March 31, 2004, as compared with $77.5 million for prior year's period. The reduction of cash used of $1.9 million resulted from a reduction of long-term debt payments in the amount of $4.8 million the majority of which was as a result of the refinancing which occurred in 2003, offset by an increase in distributions of $3.0 million.

         Cash flows utilized in financing activities totaled $125.3 million for the year ended December 31, 2003, compared with $110.7 million for the year ended December 31, 2002. In 2002, Ref-Fuel Holdings borrowed $40.0 million against its revolving credit facility and repaid debt of $56.0 million. Ref-Fuel Holdings increased its outstanding borrowings by approximately $325.3 partially in connection with the refinancing of the senior notes in 2003. Repayments of debt were approximately $372.9 million. Additionally, distribution to members decreased by $22.0 million in 2003.

Capital Structure and Resources

         As of March 31, 2004, Ref-Fuel Holdings had an aggregate of $1.1 billion in outstanding debt relating to those operating facilities, with maturities ranging from 2004 to 2026. Some of ARC operating companies are obligated to restrict funds on a monthly basis from revenues from operations for payment of Ref-Fuel Holdings debt and certain ARC operating companies are required to maintain debt service reserve funds pursuant to the debt instruments governing such debt. Ref-Fuel Holdings management believes that all debt service reserve funds requirements have been satisfied.

         In order to provide American Ref-Fuel with an additional source of funds to meet calls on American Ref-Fuel's project support obligations, each of Ref-Fuel Holdings' Member has entered into the Equity Contribution Agreement pursuant to which each member has agreed to provide up to $50 million in equity capital to the Company. Each of Ref-Fuel Holdings' Member's obligation to make equity contributions under the Equity Contribution Agreement is conditioned upon the other making an equal contribution and is limited to each making no more than $50 million of aggregate equity contributions. If a Member is not rated at least BBB by S&P, such party is required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure its obligations under the Equity Contribution Agreement.

         American Ref-Fuel's cash requirements for 2004 are expected to be funded by cash flows from operations. American Ref-Fuel's cash management practices are to maintain sufficient funds in each ARC operating company to meet its projected cash requirements. American Ref-Fuel management reviews cash balances and determines cash available for distribution on a quarterly basis. At each of the ARC operating companies, American Ref-Fuel management's historic practice has been to distribute all cash in excess of anticipated needs on a monthly basis, as allowed by the project level financings.

Commitments and Contingencies

         The following is a schedule of Ref-Fuel Holdings' contractual obligations outstanding at March 31, 2004:

                                                                                Payment Due by Period
Contractual Obligations                                            Less than                                            More than
                                                      Total          1 Year           1-3 Years          3-5 Years       5 Years
                                                      -----          ------           ---------          ---------       -------
                                                                                   (in thousands)

Long-term debt obligations....................       $ 1,109,942       $ 82,876        $  154,978      $ 189,443      $ 682,645
Operating lease obligations...................           152,055         14,318            27,968         29,216         80,553
Other long-term liabilities reflected on
  balance sheet under GAAP....................            17,468          6,955               496              -         10,017
                                                          ------          -----               ---              -         ------

Total.........................................       $ 1,279,465      $ 104,149        $  183,442      $ 218,659      $ 773,215
                                                       =========        =======           =======        =======        =======





         Additionally, Ref-Fuel Holdings maintained employment agreements with nine officers which expired on December 31, 2003. These agreements were replaced with new agreements on January 1, 2004, the maximum liability of which is $2.2 million.

Effect of Inflation

          Ref-Fuel Holdings' management believes that Ref-Fuel Holdings' results of operations have not been materially impacted by inflation over the past three years.

Critical Accounting Policies

         The management of Ref-Fuel Holdings is responsible for its financial statements presented in this prospectus and has evaluated the accounting policies used in their preparation. The management of Ref-Fuel Holdings believes these policies to be reasonable and appropriate. The following discussion identifies those accounting policies that Ref-Fuel Holdings believes are critical in the preparation of Ref-Fuel Holdings' financial statements, the judgments and uncertainties affecting the application of those policies, and the possibility that materially different amounts would be reported under different conditions or using different assumptions.

    Use of Estimates in Preparing Financial Statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the significant estimates affecting the financial statements are those related to the realizable value of accounts receivable, long-lived assets, liabilities for self-insurance, allocation of purchase price and certain landfill liabilities. Such estimates are subsequently revised, as necessary, when additional information becomes available. Actual results could differ from those estimates.

    Revenue Recognition. Ref-Fuel Holdings recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received and revenue from energy production is recognized as the energy is delivered. Each ARC operating facility has one or more long-term power sales contracts for the sale of energy with contracts expiring in 2009 to 2021. Each ARC operating facility is contractually obligated for waste services from its host community or communities with contracts expiring in 2009 to 2020. In addition to the host community contracts, certain facilities enter into long-term waste service contracts with surrounding communities. Additionally, TransRiver markets waste capacity not committed to long-term waste contracts.

         In connection with the acquisition of the Semass Partnership, Ref-Fuel Holdings is accounting for the long-term power contracts acquired in accordance with Emerging Issues Task Force (EITF) Issues 91-6 "Revenue Recognition of

Long-Term Power Sales Contracts" and 96-17 "Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms" which require the Semass Partnership and American Ref-Fuel to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made quarterly based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract.

    Property, Plant and Equipment. Property, plant and equipment are carried at cost. American Ref-Fuel provides for depreciation using the straight-line method over the estimated useful lives of the assets. Cost and accumulated depreciation of retired or disposed plant and equipment are removed from the respective accounts and the gain or loss, if any, is reflected in net income.

         Routine repairs and maintenance are charged against current operations. Expenditures that increase value, change capacities or extend useful lives are capitalized.

         American Ref-Fuel maintains a supply of various spare parts integral to its operations. Certain spare parts which management does not expect to use within the upcoming year have been classified as long-term spare parts inventory with property, plant and equipment.

    Landfill Costs. In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

         SFAS 143, which primarily impacts Ref-Fuel Holdings' accounting for its landfill operation, does not change the landfill accounting followed historically by Ref-Fuel Holdings. Ref-Fuel Holdings expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice will continue to be followed upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Effective January 1, 2003, upon adoption of SFAS 143, Ref-Fuel Holdings recognized an asset and corresponding liability of approximately $0.7 relating to landfill retirement obligations related to post-closure activities equal to their estimated fair value. Landfill retirement costs arising from post-closure obligations, which was capitalized as part of the landfill asset, are amortized consistent with Ref-Fuel Holdings' current estimated life and are non-cash in nature. Landfill retirement costs arising from final capping obligations, will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers.

    Goodwill. Goodwill represents the total consideration paid in excess of the fair value of the net tangible and intangible assets acquired. Effective January 1, 2002, upon adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), Ref-Fuel Holdings stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, Ref-Fuel Holdings performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach which was consistent with the approach used upon adoption of SFAS 142. Based upon its most recent analysis, Ref-Fuel Holdings believes that no material impairment exists.

    Energy Contract Intangibles. Energy contract intangibles represent the amount by which the contractual rates in long-term energy sales contracts held by certain subsidiaries of Ref-Fuel Holdings exceeded fair value on the dates that such contracts were acquired. These contract related intangibles are being amortized against income as a reduction of energy revenues on a straight-line basis over periods ranging from 10 to 20 years, which represented the remaining term of the applicable contracts as of the dates of acquisition.

    Operating Lease. The fair value adjustment related to the operating lease with respect to the Delaware Valley facility represents the liability by which the present value of future rent payments on the Delaware Valley facility lease exceeds the fair value of the Delaware Valley facility as of the acquisition date. This amount is being amortized as a decrease in facility rent expense on a straight-line basis over approximately 15 years, which represented the life of the associated lease at the time of acquisition.

    Long Term Waste Contracts. The fair value adjustment related to the acquired long-term waste contracts represents the liability by which the present value of costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by the Semass Partnership exceeded the estimated fair value of the contract revenue at the date of acquisition. The liability is being amortized as an increase to waste disposal revenues using the straight-line method and an increase to interest expense using the effective interest method over 19 years, the remaining term of the applicable contracts as of the date of acquisition.

    Review of Long Lived Assets. Ref-Fuel Holdings reviews long-lived assets for impairment, whenever events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable. American Ref-Fuel performs cash flow analyses to determine if an impairment exists. If the sum of the expected future cash flows is less than the carrying amount, an impairment loss is recognized. Based upon its most recent analysis, Ref-Fuel Holdings believes that no material impairment exists. Additionally, Ref-Fuel Holdings periodically reviews the estimated useful lives of long-lived assets.

    Taxation. The operating subsidiaries consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Ref-Fuel Holdings level, but rather on the individual members. Certain wholly-owned non-operating subsidiaries of Ref-Fuel Holdings are taxable corporations.

Effect of New Accounting Standards

         In January 2003, the FASB issued Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities." FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to existing variable interest entities in the periods beginning after June 15, 2003. Ref-Fuel Holdings has determined that FIN 46 does not have a material effect on its financial position, results of operations or cash flows.

                          BUSINESS OF REF-FUEL HOLDINGS



Overview

         Ref-Fuel Holdings was formed for the purpose of obtaining 50 percent ownership of partnerships that develop, own and operate WTE facilities that combust municipal solid waste and produce energy in the form of electricity and steam.

         On April 30, 2001, Ref-Fuel Holdings contributed its interests to American Ref-Fuel and American Ref-Fuel purchased certain interests in the following:

         o American Ref-Fuel Company of Hempstead, a New York general partnership and the beneficial owner of the Hempstead facility (the Hempstead Partnership);

         o American Ref-Fuel Company of Essex County, a Delaware general partnership and the beneficial owner of the Essex facility (the Essex Partnership);

         o American Ref-Fuel Company of Southeastern Connecticut, a Connecticut general partnership and the beneficial owner of the Seconn facility (the Seconn Partnership);

         o American Ref-Fuel Company of Niagara, L.P., a Delaware limited partnership and the beneficial owner of the Niagara facility (the Niagara Partnership);

         o American Ref-Fuel Company of Semass, L.P., a Massachusetts limited partnership (Semass L.P.) and the owner of 90% of the Semass Partnership, the owner of the Semass facility (the Semass Partnership), and American Ref-Fuel Operations of Semass, L.P., a Delaware limited partnership and the operator of the Semass facility (the Semass Operator); and

         o American Ref-Fuel Company of Delaware Valley, L.P., a Delaware limited partnership and the lessee of the Delaware Valley facility (the Delaware Partnership).

         We sometimes refer to these entities, including the Semass Partnership and Semass Operator but not including Semass, L.P., as the ARC operating companies.

         Ref-Fuel Holdings also contributed to American Ref-Fuel its interests in TransRiver and the ARC Management Company. The ARC operating companies, TransRiver and ARC Management Company are now indirect, wholly-owned subsidiaries or, in the case of the Semass Partnership, a controlled partnership, of American Ref-Fuel. As a result of the reorganization, American Ref-Fuel is a holding company and operates its business through ARC Management Company, the ARC operating companies and TransRiver. ARC Management Company, a wholly-owned subsidiary of American Ref-Fuel, runs the day-to day operations of American Ref-Fuel including the provision of legal, accounting and engineering services.

         The following is a chart of the ARC operating companies and TransRiver, each of which is indirectly 100% owned by American Ref-Fuel, except for the Semass Partnership, which is indirectly 90% owned by American Ref-Fuel:


                               American Ref-Fuel
                                  Company LLC
                                      |
                                  Intermediary
                               Ownership Interests
|                      |                |                      |                |               |       |                   |
American Ref-Fuel  American Ref-Fuel  American Ref-Fuel  American Ref-Fuel  American Ref-fuel  Semass  American Ref-fuel TransRiver
Company of         Company of         Company            Company of         Operations      Partnership  Company of      Marketing
Hempstead          Essex              of                 Niagara,           of                         Delaware Valley,  Co., L.P.
                   County             Southeastern       L.P.               Semass, LP                      LP
                                      Connecticut

American Ref-Fuel's facilities are located in:

         o        Hempstead, New York;

         o        Newark, New Jersey;

         o        Preston, Connecticut;

         o        Niagara Falls, New York;

         o        Rochester, Massachusetts; and

         o        Chester, Pennsylvania.

We refer to these facilities as the ARC operating facilities. The ARC operating facilities together process approximately 5 million tons of waste annually and sell approximately 2.6 million megawatt hours (MWH) of electricity each year. In 2003, approximately 72% of American Ref-Fuel's total gross revenues were derived from long-term waste disposal and energy contracts.

         TransRiver provides waste marketing services to American Ref-Fuel and owns a 740 ton-per-day transfer station in Lynn, Massachusetts. American Ref-Fuel, through ARC Management Company, provides technical support, environmental permitting support, operating and maintenance support, and general and administrative services to the ARC operating companies and TransRiver.

ARC Operating Facility Information


                                                               Capacity               Contract Expiration Date
                                                                                         Service                  Date of Commercial
                                                                                       Agreements/    Electricity   Operation/Date
                                                       Waste           Electric         Disposal        Sales        Acquired by
    Operating Facility             Location         Disposal(1)     Generating(2)       Contracts     Contracts   American Ref-Fuel
    ------------------             --------         -----------     -------------       ---------     ---------   -----------------
                                                     (tons per     (megawatt hours
                                                       year)          in 000's)

Hempstead                   Hempstead, NY                 914,325              630.7       2009          2009            1989
Essex                       Newark, NJ                    985,500              613.2       2020          2021            1991
Seconn                      Preston, CT                   258,000              157.7       2015          2017            1992
Niagara                     Niagara Falls, NY             821,250              438.0    2007-2012        2014         1980/1993
Semass                      Rochester, MA               1,740,000              692.0    2004-2016        2015         1989/1996
Delaware Valley             Chester, PA                 1,575,000              692.0       2017          2016        1992/1997(3)


-----------

(1) Waste disposal capacity represents the permitted annual waste disposal volumes (excluding alternate fuel processed), available for processing each year, please see the Waste and Alternate Fuels processed table in "Business of Ref-Fuel Holdings--ARC Operating Facility Information".

(2) Electric generating capacity is presented in megawatt hours per year, see the Power Sold table in "Business of Ref-Fuel Holdings--ARC Operating Facility Information".

(3) Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

         The ARC operating companies derive revenues principally from disposal or tipping fees received by the ARC operating facilities for accepting waste and the sale of electricity and steam produced by those facilities. Each of the ARC operating companies has outstanding indebtedness with respect to the ARC operating facilities. The majority of this indebtedness is evidenced by tax-exempt bonds and is collateralized by the ARC operating facilities and other assets of the ARC operating companies. American Ref-Fuel also has outstanding indebtedness. Substantially all distributions to American Ref-Fuel from the ARC operating companies, after the payment of expenses and debt service on ARC operating company-level indebtedness, are subject to the satisfaction of financial tests. For more information regarding these tests, see the discussions in the individual facilities, in "Business of Ref-Fuel Holdings--The ARC Operating Facilities." Distributions from American Ref-Fuel to Ref-Fuel Holdings, after the payment of expenses and debt service on American Ref-Fuel indebtedness, are subject to the satisfaction of financial tests. As of December 31, 2003, American Ref-Fuel and its operating companies were in full compliance with their covenants.

Key Operating Data

         The ARC operating companies generate revenues from three primary sources:

o    tipping fees (approximately 59% of total gross revenues in 2003);

o    energy sales (approximately 38% of total gross revenues in 2003); and

o other sources such as ferrous and non-ferrous sales (approximately 3% of total gross revenues in 2003).

         Tipping fees include amounts that municipalities and other waste handlers pay the ARC operating companies and TransRiver for accepting the waste materials that are transported to American Ref-Fuel's facilities pursuant to waste disposal agreements. Certain waste disposal agreements with municipal customers guarantee minimum waste shipment deliveries to the ARC operating facilities. In the event counterparties to these contracts fail to provide the ARC operating companies with the agreed waste supply, the contracts generally provide for the ARC operating companies to be compensated by the counterparties in an amount equal to the shortfall in revenues, if any, after giving effect to the value received by the ARC operating companies through mitigating delivery shortfalls by obtaining municipal solid waste from alternate sources. For energy revenues, ARC operating facilities burn waste materials to produce steam in water wall boilers that is either sold to adjacent industrial users or converted to electricity and sold to local utilities. The internal power consumption of the ARC operating facilities is approximately 13% of the electricity generated, on average, and the remaining electricity is sold to customers. The contracts with local utility customers generally provide that such utilities will purchase all power produced at each ARC operating facility.

         In 2003, approximately 72% of total gross revenues were generated under long-term waste disposal and energy contracts. American Ref-Fuel reports that it intends to renegotiate some or all of these long-term waste and energy contracts at market prices upon their expiration. We cannot assure you that these contracts will be successfully extended.

         The following information relates to the ARC operating facilities as of December 31, 2003:


Operating Facility                                             Waste          Power         Date of Commercial        Revenues under
------------------
                                                            Contract       Contract                 Operation/             Long Term
                                                               Years          Years           Date Acquired by          Contracts(1)
                                                                                                                        ------------
                                                           Remaining      Remaining          American Ref-Fuel

Hempstead..........................................                5              5                       1989             97%
Essex..............................................               16             17                       1991             96%
Seconn.............................................               11             13                       1992             90%
Niagara............................................              3-9             10                  1980/1993             72%
Semass.............................................             1-13             11                  1989/1996             55%
Delaware Valley....................................               13             12               1992/1997(2)             57%

----------

(1) Represents the portion of gross revenues generated by contracts with an original term of three years or greater. Gross revenues do not include fair value amortization and revenue levelization adjustments.

(2) Date acquired for the Delaware Valley facility refers to the date of acquisition by Allied. Following that date, the Delaware Valley facility was managed by a predecessor of American Ref-Fuel until it was acquired by American Ref-Fuel on April 30, 2001.

         American Ref-Fuel's facilities are among the largest in the northeastern United States, together processing a total of approximately five million tons of waste in each of the years indicated below.


Waste and Alternate Fuels Processed ('000 tons/year)                                   1999(1)      2000     2001      2002     2003
----------------------------------------------------                                   -------      ----     ----      ----     ----

Hempstead Facility.............................................................            926       897      915       923      936
Essex Facility.................................................................            975       916      918       899      937
Seconn Facility................................................................            245       241      248       252      258
Niagara Facility...............................................................            760       782      755       725      755
Semass Facility................................................................            978     1,106    1,091     1,056    1,069
Delaware Valley Facility.......................................................          1,040     1,114    1,151     1,060    1,111
                                                                                         -----     -----    -----     -----    -----

Total..........................................................................          4,924     5,056    5,078     4,915    5,066
                                                                                         =====     =====    =====     =====    =====



         The ARC operating facilities sell approximately 2.6 million MWH of electricity in each of the years indicated below.


Power Sold ('000 MWH)                                                                  1999(1)      2000     2001      2002     2003
---------------------                                                                  -------      ----     ----      ----     ----

Hempstead Facility.............................................................            562       537      547       541      557
Essex Facility.................................................................            514       465      468       465      479
Seconn Facility................................................................            129       126      129       137      138
Niagara Facility...............................................................            301       299      289       278      270
Semass Facility................................................................            561       631      612       597      591
Delaware Valley Facility.......................................................            567       616      618       554      577
                                                                                           ---       ---      ---       ---      ---

Total..........................................................................          2,634     2,674    2,663     2,572    2,612
                                                                                         =====     =====    =====     =====    =====





         The following table summarizes each ARC operating facility's weighted average boiler availability levels. The availability levels indicate the total annual boiler hours that boilers produced steam.




Availability Levels                                                                      1999(1)     2000     2001     2002     2003
-------------------                                                                      -------     ----     ----     ----     ----

Hempstead Facility..................................................................       95.5%    92.2%    93.8%    93.1%    94.8%
Essex Facility......................................................................        95.9     90.7     92.5     92.7     92.6
Seconn Facility.....................................................................        96.9     93.9     95.3     96.2     96.3
Niagara Facility....................................................................        93.4     92.5     90.3     89.8     89.7
Semass Facility.....................................................................        88.0     93.2     91.6     89.6     87.6
Delaware Valley Facility............................................................        88.1     92.2     92.1     88.4     88.4
                                                                                            ----     ----     ----     ----     ----

Average.............................................................................       92.2%    92.3%    92.5%    91.0%    90.9%
                                                                                           =====    =====    =====    =====    =====


-----------

(1) For the fiscal year ended September 30, 1999.

Support Obligations; Equity Contribution Agreement

         American Ref-Fuel guarantees or provides support for each of its subsidiaries that owns an ARC operating facility, in one or more of the following forms:

         o        guarantees of recourse debt;

         o support agreements in connection with service agreement-related obligations for each of the Hempstead facility, the Semass facility, the Seconn facility and the Delaware Valley facility; and

         o contingent credit support for damages from performance failures, environmental indemnities, or contingent capital and credit support to finance costs, in most cases in connection with a corresponding increase in service fees, relating to uncontrollable circumstances.

         In order to provide American Ref-Fuel with an additional source of funds to meet calls on American Ref-Fuel's project support obligations, Duke Capital and UAE Corp. entered into an equity contribution agreement, dated April 30, 2001, pursuant to which each agreed to provide up to $50 million in contingent equity capital to American Ref-Fuel to meet calls on American Ref-Fuel's project support obligations. Pursuant to the terms of an equity purchase agreement, MSW Energy Holdings assumed Duke Capital's obligations under the equity contribution agreement and caused Duke Capital to be unconditionally released from its obligations.

         Each of MSW Energy Holdings' and UAE Corp.'s obligation to make equity contributions under the equity contribution agreement is conditioned upon the other making an equal contribution and will be limited to each making no more than $50 million of aggregate equity contributions. Payment obligations under the equity contribution agreement are triggered by a call by American Ref-Fuel, issued to each of MSW Energy Holdings and UAE Corp. Most of American Ref-Fuel's support obligations are covered by the equity contribution agreement.

         If MSW Energy Holdings or UAE Corp. are not rated at least BBB by S&P, MSW Energy Holdings or UAE Corp., as applicable, are required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure its obligations under the equity contribution agreement. In addition, either or both of MSW Energy Holdings and UAE Corp. are obligated to provide letters of credit satisfying the above specified criteria if S&P requires such credit support in order for American Ref-Fuel to retain a credit rating of at least BBB-. As of the date hereof, each of MSW Energy Holdings and UAE Corp. have caused such a letter of credit to be issued.

         The commitment to make equity contributions in accordance with the equity contribution agreement is unconditional and irrevocable, is not subject to termination and will remain in effect until the earlier of April 30, 2026 or the date on which all credit support obligations have been satisfied or paid in full, or otherwise terminated.

         If MSW Energy Holdings or UAE Corp., directly or indirectly, sells, transfers or otherwise disposes of its entire interest in Ref-Fuel Holdings, MSW Energy Holdings or UAE Corp., as applicable, can be released of its obligations under the equity contribution agreement, provided all of such obligations are assumed by an entity that is rated at least BBB by S&P, or such obligations are secured by a letter of credit from a commercial bank that is rated at least A-by S&P.

The ARC Operating Facilities

         We have included brief descriptions of each of the ARC operating facilities below.

Hempstead Facility



 History and Ownership. The Hempstead Partnership beneficially owns and operates the Hempstead facility, a 72-megawatt, 2,505-ton-per-day WTE facility located in the Town of Hempstead, New York. The Hempstead facility was developed and constructed by the Hempstead Partnership at an overall cost of $424 million and began commercial operations in November 1989. The Hempstead facility utilizes the DBA technology. The components of the Hempstead facility include three identical and independently operated furnace/boiler units and one turbine-generator.

 Waste Capacity and Supply. The Hempstead facility has a permitted capacity of 914,325 tons per year of municipal solid waste per calendar year, exclusive of wood waste. In addition, the Hempstead facility has burned 30,000 to 40,000 tons per year of wood waste as supplemental fuel.

         The Hempstead Partnership, the Town of Hempstead and the Town of Hempstead (on behalf of the Town of Hempstead Refuse Disposal District) entered into a service agreement dated as of December 1, 1985, with a term ending August 29, 2009. Pursuant to the Hempstead service agreement, the Hempstead Partnership is obligated to process, or otherwise dispose of, acceptable waste delivered to the Hempstead facility by the Town of Hempstead and the Town of Brookhaven. The Town of Hempstead is obligated to:

         o deliver or cause to be delivered to the Hempstead facility for processing and/or disposal all acceptable waste generated within the Town of Hempstead (Town Waste) and certain acceptable waste generated within the Town of Brookhaven and requested by the Hempstead Partnership (Brookhaven Waste);

         o pay service fees for the processing and/or disposal of the acceptable waste, and in any event to pay monthly service fees with respect to an annual aggregate of at least 540,000 tons per year (subject to adjustment but in no event less than 465,000 tons per year) of Town Waste (the Guaranteed Tonnage) and up to 200,000 tons per year of Brookhaven Waste, whether or not such tonnage is actually delivered (subject to reduction of amounts due with respect to delivery shortfalls based on certain revenues derived by the Hempstead Partnership from waste other than Town Waste and Brookhaven Waste); and

          o provide a disposal facility for ash, non-processible waste, certain residue and by-pass waste.

         Under limited circumstances, the Town of Hempstead is obligated to pay the Hempstead Partnership amounts intended to mitigate the effect of lost energy revenues attributed to tons of waste not delivered by the Town of Hempstead with respect to the Guaranteed Tonnage. The Town of Hempstead pays a base per ton fee for waste delivered to the Hempstead facility and certain costs arising from uncontrollable circumstances and is obligated to pay the base per ton fee for the Guaranteed Tonnage and up to 200,000 tons of Brookhaven Waste per year (subject to mitigation by the Hempstead Partnership) even if the Town of Hempstead does not deliver these minimum quantities of waste to the Hempstead facility.

         The Towns of Hempstead and Brookhaven have entered into an agreement for the delivery and acceptance of solid waste and process residue dated September 13, 1991 with a term ending August 29, 2009 (the Waste Delivery Term) with respect to acceptable waste and January 31, 2005 with respect to ash (subject to an extension period to August 29, 2009, at the sole option of Brookhaven). Pursuant to this delivery and acceptance agreement, during the Waste Delivery Term, Brookhaven is obligated to deliver to the Hempstead facility specified monthly tonnages of acceptable waste (aggregating up to 200,000 tons per year) and pay the Town of Hempstead a waste service fee (the Waste Service Fee) based on the number of tons of waste actually delivered to and accepted by the Town of Hempstead. Under the Hempstead service agreement, the Town of Hempstead is obligated to pay to the Hempstead Partnership an amount equal to the Waste Service Fee for acceptable waste originating in Brookhaven and delivered to the Hempstead facility.

         The Hempstead facility is capable of processing and permitted to process more waste than it anticipates will be delivered by the Towns of Hempstead and Brookhaven pursuant to the Hempstead service agreement. In each year since the Hempstead facility became fully operational, TransRiver has caused enough additional acceptable waste to be delivered to the Hempstead facility to allow operation at close to its permitted processing capacity.

         In 2003, approximately 44% of the Hempstead Partnership's total gross revenues were derived from the Hempstead service agreement and other long-term waste contracts.

 Power Contract. The Hempstead Partnership and the Long Island Power Authority (the successor to the Long Island Lighting Company) (LIPA) are parties to an energy purchase agreement dated October 10, 1986, (the Hempstead PPA), pursuant to which the entire net electrical output generated by the Hempstead facility is sold to LIPA. The Hempstead PPA has a term which ends in April 2009. The Hempstead PPA provides for payments in an amount equal to LIPA's avoided costs per kilowatt hour (which include certain fixed capacity costs), subject to stated floor and ceiling levels which generally increase over time. The rate received by the Hempstead facility in 2003 was approximately 11.0 cents per kilowatt hour. In 2003, approximately 52% of the Hempstead Partnership's total gross revenues were derived from the Hempstead PPA.

         As a result of a planned modification to the Hempstead facility (which includes redesigning the turbine blade and/or improving the cooling tower), to provide additional capacity to LIPA to meet the demand for electricity in its service territory, the Hempstead Partnership and LIPA entered into a first supplement to the Hempstead PPA in January 2003. The first supplement establishes a new generation threshold for the Hempstead facility of 573,000 MWH (subject to adjustment but in no event less than 566,000 MWH) per calendar year. The rate payable by LIPA under the Hempstead PPA for the entire net electrical output of the facility up to the threshold of 573,000 MWH (subject to adjustment as set forth above) will remain the same and will increase for output above the threshold to a fixed rate of $60.00 per MWH, payable in the same manner and at the same times as provided in the Hempstead PPA.

 Financing. The Hempstead facility is nominally owned by the Hempstead Industrial Development Agency (HIDA) and is leased to the Hempstead Partnership under a capital lease agreement. The Hempstead facility has outstanding debt financing in the form of tax-exempt Resource Recovery Revenue Bonds, Series 1997, issued through HIDA, having interest rates of between 3.75% and 5.00% and maturity dates between 1998 and 2009 (the Hempstead Project Bonds). As of December 31, 2003, the Hempstead Partnership's long-term obligation under the capital lease was $133.0 million, which represents approximately the principal amount of the Hempstead Project Bonds outstanding, less reserve funds pledged to the trustee for the bondholders. Upon the payment in full of the principal of and interest on the Hempstead Project Bonds, the Hempstead Partnership has the option to purchase the Hempstead facility from HIDA for $1 and certain other nominal amounts specified in the Hempstead capital lease agreement. Under the capital lease agreement, the Hempstead Partnership is required to make rental payments in such amounts as will pay when due debt service on the Hempstead Project Bonds and all amounts required to fund the debt service reserve fund. As of December 31, 2003, the reserve funds were fully funded at $30.1 million.

         The financing arrangements with respect to the Hempstead facility also include $42.7 million of outstanding corporate credit bonds, which mature on December 1, 2010. American Ref-Fuel anticipates that approximately $36.0 million of corporate credit bonds will be refinanced in 2010, with interest only payments from the date of such refinancing through 2015. In order for distributions to be made:

         o the Hempstead Partnership must have an unencumbered working capital balance of at least 15% of principal and interest accruing in the next succeeding 12 months on the Hempstead Project Bonds;

         o the Hempstead Partnership must certify that it can meet its financial obligations and that no material adverse change has occurred; and

         o        the debt service reserve fund must be fully funded.

         As of December 31, 2003, distributions were not limited by these tests. Historically, after giving effect to these tests, substantially all of the cash generated from the operation of the Hempstead facility, after payment of debt service and expenses, has been distributed by the Hempstead Partnership. Although distributions are limited to once per year, there are no prohibitions restricting the Hempstead Partnership from loaning monies to American Ref-Fuel pending such distributions. As part of its cash management program, the Hempstead Partnership regularly loans funds to American Ref-Fuel. These loans are evidenced by a demand note and the use of the proceeds by American Ref-Fuel is not restricted. Accordingly, the funds are used to pay obligations of American Ref-Fuel and to make distributions to American Ref-Fuel's members. American Ref-Fuel's practice is to repay these loans from the proceeds of distributions when made by the Hempstead Partnership.

 Support Obligations. Pursuant to the terms of a support agreement, American Ref-Fuel is obligated, subject to certain exceptions and limitations, to provide financial support to the Hempstead Partnership to the extent required for the Hempstead Partnership to fulfill its obligations to pay each lease payment installment in accordance with the Hempstead capital lease agreement. In addition, pursuant to such support agreement, American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the Hempstead Partnership in order for the Hempstead Partnership to perform its obligations under the Hempstead service agreement.

         American Ref-Fuel has also guaranteed the due and punctual payment of the principal of, purchase price and premium, if any, of, and the interest on, the corporate credit bonds.

Essex Facility

History and Ownership. The Essex Partnership beneficially owns and operates the Essex facility, a 70-megawatt, 2,700-ton-per-day WTE facility located in the City of Newark, County of Essex, New Jersey. The Essex facility was developed and constructed at a cost of $356 million and began commercial operations in February 1991. The Essex facility utilizes DBA technology. The components of the facility include three identical and independently operated furnace/boiler units and two turbine generators.

 Waste Capacity and Supply. The Essex facility's permitted capacity is approximately 985,500 tons per year. Pursuant to a service agreement dated as of February 28, 1986 between the Essex Partnership and the Port Authority of New York and New Jersey (the Port Authority), fees payable by the Port Authority to the Essex Partnership are not dependent on the quantity of municipal solid waste delivered by the Port Authority to the Essex facility.

         The Essex service agreement has a basic term ending December 31, 2020. Under the Essex service agreement, the Essex Partnership agreed to construct and operate the Essex facility and to process acceptable waste delivered thereto. The service agreement obligates the Port Authority to: (a) deliver or cause to be delivered at least 680,000 tons of acceptable municipal solid waste per year;
(b) pay a fixed annual fee, a portion of which escalates by indexes, certain project costs, other miscellaneous costs including certain environmental costs and costs arising from uncontrollable circumstances; and (c) cause Essex County to provide a disposal facility for ash. The fees paid by the Port Authority are primarily fixed and not subject to the amount of municipal solid waste actually delivered by the Port Authority. The Port Authority receives, as a credit against its payment obligations, approximately 77% of power revenues and 60% of waste revenues from deliveries in excess of 680,000 tons per year. In 2003, approximately 89% of the Essex facility's total gross revenues originated from the Essex service agreement and a waste disposal agreement with New York City that is scheduled to expire in October 2009 (but is subject to early termination by New York City for any or no reason).

 Power Contract. The Essex Partnership and Public Service Electric and Gas Company (PSE&G) are parties to a power purchase agreement, dated July 1, 1985, as amended (the Essex PPA), which expires in February 2021. Under the Essex PPA, the Essex Partnership is not required to deliver electricity to PSE&G but has a right to put electricity to PSE&G at 97% of the market clearing price. The Essex Partnership received (and shared with the Port Authority) approximately 4.1 cents per kilowatt hour for electricity sales during 2003. In 2003, approximately 7% of the Essex Partnership's total gross revenues were received from the Essex PPA. The Essex Partnership currently sells all electricity produced by the Essex facility and not used by the Essex facility in the spot market operated by the Pennsylvania-New Jersey-Maryland (PJM) independent system operator (ISO).

 Financing. The Essex facility is nominally owned by the Port Authority, subject to sale to the Essex Partnership under a conditional sale agreement dated February 28, 1986, and leased to the Essex Partnership under a lease agreement pursuant to which the Essex Partnership has the right to use and operate the Essex facility, subject to certain terms and conditions. Under the conditional sale agreement and other related agreements, the Essex Partnership borrowed $204.1 million from the Port Authority for the development and construction of Essex facility at then current tax exempt rates. Total unamortized project debt was $109 million as of December 31, 2003.

         Distributions are effectively limited to once a year. In addition, for distributions to be made, the Essex Partnership must meet a minimum net current assets test and be in compliance with reserve fund requirements. Historically, after giving effect to such tests, substantially all of the cash generated from the operation of the Essex facility, after payment of debt service and expenses, has been distributed by the Essex Partnership to American Ref-Fuel.

 Support Obligations. Pursuant to the terms of a support agreement, Duke Capital and BFI are obligated to provide certain performance guarantees, financial support and working capital (subject to an aggregate cap of $50 million each) to the Essex Partnership in order for the Essex Partnership to satisfy its obligations under the Essex service agreement, the conditional sale agreement and the lease and agreement between the Port Authority, as lessor, and the Essex Partnership, as Lessee. The Essex Partnership and American Ref-Fuel have agreed, pursuant to separate reimbursement agreements, to reimburse Duke Capital and BFI under the Essex support agreement with respect to payments made by each party pursuant to the support agreement.

Seconn Facility

 History and Ownership. The Seconn Partnership beneficially owns and operates the Seconn facility, an 18-megawatt, 689-ton-per-day WTE facility located in Preston, Connecticut. The Seconn facility was developed and constructed at a cost of $177 million and commenced commercial operations in March 1992. The facility utilizes DBA technology. Components of the facility include two identical and independently operated furnace/boiler units and one turbine generator.

 Waste Capacity and Supply. The Seconn facility's permitted capacity is approximately 252,000 tons per year. In 2003, approximately 77% of the municipal solid waste tonnage was delivered to the Seconn facility under a service agreement dated as of December 1, 1987 between the Seconn Partnership and the Connecticut Resources Recovery Authority (CRRA), pursuant to which the Seconn Partnership constructed the Seconn facility. The annual revenue from the service fee payable under the Seconn service agreement is generally not dependent on the amount of tonnage delivered pursuant to the Seconn service agreement. The Seconn service agreement has a basic term ending on November 11, 2015.

         Pursuant to the Seconn service agreement, the Seconn Partnership is obligated to operate and maintain the Seconn facility and process acceptable waste delivered to the facility. The CRRA is obligated to deliver or cause to be delivered for processing or disposal by the Seconn Partnership all acceptable waste generated within the municipalities participating in the Southeastern Connecticut Regional Resources Recovery Authority (SCRRRA) throughout the term of the service agreement, and to pay, solely from revenues received from such participating municipalities under certain agreements, the service fee to the Seconn Partnership for this disposal service. The CRRA is responsible for providing a disposal facility for ash. The SCRRRA has entered into substantially similar solid waste management service contracts with each of the participating municipalities under which the municipalities have agreed to cause to be delivered and pay for all or any portion of the solid waste generated within their boundaries subject to certain minimum and maximum quantities. The service fee under the Seconn service agreement is calculated from a formula consisting of (i) certain fixed annual amounts, a portion of which escalates by indices, and other miscellaneous costs, plus (ii) costs arising from uncontrollable circumstances, less (iii) a portion of the revenues received by the Seconn Partnership from the sale of electricity. In 2003, approximately 65% of the Seconn Partnership's total gross revenues were derived under the Seconn service agreement and other long-term waste contracts.

 Power Contract. The Seconn Partnership has entered into an electrical energy purchase agreement, dated December 2, 1988 (the Seconn PPA), with the Connecticut Light and Power Company (CL&P), the CRRA and the SCRRRA, for the sale of the entire net electrical output of the Seconn facility to CL&P. The Seconn PPA expires on February 17, 2017. The Seconn PPA was amended in 1998 to settle several disputes and to provide a schedule of unit prices. The Seconn Partnership received approximately 13.1 cents per kilowatt hour for electricity sales in 2003. In 2003, approximately 25% of the Seconn Partnership's total gross revenues were derived under the Seconn PPA.

 Financing. The Seconn facility is nominally owned by the CRRA and leased to the Seconn Partnership under a capital lease agreement dated December 1, 1988 through which the Seconn Partnership anticipates acquiring title to the Seconn facility. The Seconn facility has outstanding debt financing in the form of tax exempt Resource Recovery Revenue Bonds, 1998 Series A, issued through the CRRA, having interest rates between 5.00% and 5.50% and maturity dates between 1999 and 2015. We refer to these bonds collectively as the Seconn Bonds. As of December 31, 2003, $53.0 million remained on the Seconn lease agreement, which approximately represents the principal amount of the Seconn Bonds outstanding, other than certain bonds payable solely by the CRRA, less a debt service reserve fund pledged to the applicable indenture trustee. Under the Seconn lease agreement, the Seconn Partnership is required to make rental payments in amounts sufficient to pay debt service on the Seconn Bonds, restore the debt service reserve fund, and in certain default circumstances to satisfy an additional $9.4 million of bonds issued for CRRA purposes that are currently outstanding.

In addition, the Seconn Partnership is the obligor on corporate credit bonds issued through the CRRA in 2001 and 1992. As of December 31, 2003, $43.5 million of these corporate credit bonds were outstanding.

Distributions are effectively limited to once per year. In addition, a minimum net working capital test must be satisfied prior to distributions being made. Distributions are prohibited if the Seconn Partnership is in default of its principal agreements. Historically, after giving effect to such tests, substantially all of the cash generated from the operation of the Seconn facility, after payment of debt service and expenses, has been distributed by the Seconn Partnership to American Ref-Fuel.

 Support Obligations. Pursuant to the terms of support agreements, American Ref-Fuel is obligated, subject to certain exceptions and limitations, to provide financial support to the Seconn Partnership to the extent required for the Seconn Partnership to fulfill its obligations to pay each lease payment installment in accordance with the Seconn lease agreement. In addition, pursuant to these support agreements, American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the Seconn Partnership in order for the Seconn Partnership to perform its obligations under the Seconn service agreement.

American Ref-Fuel has guaranteed the punctual payment of the principal of, purchase price and premium, if any, of, and the interest on approximately $43.5 million of the corporate credit bonds issued in connection with the Seconn facility.

Niagara Facility

 History and Ownership. The Niagara Partnership beneficially owns and operates the Niagara facility, a 50-megawatt, 2,250-ton-per-day WTE facility located in the City of Niagara Falls, New York. In May 1993, the Niagara Partnership acquired the rights and responsibilities of Occidental Chemical Corporation (Occidental) under a leveraged lease for a refuse derived fuel (RDF) facility that commenced commercial operations in 1980. In addition, the Niagara Partnership leases coal and oil-fired boilers from Occidental in order to maintain back-up steam capacity. In September 1996, the Niagara Partnership completed the addition of two DBA design mass-burn boilers and related air pollution control equipment. The Niagara facility now consists of the DBA boilers and the RDF boilers, which now burn primarily wood waste, all of which are owned by the Niagara Partnership, and the other boilers which continue to be leased from Occidental.

 Waste Capacity and Supply. The Niagara facility's permits allow it to burn wood waste and up to approximately 821,000 tons per year of municipal solid waste. In 2003, the Niagara facility processed 720,531 tons of municipal solid waste and 33,376 tons of wood waste. In 2003, approximately 23% of the Niagara Partnership's total gross revenues were derived under long-term waste contracts with multiple waste suppliers.

The Niagara Partnership entered into an agreement for waste disposal services dated October 2000 for a term of five years with an affiliate of BFI, pursuant to which the BFI affiliate has agreed to accept, and the Niagara Partnership has agreed to deliver for disposal, all residue and non-processible waste from the Niagara facility, up to a specified aggregate annual amount, at a BFI disposal facility located in Niagara Falls, New York.

 Power and Steam Contracts. Power from the Niagara facility is sold to Niagara Mohawk Power Company (NIMO) under a power sales agreement dated as of June 29, 1993 (the Niagara PPA) that terminates in July 2014. The Niagara PPA requires NIMO to purchase all of the electricity produced at the Niagara facility up to a cap of 44.5 megawatts. The price for power delivered under the Niagara PPA is contractually specified for each year. In 2003, the rate was approximately 3.5 cents per kilowatt hour and escalates through 2014 in accordance with the terms of the Niagara PPA. In 2003, approximately 16% of the Niagara Partnership's total gross revenues were derived under the Niagara PPA.

A steam agreement between the Niagara Partnership and Occidental dated May 5, 1993 provides for the purchase of steam by Occidental until May 2013, subject to early termination beginning in 2007 in the event of a shutdown of Occidental's facilities. Pursuant to this Occidental steam agreement, the Niagara facility must have the capacity to provide 2.8 billion pounds of steam per year and maintain capacity of 425,000 pounds of steam per hour at all times. Occidental is obligated to purchase a minimum of 1.5 billion pounds of steam per year. The price for steam under the Occidental steam agreement is adjusted monthly pursuant to a formula. In 2001, additional steam sale agreements have been entered into with Praxair, Goodyear and Niacet. In 2003, approximately 33% of the Niagara Partnership's total gross revenues were derived under long-term steam sale agreements.

The Niagara Partnership entered into an additional steam sales agreement with Norampac Industries, Inc. in December 2002. This Norampac steam agreement provides for the construction of pipeline facilities from the Niagara facility to Norampac's paper mill and the purchase by Norampac, on a take-or-pay basis, of 400 million pounds of steam per year during the first five years after completion of the pipeline facilities and thereafter, all of Norampac's steam requirements for the next two contract years. Completion of the pipeline facilities occurred in July 2003. The term of the Norampac steam agreement is seven years from the completion of the pipeline facilities, subject to a five-year extension by mutual agreement of the parties.

 Financing. In 1994, the leveraged lease financing arrangement for the Niagara facility was terminated concurrently with the commencement of construction of the DBA boilers. The Niagara Partnership currently has approximately $165 million of tax-exempt bonds outstanding which have mandatory tender dates ranging from 2012 through 2015. We refer to these as the Niagara bonds. The Niagara bonds were issued by the Niagara County Industrial Development Agency. American-Ref-Fuel anticipates that 50% of the debt evidenced by the Niagara bonds will be repaid upon the mandatory tender dates in 2012 through 2015 and the remaining 50% will be refinanced upon the mandatory tender dates with interest only payments on the date of refinancing through 2015.

There are no restrictions on the distribution of funds from the Niagara Partnership.

 Support Obligations. American Ref-Fuel provides a guaranty of the due and punctual payment of the principal of, purchase price and premium, if any, of, and the interest on, the Niagara bonds.

American Ref-Fuel has also provided a guaranty to Occidental of certain of the Niagara Partnership's obligations under the Occidental steam agreement.


Semass Facility

 History and Ownership. Semass L.P. owns 90% of the Semass Partnership, which owns the Semass facility, a 2,700-ton-per-day WTE facility located in Rochester, Massachusetts. The Semass facility, which utilizes a RDF design and was originally developed by Energy Answers Corporation, began commercial operations in 1989 and was expanded in 1994 to its current size. Semass L.P. completed the acquisition of its interests in the Semass Partnership and the Semass Operator began operating the system in June 1996.

Unlike the other ARC operating facilities, there is a separate operating company, the Semass Operator, which operates the Semass facility. The Semass Operator has also contracted with the Semass Partnership to operate a landfill owned by a third party (which is used primarily for disposal of residue from the Semass facility), a transfer station and a citizen drop off center, which together with the Semass facility constitute a coordinated waste disposal system. This system is a principal disposal location in southeastern Massachusetts and its transfer station is located near Boston.

 Waste Capacity and Supply. The Semass facility has an effective processing capacity of in excess of 1,100,000 tons per year. In 2003, 33% of the waste received at the Semass facility was delivered under long-term service agreements for the supply of waste with over 40 communities in southeastern Massachusetts (generally through 2016) or other multi-year agreements, and 67% of the supply of waste was delivered by various spot and merchant suppliers. In 2003, approximately 15% of the Semass Partnership's total gross revenues were derived from long-term contracts with municipal customers and the remainder of the revenue was derived from various short term and spot contracts.

 Power Contract. Power from the Semass facility is sold to Commonwealth Electric Company (ComElec) under two power sales agreement, which we refer to as PSA I and PSA II. The term of PSA I and the term of PSA II both end on December 31, 2015. PSA I covers output from the Semass facility up to 47.7 megawatts. PSA II covers the remaining output of the Semass facility above 47.7 megawatts. Pricing of electricity sold pursuant to PSA I is based on a gross national product, implicit price deflator-driven formula through 2006, and the price after 2006 is a minimum of 7.3 cents per kilowatt hour throughout the remainder of the term of PSA I. Pricing under PSA II is based on a fixed schedule through 2004, followed by payments equal to 80% of ComElec's generally available power purchase rate schedule (or agreed upon replacement index) for 2005 through 2010, and 75% of such schedule (or agreed upon replacement index) in 2011 through 2015. Rates were approximately 8.1 cents per kilowatt hour and 13.0 cents per kilowatt hour for PSA I and PSA II in 2003, respectively. In 2003, approximately 40% of the Semass Partnership's total gross revenues were derived from PSA I and PSA II and the remainder was derived from various short term and spot waste contracts.

 Financing. The Semass Partnership has outstanding debt financing in the form of $292.1 million aggregate principal amount of Series 2001A, B and C Resource Recovery Revenue Bonds issued through the Massachusetts Development Finance Agency. The $134.3 million aggregate principal amount Series 2001A Bonds have interest rates between 5.50% and 5.625% and maturity dates between 2010 and 2016. The $118.0 million aggregate principal amount Series 2001B Bonds have interest rates between 5.00% and 5.50% and maturity dates between 2004 and 2010. The $13.9 million aggregate principal amount Series 2001C Bonds (Taxable) have interest rates between 2.90% and 4.00% and maturity dates of 2004.

         Distributions are limited to twice in any fiscal year. In general, distributions may be made only if:

          o certain reserve funds and other funded accounts are funded at target levels;

          o    a debt service coverage test is satisfied; and



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

          o the Semass Partnership is not in default of its obligations under the financing documents.

Historically, after giving effect to these tests, substantially all of the cash generated from the operation of the Semass facility, after payment of debt service and expenses, has been distributed by the Semass Partnership to American Ref-Fuel.

In addition, certain reserve funds and other funded accounts must be funded at target levels before a portion of incentive fees can be paid to the Operator. The Semass Partnership can also defer certain payables to the Semass Operator.

 Support Obligations. Pursuant to the terms of support agreements, American Ref-Fuel is obligated, subject to certain exceptions and obligations, to provide support (subject to an aggregate cap of $17 million) to the Semass Partnership in order for the Semass Partnership to perform its obligations to perform operator services, to pay certain materials and subcontractor costs and to fund a contingent capital account.

Delaware Valley Facility

 History and Ownership. The Delaware Valley facility is located in the City of Chester, Delaware County, Pennsylvania. The 79-megawatt, 2,688-ton-per-day resource recovery facility was constructed by a subsidiary of Westinghouse Electric Corporation and commenced commercial operations in 1992. The plant consists of six mass burn Westinghouse O'Connor rotary waterwall combustors, each nominally rated to burn 448 tons per day of municipal solid waste.

The Delaware Valley facility was sold to and leased back from an owner trustee indirectly controlled by General Electric Capital Corporation pursuant to a leveraged lease in 1991. The Delaware Partnership became a successor lessee under an amended and restated lease agreement and acquired rights relating to the Delaware Valley facility through an assignment of certain key contracts relating to waste supply and power sales from Westinghouse entities. The Delaware Partnership also has acquired the plant site, subject to a site lease to the owner trustee.

 Waste Capacity and Supply. The Delaware Valley facility obtains a supply of waste under a restated service agreement dated December 1, 1988, as amended, with the Delaware County Solid Waste Authority (DCSWA). The obligations of the DCSWA under the Delaware Valley service agreement are guaranteed by Delaware County, Pennsylvania. In 2003, approximately 10% of the Delaware Partnership's total gross revenues were derived under the service agreement and other long-term contracts for waste disposal. The Delaware Valley facility also obtains waste from private companies under spot and short term contracts.

Under the Delaware Valley service agreement, which ends in April 2017, Delaware County is obligated to deliver and pay for disposal of approximately 303,000 tons per year of municipal solid waste and provide a landfill for the disposal of certain waste and residue delivered to or resulting from waste processing at the facility. The service fee payable by Delaware County to the Delaware Partnership for disposal of waste at the Delaware Valley facility, subject to certain service fee increase limitations, consists of:

         o        $0 per ton for the first 267,000 tons per year;

         o        $84 (subject to escalation) for the next 36,000 tons per year;

         o        certain costs of insurance and, other fees; and

         o approximately 56% of the costs arising out of uncontrollable circumstances.

The Delaware Partnership is required through 2006 to deliver all process residue generated by the facility to the landfill and to pay the DCSWA a disposal fee, subject to escalation, of $3 per ton of process residue attributable to 303,375 tons per calendar year of DCSWA waste, and $15.50 per ton of process residue (for the first 40,000 tons per calendar year and thereafter $14 per ton) for all tons of non-DCSWA process residue delivered to the landfill.

 Power Contract. The first 75 megawatts of electricity is sold to Atlantic City Electric Company under an agreement for purchase of electric power with Atlantic City Electric Company dated as of November 18, 1988. The term of this Delaware Valley power contract expires in September 2016. Pricing under the power contract, which escalates according to inflation-based indices, was approximately 5.6 cents per kilowatt hour for 2003. Power in excess of the first 75 megawatts is sold directly into the PJM pool by the Delaware Partnership at the PJM market clearing price. In 2003, approximately 47% of the Delaware Partnership's total gross revenues were derived from the power contract and the remainder was derived from various short term and spot contracts.


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

 Financing. The Delaware Partnership is party to a lease of the Delaware Valley facility, which was amended and restated as of April 1, 1997 and has a basic term which ends July 1, 2019. The basic term may be extended by the Delaware Partnership under various fair market value arrangements. The Delaware Partnership owns the site upon which the Delaware Valley facility is located and has leased the site for a term (including a 10-year renewal option) ending July 1, 2029 to the owner trustee pursuant to a site lease.

The Delaware Partnership is obligated to pay rent designated as "Basic Rent B" under the lease. The Delaware Partnership could be liable to pay "Stipulated Loss Value B" under certain circumstances as determined by a schedule in the lease agreement, a partner of which includes the minimum net retail payment due. At December 31, 2002, the present value (at 6.0%) of Basic Rent B was $120.6 million and Stipulated Loss Value B was $177.4 million. The balance of rental and stipulated loss obligations are referred to as the "A" obligations in the lease and are payable by a trust formed and collateralized by Westinghouse in connection with the disposition of its interest in the Delaware Valley facility. The leveraged lease was funded in part with the proceeds of certain tax exempt industrial revenue bonds, which were refunded in 1997 and are currently outstanding. There were $181.3 million of Delaware County Industrial Development Authority (Pennsylvania) Refunding Revenue Bonds, Series 1997 outstanding as of December 31, 2003. Principal and interest on the bonds is paid from rent under the leveraged lease.

There are no restrictions on distributions applicable to the Delaware
Partnership.

 Support Obligations. Pursuant to the terms of various guarantee agreements, American Ref-Fuel has guaranteed the payments of Basic Rent B and Stipulated Loss Value B to the extent such payments are not made by the Delaware Partnership. American Ref-Fuel is also obligated, subject to certain exceptions and limitations, to provide financial support required by the Delaware Partnership to perform its obligations under the Delaware Valley service agreement.

TransRiver

TransRiver was established in 1994 as a waste marketer to market waste capacity not committed under long-term contracts at each of the Hempstead facility, the Essex facility, the Niagara facility and the Seconn facility. TransRiver's scope was increased to serve the same function for the Semass facility and the Delaware Valley facility and broadened to include "special" (that is, non-hazardous) wastes, ferrous and non-ferrous metals and ash reuse.

TransRiver has multiple short-term and spot contracts with a variety of customers and two material contracts with New York City. Total gross revenues during 2003 were approximately $182 million on volumes of approximately 2,600,000 tons of municipal solid waste and 143,000 tons of metals. TransRiver contracts with each of the ARC operating companies for disposal services and earns a commission for its services that ranges from 6% to 15% of the tipping fee. Its costs include certain handling costs and marketing expenses and it bears the risk of collection. TransRiver has no debt outstanding.

In 2001, TransRiver acquired a 340-ton-per-day transfer station in Lynn, Massachusetts. The transfer station's capacity was expanded to 740 tons per day in 2002.

Financing

American Ref-Fuel has outstanding debt financing consisting of $275 million of 6.26% senior notes due 2015 and a $75 million revolving credit facility. American Ref-Fuel is obligated to make semi-annual principal payments on the senior notes. The revolving credit facility provides for a revolving line of


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

credit of up to $75 million, $45 million of which may be used for letters of credit, and has a three-year term (subject to extension). The ARC senior notes outstanding as of December 31, 2003 were $259 million. There were approximately $7.0 million of letters of credit outstanding and no advances outstanding under the revolving credit facility as of December 31, 2003. The indebtedness under the ARC senior notes and the revolving credit facility rank pari passu and require that American Ref-Fuel maintain debt service reserve amounts solely for the benefit of the bond holders and lenders in an amount equal to the greater of 50% of the next twelve months interest and scheduled principal and other payments or 100% of the next six months interest and scheduled principal and other payments. They also maintain indirect equity interests in the ARC operating companies as collateral.

The agreements governing the indebtedness evidenced by the ARC senior notes and the revolving credit facility each include, among other restrictive covenants, limitations on the ability of American Ref-Fuel and its subsidiaries to incur additional indebtedness. Permitted indebtedness under these agreements is generally limited to:

          o the notes, the revolving credit facility and other existing indebtedness;

          o    purchase money indebtedness;

          o    intercompany debt;

          o    indebtedness that is non-recourse to American Ref-Fuel;

          o indebtedness incurred to finance capital expenditures required by law;

          o    subordinated debt;

          o    up to $5 million of indebtedness incurred in the ordinary course;

          o other indebtedness so long as cash flow coverage tests are satisfied and the ratings are not reduced on the ARC senior notes; and

         o        refinancing indebtedness.

In addition, these agreements also require American Ref-Fuel to redeem, on a pro rata basis, any outstanding indebtedness under the notes and the revolving credit facility from the net cash proceeds that American Ref-Fuel receives from:
(i) the sale of assets, other than in the ordinary course of business, (ii) any condemnation or casualty loss or damage, or (iii) the restructuring of power, steam sales, waste processing or disposal service contracts or other material contracts, unless all of the net cash proceeds received are reinvested or segregated for reinvestment and other conditions are met.

In accordance with the terms of these agreements, American Ref-Fuel is limited in making distributions to Ref-Fuel Holdings. American Ref-Fuel will not make any distribution, unless, and at the time of and after giving effect to such distribution:

          o no default or event of default shall have occurred and be continuing or would occur as a consequence of such distribution;

          o the debt service reserve accounts are funded at their required levels;

          o recourse debt coverage ratio (described below) for the preceding rolling four fiscal quarters is equal to or greater than 1.75 to 1.00;

          o the projected recourse debt coverage ratio for the succeeding rolling four fiscal quarters is equal to or greater than 1.75 to 1.00; and

          o no material adverse effect will occur as a result of making such distribution.

The recourse debt coverage ratio under the agreements is the ratio of (i) adjusted cash flow available for fixed charges to (ii) fixed charges, in each case for the twelve months immediately preceding or ending on any date of determination. The recourse debt coverage ratio was 2.7x for the twelve months ended December 31, 2003.


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

Adjusted cash flow available for fixed charges under the agreements is (i) distributions from American Ref-Fuel subsidiaries, plus (ii) other cash income received by American Ref-Fuel, minus (iii) any expenses paid by American Ref-Fuel (other than fixed charges), minus the sum of (iv) distributions and other cash income that are attributable to extraordinary gains or other non-recurring items, plus (v) fixed charges paid by each of the American Ref-Fuel subsidiaries in respect of recourse debt. Adjusted cash flow available for fixed charges was $172.7 million for the twelve months ended December 31, 2003.

Fixed charges for any period under the agreements are the sum of (i) the aggregate amount of interest expense, letter of credit and other fees with respect to recourse debt, and (ii) the aggregate amount of all payments with respect to principal of any recourse debt. Fixed charges were $64.9 million for the twelve months ended December 31, 2003.

The agreement for the revolving credit facility also contains financial covenants that require American Ref-Fuel to maintain a recourse debt leverage ratio of not more than 5.00 to 1.00 and to maintain a recourse debt coverage ratio of not less than 1.60 to 1.00 for the preceding rolling four fiscal quarters. As of the date of this prospectus, American Ref-Fuel is in compliance with these covenants.

Employees

ARC Management Company, a wholly-owned subsidiary of American Ref-Fuel, runs the day-to-day operations of American Ref-Fuel. Collectively, ARC Management Company and the other subsidiaries of American Ref-Fuel have approximately 720 employees.

Legal Proceedings

American Ref-Fuel and the ARC operating companies are not currently involved in any legal proceedings the outcome of which, if determined against American Ref-Fuel or the ARC operating companies, would have a material adverse effect on American Ref-Fuel's financial condition or results of operations.



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


                             MSW ENERGY HOLDINGS LLC



History and Ownership

We were formed in March 2003 as a Delaware limited liability company for the purpose of acquiring the 50% indirect membership interest in Ref-Fuel Holdings. Ref-Fuel Holdings is a holding company whose sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel. American Ref-Fuel is one of the largest owners and operators of WTE facilities in the northeast United States, as measured by design capacity on a total ton per day basis. Ref-Fuel Holdings is 49.8% owned by us (plus an additional 0.2% interest over which we have voting control) and 50% owned by subsidiaries of United American Energy Holdings Corp. (or UAE Holdings Corp.). As a result of the UAE Transactions, MSW Energy Holdings II LLC owns directly and indirectly the 50% membership interest in Ref-Fuel Holdings that had been owned by the UAE Holdings Corp. subsidiaries. As a result of the Equalization Transactions, which were consummated on April 30, 2004, May 26, 2004 and June 30, 2004, we are owned (i) 60% by MSW Acquisition LLC, an affiliate of CSFB Private Equity, (ii) 39.99% collectively by Highstar Renewable Fuels LLC (Highstar), a subsidiary of AIGGIG, and Highstar Renewable Fuels I LLC (Highstar I), which is owned by AIG Highstar Capital, L.P., an investment fund managed by an affiliate of Highstar and other investment funds managed by an affiliate of Highstar, and (iii) 0.01% by UAE Holdings Corp.

Management

We are managed by our managing member, UAE Holdings, and the board of directors. Our board of directors is deemed to be the board of directors of UAE Holdings, consisting of eight members: four directors designated by CSFB Private Equity, three directors designated by Highstar II (and its permitted transferees), plus one independent director. The overall management and control of MSW Energy Holdings is exercised by the managing member. No member other than the managing member participates in the management, control or direction of the operations, business, or affairs of MSW Energy Holdings, is involved in or transacts business for MSW Energy Holdings, or has the power to act for or on behalf of or to bind MSW Energy Holdings, such powers being vested solely and exclusively in the managing member. Pursuant to the terms of our amended and restated limited liability company agreement (the LLC Agreement), and so long as the notes are outstanding, the consent of the independent director will be required for us to effect any bankruptcy or insolvency proceeding or to consent to any involuntary bankruptcy proceeding. Other than consenting to these bankruptcy and insolvency actions, the independent director is a non-voting director.

Our LLC Agreement provides that, for so long as any notes remain outstanding, we will not, except to the extent permitted under the terms of these notes as more fully described under "Description of the Notes--Certain Covenants":

          o undertake actions unrelated to either our direct and indirect ownership interest in Ref-Fuel Holdings or the issuance of the notes;

          o    incur any indebtedness;

          o voluntarily dissolve or liquidate or engage in any consolidation, merger, conveyance, transfer or sale of assets outside the ordinary course of business; or

          o undertake actions to maintain its existence as a separate and distinct entity, such as maintaining its books and records separate from any other person, not commingling its assets with those of any other person, conducting its business in its own name and maintaining separate financial statements.

Pursuant to the LLC Agreement, UAE Holdings is the managing member of MSW Energy Holdings. Pursuant to the UAE Holdings Shareholders Agreement, the managing member cannot take the actions described below at MSW Energy Holdings without the consent of the DLJMB Funds and Highstar II (and its permitted transferees), so long as they continue to own a minimum percentage of the common stock of UAE Holdings. With respect to the DLJMB Funds, that minimum percentage is either (A) both the DLJMB Funds and Highstar II (and its permitted transferees) each continue to own at least 15% of the common stock of UAE Holdings on a fully diluted basis, or (B) the DLJMB Funds continue to own at least 15% of the common stock of UAE Holdings on a fully diluted basis and continues to own at least 75% of its ownership at the time of the Equalization Transactions. With respect to Highstar II (and its permitted transferees), that minimum percentage is either
(A) both the DLJMB Funds and Highstar II (and its permitted transferees) each continue to own at least 15% of the common stock of UAE Holdings on a fully diluted basis, or (B) Highstar II (and its permitted transferees) continues to own at least 15% of the common stock of UAE Holdings on a fully diluted basis and continues to own at least 75% of its ownership at the time of the Equalization Transactions. These significant actions relate to:

          o    amending their organizational documents;

          o    forming new subsidiaries;

          o    making any substantial change to the character of their business;

          o    incurring indebtedness;

          o purchasing securities of, or property not used in the ordinary course of business from, an unrelated entity;

          o    hiring or firing executive officers or senior management;

          o adopting or amending cash bonus or severance plans with respect to executive officers or equity compensation plans;

          o    entering into transactions with affiliates;

          o    making capital expenditures;

          o    making certain acquisitions of assets;

          o making any sale of equity of any subsidiaries of UAE Holdings or MSW Energy Holdings;

          o    merging or consolidating with any other entity; or

          o    instituting a bankruptcy proceeding.

Legal Proceedings

MSW Energy Holdings is not currently involved in any litigation.

Employees

MSW Energy Holdings has no employees.

Properties

MSW Energy Holdings does not lease or own any physical property or office space.



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                          MSW ENERGY FINANCE CO., INC.



History and Ownership

Our wholly-owned subsidiary, MSW Energy Finance, was formed in June 2003 solely for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the old notes. Other than serving as a co-issuer of the notes, MSW Energy Finance does not have any operations or assets and will not have any revenues. As a result, you should not expect MSW Energy Finance to participate in servicing the interest and principal obligations on the notes.

Management

         The sole director of MSW Energy Finance is Mark W. Romefelt.

Legal Proceedings

MSW Energy Holdings is not currently involved in any litigation.

Employees

MSW Energy Finance has no employees.

Properties

MSW Energy Finance does not lease or own any physical property or office space.



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



                              REF-FUEL HOLDINGS LLC

         Ref-Fuel Holdings LLC is governed by the terms of the Second Amended and Restated Limited Liability Company Agreement dated as of April 30, 2004, by and among MSW Energy Hudson LLC (our wholly-owned subsidiary), Duke Energy Erie LLC, UAE Ref-Fuel II Corp and MSW Energy Holdings II. We hold an indirect 49.8% membership interest in Ref-Fuel Holdings. We refer to the Second Amended and Restated Limited Liability Company Agreement as the Ref-Fuel Holdings LLC Agreement.

         The board of directors of Ref-Fuel Holdings is responsible for the overall management and control of Ref-Fuel Holdings. The board is comprised of seven members, four of which were designated by affiliates of CSFB Private Equity and three of which were designated by Highstar II. Notwithstanding the fact that affiliates of CSFB Private Equity indirectly own a majority of the membership interests of Ref-Fuel Holdings and control a majority of the board of directors of Ref-Fuel Holdings, because of approval rights contained in the UAE Holdings shareholders agreement Ref-Fuel Holdings will not be able to enter into most significant transactions without the consent of Highstar II, and therefore neither we nor CSFB Private Equity or MSW Energy Holdings II will be able to unilaterally control decisions made by Ref-Fuel Holdings. See "MSW Energy Holdings--Management." Neither we nor CSFB Private Equity or MSW Energy Holdings II possess unilateral control over American Ref-Fuel or the cash flows from Ref-Fuel Holdings.

         The transfer of any ownership interest in Ref-Fuel Holdings is subject to restrictions, including a prohibition on any transfer that would subject Ref-Fuel Holdings to regulation under the Public Utility Holding Company Act of 1935 or cause a facility owned by any of the ARC operating companies to lose its qualifying facility status.

                                   REGULATION



Energy Regulatory Matters

         Federal and state energy laws regulate the development, ownership, business organization, and operation of generating facilities and the sale of electricity. The Federal Power Act (FPA) authorizes the Federal Energy Regulatory Commission (FERC) to regulate the wholesale sale of electric energy and the transmission of electric energy in interstate commerce. The Public Utility Holding Company Act of 1935 (PUHCA) provides for regulation of holding companies that hold ownership interests in companies that own or operate facilities for the generation, transmission or distribution of electricity for sale. State laws regulate the activities of utilities which serve retail electric customers.

         The Public Utility Regulatory Policies Act of 1978 (PURPA) was enacted to encourage the development of generating facilities which conserve fossil fuels, either by producing electricity using a fuel other than fossil fuel, or by the cogeneration of electricity and steam or other thermal energy which is useful. Each ARC operating facility meets the requirements for a qualifying facility (QF) in accordance with regulations issued by the FERC pursuant to PURPA. One of the ARC operating facilities, Niagara, qualifies as a cogeneration QF. A cogeneration QF must produce a certain proportion of its total energy output in the form of thermal energy that is used for a commercial purpose, and its fossil fuel input must be in a certain proportion to its electric and thermal output. The other ARC operating facilities satisfy the requirements for qualifying small power production facilities which rely primarily on biomass for fuel and have a net power production capacity no greater than 80 megawatts. All QFs must satisfy the FERC ownership requirement, which states that no more than 50 percent of the stream of benefits from ownership in the generating facility can be owned by electric utilities or electric utility holding companies.

         PURPA requires utilities to purchase the electric output of QFs at negotiated rates or rates up to the incremental or "avoided" cost that the utility would have incurred if it produced the electricity itself or purchased it from another source. State public utility commissions must approve the rates, and in some instances, other contract terms, under which utilities purchase electricity from QFs. State public utility commissions are responsible for determining the avoided cost rates for utilities subject to their jurisdiction, although QFs and utilities may negotiate outside of this framework. Some state public utility commissions require utilities to file their agreements under which utilities purchase electricity from QFs.


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

         Under PURPA and FERC regulations, QFs also are entitled to certain exemptions from the FPA, PUHCA and state utility regulation. Two of the ARC operating facilities, Seconn and Niagara, are exempt from all relevant provisions of the FPA. The other four ARC operating facilities, the Hempstead facility, the Essex facility, the Semass facility and the Delaware Valley facility (collectively, the FPA Facilities) are not fully exempt from the FPA because they are WTE facilities with a net power production capacity larger than 30 megawatts. Companies subject to the FPA must obtain FERC approval for rates and terms for the sale of electric energy at wholesale and must comply with other requirements of the FPA and FERC regulations.

         Each of the FPA Facilities has filed rate schedules with the FERC in compliance with the FPA, so that its power purchase agreement (PPA) with the power-purchasing utility is deemed effective under the FPA. In addition, two of the FPA Facilities, namely the Essex and the Delaware Valley facilities, have received FERC authorization to sell electricity at wholesale at market-based or negotiated rates to any unaffiliated purchaser or into a regional energy market. The other two FPA Facilities, namely the Hempstead and Semass facilities, do not require authorization to sell electricity at market-based rates under current law. In connection with market-based rate authorizations, each of Essex and Delaware Valley currently has a blanket authorization to issue securities or assume liabilities without further FERC approval, and waivers of other FPA regulations which apply to traditional utilities selling electricity at cost-based rates. Each of the FPA Facilities must file quarterly reports providing certain details concerning wholesale power transactions during the prior calendar quarter. The FPA Facilities must obtain the prior authorization of the FERC for change-of-control transactions and for the sale or other transfer of jurisdictional facilities, including wholesale power sale contracts and interconnection facilities connecting a generating facility to the transmission grid. Each of the Hempstead and Semass facilities requires the FERC's prior approval to issue securities or assume obligations with respect to any other person's securities.

         As QFs, all of the ARC operating facilities are exempt from regulation as "electric utility companies" under PUHCA, and ownership of equity interests in the ARC operating facilities is likewise not subject to PUHCA regulation, unless the owner is otherwise independently subject to PUHCA regulation. Thus, no entity would become subject to regulation under PUHCA solely as a result of holding an ownership interest in one or more of the ARC operating facilities. Each of the ARC operating facilities also has been determined to be an exempt wholesale generator (EWG) which is exempt from regulation under PUHCA. An EWG must be engaged exclusively in the business of owning and /or operating an eligible facility and selling electricity at wholesale. An eligible facility is a generating facility that is used solely to produce electricity for sale at wholesale. If any ARC operating facilities ceases to meet the requirements for either QF or EWG status, American Ref-Fuel could remain exempt from PUHCA, provided that the requirements for the other exemption continue to be satisfied. In addition, as QFs, all of the ARC operating facilities are exempt from state laws regulating the rates charged by, or the financial and organizational activities of, electric utilities. Loss of QF status, which could only occur if an ARC operating facility were to no longer comply with the FERC's QF requirements, would terminate the non-PUHCA regulatory benefits and exemptions that all of the ARC operating facilities currently enjoy.

         All of the ARC operating facilities are located within a region served by a FERC-regulated independent system organization (ISO) or regional transmission organization (RTO). An ISO or RTO is a FERC-regulated entity responsible for controlling the transmission system and scheduling transmission service within its region and between regions on an open access basis. ISOs or RTOs also administer regional energy sales markets. The Niagara facility and Hempstead facility are within the New York ISO region; the Semass facility and the Seconn facility are within the New England ISO region; and the Essex facility and the Delaware Valley facility are within the PJM RTO region. The price for electric energy and other electric products sold in these markets other than through bilateral contracts between sellers and purchasers is set by competitive bids to supply and offers to purchase, subject to FERC-approved rules. At this time, the Essex facility and the Delaware Valley facility frequently sell electricity into the PJM spot market, but the output of the other ARC operating facilities generally is fully committed under their respective PPAs.

Environmental Regulatory Matters

         American Ref-Fuel conducts operations that require compliance with environmental provisions of federal, state and local laws, regulations and standards related to protection of human health and the natural environment. Specific rules contained in these laws and regulations address air and water emissions, as well as waste management and disposal. Other provisions of such environmental laws and regulations address rare unplanned events, such as spills, releases and emergency response. Permitting, record-keeping, reporting and periodic certifications, along with routine and periodic inspections and audits are also managed according to applicable laws and regulations.

         American Ref-Fuel has indicated that compliance with such laws and regulations is a major focus for it. According to American Ref-Fuel, its philosophy with regard to environmental matters at American Ref-Fuel and each of the ARC operating facilities includes operating within permit limits and continually striving to improve environmental performance. American Ref-Fuel reports that it believes that all of its operations are compliant in all material respects with the requirements of environmental laws and regulations.

         The ARC operating facilities are subject to numerous federal, state and local environmental permitting and licensing requirements related to the protection of human health and natural resources. American Ref-Fuel reports that it believes that each of the ARC operating facilities has in place all of the material environmental permits and licenses necessary to operate as planned. In addition, several of the ARC operating facilities may operate from time to time pursuant to various orders issued by, and various agreements with, federal, state and/or local environmental regulatory agencies. American Ref-Fuel reports that it believes that each of the ARC operating facilities is compliant in all material respects with any such applicable orders and agreements.

         Certain environmental permits for the ARC operating facilities are subject to periodic renewal or reissuance. There is no assurance that such renewal or reissuance will be granted by regulatory authorities or that any renewed or reissued environmental permit will not contain new, more stringent requirements resulting in the need for additional capital expenditures for modifications to the ARC operating facilities in order to bring the ARC operating facilities into compliance. Any failure or delay in renewing or reissuing environmental permits or any increase in costs resulting from any renewed or reissued environmental permits could adversely effect the operation of the ARC operating facilities. In addition, certain environmental permits contain terms that can result in periodic adjustment of operating limits, which can result in reduced revenue.

         Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of any facility may be required to investigate and remediate past releases or threatened releases of hazardous or toxic substances or petroleum products generated, managed or located at the facility, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and remediation costs incurred by a party in connection with any releases or threatened releases. An operator may also be liable for costs of remediation at a third party's site to which the operator has sent waste for disposal. These laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, impose liability without regard to whether the owner knew of or caused the presence of the hazardous substances or whether the owner owned the property where the release occurred. Courts have interpreted liability under such laws to be strict and joint and several. The cost of investigation, remediation or removal of substances may be substantial. In connection with American Ref-Fuel's ownership and operation of the ARC operating facilities, American Ref-Fuel may become liable for such costs. Although American Ref-Fuel reports that it is not presently aware of any such condition expected to materially affect the ARC operating facilities, it is possible that such conditions impacting the ARC operating facilities could be discovered in the future or that such conditions could be created by future spills or releases. As a result, it is possible that American Ref-Fuel may become liable for remediation costs.

         Several major pieces of environmental legislation are periodically considered for reauthorization or amendment by the United States Congress. These include, among others: the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act; and the Endangered Species Act. Changes to these laws could adversely affect many areas of the operations of the ARC operating facilities.

         We are unable to predict at this time what additional steps American Ref-Fuel may be required to take as a result of the implementation of future environmental protection requirements for air or water and regulation of hazardous or toxic materials, but such steps could adversely affect operations and result in substantial additional costs. Failure to comply with such requirements could result in the complete shutdown of one or more of the ARC operating facilities not in compliance as well as the imposition of civil and/or criminal penalties.

 Delaware Valley Facility Continuous Emissions Monitoring Systems Issues. In 2002 the Delaware Valley facility experienced deterioration of hydrochloric acid
(HCl) monitors and related components due to corrosive flue gases leaking from damaged stack breechings. Some or all of the monitors were out of service for periods of time in 2002 and 2003, contributing substantially to assessed continuous emission monitoring system (CEMS) availability fines of $219,000 for the period of October 2002 through September 2003 and expected fines of $25,000 for the period October to June 2004.

         American Ref-Fuel has repaired the stack breechings and replaced major components of the CEMS system, including installing new multi-component monitors for HCl. The capital cost of these upgrades is estimated to be $1.75 million. For three of the six monitors, installation is complete and certification test reports have been submitted to the Pennsylvania Department of Environmental Protection (PADEP). For the other three monitors installation is complete and verification tests in progress and nearly complete. Certification of the monitors is subject to PADEP approval. It is possible that PADEP will impose requirements involving additional capital and operating costs above those projected by American Ref-Fuel.

 Future Mercury Regulation at the Essex Facility. On January 5, 2004 the New Jersey Department of Environmental Protection (NJDEP) proposed regulations applicable to the Essex facility that will make mercury emission requirements more stringent. Specifically, the proposed requirement will increase the required removal efficiency to 85% removal after one year and 95% removal after seven years versus the current 80% removal, while retaining the alternative limit of 28 micrograms per cubic meter. Assuming the regulations are promulgated in this form, there would be an increased risk that emission exceedances would occur and therefore an increased probability that additional controls would ultimately be required to prevent such exceedances. ARC believes that the new requirements would at a minimum result in increased operating costs of $300,000 to $400,000 annually due to increased use of activated carbon in the current control equipment. It is also possible that the more stringent requirements could require the installation of additional pollution control equipment such as compact hybrid particulate collector units, a device similar to a baghouse. American Ref-Fuel reports that it estimates that the cost of the installation of such additional pollution control equipment, if required, would be approximately $38 million. The Essex service agreement provides a mechanism for a pass-through to the Port Authority of New York and New Jersey of approximately 80% of any additional capital and operating costs that may be required. American Ref-Fuel reports that it cannot currently determine the likelihood of additional and operating capital costs being incurred in connection with these potential changes in regulation, or the total of any such costs.

 Title V Air Permit for the Essex Facility. On September 9, 2003, NJDEP issued a pre-draft Title V air permit which contained new operating limitations and conditions. Many of the new conditions would require Essex to monitor emission sources and operating conditions not currently required to be monitored under the existing air permits or which are monitored or controlled under other permits. Through subsequent comments and negotiations, American Ref-Fuel has negotiated removal or mitigation of the majority of those requirements which had the potential to increase operating costs or result in new or reduced emission limits or reductions in allowed operating rates. Increased monitoring also can increase the risk of non-compliance and the imposition of fines and penalties. A draft permit was issued for public comment in early March 2004. American Ref-Fuel on March 31, 2004, filed comments objecting to the remaining new condition. On June 17, 2004, the NJDEP notified American Ref-Fuel that the remaining objectionable condition related to a more stringent annual mercury emission limit would be amended to increase the limit. A final Title V permit is expected shortly. American Ref-Fuel will continue to work to mitigate similar impacts of remaining permit conditions.

 Possible Changes to Pennsylvania Oxides of Nitrogen Regulations. The PADEP has proposed a regulation that if applicable to waste-to-energy facilities, would lower the existing emission limits for oxides of nitrogen to a standard lower than that which has been achieved by existing technology on waste-to-energy facilities. Currently, the regulation as proposed specifically exempts waste-to-energy facilities. If, however, the regulation is promulgated without the waste-to-energy exemption, American Ref-Fuel would then need to evaluate the Delaware Valley facility's ability to comply using selective non-catalytic reduction technology. If that were not feasible, American Ref-Fuel might be required to retrofit the Delaware Valley facility with selective catalytic reduction at an approximate cost of $30 million. The Delaware Valley service agreement provides a mechanism for a pass-through to Delaware County, Pennsylvania, American Ref-Fuel's primary customer at the Delaware Valley facility, of approximately 56% of the additional costs of any such retrofit. American Ref-Fuel currently expects that the proposed regulation when adopted will include the waste-to-energy exemption.

                                   MANAGEMENT

MSW Energy Holdings

         The following table gives the name, age and position of each of our officers and members of our Board of Directors, which is deemed to be the UAE Holdings board of directors (i.e., the board of directors of our managing member), plus our independent director. Additionally, each of our directors, other than Mr. Panaccione, is also a director of Ref-Fuel Holdings and American Ref-Fuel as of June 30, 2004.


Name                                         Age Position
----                                         --- --------
Marc C. Baliotti........................      34 Director
Ari Benacerraf..........................      40 Director
Daniel H. Clare.........................      32 Director
Michael J. Gruppuso.....................      43 Chief Financial Officer and
                                                 Secretary
OhSang Kwon.............................      35 Director
John T. Miller..........................      57 Chief Executive Officer
Michael J. Miller.......................      45 Director
Andrew T. Panaccione....................      42 Director
Michael W. Ranger.......................      46 Director
John M. Stokes..........................      52 Director


         Mark W. Romefelt is the sole director of MSW Finance and Messrs. J. Miller and Gruppuso hold the same positions with MSW Finance. For biographical information relating to Mr. Baliotti, Mr. Benacerraf, Mr. Ranger, Mr. Gruppuso, Mr. J. Miller, Mr. M. Miller, Mr. Clare, Mr. Kwon, Mr. Romefelt and Mr. Stokes, see below under "Management--Ref-Fuel Holdings."

         Andrew T. Panaccione has served as our independent director since December 2003 and is the President of Entity Services Group, LLC, an unrelated private company owned by Corporation Service Company. We are required to include an independent director on our Board of Directors in order to meet rating agency requirements. Before joining Entity Services Group in 1993, Mr. Panaccione worked for over seven years in the commercial real estate field. Prior to that, Mr. Panaccione was an auditor for Arthur Andersen & Company. Mr. Panaccione also serves as the independent director of MSW Energy Holdings II. Mr. Panaccione graduated cum laude from the University of Delaware with a Bachelor of Science degree in accounting.


Executive Compensation

         We pay an annual fee of approximately $2,500 to Entity Services Group, LLC for the services of Mr. Panaccione, our independent director.

         None of our other directors or officers, all of whom are employed by CSFB Private Equity or AIGGIG or their affiliates, are separately compensated by us for their service as directors and officers.

Ref-Fuel Holdings

         The following table gives the name, age and position of each of Ref-Fuel Holdings officers and directors as of June 30, 2004.


Name                                  Age Position
----                                  --- --------
John T. Miller........................ 57 Chief Executive Officer
Michael J. Gruppuso................... 43 Chief Financial Officer
Mark W. Romefelt...................... 50 Vice President and General Counsel
Michael J. de Castro.................. 42 Vice President of Operations
Marc C. Baliotti...................... 34 Director
Ari Benacerraf........................ 40 Director
Michael J. Miller..................... 45 Director
Michael W. Ranger..................... 46 Director
Daniel H. Clare....................... 32 Director
OhSang Kwon........................... 35 Director
John M. Stokes........................ 52 Director


         John T. Miller has served as Chief Executive Officer of Ref-Fuel Holdings since November 2001. As Chief Executive Officer, Mr. Miller is responsible for the overall management and direction of Ref-Fuel Holdings. Mr. Miller joined Ref-Fuel Holdings in March 1998 as Vice President and Chief Financial Officer. Mr. Miller has also served as our Chief Executive Officer since November 2003, and as Chief Executive Officer of MSW Energy Holdings II since December 2003. Before joining Ref-Fuel Holdings, Mr. Miller was employed by E-Z Serve Corporation, a gasoline retailer and convenience store operator, where he served as Chief Financial Officer. His duties there included a key role in the company's spin off as a separate publicly traded company, and the subsequent negotiation of four acquisitions and related financings that added more than $100 million of enterprise value. Prior to his role at E-Z Serve, Mr. Miller was employed by Gotco Ltd. (4 years); Gulf Oil Corporation (11 years) and Ernst & Young (4 years). Mr. Miller attended John Carroll University in Cleveland, Ohio, where he received a Bachelor of Science degree in Business Administration. He attended the U.S. Army Officer Candidate School in Virginia and served as a Commissioned Officer for two years.

         Michael J. Gruppuso has served as Vice President and Chief Financial Officer of Ref-Fuel Holdings since March 2002 and Chief Financial Officer of Ref-Fuel Holdings since May 2002. Mr. Gruppuso has also served as our Chief Financial Officer and Secretary since November 2003, and in the same positions for MSW Energy Holdings II since December 2003. Mr. Gruppuso joined ARC Management Company in 1991 and served in several financial and managerial positions, most recently Corporate Controller. Since joining Ref-Fuel Holdings, Mr. Gruppuso has been involved in all aspects of Ref-Fuel Holdings' business, including project structuring, financing, acquisitions and strategic planning. Mr. Gruppuso is an 18 year participant in the WTE industry. Prior to joining ARC Management Company, Mr. Gruppuso was employed by KTI Energy, Inc. from 1985 to 1991, an owner and operator of WTE projects, where he served as Vice President, Finance. Prior to KTI, he was a Senior Tax Consultant for Ernst & Young from 1983 to 1985. Mr. Gruppuso received a Bachelor of Science in Finance and Accounting from New York University in 1983.

         Mark W. Romefelt has served as Vice President and General Counsel of Ref-Ruel Holdings since May 1997. Mr. Romefelt has also served as the sole director of MSW Energy Finance II and MSW Finance since April 2004. Mr. Romefelt is responsible for managing the activities of the Law Department, and Environmental and Government Affairs staffs. Prior to joining Ref-Ruel Holdings, Mr. Romefelt worked as senior corporate counsel for Browning-Ferris Industries, Inc. from 1990 to 1997, where, in addition to interfacing with Ref-Fuel Holdings, his practice included domestic and international mergers and acquisitions, joint ventures and finance. He received a JD from Southern Methodist University in 1979 and a Bachelor of Science in Economics from the University of Michigan in 1976.

         Michael J. de Castro has served as Vice President of Operations of Ref-Fuel Holdings since June 2000. Immediately prior to being promoted to Vice President, Mr. de Castro had served as senior plant manager for the Semass facility and the Seconn facility. Mr. de Castro is responsible for all project-related operations, with the plant managers of each ARC operating facility reporting directly to him. He has held numerous posts within Ref-Fuel Holdings organizational structure since joining ARC Management Company in 1989. He holds a Bachelor of Science degree in Mechanical Engineering from the University of Alabama and a Masters in Business Administration from Boston University.

         Marc C. Baliotti has served as a director of Ref-Fuel Holdings since June 2003. He has served as one of our directors since June 2003, and as a director of MSW Energy Holdings II since April 2004. He joined AIG Global Investment Corp. in April 2002 and is a Principal of AIG Highstar II GP, L.P. Mr. Baliotti previously worked as a consultant to Advanstar Communications Inc. from April 2001 to April 2002, as a Vice President with Bluevector, LLC (private equity affiliate of marchFIRST) from April 2000 to April 2001 and as an Associate with Donaldson Lufkin & Jenrette in its Merchant Banking Group from September 1997 to April 2000. Mr. Baliotti is a graduate of the United States Naval Academy and received an M.B.A. from Villanova University while on active duty in the U.S. Navy.

         Michael J. Miller has served as a director of Ref-Fuel Holdings since June 2003. He has served as one of our directors since June 2003, and as a director of MSW Energy Holdings II since April 2004. He joined AIG Global Investment Corp. in December 2001 and is a Managing Director of AIG Highstar II GP, L.P. Mr. Miller previously worked as a Vice President with Enron North America (ENA) from February 1997 to April 2001 and as a Vice President with Enron Corp. from April 2001 to December 2001. At ENA, Mr. Miller led a group that developed and constructed over 3,000 megawatts of electric generation projects throughout the eastern United States. Mr. Miller, who received his B.S. from Rensselaer Polytechnic Institute and his M.B.A. from the University of Chicago, holds the Certified Financial Analyst designation.

         Ari Benacerraf has served as one of our directors, and as a director of Ref-Fuel Holdings, since June 2003. He also has served as a director of MSW Energy Finance II since December 2003. He has been a Managing Director of Credit Suisse First Boston LLC in the Merchant Banking Group since 2001. Mr. Benacerraf joined CSFB at that time upon the merger with Donaldson, Lufkin & Jenrette, where he had been a Vice President and Senior Vice President in the Merchant Banking Group since 1995. Mr. Benacerraf serves on the board of directors of Seabulk International, Inc., Frontier Drilling ASA, Localiza Rent-a-Car S.A. and Amatek Holdings S.A. Mr. Benacerraf holds an M.B.A. degree from the Johnson School of Management at Cornell University.

         Michael W. Ranger has served as one of our directors, and as a director of Ref-Fuel Holdings, since June 2003. He also has served as a director of MSW Energy Finance II since December 2003. Mr. Ranger has been a Managing Director of Global Energy Partners, an affiliate of CSFB Private Equity, overseeing private equity investments in the energy and power industries since 2002. Mr. Ranger joined CSFB upon the merger with Donaldson, Lufkin & Jenrette in 2000, where he was a Managing Director in the Energy Group and Head of Domestic Power until 2001. Mr. Ranger previously served as a Managing Director and head of the Global Energy and Power Group of Donaldson, Lufkin & Jenrette from 1990 to 2000. Mr. Ranger serves on the board of directors of TXU Corp. and is a member of the board of managers of TXU Energy Company, LLC. He is a graduate of St. Lawrence University.

         Daniel H. Clare has served as one of our directors, and as a director of Ref-Fuel Holdings and MSW Energy Holdings II since December 2003. He is currently a Vice President of Credit Suisse First Boston LLC in the Merchant Banking Group. Mr. Clare joined CSFB as an Associate in its Private Equity Division in 1999. He previously worked in the investment banking division of Goldman, Sachs & Company and as a consultant at Bain & Company, Inc. Mr. Clare holds an M.B.A. degree from Harvard Business School and is a graduate of Haverford College.

         OhSang Kwon has served as one of our directors, and as a director of Ref-Fuel Holdings and MSW Energy Holdings II since December 2003. He has been a Principal of DLJ Merchant Banking since 2001 and a Vice President of DLJ Merchant Banking prior to that. From May 1997 to February 2000, he was an Associate with DLJ Securities Corporation, and he became a Vice President of DLJ Securities Corporation in February 2000. From October 1996 to May 1997, he was an Associate at Davis, Polk & Wardwell. Prior to that, he was a law clerk for the Hon. William C. Conner in the United States District Court for the Southern District of New York. He is a director of Advanstar Communications Inc.

         John Stokes has served as a one of our directors, and as a director of Ref-Fuel Holdings and MSW Energy Holdings, since April 30, 2004. He joined AIG Global Investment Corp. in March 2004, and is a Managing Director of AIG Highstar II GP, L.P. Mr. Stokes worked as a consultant to AIG Global Investment Corp. from February 2002 until he became an employee in March 2004. From September 1998 until December 2001, Mr. Stokes was President and Chief Executive Officer of Azurix North America, a fully integrated provider of water and wastewater services to municipal, industrial, and private customers throughout the United States and Canada. From August 1997 to September 1998, Mr. Stokes was President and Chief Executive Officer of Electric Lite, Inc., a pioneer in the retail-level marketing of electric power. Prior to joining Electric Lite, Inc., Mr. Stokes held various positions with Enron Corp., ESI Energy, Inc. (a subsidiary of FPL Group), and Florida Power & Light Co. He holds a B.S. in Mechanical Engineering from Clemson University and an M.B.A. from the University of Miami.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of our membership interests as of the date of this prospectus by:

          o each person known to own beneficially more than 5% of our membership interests;

          o    each of our directors and executive officers; and

          o    all of our directors and executive officers as a group.

         The amounts and percentages of membership interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Our beneficial owners listed have, to our knowledge, sole voting and investment power with respect to all of our membership interests.

Name of                                                                    Beneficial Ownership of MSW Energy Holdings
Beneficial Owner                                                                    Percentage of Outstanding
                                                                                      Membership Interests

MSW Acquisition LLC(1)                                                                       60.00%
Highstar Renewable Fuels I LLC (2)                                                           39.89%
Highstar Renewable Fuels LLC (2)                                                              0.10%
United American Energy Holdings Corp. (1) (2)                                                 0.01%

Directors:        Marc C. Baliotti(6)...................................                       --
                  Ari Benacerraf(3).....................................                       --
                  Daniel H. Clare(3)....................................                       --
                  OhSang Kwon(3)........................................                       --
                  Michael J. Miller(3)..................................                       --
                  Michael W. Ranger(3)..................................                       --
                  Andrew T. Panaccione(4)...............................                       --
                  John M. Stokes(6).....................................                       --
Officers:         John T. Miller(5).....................................                       --
                  Michael J. Gruppuso(5)................................                       --

All executive officers and directors as a group (10 persons)..........                         --

-----------

(1) MSW Acquisition LLC and United American Energy Holdings Corp. are affiliates of CSFB Private Equity. CSFB Private Equity's business address is 11 Madison Avenue, New York, New York 10010.

(2) Highstar Renewable Fuels I LLC, Highstar Renewable Fuels LLC and United American Energy Holdings Corp. are affiliates of AIGGIG. The business address of Highstar Renewable Fuels I and Highstar Renewable Fuels is 599 Lexington Avenue, New York, New York 10022.

(3) Messrs. Benacerraf, Clare, Kwon and Ranger are affiliated with CSFB Private Equity, of which MSW Acquisition LLC and United American Energy Holdings Corp. are affiliates. Membership interests shown for Messrs. Benacerraf, Ranger, Kwon and Clare exclude membership interests shown as held by MSW Acquisition LLC and United American Energy Holdings Corp., as to which Messrs. Benacerraf, Ranger, Kwon and Clare disclaim beneficial ownership. The business address of each of Messrs. Benacerraf, Kwon, Ranger and Clare is 11 Madison Avenue, New York, New York 10010.

(4) The business address of Mr. Panaccione, our independent director, is Entity Services Group, LLC, 103
         Foulk Road, Suite 100, Wilmington, Delaware 19803.

(5) The business address of Mr. J. Miller and Mr. Gruppuso is MSW Energy Holdings LLC, c/o American Ref-Fuel Company LLC, 155 Chestnut Ridge Rd., Montvale, New Jersey 07645.

(6) Messrs. Baliotti, M. Miller and Stokes are affiliated with AIGGIG, of which Highstar Renewable Fuels I LLC, Highstar Renewable Fuels LLC and United American Energy Holdings Corp. are affiliates. Membership interests shown for Messrs. Baliotti, M. Miller and Stokes exclude membership interests shown as held by Highstar Renewable Fuels I LLC, Highstar Renewable Fuels LLC and United American Energy Holdings Corp., as to which Messrs. Baliotti, M. Miller and Stokes disclaim beneficial ownership. The business address of each of Messrs. Baliotti, M. Miller and Stokes is 599 Lexington Avenue, New York, New York 10022.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are owned (i) 60% by MSW Acquisition LLC, an affiliate of CSFB Private Equity, (ii) 39.99% collectively by Highstar Renewable Fuels LLC (Highstar), a subsidiary of AIGGIG, which in turn is an indirect subsidiary of American International Group, Inc., and Highstar Renewable Fuels I LLC (Highstar
I), which is owned by AIG Highstar Capital, L.P., an investment fund managed by an affiliate of Highstar and other investment funds managed by affiliates of Highstar, and (iii) 0.01% by UAE Holdings Corp.

         Other than with respect to our independent director, our entire board has been designated by CSFB Private Equity or their affiliates and affiliates of Highstar II.

         Credit Suisse First Boston LLC (CSFB) acted as our financial advisor in connection with the UAE Merger and was the an initial purchaser of the old notes. CSFB received customary fees for these services.

         CSFB or its affiliates may in the future engage in investment banking and other services with us or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary fees. We will negotiate the compensation for these services at the time these services are provided. We expect the compensation to be customary in accordance with the type of the transaction and with fees previously paid to CSFB.

         MSW Energy Holdings II, which holds a direct and indirect 50% ownership interest in Ref-Fuel Holdings, is indirectly owned 60% by affiliates of CSFB Private Equity and 40% by affiliates of AIGGIG.

         Subsidiaries of AIG have issued existing insurance policies to us and American Ref-Fuel, for which the AIG insurance company subsidiaries receive customary annual premiums. The Insurance Company of Pennsylvania, an AIG subsidiary, has issued surety bonds on behalf of several American Ref-Fuel affiliates, for which the Insurance Company of Pennsylvania receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to us or Ref-Fuel Holdings or its subsidiaries. The total paid for such services in 2003 was approximately $3.3 million.

                            DESCRIPTION OF THE NOTES

         MSW Energy Holdings and MSW Energy Finance issued the old notes and will issue the exchange notes (collectively, the "notes") under an indenture dated June 25, 2003 among MSW Energy Holdings, MSW Energy Finance, and Wells Fargo Bank Minnesota, National Association, as trustee. Hudson became a guarantor party thereto by way of a supplemental indenture dated July 11, 2003. The old notes and the exchange notes will be identical in all material respects, except that the exchange notes have been registered under the Securities Act. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the exchange notes.

         You can find the definitions of certain terms used in this section of the prospectus under the subheading "Certain Definitions." In this section, the word "MSW" refers only to MSW Energy Holdings and not to any of its Subsidiaries. The term "MSW Finance" refers only to MSW Energy Finance and not any of its Subsidiaries. The term "Issuers" refers to MSW and MSW Energy Finance Co., Inc., collectively. The term "ARC" refers only to American Ref-Fuel Company LLC and not to any of its Subsidiaries. The term "Ref-Fuel Holdings" refers only to Ref-Fuel Holdings LLC and not to any of its Subsidiaries.

         The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The security agreements referred to below under the caption "--Security" define the terms of the security that will secure the notes.

         The following description is a summary of the material provisions of the indenture, the registration rights agreement, the security agreements and the escrow agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the security agreements (each as supplemented or amended, as applicable) because they, and not this description, define your rights as holders of the notes. We have filed copies of the indenture, the registration rights agreement and the security agreements as exhibits to the registration statement. You may also request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

         Certain terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees



The Notes

         The notes:

         o        are general obligations of the Issuers;

         o are secured by a first priority perfected lien on substantially all of the assets of the Issuers (other than the Duke Essex Payment Reserve Account), including a first priority pledge of the Capital Stock of MSW Energy Hudson LLC ("Hudson") and all future Subsidiaries held directly by the Issuers and, upon acquisition, a first priority pledge of MSW's security interest in the Capital Stock of Duke Energy Erie LLC ("Duke Erie");

         o are senior in right of payment to any future subordinated Indebtedness of the Issuers and payments to Duke Capital Corporation pursuant to the terms of the Duke Essex Side Agreement; and

         o        are unconditionally guaranteed by the Guarantors.

The Guarantees

         The notes are guaranteed by MSW Energy Hudson LLC, our wholly-owned subsidiary. The note also will be guaranteed by any subsidiaries that we acquire or create in the future in accordance with the terms of the indenture governing the notes and as described under "--Additional Subsidiary Guarantees." In limited situations, subsidiaries that we create or acquire in the future will not guarantee the notes. See "--Designation of Restricted and Unrestricted Subsidiaries."

         Each guarantee of the notes:

         o        is a general obligation of the Guarantor;

         o is secured by a perfected lien on substantially all of the assets of that Guarantor, including a first priority pledge of the Capital Stock of Ref-Fuel Holdings and all current and future Subsidiaries held directly by that Guarantor; and

         o is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Ref-Fuel Holdings

         The Issuers' only assets relate to MSW's 49.8% indirect initial membership interest in Ref-Fuel Holdings and its Subsidiaries (which will increase to 50% after the acquisition of Duke Erie) and, therefore, the Issuers depend on the cash flow of Ref-Fuel Holdings and its Subsidiaries to meet their obligations, including their obligations under the notes. Ref-Fuel Holdings' only assets relate to its 100% membership interest in ARC and its Subsidiaries. The notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Ref-Fuel Holdings, ARC and their Subsidiaries. Any right of the Issuers to receive assets of Ref-Fuel Holdings and its Subsidiaries upon Ref-Fuel Holdings' and/or its Subsidiaries' liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) is effectively subordinated to the claims of Ref-Fuel Holdings' and/or such Subsidiary's creditors. As of December 30, 2003, Ref-Fuel Holdings and its Subsidiaries had approximately $1.1 billion of Indebtedness and approximately $243.9 million of trade payables and other liabilities. See "Risk Factors--Our substantial indebtedness and the substantial indebtedness of American Ref-Fuel could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes."

MSW Finance

         MSW Finance is a wholly-owned Subsidiary of MSW that was incorporated in Delaware for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the notes. MSW believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as MSW, unless those debt securities are jointly issued by a corporation. MSW Finance will not have any substantial operations or assets and will not have any revenues. As a result, you should not expect MSW Finance to participate in servicing the interest and principal obligations on the notes. See "--Certain Covenants--Restrictions on Activities of the Issuers."

         As of the date of the indenture, all of MSW's Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," MSW is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." MSW's Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. MSW's Unrestricted Subsidiaries will not guarantee the notes. Ref-Fuel Holdings, ARC and their Subsidiaries will not be deemed to be "Subsidiaries" of MSW or any of its Subsidiaries under the indenture.

Principal, Maturity and Interest

         The Issuers issued the old notes on June 25, 2003 in an aggregate principal amount of $200 million. The Issuers may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on September 1, 2010.

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

         Interest on the exchange notes will accrue at the rate of 8 1/2% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2004 and accruing from September 1, 2003. The Issuers will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

         Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

         If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and additional interest, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

         The trustee is the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Issuers or any of their Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

         A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

         The notes are guaranteed by Hudson. The notes will be guaranteed by each of MSW's other current and, upon formation, acquisition or obtaining control of, future Restricted Subsidiaries, other than MSW Finance. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than MSW or another Guarantor, unless:

         (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

         (2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the trustee.


         The Subsidiary Guarantee of a Guarantor will be released:

         (1) if MSW Energy Holdings designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

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         (2)      upon the full and final payment and performance or defeasance of all Obligations of the Issuers under the indenture and the notes.

Security

         The notes and the Subsidiary Guarantees are secured by a first priority perfected lien on substantially all of the assets of the Issuers (the "Collateral," as defined in more detail in the security agreements), including all collateral accounts of the Issuers (other than the Duke Essex Payment Reserve Account and the Duke Essex Payment Escrow Account) and a first priority pledge of the Capital Stock of Hudson and all future Subsidiaries held directly by the Issuers and, upon acquisition, a first priority pledge of MSW's security interest in the Capital Stock of Duke Erie. The Subsidiary Guarantees are secured by a perfected first priority Lien on substantially all of the assets of that Guarantor, including a first priority pledge of the Capital Stock of Ref-Fuel Holdings and all current and future Subsidiaries held directly by the Guarantors, except, in the event Ref-Fuel Holdings becomes a Restricted Subsidiary or MSW merges with and into Ref-Fuel, it may not be required to pledge its interest in ARC under the circumstances described herein.

         The Issuers, the trustee and Wells Fargo Bank Minnesota, National Association, as the collateral agent, entered into security agreements defining the terms of the security that secure the notes. The security will secure the payment and performance when due of all of the Obligations of the Issuers under the indenture and the notes as provided in the security agreements.

         So long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, including the waterfall provisions described below, the Issuers and their Subsidiaries will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

         Pursuant to a deposit agreement by and among the Issuers, the collateral agent and Wells Fargo Bank Minnesota, National Association as depositary agent, all distributions received by the Issuers with respect to their interests in Ref-Fuel Holdings are deposited in a revenue account, which account is pledged in favor of the collateral agent for the benefit of the holders of the notes. So long as no Default or Event of Default has occurred and is continuing, amounts held in the revenue account shall be distributed and deposited by the collateral agent quarterly (or, at MSW's option, monthly) as follows:

         (1) to MSW's operating account, an amount equal to all operating and similar expenses of the Issuers then due and payable or estimated to be due and payable in the next quarter or month, as applicable (including any purchase price adjustment and the purchase price payable at the closing of the acquisition of Duke Erie to the extent funds therefore have not been deposited in a reserve account at closing), subject to the terms of the Issuers' subordination agreement with Duke Energy Global Markets, Inc.;

         (2) to the Senior Notes Interest Payment Account, such amount as is required to cause all amounts on deposit in such account to equal the interest on (i) the notes and (ii) any other ARC Acquisition Indebtedness, in each case, due and payable on the next interest payment date of the notes and such other indebtedness;

         (3) to the Duke Essex Payment Account, such amount as is required to cause all amounts on deposit in such account to equal the amount then required under the Duke Essex Side Agreement to be funded in such account prior to making any deposits to any of the following accounts;

         (4) to the Letter of Credit Account, such amount as is required to cause all amounts on deposit in such account to equal the fees and costs necessary to maintain the letters of credit required by the Equity Contribution Agreement for the next calendar quarter;

         (5) to the Duke Essex Payment Reserve Account, such amount as is then required under the Duke Essex Side Agreement to be funded in such account prior to making any deposits in the MSW Distribution Account; and

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

         (6)      to the MSW Distribution Account, all remaining amounts.

         In the event that MSW and its Affiliates control 100% of the membership interests of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, MSW will either
(i) cause Ref-Fuel Holdings (or any other Affiliate succeeding to Ref-Fuel Holdings' interest in ARC) to distribute all distributions received by Ref-Fuel Holdings, after payment of any operating and similar expenses then due and payable or estimated to be due and payable in the next three months, with respect to its interest in ARC to MSW for applications as directed by MSW pursuant to the "waterfall" provisions as described under "Security" or (ii) cause Ref-Fuel Holdings to put in place the revenue and other accounts described under "Security," which will replace the waterfall provisions described under "Security," but in the case of this clause (ii), taking into account that (A) the operating account will cover operating and similar expenses of both MSW and the other Affiliates holding an interest in Ref-Fuel Holdings, and (B) the MSW Distribution Account will hold amounts to be distributed to the members of Ref-Fuel Holdings. IF the arrangements contemplated by clause (ii) of the preceding sentence are put into place, these waterfall provisions will supersede the waterfall provisions at MSW.

         Amounts in the accounts will be applied as follows. Amounts in the Senior Notes Interest Payment Account will be applied (i) on each semi-annual scheduled interest payment date to the payment of interest on the notes then due and payable and (ii) on each applicable interest payment date, to pay interest then due and payable on any ARC Acquisition Indebtedness. Amounts in the Duke Essex Payment Account will be applied on or prior to the due date under the Duke Essex Side Agreement to the payment of amounts (including deferred amounts) owed to Duke under the Duke Essex Side Agreement with Duke Capital Corporation. Amounts in the Letter of Credit Account will be applied at the end of each calendar quarter to the payment of any amounts required to maintain the letter of credit under the Equity Contribution Agreement for the next calendar quarter. Amounts in the Duke Essex Payment Reserve Account will be applied on or prior to the due date under the Duke Essex Side Agreement to the payment of amounts owed to Duke under the Duke Essex Side Agreement to replenish the Duke Essex Payment Escrow Account to the required levels. Amounts in the MSW Distribution account will be applied at the end of each month as directed by MSW so long as permitted under " --Certain Covenants--Restricted Payments" below; provided that amounts in the MSW Distribution Account may be used to pay any deficiency in any other account.

         Upon the occurrence and during the continuance of:

         (1) an Event of Default, all rights of the Issuers and their Subsidiaries to exercise voting or other consensual rights pertaining to the Collateral pledged by them will cease, and all such rights will become vested in the collateral agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

         (2) a Default or an Event of Default, all rights of the Issuers and their Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the collateral agent; and

         (3) an Event of Default, the collateral agent may sell the Collateral or any part of the Collateral in accordance with the terms of the security agreements. The collateral agent in accordance with the provisions of the indenture will distribute all funds distributed under the security agreements and received by the collateral agent for the benefit of the Holders of the notes.

         The collateral agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the security agreements and whether to foreclose on the Collateral following an Event of Default.

         The security will be released upon the full and final payment and performance of all Obligations of the Issuers under the indenture and the notes.

Optional Redemption

         At any time prior to September 1, 2006, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.5% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided that:


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

         (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by MSW and its Affiliates (other than notes acquired by Affiliates in the ordinary course of their respective businesses)); and

         (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity
                  Offering.

         At any time prior to September 1, 2007, the notes may be redeemed, in whole or in part, at the option of the Issuers upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the following on the date of redemption (the "Redemption Date"):

         (1) as determined by an Independent Investment Bank, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Adjusted Treasury Rate; plus in each case,

         (2) accrued and unpaid interest and Liquidated Damages, if any, on the notes to the applicable date of redemption.

         At any time on or after September 1, 2007, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:


Year                                                        Percentage

2007.......................................................   104.250%
2008.......................................................   102.125%
2009 and thereafter........................................   100.000%


         Unless the Issuers default in payment of the redemption price, on and after such Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders



Change of Control

         If a Change of Control occurs, each Holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to, but not including, the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such conflict.


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

         On the Change of Control Payment Date, the Issuers will, to the extent lawful:

         (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

         (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

         The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         The Issuers will not be required to make a Change of Control Offer upon a Change of Control if:

         (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer; or

         (2) Moody's and S&P will have confirmed their then current ratings of the Issuers following such Change of Control.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of MSW Energy Holdings and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of MSW Energy Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ARC Transactions

         Any distribution of any net proceeds received by MSW or its Restricted
Subsidiaries:

         (1) an issuance of any debt or equity securities or incurrence of other Indebtedness by Ref-Fuel Holdings or any of its Subsidiaries; and

         (2) the consummation of an ARC Asset Sale by Ref-Fuel Holdings or any of its Subsidiaries

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

will constitute "Excess Proceeds." Within 30 days of the date when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make an ARC Transaction Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any ARC Transaction Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an ARC Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such ARC Transaction Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each ARC Transaction Offer, the amount of Excess Proceeds will be reset at zero.

         Whether MSW or any of its Restricted Subsidiaries has received net proceeds from the events described in clauses (1) and (2) in the preceding paragraph, and the amount of any such net proceeds, will be determined by MSW Board of Directors in good faith.

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an offer made under this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture regarding the offer, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the indenture by virtue of such conflict.

Selection and Notice

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

         (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

         (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

         No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 days (or 10 days in the case of a Special Mandatory Redemption) but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants



Asset Sales

         MSW will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale.

Restricted Payments

         MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any other payment or distribution on account of MSW's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving MSW or any of its Restricted Subsidiaries and repayments of any capital contribution loan made by a member of MSW) or to the direct or indirect holders of MSW's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of MSW or to MSW or a Restricted Subsidiary of MSW);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving MSW) any Equity Interests of MSW or any direct or indirect parent of MSW;

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

         (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

      unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

         (2) the Issuers are not then required to make an ARC Transaction Offer pursuant to the covenant set forth under "ARC Transactions" which they have not yet consummated; and

         (3) MSW would, at the time of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Proportionate Consolidated Interest Coverage Ratio and projected Proportionate Consolidated Interest Coverage Ratio tests set forth in clauses (i) and (ii) of the first paragraph under "Incurrence of Indebtedness and Issuance of Preferred Equity."

         MSW's Board of Directors will determine on a basis consistent with the projections most recently approved by MSW's Board of Directors in good faith whether MSW's projected Proportionate Consolidated Interest Coverage Ratio for the relevant period is greater than 2.0 to 1.0. Not later than the date of making such Restricted Payment, the Issuers will deliver to the trustee an officers' certificate stating that the making of such Restricted Payment is permitted and setting forth the basis upon which the Proportionate Consolidated Interest Coverage Ratio tests were computed; provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Interest Coverage Ratio exceeds 2.0 to 1.0.

         So long as no Default (or, in the case of clause (5) below, so long as no Event of Default based on the failure to pay principal on the notes) has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

         (1) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend or distribution payment would have complied with the provisions of the indenture;

         (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of MSW or any Guarantor or of any Equity Interests of MSW in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any Subsidiary of MSW) of, Equity Interests of MSW (other than Disqualified Stock) or out of the net proceeds of substantially concurrent capital contributions made to MSW; provided that the amount of any such net cash proceeds that are utilized for any such redemption, defeasance or other acquisition will be excluded from clause (7) of this paragraph;

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

         (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of MSW or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

         (4) the payment of any dividend by a Restricted Subsidiary of MSW to the holders of its Equity Interests on a pro rata basis;

         (5) so long as MSW is a limited liability company that is not treated as an association taxable as a corporation for federal income tax purposes, distributions to members of MSW (or the owners of such members) in an amount not to exceed the Tax Accrual Amount for such period and all prior periods; provided that no distribution will be made unless MSW would, at the time of such distribution, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Proportionate Consolidated Interest Coverage Ratio and projected Proportionate Consolidated Interest Coverage Ratio tests set forth in clauses (i) and (ii) of the first paragraph under "--Incurrence of Indebtedness and Issuance of Preferred Equity;"

         (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of MSW or any Restricted Subsidiary of MSW held by any member of MSW's (or any of its Restricted Subsidiaries') current or former management or any of their permitted transferees pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period (with amounts not being used in any twelve-month period being carried-forward to the next twelve-month period; provided, that the aggregate price paid in any twelve-month period may not exceed $10.0 million);

         (7) Restricted Payments by MSW or its Restricted Subsidiaries in an amount not to exceed the cumulative net cash proceeds it receives from (i) the sale of Equity Interests (other than Disqualified Stock), (ii) capital contributions and (iii) cash distributions from any of its Unrestricted Subsidiaries;

         (8) payment of interest on and repayment by MSW of any capital contribution loan made by a member of MSW to MSW or the payment by MSW of preferred returns on, or the redemption by MSW of, preferred interests in MSW, in each case subject to and in accordance with the terms of MSW's Amended and Restated Limited Liability Company Agreement;

         (9) payments to Affiliates or Ref-Fuel Holdings in consideration for the assumption of Duke Capital Corporation's obligations under the Essex Support Agreement;

         (10) capital contribution and capital contribution loans by MSW or any of its Subsidiaries to Ref-Fuel Holdings up to an aggregate amount of $20.0 million outstanding at any one time; and

         (11) other Restricted Payments not to exceed $15.0 million in the aggregate since the date of the indenture;


         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by MSW or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of MSW whose resolution with respect thereto will be delivered to the trustee. Not later than the date of making any Restricted Payment, the Issuers will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed; provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Interest Coverage Ratio exceeds 2.0 to 1.0.

         Notwithstanding anything contained to the contrary in the covenant, MSW may not make a Restricted Payment with the proceeds of any Indebtedness incurred by MSW or any of its Restricted Subsidiaries, other than a distribution of the proceeds of ARC Acquisition Indebtedness to facilitate the acquisition of additional Capital Stock of Ref-Fuel Holdings or another direct or indirect ownership interest in ARC.


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

Incurrence of Indebtedness and Issuance of Preferred Equity

         MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuers' Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred equity if: (i) the Proportionate Consolidated Interest Coverage Ratio for the Issuers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred equity had been issued, as the case may be, at the beginning of such four-quarter period; (ii) the projected Proportionate Consolidated Interest Coverage Ratio for the Issuers' four full fiscal quarters commencing with the first full fiscal quarter after the date of the proposed incurrence of Indebtedness or issuance of Disqualified Stock or preferred stock would be at least 2.0 to 1.0; and (iii) if the Indebtedness to be incurred constitutes Indebtedness that is pari passu with the notes, the Issuers deliver to the Trustee written confirmation from S&P that the issuance of such Indebtedness will not result in a downgrade of the then current ratings on the notes.

         MSW's Board of Directors will determine on a basis consistent with the projections most recently approved by MSW's Board of Directors in good faith whether MSW's projected Proportionate Consolidated Interest Coverage Ratio for the relevant period is greater than 2.0 to 1.0. Not later than the date of incurring such additional Indebtedness or issuing such Disqualified Stock or preferred equity, the Issuers will deliver to the trustee an officers' certificate stating that such incurrence of Indebtedness or issuance of Disqualified Stock or preferred stock is permitted and setting forth the basis upon which calculations required by this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant were computed, provided that such officers' certificate need not include any projections, including the amount by which the projected Proportionate Consolidated Coverage Ratio exceeds 2.0 to 1.0.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by MSW and its Restricted Subsidiaries of the Existing Indebtedness;

         (2) the incurrence by MSW of any Indebtedness to its members in respect of capital contribution loans or any other loans from the members of MSW to MSW contemplated by the Amended and Restated Limited Liability Company Agreement of MSW as in effect on the date of the indenture;

         (3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement and any future Subsidiary Guarantee delivered by a Restricted Subsidiary;

         (4) the incurrence by MSW or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1), (3), (9)(c), (9)(d) or (10) of this paragraph;

         (5) the incurrence by MSW or any of its Restricted Subsidiaries of intercompany Indebtedness between or among MSW and any of its Restricted Subsidiaries; provided, however, that:

                  (a) if an Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of an Issuer, or the Subsidiary Guarantee, in the case of a Guarantor; and

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

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than MSW or a Restricted Subsidiary of MSW and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either MSW or a Restricted Subsidiary of MSW; will be deemed, in each case, to constitute an incurrence of such Indebtedness by MSW or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

         (6) the incurrence by MSW or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

         (7) the guarantee by the Issuers or any of the Guarantors of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant;

         (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuers as accrued;

         (9) in the event that ARC becomes a Subsidiary of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW,

                  (a) the incurrence of Indebtedness under the ARC Credit Facility in an aggregate principal amount at any one time outstanding under this clause (9)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ARC and its Subsidiaries thereunder) not to exceed $75.0 million;

                  (b) the incurrence by ARC and its Restricted Subsidiaries of Purchase Money Indebtedness not exceeding the cost of the property being financed with such Indebtedness and that does not extend to any property other than the property being financed permitted to be incurred under the ARC Indenture;

                  (c) the incurrence by ARC and its Restricted Subsidiaries of Indebtedness incurred in connection with any modification of any of the ARC Operating Facilities required in connection with compliance with applicable laws permitted to be incurred under the ARC Indenture; and

                  (d) the incurrence by ARC and its Restricted Subsidiaries of Non-Recourse Debt permitted under the ARC Indenture and incurred in connection with any new acquisition or development with respect to activities not prohibited by the ARC Indenture; and

         (10) the incurrence by MSW or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $30.0 million.

         The Issuers will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of the Issuers will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, if ARC becomes a Subsidiary of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the Indebtedness of ARC and its Subsidiaries outstanding at the time it becomes subject to this covenant will be deemed to be Existing Indebtedness of MSW Energy Holdings and its Restricted Subsidiaries.

Liens

         MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

         MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to, and MSW will not vote its membership interest so that Ref-Fuel Holdings will create or permit to exist or become effective any consensual encumbrance or restriction on the ability of Ref-Fuel Holdings to:

         (1) pay dividends or make any other distributions on its Capital Stock to MSW or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to MSW or any of its Restricted Subsidiaries;

         (2) make loans or advances to MSW or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to MSW or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1)      agreements governing Existing Indebtedness;

         (2)      the indenture, the notes and the Subsidiary Guarantees;

         (3)      applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by MSW or any of its Restricted Subsidiaries as in effect at the time of such acquisition or merger (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, provided that, in the case of Indebtedness incurred in connection with the acquisition, such Indebtedness of such acquired Person was permitted by the terms of the indenture to be incurred by MSW and its Restricted Subsidiaries;

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

         (5) customary non-assignment provisions in leases and other agreements entered into in connection with the acquisition of Hudson or Duke Erie or in the ordinary course of business;

         (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption " --Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

         (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (10) any restrictions arising under the terms of the Duke Essex Side Agreement (as in effect on the date of the indenture); and

         (11) in the case of Ref-Fuel Holdings, any consensual encumbrances or other restrictions contained in the Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings as in effect on the date of the indenture.

Merger, Consolidation or Sale of Assets

         MSW may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not MSW is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of MSW and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (1) either: (a) MSW is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than MSW) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than MSW) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of MSW under the notes, the indenture, the registration rights agreement and the security agreements pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after such transaction, no Default or Event of Default exists; and

         (4) MSW or the Person formed by or surviving any such consolidation or merger (if other than MSW ), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the historical Proportionate Consolidated Interest Coverage Ratio test set forth in clause (i) of the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Equity;" or (b) have a higher ratio of Consolidated Cash Flow to Consolidated Interest Expense (including for this purpose, the components of the Proportionate Consolidated Cash Flow for MSW for the applicable period) determined on a basis consistent with the indenture (whether or not greater than 2.0 to 1.0) than the Proportionate Consolidated Interest Coverage Ratio for MSW for the same period on a stand-alone basis without giving effect to such merger or consolidation or other applicable transaction.


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

         This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and any of the Guarantors.

         Notwithstanding the foregoing, MSW will be permitted to reorganize as a corporation in accordance with the procedures established in the indenture, provided that MSW shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that such reorganization is not adverse to Holders of the notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.


Transactions with Affiliates

         MSW will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) the Affiliate Transaction is on terms that are no less favorable to MSW or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by MSW or such Restricted Subsidiary with an unrelated Person; and

         (2)      MSW delivers to the trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors, set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of MSW; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to MSW of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment agreement entered into by MSW or any of its Restricted Subsidiaries in the ordinary course of business of MSW or such Restricted Subsidiary;

         (2)      transactions between or among MSW and/or its Restricted
                  Subsidiaries;

         (3) transactions with a Person that is an Affiliate of MSW solely because MSW owns an Equity Interest in, or controls, such Person;

         (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Issuers;

         (5) sales of Equity Interests of MSW (other than Disqualified Stock) to Affiliates of MSW;

         (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments;"

         (7) Reimbursements of any drawings and related interest and fees made to Affiliates by MSW or its Restricted Subsidiaries with respect to letters of credit furnished on behalf of MSW or its Restricted Subsidiaries by such Affiliates;

         (8) payment of reasonable administrative services fees, and reimbursement of related expenses, by MSW to its members or their Affiliates, to the extent a majority of the representatives to MSW's Board of Directors appointed by the disinterested member(s) of MSW approves such arrangements and determines that such administrative services are necessary and must be obtained either by outsourcing to a third party or by hiring additional employees to perform such services;

         (9) the provision by Credit Suisse First Boston LLC or its Affiliates of investment banking or other services, if such arrangements are approved by a majority of the representatives appointed by the disinterested member(s) of MSW;

         (10) the provision by American International Group, Inc. or its Affiliates of insurance and surety bond services, if such arrangements are approved by a majority of the representatives appointed by the disinterested member(s) of MSW;

         (11) the acquisition of additional membership interests in Ref-Fuel Holdings.



Additional Subsidiary Guarantees

         If MSW or any of its Restricted Subsidiaries acquires, creates or obtains control of another Subsidiary after the date of the indenture, then that newly acquired, created or controlled Subsidiary, other than a Subsidiary that does not constitute a Restricted Subsidiary, will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 90 days of the date on which it was acquired or created. In the event that MSW and its Affiliates control 100% of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the Affiliates that directly hold the Capital Stock of Ref-Fuel Holdings will become Guarantors.

Designation of Restricted and Unrestricted Subsidiaries

         The Board of Directors of MSW may designate any Restricted Subsidiary (other than MSW Finance, Hudson or, upon acquisition, Duke Eire or Ref-Fuel Holdings, or any Subsidiary that holds the Capital Stock of Ref-Fuel Holdings, ARC or any of their Subsidiaries or any successor to any of them) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by MSW and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of MSW may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Additional Pledges of Capital Stock

         If MSW or any Guarantor directly acquires, creates or obtains control of another Subsidiary, then MSW or such Guarantor shall pledge the Capital Stock of that newly acquired, created or controlled Subsidiary held by MSW or such Guarantor, and, if such newly acquired, created or controlled Subsidiary is a Restricted Subsidiary, it shall pledge the Capital Stock of any Subsidiary held directly by such newly acquired, created or controlled Subsidiary, in each case, as security for the full and final payment and performance of the Obligations of the Issuers under the indenture and the notes, except, in the event Ref-Fuel Holdings becomes a Restricted Subsidiary, it will not be required to pledge the Capital Stock in ARC to the extent prohibited by any financing agreement entered into prior to and not in connection with Ref-Fuel Holdings becoming a Restricted Subsidiary. In the event that MSW and its Affiliates control 100% of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, such Affiliate shall pledge the Capital Stock of Ref-Fuel Holdings that it directly holds. MSW, the Guarantors and such newly acquired or created Subsidiary shall execute a pledge agreement with the collateral agent and deliver an opinion of counsel satisfactory to the collateral agent within 90 days of the date on which it was acquired or created.

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

Payments for Consent

         MSW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Restrictions on Activities of the Issuers

         The Issuers will not, and will not permit any of their Restricted Subsidiaries to, hold any material assets, become liable for any material obligations or engage in any significant business activities other than holding the Capital Stock, directly or indirectly, of Ref-Fuel Holdings or any entity that succeeds to all or part of Ref-Fuel Holdings' ownership interest in American Ref-Fuel; provided that (i) MSW may incur any Indebtedness permitted to be incurred by the indenture if the net proceeds of such Indebtedness are received by MSW or one or more of MSW's Restricted Subsidiaries and MSW Finance may be a co-obligor or guarantor with respect to such Indebtedness if MSW is a primary obligor of such Indebtedness and (ii) the Issuers and their Restricted Subsidiaries may own Unrestricted Subsidiaries in accordance with the applicable provisions of the indenture, and the Unrestricted Subsidiaries will be free to engage in any line of business.

Reports

         Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, the Issuers must furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

         (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; provided that no quarterly reports were required with respect to the period ended June 30, 2003; and

         (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers' consolidated financial statements by the Issuers' certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         If MSW has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of MSW and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of MSW.

         If at any time the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. If, notwithstanding the foregoing, the Commission will not accept the Issuers' filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuers were required to file those reports with the Commission.


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         In addition, the Issuers and the Guarantors will agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

         Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or additional interest with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by MSW or any of its Restricted Subsidiaries to comply with the provisions described under the captions " --Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--ARC Transactions," "--Certain Covenants--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity" or "--Certain Covenants--Merger, Consolidation or Sale of Assets" for 30 days after notice from the trustee or Holders of at least 25% in principal amount of the then outstanding notes;

         (4) failure by MSW or any of its Restricted Subsidiaries for 60 days after notice from the trustee or Holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the security agreements;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by MSW or any of its Restricted Subsidiaries (or the payment of which is guaranteed by MSW or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity.

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

         (6) default under the ARC Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $25.0 million or more;

         (7) failure by MSW or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

         (8) breach by the Issuers of any material representation or warranty or agreement in the security agreements not cured within 30 days notice, the repudiation in writing by the Issuers of any of their obligations under the security agreements, or the unenforceability of a material provision of the security agreements against the Issuers for any reason;


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         (9)      failure of the Escrow Agreement, at any time, to be in full force and effect (unless the Escrow Funds are released by the Escrow Agent) or any contest by the Issuers or any of the Guarantors of the validity or enforceability of the Escrow Agreement;

         (10) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee; and

         (11) certain events of bankruptcy or insolvency described in the indenture with respect to MSW or any of its Restricted Subsidiaries, Ref-Fuel Holdings, any Subsidiary of Ref-Fuel Holdings that is a Significant Subsidiary or any group of Subsidiaries of Ref-Fuel Holdings that, taken together, would constitute a Significant Subsidiary of Ref-Fuel Holdings.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to MSW or any of its Restricted Subsidiaries, Ref-Fuel Holdings, any Subsidiary of Ref-Fuel Holdings that is a Significant Subsidiary or any group of Subsidiaries of Ref-Fuel Holdings that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or additional interest on, or the principal of, the notes.

         The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         The indenture provides that no director, officer, employee, incorporator, partner, member or stockholder of the Issuers or any Guarantor, as such, will have any personal liability for any contractual obligations of the Issuers or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, the security agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

         The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

         (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

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         (2)      the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

         (4)      the Legal Defeasance provisions of the indenture.

         In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including certain non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and additional interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which MSW or any of its Restricted Subsidiaries is a party or by which MSW or any of its Restricted Subsidiaries is bound;

         (6) the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

         (7) the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Amendment, Supplement and Waiver

         Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

         (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any note;

         (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or additional interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any note payable in money other than that stated in the notes;

         (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or additional interest, if any, on the notes;

         (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

         (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

         (9) make any change in the preceding amendment and waiver provisions.

         Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated notes in addition to or in place of certificated notes;

         (3) to provide for the assumption of the Issuers' obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

         (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

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         (5)      to comply with requirements of the Commission in order to
                  effect or maintain the qualification of the indenture under the Trust Indenture Act;

         (6) to implement the changes described in the fifth paragraph under "Security" provided the Board of Directors of MSW determines in good faith that such changes are not adverse to the Holders of the notes; or

         (7) to conform the text of the indenture, the Subsidiary Guarantees, the security agreements or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees, the security agreements or the notes.


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     Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

    (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

    (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) with respect to clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) with respect to clause 1(b) above, the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

         In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

         If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Additional Interest

         The following description is a materially complete summary of the provisions of the registration rights agreement dated as of June 25, 2003. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

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

         If:

         (1) the Issuers and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

         (2) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that:

                  (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

                  (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

                  (c) that it is a broker-dealer and owns notes acquired directly from the Issuers or an affiliate of the Issuers,

the Issuers and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, "Transfer Restricted Securities" means each note until:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

The registration rights agreement provides that:

(1) the Issuers and the Guarantors file the Exchange Offer Registration Statement with the Commission on or prior to 90 days after the closing of the sale of the old notes;

(2) the Issuers and the Guarantors use their respective commercially reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of sale of the old notes;

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers and the Guarantors will:

     (a)  commence the Exchange Offer; and

     (b) use their respective commercially reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

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         (4)      if obligated to file the Shelf Registration Statement, the
                  Issuers and the Guarantors will use their respective commercially reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and will use their respective commercially reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises.

         If:

         (1) the Issuers and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

         (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

         (3) the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

         (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Issuers and the Guarantors will pay additional interest to each Holder of notes in the form of an increase in the annual interest rate borne by the notes. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, the annual interest rate borne by the notes will be increased by .25% per annum. The annual interest rate borne by the notes will increase by an additional .25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum increase for all Registration Defaults of 1.00% per annum.

         All accrued Liquidated Damages will be paid by the Issuers and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

         Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Holders of notes must make certain representations to the Issuers (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Issuers and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and



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         (2)      Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Applicable Ownership Percentage" means, at the time of determination, the sum of (i) the percentage of the total ownership interest of Ref-Fuel Holdings (or any other Affiliate succeeding to MSW's indirect interest in ARC and its Subsidiaries) held by MSW plus, without duplication, (ii) in the event that MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, the percentage of the total ownership interest of Ref-Fuel Holdings (or any other Affiliate succeeding to Ref-Fuel Holdings' interest in ARC and its Subsidiaries) in ARC and its Subsidiaries owned by Affiliates of MSW.

         "ARC Acquisition Indebtedness" means Indebtedness incurred after the date of the indenture governing the notes in connection with the acquisition (including an acquisition by MSW or one or more of its Affiliates) of additional direct or indirect ownership interests in Ref-Fuel Holdings or otherwise incurred to acquire an additional direct or indirect ownership interest in ARC; provided that, so long as the Duke Essex Side Agreement remains in effect, such Indebtedness is incurred in compliance with Section 5.17 of the Duke Essex Side Agreement so as to constitute "Senior Debt" for purposes of such agreement.

         "ARC Asset Sale" means, with respect to Ref-Fuel Holdings and its Subsidiaries, the sale, lease, conveyance or other disposition by Ref-Fuel Holdings or any of its Subsidiaries (i) of all or substantially all of the assets comprising an ARC Operating Facility or (ii) any other sale of assets in any single transaction or series of related transactions that involves assets having a fair market value of more than $2.0 million, in either case, to a Person, other than Ref-Fuel Holdings, ARC or any of their respective Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Ref-Fuel Holdings and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and not by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--ARC Transactions."

         Notwithstanding the preceding, none of the following will be deemed to be an ARC Asset Sale:

         (1) a transfer of assets between or among Ref-Fuel Holdings and its Subsidiaries;

         (2) the sale or lease of equipment, inventory or accounts receivable by such Person or its Subsidiaries in the ordinary course of their respective businesses and the sale of obsolete equipment; and

         (3)      the sale or other disposition of cash or Cash Equivalents.

         "ARC Credit Facility" means the credit facility pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 2003, among ARC, Citicorp North America, Inc. and each of the lenders named therein, together with the related documents thereto (including any guarantees, security agreements, assignments, mortgages and other security documents executed pursuant thereto), consisting on the date hereof of a revolving credit facility in the amount of $75.0 million, in each case as such agreement may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time pursuant to any one or more successive debt facilities.

         "ARC Indenture" means the Indenture, dated as of May 1, 2003, between ARC and Wachovia Bank, National Association, as supplemented by the First Supplemental Indenture, dated as of May 1, 2003, together with the related documents thereto (including any guarantees, security agreements, assignments, mortgages and other security documents executed pursuant thereto), in each case as such indenture may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time pursuant to any one or more subsequent debt facilities.

         "ARC Operating Facility" means one of ARC's waste-to-energy facilities located in Hempstead, New York (Hempstead facility), Newark, New Jersey (Essex facility), Preston, Connecticut (Seconn facility), Niagara Falls, New York (Niagara facility), Rochester, Massachusetts (Semass facility) or Chester, Pennsylvania (Delaware Valley facility).

         "Asset Sale" means, with respect to any Person:

         (1) the sale, lease, conveyance or other disposition of any assets or rights of such Person and its Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of a Person and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

         (2) the issuance of Equity Interests by any of MSW's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

         (2) a transfer of assets between or among such Person and its Subsidiaries,

         (3) an issuance of Equity Interests by a Subsidiary to such Person or to another Subsidiary;

         (4) the sale or lease of equipment, inventory or accounts receivable by such Person or its Subsidiaries in the ordinary course of their respective businesses;

         (5) the sale-leaseback of any assets; provided that such sale-leaseback transaction complied with the debt incurrence test described above under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity;"

         (6)      the sale or other disposition of cash or Cash Equivalents; and

         (7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments."

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership;

     (3) with respect to MSW, the board of directors appointed pursuant to the terms of its Amended and Restated Limited Liability Company Agreement (as amended, as permitted therein); and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of MSW and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

         (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ref-Fuel Holdings and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

         (3) the adoption of a plan relating to the liquidation or dissolution of the Issuers or ARC, other than any liquidation or dissolution of ARC as part of a reorganization in which Ref-Fuel Holdings (or its successor) continues to own, directly or indirectly, substantially all of the assets held by ARC prior to such liquidation or dissolution;

         (4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of MSW, measured by voting power rather than number of shares;

         (5) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ref-Fuel Holdings, measured by voting power rather than number of shares;

         (6) the first day on which a majority of the members of the Board of Directors of MSW Energy Holdings are not Continuing Directors; or

         (7) the first day on which MSW ceases to own 100% of the outstanding Equity Interests of MSW, other than as a result of the merger of MSW into MSW or its successor in connection with the reorganization of MSW or its successor into corporate form.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date:

         (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

         (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an asset sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits or the Tax Accrual Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or the Tax Accrual Amount was deducted in computing such Consolidated Net Income; plus

         (3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

         (5) restructuring charges or other non-recurring items for such period, to the extent deducted in computing Consolidated Net Income; plus

         (6) non-cash purchase accounting adjustments for such period, to the extent reflected in computing Consolidated Net Income; minus

         (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Ref-Fuel Holdings will be added to Consolidated Net Income to compute Consolidated Cash Flow of Ref-Fuel Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Ref-Fuel Holdings by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter (other than charter provisions based on instruments or agreements entered into by such Subsidiary) and all judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its securityholders.

         "Consolidated Interest Expense" means, with respect to any Person for any period, determined on a consolidated basis in accordance with GAAP, the sum of, without duplication:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs); and

         (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter (other than charter provisions based on instruments or agreements entered into by such Subsidiary) or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the cumulative effect of a change in accounting principles after the date of the indenture will be excluded; and

     (4) the Net Income (or loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any representative appointed or elected to the Board of Directors of MSW who:

     (1) was a representative appointed to the Board of Directors on or prior to the date of the indenture; or

     (2) was either (i) appointed to the Board of Directors by a Principal or its Affiliate or (ii) nominated for election or elected to such Board of Directors with the approval of at least a majority of the representatives of the Board of Directors appointed by the member of MSW (that nominated or elected such new representative) serving on the Board of Directors at the time of such nomination or election.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (unless such Capital Stock is redeemable only for Capital Stock of such Person which itself is Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require MSW to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that MSW may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Duke Essex Payment Account" has the meaning assigned to it in the security agreements.

     "Duke Essex Payment Escrow Account" has the meaning assigned to it in the security agreements.

     "Duke Essex Payment Reserve Account" has the meaning assigned to it in the security agreements.

     "Duke Essex Side Agreement" has the meaning assigned to it in the security agreements.

     "Duke Reserve Fund Payment" has the meaning assigned to it in the security agreements.

         "Equity Contribution Agreement" means the Equity Contribution Agreement, dated as of April 30, 2001, among Duke Capital Corporation, United American Energy Holdings Corp., ARC and Ref-Fuel Holdings in effect as of the date of the indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Essex Support Agreement" means the Amended and Restate Company Support Agreement, dated as of December 1, 1997, among American Ref-Fuel Company of Essex County, Browning-Ferris Industries, Inc. and Duke Capital Corporation, and their successors and assigns.

         "Existing Indebtedness" means all Indebtedness consisting of reimbursement obligations, interest and fees incurred or to be incurred by MSW and its Subsidiaries in order for MSW to obtain and maintain the letters of credit that it is required to post pursuant to the terms of the Equity Contribution Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means:

         (1)      Hudson; and

         (2) any other Restricted Subsidiary of MSW that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent without duplication as to amounts:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

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

         (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Independent Investment Bank" means the Reference Treasury Dealer and any replacement Reference Treasury Dealer appointed by the trustee after consultation with MSW.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If MSW or any Restricted Subsidiary of MSW sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of MSW such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of MSW, MSW will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of MSW's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by MSW or any Restricted Subsidiary of MSW of a Person that holds an Investment in a third Person will be deemed to be an Investment by MSW or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

         "Letter of Credit Account" has the meaning assigned to it in the security agreements.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Moody's" means Moody's Investors Service, Inc. or any successor to its business as a rating agency.

         "MSWI Distribution Account" has the meaning assigned to it in the security agreements.

         "Net Income" means, with respect to any Person for any period, (1) the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain (or loss), together with any related provision for taxes or Tax Distributions on such gain (or loss), realized in connection with (i) any asset sale or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss), less (2) in the case of any Person that is a partnership or a limited liability company that is not an association taxable as a corporation for federal income tax purposes, the Tax Accrual Amount of such Person for such period.

     "Non-Recourse Debt" means Indebtedness or any other obligations:

     (1) as to which neither MSW nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of MSW or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means:

     (1)  any Investment in MSW or in a Restricted Subsidiary of MSW;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by MSW or any Guarantor in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of MSW; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, MSW or a Restricted Subsidiary of MSW;

     (4) any investment by MSW to acquire the Capital Stock of Hudson or Duke Erie, including the payment of any purchase price adjustments related thereto

     (5) any Investment to acquire additional capital stock of Ref-Fuel Holdings or another direct or indirect ownership interest in ARC;

     (6)  Hedging Obligations; and

     (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) after the date of the indenture not to exceed $20.0 million.

     "Permitted Liens" means:

     (1)  Liens permitted by the terms of the indenture to be incurred;

     (2)  Liens in favor of the Issuers or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with MSW or any Subsidiary of MSW; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with MSW or the Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by MSW or any Subsidiary of MSW, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, letters of credit, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (7) customary non-assignment and transfer provisions in leases and other agreements entered into in the ordinary course of business;

     (8) the Lien of Duke Capital Corporation on the Duke Essex Payment Escrow Account;

     (9) Liens on the Collateral to secure ARC Acquisition Indebtedness; provided that all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured;

     (10) in the event that Ref-Fuel Holdings (or any successor holding Ref-Fuel Holdings' interest in ARC) becomes a Restricted Subsidiary, Liens on property existing at the time Ref-Fuel Holdings becomes a Restricted Subsidiary, other than Liens created in contemplation of the transaction pursuant to which Ref-Fuel Holdings (or any applicable successor) becomes a Restricted Subsidiary;

     (11) Liens created as a result of the pledge by MSW or any of its Restricted Subsidiaries of any back-to-back letters of credit, corporate guarantees or other agreements (and the proceeds thereof or payments thereunder) that may be issued to MSW, or on behalf of MSW, by or on behalf of its members;

     (12) right of first offer provisions in the Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings; and

     (13) Liens incurred in the ordinary course of business of MSW or any Subsidiary of MSW with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of MSW or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of MSW or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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         (4)      such Indebtedness is incurred either by MSW or by the
                  Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principals" means Highstar Renewable Fuels LLC and its Affiliates and/or MSW Acquisition LLC, DLJ Merchant Banking III, Inc., DLJ Merchant Banking Partners III, L.P. and each of their respective Affiliates.

         "Proportionate Consolidated Interest Coverage Ratio" means, for any period, the ratio obtained by dividing:

         (1) an amount equal to the Applicable Ownership Percentage multiplied by the Consolidated Cash Flow of Ref-Fuel Holdings for such period; by

         (2) the sum of (a) an amount equal to the Applicable Ownership Percentage multiplied by the Consolidated Interest Expense of Ref-Fuel Holdings for the period plus (b) without duplication, the Consolidated Interest Expense of the Issuers for such period.

         In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Proportionate Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Proportionate Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Proportionate Consolidated Interest Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Proportionate Consolidated Interest Coverage Ratio, acquisitions of businesses that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act.

         "Purchase Money Indebtedness" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

         "Qualified Equity Offering" means any issuance of Capital Stock (other than Disqualified Stock) by MSW to any Person or Persons other than an Affiliate of MSW in a single transaction resulting in gross proceeds to MSW in excess of $35 million.

         "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the trustee, after consultation with MSW, shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date on the notes, the amount of the next succeeding scheduled interest payment on the notes to be redeemed will be reduced by the amount of interest accrued on those notes to such redemption date.

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

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. In the event that ARC and its Subsidiaries become Subsidiaries of MSW or MSW and its Affiliates control 100% of the membership interests in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, then ARC and its Subsidiaries shall not be Restricted Subsidiaries of MSW or Ref-Fuel Holdings for any purpose under the indenture for so long as ARC maintains a corporate credit rating of at least Baa3 by Moody's and BBB- by S&P; provided that if MSW and its Affiliates control 100% of the membership interest in Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, in such event that and for so long as ARC fails to maintain a corporate credit rating of at least Baa3 by Moody's and BBB- by S&P, then ARC and its Subsidiaries shall be treated as Restricted Subsidiaries of MSW solely for purposes of the covenant described under "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity." In addition, whether or not ARC and its Subsidiaries become Subsidiaries of MSW, ARC shall be treated as a Restricted Subsidiary of Ref-Fuel Holdings for purposes of calculating the Proportionate Consolidated Interest Coverage Ratio and its components. In addition, in the event that MSW and its Affiliates control 100% of the membership interests of Ref-Fuel Holdings and either MSW incurs ARC Acquisition Indebtedness or Ref-Fuel Holdings becomes a Subsidiary of MSW, Ref-Fuel Holdings will be treated as a Restricted Subsidiary for all purposes of the indenture, except that it will not be subject to the covenant described under "--Certain Covenants--Asset Sales" with respect to any assets other than the Capital Stock of ARC and will be required to pledge its interest in ARC only under the circumstances described under "--Additional Pledges of Capital Stock."

         "S&P" means Standard & Poor's Ratings Group or any successor to its business as a rating agency.

         "Senior Notes Interest Payment Account" has the meaning assigned to it in the security agreements.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided, however, that all references to 10% in Rule 1-02 of Regulation S-X shall instead be deemed to be 20%.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided, however, that Ref-Fuel Holdings, ARC and their Subsidiaries were not deemed a "Subsidiary" of MSW or any of its Subsidiaries on the date of the indenture.

         "Tax Accrual Amount" means, with respect to any Person for any period, the combined federal, state and local income (including estimated income) taxes that would be paid by such Person if it were a Delaware corporation doing business solely in the State of New York filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Accrual Amount, there shall be taken into account the effect of the application of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen and would have been taken into account if such Person were a Delaware corporation doing business solely in the State of New York. Notwithstanding anything to the contrary, Tax Accrual Amount shall not be less than zero and shall not include taxes resulting from such Person's reorganization as or change in status to an association taxable as a corporation for federal income tax purposes.

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

         "Taxable Income" means, with respect to any Person for any period, the taxable income of such Person for such period for federal (or, as applicable, state and local) income tax purposes, determined as if such Person were a Delaware corporation filing separate tax returns and doing business solely in the State of New York; provided, that Taxable Income shall not be less than zero ($0).


         "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2007; provided, however, that if the period from the Redemption Date to September 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

         "Unrestricted Subsidiary" means any Subsidiary of MSW (other than MSW Finance, Hudson or, upon acquisition, Duke Erie, Ref-Fuel Holdings or, any Subsidiary that holds the Capital Stock of Ref-Fuel Holdings, ARC or any of their Subsidiaries or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with MSW or any Restricted Subsidiary of MSW unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to MSW or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MSW;

         (3) is a Person with respect to which neither MSW nor any of its Restricted Subsidiaries has any direct or indirect obligation
                  (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of MSW or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of MSW as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MSW as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity," MSW will be in default of such covenant. The Board of Directors of MSW may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of MSW of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;
(2) no Default or Event of Default would be in existence following such designation; and (3) such Restricted Subsidiary becomes a Guarantor and executes a supplemental indenture.

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

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by
                  (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

                          BOOK-ENTRY; DELIVERY AND FORM

         The exchange notes will be issued in the form of one or more fully registered notes in global form. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

         So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the exchange notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

         Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of MSW Energy Holdings, MSW Energy Finance, Hudson, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

         DTC will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

         DTC is:

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

          o a limited purpose trust company organized under the laws of the State of New York;

          o    a "banking  organization"  within the meaning of New York Banking
               Law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

          o    a "Clearing  Agency"  registered  pursuant to the  provisions  of
               Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of MSW Energy Holdings, MSW Energy Finance, Hudson, or the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with DTC's rules and procedures in addition to those provided for under the indenture.



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                         FEDERAL INCOME TAX CONSEQUENCES



General

         The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the notes by U.S. and non-U.S. noteholders (as defined below). This discussion is based on current provisions of the Internal Revenue Code of 1986 (which we refer to as the Code), currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to noteholders. In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (which we refer to as the IRS) or an opinion of counsel with respect to any tax consequences of acquiring, owning or disposing of the notes. Thus, we cannot assure you that the IRS would not successfully challenge one or more of the tax consequences or matters described here.

         This discussion applies to noteholders who hold the notes as capital assets. This discussion does not address all of the tax consequences relevant to a particular noteholder in light of that noteholder's circumstances, and some noteholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax exempt organizations, financial institutions, dealers in securities, regulated investment companies, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, nonresident aliens subject to tax on expatriates under Section 877 of the Code, broker-dealers, persons who hold the notes as part of a hedge, straddle, "synthetic security", or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to an exchange note because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. noteholders; however, special rules (including additional taxes) not applicable to U.S. noteholders may apply. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws, or under U.S. estate and gift tax law. Consequently, prospective investors are urged to consult their tax advisers to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the notes, including the consequences of any applicable tax treaties.

         The tax consequences to a partner in a partnership that owns the notes depend in part on the status of the partner and the activities of the partnership. Such persons should consult their tax advisers regarding the consequences of the purchase, ownership and disposition of the notes.

     We use the term "U.S. noteholder" to mean a "U.S. Person" who is the beneficial owner of a note. All noteholders who are not "U.S. noteholders" are herein referred to as "non-U.S. noteholders." A "U.S. Person" is:

     o a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

     o a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

     o a partnership (or entity treated as a partnership for federal income tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

     o an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source;

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust; or

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

     o any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.



Taxation of U.S. Noteholders


Payments of Interest

         Stated interest on the notes will be taxable as ordinary interest income when received or accrued by U.S. noteholders under their method of accounting. Generally, interest on the notes will constitute "investment income" for purposes of the limitations on the deductibility of investment interest expense provided under the Code.

         In certain circumstances (see, generally, "Description of the Notes--Optional Redemption," "Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of the Notes--Registration Rights; Liquidated Damages"), the Issuers may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. noteholder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. The Issuers believe that the likelihood that they will be obligated to make any such payments is remote. Therefore, the Issuers do not intend to treat the potential payment of these amounts as part of the yield to maturity of the notes. The Issuers' determination that these contingencies are remote is binding on a U.S. noteholder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The Issuers' determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. noteholder might be required to accrue income on its notes in excess of stated interest, and might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. noteholder. If any such amounts are in fact paid, U.S. noteholders will be required to recognize such amounts as income.

Original Issue Discount

         Noteholders will not be subject to the original issue discount rules under the Code and the Treasury regulations with respect to the notes unless a special election is made to treat all interest and market discount (adjusted by an amortizable bond premium) on a note as original issue discount. Noteholders should discuss with their own tax advisors the consequences to them of making any such election.

Market Discount

         A U.S. noteholder that acquires a note after its original issuance may be affected by the "market discount" rules of the Code. Subject to a de minimis exception, those rules generally require a U.S. noteholder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount on the note that has not previously been included in income at the time of such payment or disposition. In addition, if such a note is disposed of by a U.S. noteholder in certain otherwise nontaxable transactions, accrued market discount that has not previously been included in income at the time of such disposition must be included as ordinary income by the U.S. noteholder as if the U.S. noteholder had sold the note at its then fair market value. For those purposes, the market discount on a note generally will equal the amount by which the stated redemption price at maturity of the note immediately after its acquisition exceeds its acquisition price. Market discount is generally treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. The election to accrue market discount on a constant yield basis applies on a not-by-note basis and may not be revoked.


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

         A U.S. noteholder of a note acquired at a market discount also may elect to include market discount in income as it accrues. If a U.S. noteholder so elects, the rules discussed above that would require the U.S. noteholder to include accrued market discount in income upon the disposition of the note or the receipt of principal payments thereon will not apply, and the U.S. noteholder's tax basis in the note will be increased by the amount of the market discount included in income at the time it accrues. This election will apply to all market discount bonds acquired by the U.S. noteholder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. noteholder may be required to defer until maturity of the note (or, in certain circumstances, its earlier disposition) the deduction of a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the U.S. noteholder makes the election to include market discount in income on a current basis.

Amortizable Bond Premium

         If a U.S. noteholder acquires a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the U.S. noteholder will generally be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A U.S. noteholder generally may elect to amortize the bond premium on a constant-yield basis; if no election is made, bond premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note, as described under "Sale or Other Taxable Disposition of the Notes", below. The notes are subject to call provisions at our option at various times, as described elsewhere in this prospectus. A U.S. noteholder must calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount amortized in any year generally will be treated as a reduction in the U.S. noteholder's interest income on the note. If the amortizable bon premium for a year exceeds the amount of interest for that year, the excess would be allowed as a deduction for that year but only to the extent of the U.S. noteholders' prior interest inclusions with respect to the note. A U.S. noteholder who elects to amortize bond premium must reduce its tax basis in the note by the amount of premium used to offset interest income as described above. The election by a U.S. noteholder to amortize bond premium applies to all taxable debt obligations held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. noteholder and may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

         If there is a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. noteholder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to accrued stated interest, which will be taxable as ordinary interest income) and (b) the U.S. noteholder's adjusted tax basis in the note. A U.S. noteholder's adjusted tax basis in a note generally will equal its cost (including any amortizable bond premium), increased by the amount of market discount previously included in that U.S. noteholder's gross income with respect to the note and decreased by any principal payments received by the U.S. noteholder and by any amortization of amortizable bond premium that the U.S. noteholder has taken into account. Subject to the discussion above under "Market Discount", any such gain or loss generally will be capital gain or loss.

Additional Matters Relating to Taxation of Non-U.S. Noteholders


Payments of Interest

     Subject to the discussion below concerning backup withholding, a non-U.S. noteholder that is not engaged in a trade or business in the U.S. to which interest on an exchange note is attributable generally will not be subject to U.S. federal income or withholding tax on interest on an exchange note unless:

     o the non-U.S. noteholder is a controlled foreign corporation that is related to us through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d) of the Code;

     o the non-U.S. noteholder is a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

     o the non-U.S. noteholder actually or constructively owns 10% or more of the capital or profits interest in us.



         In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. noteholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in any of the three preceding years) a statement that complies with IRS informational requirements and:

     o    is signed by the non-U.S. noteholder under penalty of perjury;

     o    certifies that the non-U.S. noteholder is not a U.S. Person; and

     o    provides the name and address of the non-U.S. noteholder.

         The statement may be made on a Form W-8BEN, and the non-U.S. noteholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalty of perjury that the Form W-8BEN has been received by it from the noteholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided to the organization or institution holding the exchange note on behalf of the non-U.S. noteholder.

         In addition, the Treasury regulations permit the shifting of primary responsibility for withholding to "qualified intermediaries" (as defined below) acting on behalf of beneficial owners. Under this option, the Withholding Agent is allowed to rely on a Form W-8IMY furnished by a "qualified intermediary" on behalf of one or more noteholders (or other intermediaries) without having to obtain the W-8BEN from the beneficial owner. "Qualified intermediaries" include:
(i) foreign financial institutions or foreign clearing organizations (other than a U.S. branch or U.S. office of such institution or organization), or (ii) foreign branches or offices of U.S. financial institutions or foreign branches of offices of U.S. clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as Form W-8BEN, from each noteholder. We urge non-U.S. noteholders to consult a tax advisor about the specific methods to satisfy IRS informational reporting requirements.

         Even if the above conditions are not met, a non-U.S. noteholder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. noteholder's country of residence. To claim such a reduction or exemption, a non-U.S. noteholder must generally complete Form W-8BEN and claim its right to a reduction or exemption on the form. In some cases, a non-U.S. noteholder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Sale, Exchange or Disposition of the Notes

         Generally, any gain realized by a non-U.S. noteholder from the sale, exchange, redemption, retirement or other disposition of a note (other than gain attributable to accrued interest) will not result in U.S. federal income tax liability, unless (i) the noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is treated as effectively connected with a U.S. trade or business of the non-U.S. noteholder.

Backup Withholding and Information Reporting

         Certain noteholders may be subject to backup withholding and information reporting on payments of principal and interest on a note and proceeds received from the disposition of a note. The backup withholding rate is currently 28%.; for taxable years beginning after December 31, 2010, the backup withholding rate will be 31%. Generally, in the case of a U.S. noteholder, backup withholding will apply only if (i) the U.S. noteholder fails to furnish its Taxpayer Identification Number (TIN) to the payor, (ii) the IRS notifies the payor that the U.S. noteholder has furnished an incorrect TIN, (iii) the IRS notifies the payor that the U.S. noteholder has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, the U.S. noteholder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

         Some U.S. noteholders (including, among others, corporations, financial institutions and some tax exempt organizations) generally are not subject to backup withholding or information reporting.

         Backup withholding tax will not apply to payments of principal and interest to non-U.S. noteholders if the statement described above in "Non-U.S. Noteholders--Payments of Interest" is provided to the Withholding Agent, or the non-U.S. noteholder otherwise establishes an exemption, provided that the Withholding Agent does not have actual knowledge or reason to know that the payee is a U.S. Person or that the conditions of any other exemption are not, in fact, satisfied. The Withholding Agent may be required to report annually to the IRS and to each non-U.S. noteholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. noteholder.

         If a sale of notes is effected at an office of a broker outside the United States, the proceeds of that sale will not be subject to backup withholding (absent the broker's actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a sale of notes effected at an office of a broker outside the United States if that broker:

          o    is a U.S. Person;

          o is a controlled foreign corporation for U.S. federal income tax purposes;

          o is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. Persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business; or

          o derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period,

unless the broker has in its records documentary evidence that the noteholder is a non-U.S. noteholder and other conditions are met (including that the broker has no actual knowledge that the noteholder is a U.S. noteholder) or the noteholder otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against that noteholder's U.S. federal income tax, provided that the required information is timely furnished to the IRS.

         THE PRECEDING DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

         This prospectus is to be used by Credit Suisse First Boston LLC, the initial purchaser, in connection with offers and sales of the exchange notes in market-making transactions effected from time to time. The initial purchaser may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The initial purchaser has informed us that it does not intend to confirm sales of the exchange notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

         Several funds affiliated with CSFB Private Equity, Inc. (CSFB Private Equity) beneficially own 60% of our membership interests. CSFB Private Equity (or one of its affiliates) is an affiliate of the initial purchaser. Members of our board of directors, as well as one of our officers, are affiliated with, or work for affiliates of, the initial purchaser. CSFB acted as our financial advisor and was the initial purchaser of the old notes. CSFB received customary fees for these services. CSFB or its affiliates may in the future engage in investment banking and other services with us or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation. Affiliates of CSFB Private Equity may provide certain management services to us and, in return, receive compensation for these services. Please see "Certain Relationships and Related Party Transactions."

         We have been advised by the initial purchaser that, subject to applicable laws and regulations, it currently intends to make a market in the exchange notes following the completion of the exchange offer. However, the initial purchaser is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained.

         We have agreed to indemnify the initial purchaser and its affiliates with respect to the prospectus used by it in connection with any market-making activities.

         The initial purchaser may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

          o Over-allotment involves sales in excess of the offering size, which creates a short position for the initial purchaser.

          o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

          o Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

          o Penalty bids permit the initial purchaser to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

         These stabilizing transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

         The validity of the notes and the guarantee offered hereby was passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

                                    EXPERTS

         The consolidated financial statements of MSW Energy Holdings LLC as of December 31, 2003 and the related statement of operations, members' equity and cash flows for the period from inception (June 30, 2003) to December 31, 2003, the balance sheet of Ref-Fuel Holdings LLC as of December 31, 2003 and the related statement of operations, member's equity and cash flows for the period from December 12, 2003 to December 31, 2003 and the balance sheet of Ref-Fuel Holdings LLC as of December 31, 2002 and the related statement of operations, member's equity and cash flows for the period from January 1, 2003 to December 12, 2003 and the years ended December 31, 2002 and 2001 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-4 with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

         Upon effectiveness of the registration statement, we became subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and special reports. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available at the SEC's web site at http: //www.sec.gov.

         You can obtain a copy of any of our filings, at no cost, by writing to or telephoning Michael Gruppuso, our Chief Financial Officer, at:

                             MSW Energy Holdings LLC
                           Attention: Michael Gruppuso
             c/o American Ref-Fuel Company, 155 Chestnut Ridge Road,
                               Montvale, NJ 07645
                            Phone No. (800) 727-3835

         Under the terms of the indenture that governs the notes, we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of the notes within the time periods specified in the SEC's rules and regulations: (i) all quarterly and annual financial reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, if we were required to file such forms (other than with respect to the quarter ended June 30, 2003), and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, at any time we are not required to file with the SEC the required reports described above, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                                               INDEX TO PRO FORMA FINANCIAL STATEMENT




                                                                                                                   Page


Background..........................................................................................................P-2
MSW Energy Holdings LLC and Subsidiaries--Unaudited Pro Forma Condensed
Consolidated Statement of Operations for the year ended December 31, 2003,..........................................P-3
MSW Energy Holdings LLC and Subsidiaries--Notes to Unaudited Pro Forma Condensed Consolidated Statement of
 Operations for the year ended December 31, 2003,...................................................................P-4

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               FINANCIAL STATEMENT



Background

         Background

         We were formed to acquire an affiliate of Duke Energy's (Duke) 50% membership interest in Ref-Fuel Holdings LLC (Ref-Fuel Holdings). At the initial closing on June 30, 2003, we acquired Duke Energy Hudson, LLC (or Hudson), a wholly-owned subsidiary of Duke that holds a 49.8% membership interest in Ref-Fuel Holdings. We have also agreed to acquire Duke Energy Erie, LLC (or
Erie), a wholly-owned subsidiary of Duke that holds an additional 0.2% membership interest in Duke/UAE Ref-Fuel, at a second closing to occur at a future date within two years and six months after the initial closing. We refer to these transactions collectively as the Acquisition. As a result of the Acquisition, our sole source of operating cash flow relate to our indirect 49.8% interest in Ref-Fuel Holdings.

         The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 gives effect to the initial close of the Acquisition, the Transactions (as defined below) and the issuance of the notes as if they had occurred at January 1, 2003.

         Certain information included in the December 31, 2003, unaudited pro forma condensed consolidated financial statements are derived from the audited consolidated financial statements of Ref-Fuel Holdings included elsewhere in this prospectus, and from information and certain assumptions that we believe are reasonable and directly attributable to the Transactions and the issuance of the notes. The pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. These unaudited pro forma condensed consolidated financial statements and related notes are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Transactions and the issuance of the notes been completed on the dates indicated or which may be expected to occur in the future.

         Investments are accounted for using the equity method of accounting if the investment gives the investor the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the investor has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

         We record our investment in Ref-Fuel Holdings as an equity-method investment whereby our ownership percentage of 50% in Ref-Fuel Holdings is reflected on our pro forma condensed consolidated balance sheet as "Investment in Ref-Fuel Holdings" and our share of the investee's earnings or losses as "Equity in net earnings of Ref-Fuel Holdings" on our pro forma condensed consolidated statements of operations.

         Taking into account the Acquisition and the consummation of the Transaction, affiliates of CSFB Private Equity and AIGGIG (control group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," requires that Ref-Fuel Holdings financial statements reflect this change in ownership. Effectively, the aggregate excess of purchase price over the net assets acquired by the control group will be pushed down to Ref-Fuel Holdings and its subsidiaries. Our 49.8% equity in net earnings of Ref-Fuel Holdings has been adjusted to reflect the push-down basis differential due to differing purchase prices paid by us and MSW Energy Holdings II for each respective membership interest in Ref-Fuel Holdings.

         The excess of the purchase price paid over the net assets acquired of Ref-Fuel Holdings has been allocated based on an allocation of purchase price and is accounted for under the equity method mentioned herein.



                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                       STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 2003
                                                           (in thousands)




                                                                                          Pro Forma For
                                                                                         the Year Ended
                                                                                        December 31, 2003

Revenues
Equity in net earnings of Ref-Fuel Holdings......................................                $  35,637
Interest income..................................................................                       91
                                                                                                        --

Total revenue....................................................................                   35,728(a)
                                                                                                    ------

Expenses
Interest expense.................................................................                   17,000(b)
Accretion of Duke Agreement obligation                                                               1,986
Amortization of deferred financing fees..........................................                    1,122(c)
Other expenses...................................................................
                                                                                                     1,154

Total expenses...................................................................                   21,262
                                                                                                    ------

Net income                                                                                       $  14,466
                                                                                                    ======

                           See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations





                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                         NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                       STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 2003



(a) MSW Energy Holdings' 49.8% equity in net earnings of Ref-Fuel Holdings is adjusted to reflect the push-down basis differential due to differing purchase prices paid by MSW Energy Holdings and paid by MSW
         Energy Holdings II for each respective membership interest in Ref-Fuel
         Holdings (in thousands).


                                                                                                                     Year
                                                                                                                     Ended
                                                                                                                  December 31,
                                                                                                                      2003
                                                                                                                      ----
Historical net income of Ref-Fuel Holdings.....................................................................   $ 111,153
MSW Energy Holdings ownership..................................................................................        49.8%
                                                                                                                       ----

Equity in net earnings of Ref-Fuel Holdings before adjustment..................................................     $55,354
Pro forma purchase price adjustments...........................................................................     (19,717)
                                                                                                                    -------

Equity in net earnings of Ref-Fuel Holdings....................................................................   $  35,637
                                                                                                                     ======





(b) Interest expense on Senior Notes at 8 1/2%.


                                                                                                                     Year
                                                                                                                     Ended
                                                                                                                 December 31,
                                                                                                                     2003
                                                                                                                 -----------

Interest expense.........................................................................................        $   17,000





(c) Represents amortization of estimated deferred financing fees of $7.8 million, which are estimated to be amortized over approximately seven years (the term of the notes), for the periods presented.



                                              INDEX TO HISTORICAL FINANCIAL STATEMENTS




MSW Energy Holdings LLC
MSW Energy Holdings LLC and its Subsidiaries--Consolidated Financial Statements as of and for the three months ended           F-2
  March 31, 2004 (unaudited)..............................................................................................
MSW Energy Holdings LLC and its Subsidiaries--Consolidated Financial Statements as of December 31, 2003 and the period from
  inception of (June 2003) to December 31, 2003 and Report of Independent Registered Public Accounting Firm...............    F-12
Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC)
Ref-Fuel Holdings LLC and Subsidiaries--Consolidated Financial Statements as of March 31, 2004 and December 31, 2003 and for
  the three months ended March 31, 2004 and 2003 (unaudited)..............................................................    F-27
Ref-Fuel Holdings LLC and Subsidiaries--Consolidated Financial Statements as of
  December 31, 2003 and 2002 and for the period from December 12, 2003 through
  December 31, 2003, the period from January 1, 2003 through December 12, 2003, and for the years ended December 31, 2002 and December 31, 2001, and Reports of Independent Registered Public Accounting Firm
                                                                                                                              F-37




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                           (in thousands)




                                                                                         March 31, 2004        December 31, 2003
                                                                                          (unaudited)

                                       Assets
Current assets
  Cash and cash equivalents........................................................             $    1,375               $     5,513
  Restricted cash..................................................................                    563                       564
  Other current assets.............................................................                     38                        76
                                                                                                        --                        --

  Total current assets.............................................................                  1,976                     6,153
  Investment in Ref-Fuel Holdings..................................................                353,307                   372,672
  Deferred financing fees, net.....................................................                  7,528                     7,821
  Restricted cash..................................................................                  5,001                     5,001
                                                                                                     -----                     -----

  Total assets.....................................................................             $  367,812              $    391,647
                                                                                                   =======                   =======



                           Liabilities and Members' Equity
Liabilities
  Accounts payable and accrued liabilities.........................................               $    150                $      556
  Due to related party.............................................................                    250                       480
  Accrued interest.................................................................                  1,417                     5,667
  Current portion of long-term liabilities.........................................                    500                       500
                                                                                                       ---                       ---

  Total current liabilities........................................................                  2,317                     7,203
  Senior notes.....................................................................                200,000                   200,000
  Other long-term liabilities......................................................                 24,845                    24,333
                                                                                                    ------                    ------

  Total Liabilities................................................................                227,162                   231,536
                                                                                                   -------                   -------

Members' equity
  Total members' equity............................................................                140,650                   160,111
                                                                                                   -------                   -------

  Total liabilities and members' equity............................................              $ 367,812                 $ 391,647
                                                                                                   =======                   =======





                       The accompanying notes are an integral part of these consolidated financial statements.




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF OPERATIONS
                                                      (Unaudited, in thousands)




                                                                                                                   For the Three
                                                                                                                   Months Ended
                                                                                                                  March 31, 2004

Revenues
  Equity in earnings of Ref-Fuel Holdings....................................................................             $    4,539
  Interest income............................................................................................                     28
                                                                                                                                  --

                                                                                                                               4,567

Expenses
  Interest expense...........................................................................................                  4,250
  Accretion of Duke Agreement obligation.....................................................................                    512
  Amortization of deferred financing fees....................................................................                    293
  Other expenses.............................................................................................                    473
                                                                                                                                 ---

Total expenses...............................................................................................                  5,528
                                                                                                                               -----


Net loss.....................................................................................................             $    (961)
                                                                                                                               =====





                       The accompanying notes are an integral part of these consolidated financial statements.





                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                                                      (Unaudited, in thousands)




Balance, January1, 2004..............................................................................................      $ 160,111
  Distribution to members............................................................................................       (18,500)
  Net loss...........................................................................................................          (961)
                                                                                                                               -----

Balance, March 31, 2004..............................................................................................      $ 140,650
                                                                                                                             =======





                       The accompanying notes are an integral part of these consolidated financial statements.




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                                      (Unaudited, in thousands)




                                                                                                                   For the Three
                                                                                                                   Months Ended
                                                                                                                  March 31, 2004

Cash flows from operating activities:
  Net loss...................................................................................................             $    (961)
  Adjustments to reconcile net loss to net cash provided by operating activities:
  Equity in earnings of Ref-Fuel Holdings....................................................................                (4,539)
  Accretion of Duke Agreement obligation                                                                                         512
  Amortization of deferred financing fees....................................................................                    293
  Distribution received from Ref-Fuel Holdings...............................................................                 23,904
  Changes in operating assets and liabilities:
  Other current assets.......................................................................................                     38
  Accounts payable and accrued liabilities...................................................................                  (406)
   Due to related party......................................................................................                  (230)
  Accrued interest on Senior Notes...........................................................................                (4,250)
                                                                                                                             -------

  Net cash provided by operating activities..................................................................                 14,361
                                                                                                                              ------

Cash flows from investing activities:
  Change in restricted cash..................................................................................                      1
                                                                                                                                   -

  Net cash provided by investing activities..................................................................                      1
                                                                                                                                   -

Cash flows from financing activities:
  Distributions to members...................................................................................               (18,500)
                                                                                                                            --------

  Net cash used in financing activities......................................................................               (18,500)
                                                                                                                            --------

Net decrease in cash and cash equivalents....................................................................                (4,138)
Cash and cash equivalents, beginning of period...............................................................                  5,513
                                                                                                                               -----

  Cash and cash equivalents, end of period...................................................................             $    1,375
                                                                                                                               =====



Supplemental cash flow disclosure
  Cash paid for interest.....................................................................................             $    8,500
                                                                                                                               =====





                       The accompanying notes are an integral part of these consolidated financial statements.


MSW Energy  Holdings LLC and  Subsidiary  Notes to  Consolidated  Financial
Statements

1.  Organization and Basis of Presentation

         MSW Energy Holdings LLC (MSW Energy Holdings and collectively hereinafter with its subsidiaries, referred to as the Company), a Delaware limited liability company and its consolidated wholly-owned subsidiaries, MSW Energy Finance Co., Inc. (MSW Finance), a Delaware corporation, and MSW Energy Hudson LLC (MSW Hudson) a Delaware limited liability company, were organized in June 2003 for the purpose of acquiring and holding a 50% interest in Ref-Fuel Holdings LLC (Ref-Fuel Holdings) from Duke Energy Corp. (Duke). The initial acquisition of Ref-Fuel Holdings (the initial closing) was completed on June 30, 2003. Prior to that date MSW Energy Holdings had no operations. MSW Finance, a wholly-owned subsidiary, was organized in June 2003, for the sole purpose of acting as co-issuer with MSW Energy Holdings of $200.0 million aggregate principal amount of 8 1/2% senior secured notes due September 1, 2010 (Senior Notes). Other than serving as co-issuer, MSW Finance does not conduct operations of its own and has no assets.

         At the initial closing, MSW Energy Holdings acquired MSW Hudson, which holds a 49.8% membership interest in Ref-Fuel Holdings. MSW Energy Holdings has agreed to acquire Duke Energy Erie, LLC (or Erie), a wholly-owned subsidiary of Duke, that holds an additional 0.2% membership interest in Ref-Fuel Holdings, within two years and six months after its purchase of MSW Hudson.

         The Company was owned indirectly by affiliates of AIG Global Asset Management Holdings Corp. (AIGGIG) and Credit Suisse First Boston Private Equity Inc. (CSFB Private Equity). See Note 5.

         Pursuant to a separate series of transactions (the UAE Transactions), which were completed on December 12, 2003, MSW Energy Holdings II LLC (MSW Energy Holdings II) acquired a direct and indirect 50% membership interest in Ref-Fuel Holdings. At March 31, 2004, MSW Energy Holdings II was owned by UAE Ref-Fuel, which was owned indirectly by several private equity funds associated with DLJ Merchant Banking Partners III, L.P., each of which is managed by investment funds affiliated with CSFB Private Equity. Accordingly, effective December 12, 2003, Ref-Fuel Holdings became majority owned, directly and indirectly, and controlled by AIGGIG and CSFB Private Equity (the Control Group). See Note 5.

         The Company's sole source of operating cash flow relates to its indirect 49.8% membership interest in Ref-Fuel Holdings. Ref-Fuel Holdings is a holding company whose sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel Company LLC (American Ref-Fuel or ARC). As a 49.8% owner that has voting control over an additional 0.2% interest, the Company does not have the ability to unilaterally control Ref-Fuel Holdings or American Ref-Fuel.

         American Ref-Fuel owns partnerships that develop, own and operate waste-to-energy facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. American Ref-Fuel owns or controls and operates six waste-to-energy facilities located in the northeastern United States, which we refer to as the ARC operating facilities. The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (the ARC operating companies) derive revenues principally from disposal or tipping fees received for accepting waste and from the sale of electricity and steam produced by those facilities.

         The accompanying condensed consolidated financial statements are unaudited. In the opinion of management, such statements include all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of the results for the period presented. The accounting policies followed during interim periods reported are in conformity with accounting principles generally accepted in the United States of America; however, certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Company believes that the disclosures included are adequate and provide sufficient information. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for a full year.

2.  Significant Accounting Policies



Equity Method Investment

         Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

         The Company has recorded its investment in Ref-Fuel Holdings as an equity-method investment whereby the Company's ownership percentage of 49.8% of Ref-Fuel Holdings is reflected on the accompanying consolidated balance sheets as "Investment in Ref-Fuel Holdings." The Company records its share of Ref-Fuel Holdings' earnings or losses as "Equity in earnings of Ref-Fuel Holdings" on the accompanying consolidated statement of operations. Cash distributions received from Ref-Fuel Holdings are included in the accompanying consolidated statement of cash flows as "Distribution received from Ref-Fuel Holdings."


Push-down Accounting

         Upon consummation of the UAE Transactions and taking into account the Company's June 30, 2003 acquisition of membership interests in Ref-Fuel Holdings, the Control Group owns, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force (EITF) Topic D-97, Push-Down Accounting, requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Accordingly, the aggregate excess of purchase price over the net assets acquired by the Company on June 30, 2003 was pushed-down to Ref-Fuel Holdings and its subsidiaries on December 12, 2003.

         Prior to push-down on December 12, 2003, identifiable intangible assets were included in "Investment in Ref-Fuel Holdings" on the Company's consolidated balance sheet and were amortized on a straight-line basis over their estimated useful lives. As a result of push-down accounting, the excess of the purchase price paid by the Company over the Company's share of members' equity of Ref-Fuel Holdings on the acquisition date has been allocated to the Company's proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings. See Note 4.


Restricted Cash

          Included in current and long-term restricted cash on the accompanying consolidated balance sheets at March 31, 2004 are $0.1 million in letters of credit support fees, $0.5 million relating to the Company's liability relating to the Duke Agreement (as defined in Note 4) payment due June 30, 2004 and an additional $5.0 million which is required to be funded into an escrow account on behalf of Duke Capital LLC (Duke Capital) by June 30, 2004 and held for the term of the obligation, subject to certain conditions, see Note 4.



3.  Acquisition of Membership Interests in Ref-Fuel Holdings

         Pursuant to an equity purchase agreement between MSW Energy Holdings and Duke, MSW Energy Holdings agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, MSW Energy Holdings acquired MSW Hudson (formerly Duke Energy Hudson,
LLC), which holds a 49.8% membership interest in Ref-Fuel Holdings. The Company has agreed to acquire Duke Energy Erie, LLC (Erie), a wholly-owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. At the initial closing, the Company entered into a voting agreement with Erie, pursuant to which Erie granted the Company the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to MSW Energy Holdings. As a result, MSW Energy Holdings has direct or indirect voting control of 50% of the membership interests in Ref-Fuel Holdings after the initial closing.

         The aggregate cash purchase price for both the initial and second closing was $326.8 million, excluding acquisition related costs of $15 million and obligations assumed of $23 million. The purchase price payment for the second closing will be $1.3 million which has been recorded in other long-term liabilities on the accompanying consolidated balance sheet. The purchase price paid at the initial closing was financed with proceeds from the Company's offering of Senior Notes, together with capital contributions made by the Company's two members of $75.0 million each. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from the members.

         The Company's share of members' equity of Ref-Fuel Holdings acquired as of June 30, 2003 was $144.9 million. As required by push-down accounting, the excess purchase price of $218.6 million has been allocated to the Company's proportionate share of the fair values of the assets acquired and liabilities assumed based on an independent valuation of Ref-Fuel Holdings tangible assets, property, plant and equipment, identifiable intangible assets and debt. The amounts allocated to tangible and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets or obligations ranging from ten to twenty years. Debt is being amortized based on the effective interest rate method over the life of the obligations.


         A summary of the allocation of purchase price to the fair value of the assets acquired assumed by the Company and the Company's underlying investment in Ref-Fuel Holdings' members' equity June 30, 2003 is as follows (in thousands):


Ref-Fuel Holdings' member's equity acquired..............................................................      $ 144,933
Fixed assets and other adjustments.......................................................................         76,363
Identifiable intangible assets, net......................................................................        154,068
Goodwill ................................................................................................       (12,050)
Other long-term assets...................................................................................        (2,892)
Long-term debt...........................................................................................       (22,405)
Other long-term liabilities..............................................................................         25,465
                                                                                                                  ------

  Purchase price for acquisition of 49.8% of Ref-Fuel Holdings...........................................      $ 363,482
                                                                                                                 =======





         The following table summarizes the components of the Company's interest in Ref-Fuel Holdings at March 31, 2004 (unaudited, in thousands):


Total investment in Ref-Fuel Holdings, January 1, 2004...................................................      $ 372,672
  Equity earnings of Ref-Fuel Holdings...................................................................          4,539
  Distributions received from Ref-Fuel Holdings..........................................................       (23,904)
                                                                                                                --------

  Total investment in Ref-Fuel Holdings at March 31, 2004................................................      $ 353,307
                                                                                                                 =======



Pro Forma Information

Unaudited pro forma results showing the effects of the acquisition as if it had occurred on January 1, 2003 are as follows (in thousands):


                                                                                                                       Pro Forma For
                                                                                                   Three Months          the Three
                                                                                                       Ended           Months Ended
                                                                                                  March 31, 2004      March 31, 2003
                                                                                                  --------------      --------------
Revenue
  Equity in net earnings of Ref-Fuel Holdings..........................................            $     4,539            $    2,086
  Interest income......................................................................                     28                     -
                                                                                                            --                     -

Total revenue..........................................................................                  4,567                 2,086
                                                                                                         -----                 -----

Expenses
  Interest expense.....................................................................                  4,250                 4,250
   Accretion of Duke Agreement obligation..............................................                    512                   491
  Amortization of deferred financing fees..............................................                    293                   293
  Other expenses.......................................................................                    473                   223
                                                                                                           ---                   ---

Total expenses.........................................................................                  5,528                 5,257
                                                                                                         -----                 -----

Net loss...............................................................................             $    (961)           $   (3,171)
                                                                                                         =====               =======





         These results are not necessarily indicative of the results of operations that would have been acquired had the acquisition taken place at the beginning of 2003.

Ref-Fuel Holdings Information

         Summarized condensed balance sheet information of Ref-Fuel Holdings, is as follows (in thousands):


                                                                                        As of                   As of
                                                                                   March 31, 2004        December 31, 2003
                                                                                   --------------        -----------------
                                                                                     (unaudited)

Current assets.........................................................                $184,340                 $233,151
Noncurrent assets......................................................               1,885,230                1,894,757
Current liabilities....................................................                 148,570                  133,358
Noncurrent liabilities.................................................               1,218,787                1,253,250
Members' Equity........................................................                 702,213                  741,300


         Summarized statement of operations information for Ref-Fuel Holdings is as follows (unaudited, in thousands):


                                                                                                       For the Three
                                                                                                        Months Ended
                                                                                                       March 31, 2004

Revenues.........................................................................................            $   102,105
Operating income.................................................................................                 18,758
Net earnings.....................................................................................                  8,802
Company's equity in net earnings.................................................................                  4,539



4.  Subsequent Event

          On April 30, 2004, MSW Acquisition LLC, MSW Energy Holdings' 50% parent as of March 31, 2004, which is owned by ten investment funds indirectly controlled by Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), acquired an additional 10% of the membership interests in MSW Energy Holdings from Highstar Renewable Fuels LLC (Highstar). The source of consideration was capital contributions from limited partners of the ten investment funds. Prior to this transaction, there was no controlling person of MSW Energy Holdings, which was owned 50% by MSW Acquisition and 50% by Highstar, an indirect subsidiary of American International Group, Inc. (AIG).

         Concurrently on April 30, 2004, Highstar sold to United American Energy Holdings Corp. (UAE Holdings) 0.01% of the outstanding membership interests in MSW Energy Holdings pursuant to a membership interests purchase agreement dated as of January 26, 2004. On April 29, 2004, Highstar transferred 39.89% of the outstanding membership interests in MSW Energy Holdings to Highstar Renewable Fuels I LLC (Highstar I), an entity owned by Highstar and AIG Highstar Capital, L.P., an investment fund managed by affiliates of Highstar. As a result of these transactions, MSW Acquisition LLC owns 60%, Highstar and Highstar I collectively own 39.99% and UAE Holdings owns 0.01% of the outstanding membership interests in MSW Energy Holdings. UAE Holdings will be the managing member of MSW Energy Holdings.

         Concurrently on April 30, 2004, affiliates of CSFB Private Equity sold to Highstar Renewable Fuels II LLC (Highstar II), a wholly-owned subsidiary of Highstar (together with Highstar I and Highstar II, the Highstar Entities), 40% of the outstanding shares of common stock of UAE Holdings and 40% of the principal amount of certain promissory notes issued by UAE Holdings pursuant to a securities purchase agreement dated January 26, 2004. As a result of this transaction, the CSFB Private Equity affiliates collectively own 60% and Highstar II owns 40% of the outstanding shares of common stock of UAE Holdings.

         The parties entered into a stockholders' agreement and members' agreement that provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries.

         Pursuant to the stockholders' agreement, the affiliates of CSFB Private Equity, on the one hand, and the Highstar Entities, on the other hand, will have representation on the boards of directors of UAE Holdings and its subsidiaries that will be generally proportionate to their ownership in UAE Holdings. Although affiliates of CSFB Private Equity will initially have the ability to appoint a majority of the members of the boards of directors of these entities, the terms of the stockholders' agreement provide that none of UAE Holdings, MSW Energy Holdings (through UAE Holdings as its managing member) or in many cases their subsidiaries will be able to take certain significant actions without the consent of the affiliates of CSFB Private Equity and Highstar II, so long as they continue to own a minimum percentage of the common stock of UAE Holdings. The stockholders' agreement and members' agreement also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to UAE Holdings and MSW Energy Holdings, respectively. The parties also entered into a registration rights agreement with respect to the common stock of UAE Holdings.

         In connection with the transactions in the membership interests purchase agreement, the members of MSW Energy Holdings adopted the Second Amended and Restated Limited Liability Company Agreement which provides that UAE Holdings is the Managing Member. The agreement also provides that, solely for purposes of (i) taking any action that requires the approval of the Board of Directors of MSW Energy Holdings pursuant to the terms of, and as defined in, the indenture for MSW Energy Holdings' 8-1/2% Senior Secured Notes due 2010, or pursuant to any other the note document and (ii) the definition of Continuing Directors (as defined in such indenture), the Board of Directors of the Managing Member is deemed to constitute the Board of Directors of MSW Energy Holdings.

MSW Energy Holdings is currently assessing the transactions to determine if there will be an impact to its accounting treatment of its investment in Ref-Fuel Holdings on the financial statements.

                             MSW ENERGY HOLDINGS LLC



                        CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2003 AND THE PERIOD FROM
                          INCEPTION (JUNE 30, 2003) TO
                                DECEMBER 31, 2003
           AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm



To the Member and Board of Directors of MSW Energy Holdings LLC and
Subsidiaries:

In our opinion, the accompanying consolidated balance sheet and the related statements of operations, members' equity and cash flows presents fairly, in all material respects, the financial position of MSW Energy Holdings LLC and Subsidiaries (the Company) at December 31, 2003 and the results of their operations and their cash flows for the period from inception (June 30, 2003) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these consolidated statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
March 29, 2004




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                                     Consolidated Balance Sheet
                                                  December 31, 2003 (In Thousands)




                                                                                                               December 31, 2003
                                                                                                               -----------------
                                                  Assets
Current assets
 Cash and cash equivalents..............................................................................                $      5,513
 Restricted cash.......................................................................................                          564
 Other current assets...................................................................................                          76
                                                                                                                                  --

 Total current assets...................................................................................                       6,153
                                                                                                                               -----
 Investment in Ref-Fuel Holdings........................................................................                     372,672
 Deferred financing fees, net...........................................................................                       7,821
 Restricted cash........................................................................................                       5,001
                                                                                                                               -----

 Total assets...........................................................................................                $    391,647
                                                                                                                             =======



                                     Liabilities and Member's Equity
 Liabilities
 Accounts payable and accrued liabilities...............................................................                $        556
 Due to related party..................................................................................                          480
 Accrued interest.......................................................................................                       5,667
 Current portion of long-term liabilities...............................................................                         500
                                                                                                                                 ---

 Total current liabilities..............................................................................                       7,203
                                                                                                                               -----
 Senior notes...........................................................................................                     200,000
 Other long-term liabilities............................................................................                      24,333
                                                                                                                              ------

 Total liabilities......................................................................................                     231,536
                                                                                                                             -------

Commitments and contingencies (Notes 3 and 7)
Members' equity
 Total members' equity..................................................................................                     160,111
                                                                                                                             -------

 Total liabilities and members' equity..................................................................                $    391,647
                                                                                                                             =======





                     The accompanying notes are in an integral part of these consolidated financial statements.




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                         Consolidated Statement of Operations (In Thousands)




                                                                                                              From Inception
                                                                                                              (June 30, 2003)
                                                                                                           to December 31, 2003

Revenues
  Equity in net earnings of Ref-Fuel Holdings.......................................................                   $      21,603
  Interest income...................................................................................                              91
                                                                                                                                  --

  Total revenues                                                                                                              21,694
                                                                                                                              ------

Expenses
  Interest expense..................................................................................                           8,500
  Accretion of Duke Agreement obligation...........................................................                              993
  Amortization of deferred financing fees...........................................................                             561
  Other expenses....................................................................................                           1,029
                                                                                                                               -----

  Total expenses....................................................................................                          11,083
                                                                                                                              ------


Net income..........................................................................................                   $      10,611
                                                                                                                              ======





                     The accompanying notes are in an integral part of these consolidated financial statements.




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                      Consolidated Statement of Members' Equity (In Thousands)




Balance at Inception (June 30, 2003)..............................................................................           $     -
  Contributions from members......................................................................................           150,000
  Distribution to members.........................................................................................             (500)
  Net income......................................................................................................            10,611
                                                                                                                              ------

Balance, December 31, 2003........................................................................................         $ 160,111
                                                                                                                             =======





                     The accompanying notes are in an integral part of these consolidated financial statements.




                                              MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                                         Consolidated Statement of Cash Flows (In Thousands)




                                                                                                              From Inception
                                                                                                              (June 30, 2003)
                                                                                                           to December 31, 2003

Cash flows from operating activities:
  Net income........................................................................................                  $       10,611
  Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in earnings of Ref-Fuel Holdings...........................................................                        (21,603)
  Accretion of Duke Agreement obligation...........................................................                              993
  Amortization of deferred financing fees...........................................................                             561
  Distributions received from Ref-Fuel Holdings.....................................................                          13,720
  Changes in operating assets and liabilities:
  Increase in other current assets..................................................................                            (76)
  Increase in accounts payable and accrued liabilities..............................................                             556
  Increase in due to related party..................................................................                             480
  Increase in accrued interest on Senior Notes......................................................                            5667
  Decrease in other long-term liability.............................................................                           (500)
                                                                                                                               -----

  Net cash provided by operating activities.........................................................                          10,409
                                                                                                                              ------

Cash flows from investing activities:
  Payments for purchase of Ref-Fuel Holdings.......................................................                        (340,449)
  Increase in restricted cash......................................................................                          (5,565)
                                                                                                                             -------
  Net cash used in investing activities............................................................                        (346,014)
                                                                                                                           ---------
Cash flows from financing activities:
  Proceeds from long-term debt offering.............................................................                         200,000
  Contribution from members.........................................................................                         150,000
  Distribution to members...........................................................................                           (500)
  Payments of deferred financing fees...............................................................                         (8,382)
                                                                                                                             -------

  Net cash provided by financing activities.........................................................                         341,118
                                                                                                                             -------

  Net increase in cash and cash equivalents.........................................................                           5,513
  Cash and cash equivalents, beginning of period....................................................                               -
                                                                                                                                   -

  Cash and cash equivalents, end of period..........................................................                  $        5,513
                                                                                                                               =====



  Supplemental cash flow disclosure
  Cash paid for interest............................................................................                  $        3,117
                                                                                                                               =====





                     The accompanying notes are in an integral part of these consolidated financial statements.


MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS December 31, 2003

1.        Organization

          MSW Energy Holdings LLC ("MSW Energy Holdings" and collectively hereinafter with its subsidiaries, referred to as the "Company"), a Delaware limited liability company and its wholly-owned subsidiaries, Energy Finance Co., Inc. ("MSW Energy Finance"), a Delaware corporation, and MSW Energy Hudson LLC ("MSW Energy Hudson"), a Delaware limited liability company, were formed and organized in 2003 for the purpose of acquiring and holding a 50% interest in Ref-Fuel Holdings LLC (formerly Duke/UAE Ref-Fuel LLC) ("Ref-Fuel Holdings"), pursuant to an equity purchase agreement between Duke Energy Corp. ("Duke Energy") and MSW. Ref-Fuel Holdings' sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel Company LLC ("ARC" or "American Ref-Fuel"). American Ref-Fuel is an owner and operator of six waste-to-energy facilities in the United States. The initial acquisition of Ref-Fuel Holdings (the "Initial Closing") was completed on June 30, 2003 (Note
3). Prior to June 30, 2003, MSW Energy Holdings had no operations.

         MSW Energy Holdings is operated under an amended and restated limited liability company agreement (the "LLC Agreement") dated June 24, 2003.

         MSW Energy Finance was organized in June 2003, for the sole purpose of acting as co-issuer with MSW Energy Holdings of $200.0 million aggregate principal amount of 8 1/2 percent senior secured notes due September 1, 2010 ("Senior Notes") (Note 4). Other than serving as co-issuer, MSW Energy Finance does not conduct operations of its own and has no assets.

         MSW Energy Hudson holds the Company's interest in Ref-Fuel Holdings, and acts as guarantor of the Senior Notes.

         On December 12, 2003, United American Energy Holdings Corp. ("UAE Holdings") announced that it had entered into an agreement and plan of merger with MSW Merger LLC ("MSW Merger", an affiliate of CSFB Private Equity, Inc. ("CSFB Private Equity")), one of MSW's two members, to acquire UAE Holdings' indirect 50% ownership interest in Ref-Fuel Holdings in a series of transactions (the "UAE Transactions"). The UAE Transactions were completed on December 12, 2003. After completion of the UAE Transactions, MSW Energy Holdings II LLC ("MSW Energy Holdings II"), an indirect subsidiary of UAE Holdings, holds a direct and indirect 50% membership interest in Ref-Fuel Holdings. Accordingly, on December 12, 2003, Ref-Fuel Holdings became majority owned, directly and indirectly, and controlled by affiliates of the Company's members (the "Control Group").



2.        Summary of Significant Accounting Policies


Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of MSW Energy Holdings and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosure of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant estimates include the preliminary allocation of the purchase price to the fair value of the Company's share of the Ref-Fuel Holdings net assets at the date of acquisition. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less. All of the Company's cash is maintained by one financial institution in segregated accounts.

Restricted Cash and Investments

         The Company is required, under certain circumstances, to maintain cash and investment balances that are restricted by provisions of debt and other agreements. These amounts are held by financial institutions in order to comply with contractual provisions requiring reserves for payments such as interest on the Senior Notes and obligations under the Duke Agreement (Note 7). Restricted cash and investments may be invested in accounts earning market rates; therefore, the carrying value approximates fair value.

         Included in current and long-term restricted cash on the accompanying consolidated balance sheet at December 31, 2003 are $0.1 million in letters of credit support fees, the $0.5 million Duke Agreement payment due June 30, 2004 and an additional $5.0 million which is required to be funded into an escrow account on behalf of Duke Capital by June 30, 2004 and held for the term of the obligation, subject to certain conditions (Note 7).

Fair Value of Financial Instruments

         The carrying value of financial instruments, including cash and cash equivalents, restricted cash, other current assets, and accounts payable and accrued liabilities approximates their fair value because of the short-term nature of these instruments.

         The carrying value of the Company's other long-term liabilities on the accompanying consolidated balance sheet approximates the fair value. The fair value at December 31, 2003 of amounts outstanding under the Senior Notes was approximately $218.0 million.


Deferred Financing Fees

          Deferred financing fees of $8.4 million were incurred by the Company in connection with the issuance of the Senior Notes. These costs are deferred and amortized to interest expense over the seven-year life of the Senior Notes. From Inception (June 30, 2003) to December 31, 2003, amortization of deferred financing fees totaled $0.6 million.


Equity Method Investment

          Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

     The Company has recorded its investment in Ref-Fuel Holdings as an equity method investment whereby the Company's ownership percentage of 49.8% in Ref-Fuel Holdings is reflected on the accompanying consolidated balance sheet as "Investment in Ref-Fuel Holdings." The Company's share of Ref-Fuel Holdings' net earnings is included in "Equity in net earnings of Ref-Fuel Holdings" on the accompanying consolidated statement of operations. Cash distributions received from Ref-Fuel Holdings are included on the accompanying consolidated statement of cash flows as "Distributions from Ref-Fuel Holdings" and are reflected as a reduction of "Investment in Ref-Fuel Holdings" when received by the Company.

     Prior to push-down accounting on December 12, 2003, identifiable intangible assets were included in "Investment in Ref-Fuel Holdings" on the Company's accompanying consolidated balance sheet and were amortized on a straight-line basis over their estimated useful lives.

Income Taxes

          Since the Company is a limited liability company, it has elected to be treated as a partnership for income tax purposes and, therefore, is not subject to federal or state income taxes; however, its income or loss is required to be included in the income tax returns of its members.


Push-Down Accounting

          Upon consummation of the UAE Transactions resulting in MSW Energy Holdings II's 50% ownership of Ref-Fuel Holdings and taking into account the June 30, 2003 acquisition by the Company of Duke Energy's 49.8% membership interest in Ref-Fuel Holdings, the Control Group owns, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force
(EITF) Topic D-97, "Push-Down Accounting," requires that Ref-Fuel Holdings consolidated financial statements reflect this collective change in ownership. Effectively, the aggregate excess of purchase price over net assets acquired by each of MSW Energy Holdings II and the Company were pushed down to Ref-Fuel Holdings and its subsidiaries as of December 12, 2003.

     As a result, after December 12, 2003, Ref-Fuel Holdings' results of operations include the impact of the push-down accounting. Due to the differing purchase prices paid by the Company and MSW Energy Holdings II for their respective membership interest in Ref-Fuel Holdings, each of MSW Energy Holdings and MSW Energy Holdings II will be allocated only their respective portion of Ref-Fuel Holdings net income (loss) in future periods reflecting the amortization of the respective amounts pushed down to Ref-Fuel Holdings.



Risks and Uncertainties

          The Company's operations involve a number of significant risks and uncertainties. Factors that could affect MSW's future operating results and cause actual results to vary materially from expectations and adversely affect the Company's financial condition and prevent it from fulfilling its obligations, include but are not limited to, the Company's dependency on equity earnings and cash distributions from Ref-Fuel Holdings as its sole source of income and operating cash flow, the Company's inability to unilaterally control Ref-Fuel Holdings and the Company's substantial indebtedness and the substantial indebtedness of Ref-Fuel Holdings.


Recently Issued Accounting Standard

          In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities", and a revised interpretation of FIN 46 ("FIN 46R") in December 2003 (collectively "FIN 46"). FIN 46 addresses consolidation of variable interest entities. FIN 46 provides guidance for determining when a primary beneficiary should consolidate a variable interest entity or equivalent structure that functions to support the activities of the primary beneficiary. The provisions of FIN 46 are effective immediately for all variable interest entities created after January 31, 2003. It applies in the first year or interim period ending after December 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Management has evaluated FIN 46 and its related guidance and believes it will not have an impact on the Company's consolidated financial statements.


3.        Acquisition of Membership Interests in Ref-Fuel Holdings

          Pursuant to an equity purchase agreement between MSW Energy Holdings and Duke Energy, MSW Energy Holdings agreed to acquire Duke Energy's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, MSW Energy Holdings acquired MSW Energy Hudson (formerly Duke Energy Hudson, LLC), which holds a 49.8% membership interest in Ref-Fuel Holdings. The Company has agreed to acquire Duke Energy Erie, LLC ("Erie"), a wholly-owned subsidiary of Duke Energy that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. At the initial closing, the Company entered into a voting agreement with Erie, pursuant to which Erie granted the Company the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to MSW. As a result, MSW Energy Holdings has direct or indirect voting control of 50% of the membership interests in Ref-Fuel Holdings after the initial closing.

     The aggregate cash purchase price for both the initial and second closing was $326.8 million, excluding acquisition related costs and obligations assumed. Of the agreed-upon purchase price, $304.8 million was paid on June 30, 2003 and a $20.7 million purchase price adjustment was paid to Duke Energy on September 5, 2003. The purchase price payment for the second closing will be $1.3 million which has been recorded in accounts payable and accrued liabilities in the accompanying consolidated balance sheet. The purchase price paid at the initial closing was financed with proceeds from the Company's offering of Senior Notes (Note 4), together with capital contributions made by the Company's two members of $75.0 million each (Note 6). The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from the members.

     The Company's share of members' equity of Ref-Fuel Holdings acquired as of June 30, 2003 was $144.9 million. The excess purchase price of $218.6 million has been allocated to the Company's proportionate share of the fair values of the assets acquired and liabilities assumed based on an independent valuation of Ref-Fuel Holdings tangible assets, property, plant and equipment, identifiable intangible assets and debt. The amounts allocated to fixed and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets or obligations ranging from ten to twenty years. A summary of the allocation of purchase price to the fair value of the assets acquired by the Company and the Company's underlying investment in Ref-Fuel Holdings' members' equity is as follows (in thousands):



Ref-Fuel Holdings' members' equity acquired.....................  $ 144,933
Fixed assets and other adjustments, net.........................     76,363
Identifiable intangible assets..................................    154,068
Goodwill........................................................   (12,050)
Other long-term assets..........................................    (2,892)
Long-term debt..................................................   (22,405)
Other long-term liabilities.....................................     25,465
                                                                     ------

Allocated purchase price contributed............................  $ 363,482
                                                                    =======






          In connection with the acquisition, the Company has entered into an agreement with Duke Capital Corporation ("Duke Capital"), an affiliate of Duke Energy, (the "Duke Agreement") under which the Company agreed to pay Duke Capital certain future fee (Note 7) in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to Ref-Fuel Holdings. The fees payable under the Duke Agreement are subordinate to the Company's Senior Notes. The fees payable under the Duke Agreement escalate over time, and a portion of such fees are to be deposited into an escrow account for the benefit of Duke Capital. The Company is in compliance with all of its obligations under this agreement.

        Other long-term liabilities consist entirely of the present value of the obligation under the Duke Agreement at December 31, 2003.

         The following table summarizes the components of the Company's interest in Ref-Fuel Holdings at December 31, 2003 (in thousands):


Acquisition of 49.8% of Ref-Fuel Holdings.........................$ 325,480
Duke Agreement obligation at date of acquisition..................   23,033
Direct acquisition costs..........................................   14,969
                                                                     ------
Purchase price for acquisition of 49.8% of Ref-Fuel Holdings......  363,482
Accrued purchase price for second closing.........................    1,307
                                                                      -----
  Total purchase price..........................................    364,789
                                                                    -------
Equity in net earnings of Ref-Fuel Holdings.......................   21,603
Distributions received from Ref-Fuel Holdings.....................  (13,720)
                                                                    -------

  Total investment in Ref-Fuel Holdings at December 31, 2003......$ 372,672
                                                                    =======







Pro Forma Information

         Unaudited pro forma results showing the effects of the acquisition as if it had occurred on January 1, 2003 are as follows (in thousands):


                                                                                          Pro Forma For
                                                                                         the Year Ended
                                                                                        December 31, 2003
                                                                                        -----------------
Revenues
Equity in net earnings of Ref-Fuel Holdings......................................                $     35,637
Interest income..................................................................                          91
                                                                                                           --

Total revenue....................................................................                      35,728
                                                                                                       ------

Expenses
Interest expense.................................................................                      17,000
Accretion of Duke Agreement obligation...........................................                       1,986
Amortization of deferred financing fees..........................................                       1,122
Other expenses...................................................................                       1,154
                                                                                                        -----

Total expenses...................................................................                      21,262
                                                                                                       ------




Net income.......................................................................                 $    14,466
                                                                                                       ======





         These results are not necessarily indicative of the results of operations that would have been acquired had the acquisition taken place at the beginning of 2003.

Ref-Fuel Holdings Information

         Summarized condensed balance sheet information for Ref-Fuel Holdings as of December 31, 2003 is as follows (in thousands):


Current assets...................................................   $  233,151
Noncurrent assets................................................    1,894,757
Current liabilities..............................................      133,358
Noncurrent liabilities...........................................    1,253,250


         Summarized statement of operations information for Ref-Fuel Holdings is as follows (in thousands):



                                                                 Period from                        Period from
                                                            December 12, 2003 to                 January 1, 2003 to
                                                              December 31, 2003                  December 12, 2003
                                                              -----------------                  -----------------

Revenues.............................................                      $   24,847                        $   444,461
Operating income.....................................                          10,855                            162,683
Net earnings.........................................                           8,082                            103,071
Company's equity in net earnings.....................                           4,025                             30,626



         The equity in net earnings of Ref-Fuel Holdings reported by the Company of $21.6 million represents the equity in net earnings prior to December 12, 2003 of $30.6 million less amortization of $13.0 million, which was expensed prior to push down, plus equity in earnings for the period from December 12, 2003 through December 31, 2003 of $4.0 million. For the period from Inception (June 30, 2003) to December 12, 2003, the $13.0 million amortization of excess purchase price consisted of (in thousands):


Property, plant and equipment, net..............................$  (1,968)
Intangible assets, net..........................................  (14,231)
Long-term debt..................................................    2,063
Other long-term liabilities.....................................    1,088
                                                                ----------
                                                                $ (13,048)
                                                                ==========

4.        Senior Notes

          In June 2003, MSW, jointly and severally with MSW Energy Finance, issued $200.0 million aggregate principal amount of 8 1/2 percent senior secured notes due 2010 ("Senior Notes"). Interest on the Senior Notes accrues at 8 1/2 percent per annum, beginning from the date of issuance and is payable on March 1st and September 1st of each year, commencing on September 1, 2003. Interest only is payable throughout the term of the Senior Notes with principal and unpaid interest payable at maturity on September 1, 2010. The Senior Notes rank senior in priority to all the Company's liabilities and are collateralized by substantially all of the Company's assets, including its membership interest in Ref-Fuel Holdings. Holders of Senior Notes may require the Company to repurchase the Senior Notes upon a change in control or if the Company receives any proceeds from certain financings or asset sales by Ref-Fuel Holdings and its subsidiaries.

         The Company may redeem some or all of the Senior Notes prior to September 1, 2010 under certain circumstances at redemption prices ranging from 100% to 108.5% of the related principal amounts, plus accrued and unpaid interest as of such date.

         The indenture for the Senior Notes provides for certain restrictive covenants including, among other things, restrictions on incurrence of indebtedness, certain payments to related and unrelated parties, acquisitions and asset sales.


5.        Member's Equity

          MSW Energy Holdings is equally owned by (i) Highstar Renewable Fuels LLC ("Highstar"), which is affiliated with AIG Global Asset Management Holdings Corp. ("AIGGIG"), a subsidiary of American International Group, Inc. ("AIG"), and (ii) several funds affiliated with CSFB Private Equity, the global private equity arm of Credit Suisse First Boston Inc. ("CSFB"), through MSW Acquisition LLC ("MSW Acquisition"). Highstar and MSW Acquisition are together, the "Members".

         On June 30, 2003, the Members each contributed $75.0 million in cash to the Company, in exchange for equal interests in the Company. The LLC Agreement generally provides for equal participation in the activities of MSW, to the extent its Members' interests remain equal.


6.        Related Parties

          Other than with respect to the Company's independent director, the entire board is composed of representatives of the Members. In addition, the Members control the appointment of the Company's management, authorizing mergers, sales of substantially all of the Company's assets and other extraordinary transactions.

     In the normal course of business, certain of the Members may participate in the ongoing management of the Company. Management team individuals from the Members or companies related to the Company by common ownership may devote time to strategies and operations of the Company.

         Credit Suisse First Boston LLC ("CSFB LLC") acted as the Company's financial advisor and was the initial purchaser of the Senior Notes. In addition, CSFB LLC committed to underwrite a bridge loan to the Company for the acquisition from Duke Energy in the event that the Company did not close the sale of the Senior Notes. Total fees paid to CSFB LLC for these services were $11.9 million of which $5.9 million is included in acquisition costs (as a component of the purchase price) and $6.0 million is included in deferred financing fees in the accompanying consolidated balance sheet at December 31, 2003.

         From time to time, CSFB or its affiliates may engage in investment banking and other services with the Company or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation.

         Subsidiaries of AIG have issued existing insurance policies to the Company, for which the AIG insurance company subsidiaries receive customary annual premiums. The Insurance Company of Pennsylvania, an AIG subsidiary, entered into an indemnity agreement with American Ref-Fuel, to support the issuance of surety bonds on behalf of several American Ref-Fuel affiliates, for which The Insurance Company of Pennsylvania receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to the Company.

         Due to related party expenses at December 31, 2003, consists of reimbursable amounts due to Ref-Fuel Holdings for expenses paid on behalf of the Company. Such amounts were paid in February 2004.

7.      Commitments and Contingencies

Duke Agreement

         The following table represents the future net minimum payments to be made under the Duke Agreement as of December 31, 2003 (in thousands):



Years ending December 31,
2004..........................................................  $    500
2005..........................................................     2,500
2006..........................................................     2,500
2007..........................................................     2,500
2008..........................................................     2,500
Thereafter....................................................    39,000
                                                                ---------
Total minimum payments........................................    49,500
Less:  amounts representing interest..........................   (25,974)
                                                                ---------

Present value of net minimum payments.........................  $ 23,526
                                                                =========





          The payments due under the Duke Agreement have been estimated based upon the initial provisions of several underlying agreements of Ref-Fuel Holdings, however, such agreements may be extended at Ref-Fuel Holdings option, which could increase the obligation due under the Duke Agreement.

Letters of Credit

         At the initial closing, the Company assumed Duke Capital's obligations under the equity contribution agreement related to ARC and provided a $50.0 million letter of credit to ARC. This equity contribution agreement is designed to provide ARC with access to contingent equity should it require additional capital to meet certain calls on its support obligations for the ARC operating facilities. MSW Energy Holdings is responsible for paying customary expenses associated with obtaining this letter of credit. Each of the Company's Members provided back-to-back letters of credit to the Company's letter of credit provider to reimburse such letter of credit provider if the Company's letter of credit is drawn by ARC. If for any reason the equity contribution letter of credit provider is not reimbursed for a letter of credit drawing from the back-to-back letters of credit and corporate guarantees provided by the Members, the Company may be obligated to pay such reimbursement obligations.



8.      Subsequent Event

         On January 26, 2004, affiliates of CSFB Private Equity entered into a securities purchase agreement with Highstar Renewable Fuels II LLC (Highstar
II), an affiliate of AIGGIG, pursuant to which the CSFB Private Equity affiliates agreed to sell to Highstar II 40% of the outstanding shares of common stock of UAE Holdings. Upon the consummation of the transactions contemplated by the securities purchase agreement, the CSFB Private Equity affiliates will collectively own 60% and Highstar II will own 40% of the outstanding shares of common stock of UAE Holdings.

         Concurrently with the execution of the aforementioned purchase agreement, Highstar, MSW Acquisition, and UAE Holdings entered into a membership interests purchase agreement pursuant to which Highstar agreed to sell to MSW Acquisition 10% and to UAE Holdings 0.01% of the outstanding membership interests in MSW. Prior to such transaction, Highstar will transfer 39.89% of the membership interests in MSW Energy Holdings to its wholly-owned subsidiary, Highstar I. Upon the consummation of the transactions contemplated by the membership interests purchase agreement, MSW Acquisition will own 60%, Highstar and Highstar I will own 39.99% and UAE Holdings will own 0.01% of the outstanding membership interests in MSW, and UAE Holdings will be the managing member of MSW.

         The transactions described above (the "Equalization Transactions") will result in CSFB Private Equity affiliates collectively owning a 59.88% indirect interest in Ref-Fuel Holdings, and Highstar, Highstar I and Highstar II collectively owning a 39.92% indirect interest in Ref-Fuel Holdings.

         The parties will enter into a stockholders' agreement and members' agreement that will provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries. The consent of both the CSFB Private Equity affiliates and an affiliate of AIGGIG will be required to take certain significant actions at UAE Holdings, MSW Energy Holdings and, in many cases, their subsidiaries. The agreements will also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to UAE Holdings and MSW. The parties will also enter into a registration rights agreement with respect to UAE Holdings.

         The transactions contemplated by the aforementioned agreements will be conditioned upon the consummation of each other and will also be subject to certain closing conditions, including the receipt of all necessary governmental approvals. These transactions are expected to close in the second quarter of 2004.

                     Ref-Fuel Holdings LLC and Subsidiaries
                   Unaudited Consolidated Financial Statements
                   As of March 31, 2004 and December 31, 2003,
                         and for the Three Months Ended
                             March 31, 2004 and 2003



Ref-Fuel Holdings LLC and Subsidiaries Consolidated Balance Sheets (In Thousands)


                                                                                         March 31, 2004        December 31, 2003
                                                                                          (unaudited)

                                       Assets
Current assets
  Cash and cash equivalents........................................................             $   53,337                $   96,511
  Restricted cash and short-term investments.......................................                 46,298                    52,753
  Accounts receivable, net of allowance for doubtful accounts of $1,747 and $1,955,                 72,241                    73,989
  respectively.....................................................................
  Prepaid expenses and other current assets........................................                 12,464                     9,898
                                                                                                    ------                     -----

Total current assets...............................................................                184,340                   233,151
                                                                                                   -------                   -------

Long-term assets
  Property, plant and equipment, net...............................................              1,222,083                 1,220,949
  Intangible assets, net...........................................................                566,826                   584,275
  Goodwill.........................................................................                  2,175                     2,175
  Restricted cash and long-term investments........................................                 85,422                    84,709
  Other long-term assets...........................................................                  8,724                     2,649
                                                                                                     -----                     -----

Total long-term assets.............................................................              1,885,230                 1,894,757
                                                                                                 ---------                 ---------

Total assets.......................................................................            $ 2,069,570               $ 2,127,908
                                                                                                 =========                 =========



                           Liabilities and Members' Equity
Current liabilities
  Accounts payable and other current liabilities...................................             $   45,311                $   39,610
  Current portion of long-term debt................................................                 82,876                    81,907
  Accrued interest payable.........................................................                 20,383                    11,841
                                                                                                    ------                    ------

Total current liabilities..........................................................                148,570                   133,358
                                                                                                   -------                   -------

Long-term liabilities
  Long-term debt...................................................................              1,027,066                 1,060,780
  Other long-term liabilities......................................................                191,721                   192,470
                                                                                                   -------                   -------

Total long-term liabilities........................................................              1,218,787                 1,253,250
                                                                                                 ---------                 ---------

Total liabilities..................................................................              1,367,357                 1,386,608
                                                                                                 ---------                 ---------

Members' equity
  Total members' equity............................................................                702,213                   741,300
                                                                                                   -------                   -------

Total liabilities and members' equity..............................................           $  2,069,570              $  2,127,908
                                                                                                 =========                 =========





                       The accompanying notes are an integral part of these consolidated financial statements.


Ref-Fuel   Holdings  LLC  and  Subsidiaries   Consolidated   Statements  of
Operations and Other Comprehensive Income (Unaudited, In Thousands)



                                                                                        For the Three              For the Three
                                                                                        Months Ended               Months Ended
                                                                                       March 31, 2004             March 31, 2003
                                                                                       --------------             --------------

Revenues
  Waste disposal and related services............................................         $ 65,321                   $ 63,333
  Energy.........................................................................           31,658                     40,786
  Other..........................................................................            5,126                      1,912
                                                                                             -----                      -----
  Total net revenues.............................................................          102,105                    106,031

Expenses
  Operating......................................................................           54,621                     49,048
  Depreciation and amortization..................................................           17,371                     15,415
  General and administrative.....................................................           10,833                     11,660
  Loss on asset retirements......................................................              522                      1,734
                                                                                               ---
  Operating income...............................................................           18,758                     28,174
Interest income..................................................................              740                        745
Interest expense.................................................................          (10,834)                   (14,858)
Other income, net................................................................              138                        146
                                                                                               ---                        ---
Net income.......................................................................            8,802                     14,207
Other comprehensive income.......................................................              111                          -
                                                                                             -----                     ------
Total comprehensive income.......................................................         $  8,913                   $ 14,207
                                                                                             =====                     ======






                       The accompanying notes are an integral part of these consolidated financial statements.




Ref-Fuel Holdings LLC and Subsidiaries  Consolidated Statements of Members'
Equity (Unaudited, In Thousands)


                                                                        MSW Energy       MSW Energy        Other
                                                           Duke          Holdings        Holdings II   Comprehensive
                                                         Interests       Interests        Interests        Income        Total
                                                         ---------      -----------      -----------   -------------     -----
Balance, January 1, 2004.........................         $   666        $ 371,365       $ 368,752       $    517     $ 741,300
  Comprehensive income for the period............              45            4,539           4,218            111         8,913
  Distributions to members.......................              96           23,904          24,000              -        48,000
                                                               --           ------          ------              -        ------

Balance, March 31, 2004..........................         $   615        $ 352,000       $ 348,970       $    628     $ 702,213
                                                              ===          =======         =======            ===       =======





                       The accompanying notes are an integral part of these consolidated financial statements.




Ref-Fuel  Holdings LLC and  Subsidiaries  Consolidated  Statements  of Cash
Flows (Unaudited, In Thousands)


                                                                                        For the Three             For the Three
                                                                                        Months Ended              Months Ended
                                                                                       March 31, 2004            March 31, 2003
                                                                                       --------------            --------------

Cash flows from operating activities
  Net income.....................................................................        $  8,802                  $  14,207

  Adjustments to reconcile net income to net cash provided by operating activities
  Depreciation and amortization..................................................          25,414                     18,825
  Revenue contact levelization...................................................           5,524                      3,284
  Interest on loss contracts.....................................................               -                        491
  Loss on asset retirements......................................................             522                      1,734
  Changes in assets and liabilities
  Accounts receivable, net.......................................................           1,748                      1,555
  Prepaid expenses and other current assets......................................          (2,566)                    (2,630)
  Other long-term assets.........................................................          (6,075)                    (5,514)
  Accounts payable and other current liabilities.................................           4,367                      4,416
  Accrued interest payable.......................................................           8,542                      4,574
  Other long-term liabilities....................................................            (712)                     2,120
                                                                                             ----                      -----


  Net cash provided by operating activities......................................          45,566                     43,062
                                                                                           ------                     ------

Cash flows from investing activities
  Change in restricted cash and investments, net.................................           5,853                      4,724
  Additions of property, plant and equipment.....................................         (19,397)                   (16,147)
  Proceeds from sale of assets...................................................             405                         --
                                                                                              ---                      -----
Net cash (used in) investing activities..........................................         (13,139)                   (11,423)
                                                                                          --------                   --------

Cash flows from financing activities
  Repayments of long-term debt...................................................         (27,601)                   (32,422)
  Payment of financing costs.....................................................               -                       (47)
  Distributions paid to members..................................................         (48,000)                   (45,000)
                                                                                          --------                   --------

Net cash (used in) financing activities..........................................         (75,601)                   (77,469)
                                                                                          --------                   --------

Net decrease in cash and cash equivalents........................................         (43,174)                   (45,830)
Cash and cash equivalents, beginning of period...................................          96,511                     70,173
                                                                                           ------                     ------

Cash and cash equivalents, end of period.........................................        $ 53,337                  $  24,343
                                                                                           ======                     ======






                       The accompanying notes are an integral part of these consolidated financial statements.



Ref-Fuel  Holdings LLC and  Subsidiaries  Notes to  Consolidated  Financial
Statements

1.  Organization and Basis of Presentation

         Ref-Fuel Holdings LLC (Ref-Fuel Holdings), which was formerly known as Duke/UAE Ref-Fuel LLC, is a Delaware limited liability company formed in 1997. Ref-Fuel Holdings was formed with the purpose of investing in American Ref-Fuel Company and affiliated partnerships (ARC or American Ref-Fuel). American Ref-Fuel was established with the primary objectives of (a) owning certain partnerships that develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of electricity and steam and (b) procuring waste for such facilities.

         Prior to June 30, 2003, Ref-Fuel Holdings was owned 50% by United American Energy Corp. (UAE) and 50% by Duke Energy Corporation (Duke). Effective June 30, 2003, Duke sold membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings LLC (MSW Energy Holdings), which is jointly owned by (a) Highstar Renewable Fuels LLC (Highstar), which is affiliated with AIG Global Asset Management Holdings Corp. (AIGGIG), a subsidiary of American International Group, Inc.; and (b) MSW Acquisition LLC (MSW Acquisition) which is owned by several funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

         On December 12, 2003, MSW Merger LLC, an affiliate of CSFB Private Equity, merged with and into United American Energy Holdings Corp. (UAE Holdings), a Delaware corporation, which continued as the surviving corporation in the merger. UAE Holdings is the direct parent of UAE. As a result of this merger, the UAE ownership in Ref-Fuel Holdings was transferred to MSW Energy Holdings II LLC (MSW Energy Holdings II).

         Upon consummation of the merger and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke's membership interest in Ref-Fuel Holdings (the MSW Transactions), affiliates of CSFB Private Equity and AIGGIG (collectively, the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercise voting rights with respect to Duke's remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, Push-Down Accounting, Ref-Fuel Holdings' financial statements reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired. Accordingly, the statement of operations and the statement of cash flows for the three month period ended March 31, 2003, reflect the results prior to the change in bases resulting from the application of push-down accounting. The statement of operations and the statement of cash flows for the three month period ended March 31, 2004 and the balance sheets as of March 31, 2004 and December 31, 2003 reflect the results subsequent to the push-down adjustments.

         Prior to the MSW Transactions, profits and losses of Ref-Fuel Holdings were allocated among its members based on ownership percentages. Subsequent to the MSW Transactions, profits and losses are allocated based upon the members' ownership percentages adjusted for the amortization of the respective members' incremental bases in the assets and liabilities. All significant intercompany accounts and transactions have been eliminated in consolidation.

         The unaudited condensed consolidated interim financial statements presented include: (a) American Ref-Fuel Company (Ref-Fuel Management); (b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex);
(e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); (i) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) (collectively referred to as the American Ref-Fuel Partnerships).

         The accompanying condensed consolidated financial statements are unaudited. In the opinion of management, such statements include all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of the results for the period presented. The accounting policies followed during interim periods reported are in conformity with accounting principles generally accepted in the United States of America; however, certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2003. The Company believes that the disclosures included are adequate and provide sufficient information. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for a full year.

2.  Summary of Significant Accounting Policies


Reclassifications

         Certain reclassifications have been made to the prior periods to conform to the current period's presentation.

Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are revised as necessary when additional information becomes available. Actual results could differ from those estimates.



3.  Business Combinations


The MSW Transactions

         As described in Note 1, the MSW Transactions consisted of MSW Energy Holdings' purchase of Duke's 49.8% indirect ownership of Ref-Fuel Holdings and MSW Energy Holdings II's purchase of UAE's 50% indirect ownership of Ref-Fuel Holdings, resulting in a change of control as of December 12, 2003. As a result, the Ref-Fuel Holdings' assets were valued by independent appraisers in order to assist management in the determination of the purchase price allocations relating to the fair market value of the assets and liabilities acquired.

         In recording the MSW Transactions in accordance with EITF Topic D-97, Push-Down Accounting, Ref-Fuel Holdings recorded incremental fair value of $407.7 million as an addition to members' equity and applied the respective fair value of the acquisitions in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (FAS 141). The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Ref-Fuel Holdings' management, using a valuation prepared by the independent appraisers.

Pro Forma Information

         The accompanying unaudited pro forma consolidated statements of operations for the three months ended March 31, 2003 gives effect to the ownership changes (see Note 1) as if it occurred on January 1, 2003. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the actual results of operations that would have been achieved had the MSW Transactions taken place at the beginning of 2003 (unaudited, in thousands):



                                                                                                           For the three months
                                                                                                           Ended March 31, 2003

Revenues
  Waste disposal and related services...............................................................                   $      62,314
  Energy............................................................................................                          32,169
  Other.............................................................................................                           1,912
                                                                                                                               -----

  Total net revenues................................................................................                          96,395
Expenses
  Operating.........................................................................................                          49,048
  Depreciation and amortization.....................................................................                          17,728
  General and administrative........................................................................                          11,660
  Loss on asset retirements.........................................................................                           1,734
                                                                                                                               -----

  Operating income..................................................................................                          16,225
Interest income.....................................................................................                             745
Interest expense....................................................................................                        (13,282)
Other income, net...................................................................................                             190
                                                                                                                                 ---

Net income..........................................................................................                    $      3,878
                                                                                                                               =====





4.  Property, Plant and Equipment

         Property, plant and equipment consisted of the following (in thousands):


                                                                     Useful Life         March 31, 2004        December 31, 2003
                                                                     -----------         --------------        -----------------
                                                                                          (unaudited)

Plant and equipment..........................................        2-50 years              $   1,151,345             $   1,145,961
Land.........................................................                                        3,814                     3,885
Leasehold improvements.......................................      Up to 17 years                   39,078                    40,412
Landfill.....................................................         13 years                      15,470                    15,470
Spare parts..................................................                                       12,253                    12,253
Construction in progress.....................................                                       19,603                     6,359
                                                                                                    ------                     -----

Total property, plant and equipment..........................                                    1,241,563                 1,224,340
Accumulated depreciation.....................................                                     (19,480)                   (3,391)
                                                                                                  --------                   -------

Property, plant and equipment, net...........................                                $   1,222,083             $   1,220,949
                                                                                                 =========                 =========



Ref-Fuel  Holdings LLC and  Subsidiaries  Notes to  Consolidated  Financial
Statements

5.  Intangible Assets

         Intangible assets consist of the following (in thousands):


                                                                     Useful Life         March 31, 2004        December 31, 2003
                                                                     -----------         --------------        -----------------
                                                                                          (unaudited)

Energy contracts.............................................        6-18 years               $    522,430              $   522,430
Waste contracts..............................................          6 years                      23,600                   23,600
Emissions credits............................................        Indefinite                     37,827                   37,827
Other intangibles............................................        Indefinite                      3,579                    3,579
                                                                                                     -----                    -----

                                                                                                   587,436                  587,436
Accumulated amortization.....................................                                      (20,610)                  (3,161)
                                                                                                  --------                  -------

Intangible assets, net.......................................                                 $    566,826              $   584,275
                                                                                                   =======                  =======





6.  Supplemental Disclosure of Cash Flow Information

         Depreciation and amortization expense included in the Statements of Cash Flows consists of the following expenses (revenues) (unaudited, in thousands):


Asset/liability                                    Statement of operations              For the Three              For the Three
---------------                                    -----------------------
                                                                                        Months Ended               Months Ended
                                                                                       March 31, 2004             March 31, 2003
                                                                                       --------------             --------------

Property, plant and equipment...........   Depreciation and amortization (1)                  $    17,371                 $   15,415
Energy contracts........................   Energy revenues                                         16,263                      7,600
Long-term waste contracts...............   Waste disposal and related services                    (1,897)                    (2,282)
Lease...................................   Operating expenses (rent expense)                      (1,169)                    (1,320)
Debt....................................   Interest expense                                       (5,144)                      (475)
Deferred revenue........................   Waste disposal and related services and
                                           energy revenues                                           (10)                      (113)
                                                                                                     ----                      -----



Total...................................                                                       $   25,414                 $   18,825
                                                                                                   ======                     ======



Supplemental disclosures
Other comprehensive income..............                                                        $     111                    $     -
Cash paid interest......................                                                            7,434                     10,270


-----------

(1) Includes amortization of other intangible assets

7.  Subsequent Events

         On April 30, 2004, MSW Acquisition LLC, which is owned by ten investment funds indirectly controlled by Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), acquired an additional 10% of the membership interests in MSW Energy Holdings from Highstar Renewable Fuels LLC (Highstar). The source of consideration was capital contributions from limited partners of the ten investment funds. The amount of consideration was $15.8 million. Prior to this transaction, there was no controlling person of MSW Energy Holdings, which was owned 50% by MSW Acquisition and 50% by Highstar, an indirect subsidiary of American International Group, Inc. (AIG).

         Concurrently on April 30, 2004, Highstar sold to United American Energy Holdings Corp. (UAE Holdings) 0.01% of the outstanding membership interests in MSW Energy Holdings pursuant to a membership interests purchase agreement dated as of January 26, 2004. On April 29, 2004, Highstar transferred 39.89% of the outstanding membership interests in MSW Energy Holdings to Highstar Renewable Fuels I LLC (Highstar I), an entity owned by Highstar and AIG Highstar Capital, L.P., an investment fund managed by affiliates of Highstar. As a result of these transactions, MSW Acquisition LLC owns 60%, Highstar and Highstar I collectively own 39.99% and UAE Holdings owns 0.01% of the outstanding membership interests in MSW Energy Holdings. UAE Holdings will be the managing member of MSW Energy Holdings.

         Concurrently on April 30, 2004, affiliates of CSFB Private Equity sold to Highstar Renewable Fuels II LLC (Highstar II), a wholly-owned subsidiary of Highstar (together with Highstar I and Highstar II, the Highstar Entities), 40% of the outstanding shares of common stock of UAE Holdings and 40% of the principal amount of certain promissory notes issued by UAE Holdings pursuant to a securities purchase agreement dated January 26, 2004. As a result of this transaction, the CSFB Private Equity affiliates collectively own 60% and Highstar II owns 40% of the outstanding shares of common stock of UAE Holdings.

         The parties entered into a stockholders' agreement and members' agreement that provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries.

         Pursuant to the stockholders' agreement, the affiliates of CSFB Private Equity, on the one hand, and the Highstar Entities, on the other hand, will have representation on the boards of directors of UAE Holdings and its subsidiaries that will be generally proportionate to their ownership in UAE Holdings. Although affiliates of CSFB Private Equity will initially have the ability to appoint a majority of the members of the boards of directors of these entities, the terms of the stockholders' agreement provide that none of UAE Holdings, MSW Energy Holdings (through UAE Holdings as its managing member) or in many cases their subsidiaries will be able to take certain significant actions without the consent of the affiliates of CSFB Private Equity and Highstar II, so long as they continue to own a minimum percentage of the common stock of UAE Holdings. The stockholders' agreement and members' agreement also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to UAE Holdings and MSW Energy Holdings, respectively. The parties also entered into a registration rights agreement with respect to the common stock of UAE Holdings.

         In connection with the transactions by the membership interests purchase agreement, the members of MSW Energy Holdings adopted the Second Amended and Restated Limited Liability Company Agreement which provides that UAE Holdings is the Managing Member. The agreement also provides that, solely for purposes of (i) taking any action that requires the approval of the Board of Directors of MSW Energy Holdings pursuant to the terms of, and as defined in, the indenture for MSW Energy Holdings' 81/2% Senior Secured Notes due 2010, or pursuant to any other the note document and (ii) the definition of Continuing Directors (as defined in such indenture), the Board of Directors of the Managing Member is deemed to constitute the Board of Directors of MSW Energy Holdings.

         Ref-Fuel Holdings is currently assessing the transactions to determine if there will be an impact on its financial statements.

                     REF-FUEL HOLDINGS LLC AND SUBSIDIARIES



     CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD FROM DECEMBER 12, 2003 THROUGH DECEMBER 31, 2003, THE PERIOD
                   FROM JANUARY 1, 2003 THROUGH DECEMBER 12,
     2003, AND FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001,
           AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

             Report of Independent Registered Public Accounting Firm



To the Members and Board of Directors of Ref-Fuel Holdings LLC and Subsidiaries:

         In our opinion, the accompanying consolidated balance sheet and the related statements of operations, members' equity and cash flows present fairly, in all material respects, the financial position of Ref-Fuel Holdings LLC and Subsidiaries (the "Company") at December 31, 2002 and the results of their operations and their cash flows for the period from January 1, 2003 through December 12, 2003 and for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these consolidated statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and intangibles.

PricewaterhouseCoopers LLP
Florham Park, NJ
March 29, 2004

             Report of Independent Registered Public Accounting Firm



To the Members and Board of Directors of Ref-Fuel Holdings LLC and Subsidiaries:

         In our opinion, the accompanying consolidated balance sheet and the related statements of operations, members' equity and cash flows present fairly, in all material respects, the financial position of Ref-Fuel Holdings LLC and Subsidiaries (the "Company") at December 31, 2003 and the results of their operations and their cash flows for the period from December 12, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Florham Park, NJ
March 29, 2004



Ref-Fuel Holdings LLC and Subsidiaries
Consolidated Balance Sheets
(In Thousands)

                                                                                                           December 31,
                                                                                                    2003               2002
                                                                                                    ----               ----
                                                                                                                   (Predecessor)
                                             Assets
  Current assets
  Cash and cash equivalents.................................................................         $  96,511            $   70,173
  Restricted cash and short-term investments................................................            52,753                49,460
  Accounts receivable, net of allowance for doubtful accounts of $1,955 and $1,645,
  respectively                                                                                          73,989                70,542
  Prepaid expenses and other current assets.................................................             9,898                10,797
                                                                                                         -----                ------

  Total current assets......................................................................           233,151               200,972
                                                                                                       -------               -------

  Long-term assets
  Property, plant and equipment, net........................................................         1,220,949             1,103,072
  Intangible assets, net....................................................................           584,275               336,731
  Goodwill..................................................................................             2,175                28,066
  Restricted cash and long-term investments.................................................            84,709                81,961
  Other long-term assets....................................................................             2,649                 6,022
                                                                                                         -----                 -----

  Total long-term assets....................................................................         1,894,757             1,555,852
                                                                                                     ---------             ---------

  Total assets..............................................................................       $ 2,127,908           $ 1,756,824
                                                                                                     =========             =========



                                Liabilities and Members' Equity
  Current liabilities
  Accounts payable and other current liabilities............................................         $  39,610            $   65,685
  Current portion of long-term debt.........................................................            81,907                83,561
  Accrued interest payable..................................................................            11,841                12,854
                                                                                                        ------                ------

  Total current liabilities.................................................................           133,358               162,100
                                                                                                       -------               -------

  Long-term liabilities
  Long-term debt............................................................................         1,060,780             1,072,835
  Other long-term liabilities...............................................................           192,470               227,433
                                                                                                       -------               -------

  Total long-term liabilities...............................................................         1,253,250             1,300,268
                                                                                                     ---------             ---------

  Total liabilities.........................................................................         1,386,608             1,462,368
                                                                                                     ---------             ---------

  Commitments and contingencies (Notes 11, 12, 14 and 16)
  Members' equity
  Total members' equity.....................................................................           741,300               294,456
                                                                                                       -------               -------

  Total liabilities and members' equity.....................................................       $ 2,127,908           $ 1,756,824
                                                                                                     =========             =========





                       The accompanying notes are an integral part of these consolidated financial statements.


Ref-Fuel Holdings LLC and Subsidiaries
Consolidated Statements of Operations
(In Thousands)

                                             The period from  The period from
                                               December 12,       January 1,
                                                   2003              2003       For the Year   For the Year
                                                  through          through         ended          ended
                                               December 31,      December 12,   December 31,   December 31,
                                                   2003              2003           2002           2001
                                                 ---------        ----------     ----------     ----------
Revenues
 Waste disposal and related services             $ 15,398         $ 269,493      $ 260,119      $ 155,792
 Waste disposal and related services -
  affiliate                                             -                 -         12,190         25,848
 Energy                                             8,194           160,821        160,284        117,536
 Other                                              1,255            14,147          5,949          2,744
                                                 ---------        ----------     ----------     ----------

Total net revenues                                 24,847           444,461        438,542        301,920
Expenses
 Operating                                          8,417           181,615        169,866         98,481
 Depreciation and amortization                      3,391            55,838         67,249         40,899
 General and administrative                         2,184            42,118         43,642         30,107
 Loss on asset retirements                              -             2,207          1,886            757
                                                 ---------        ----------     ----------     ----------
 Operating income                                  10,855           162,683        155,899        131,676
 Interest income                                      275             2,956          3,740          4,663
 Interest income - affiliate                            -                 -              -          1,707
 Interest expense                                  (2,954)          (59,189)       (60,893)       (55,747)
 Interest expense - affiliate                           -                 -              -         (4,525)
 Loss on early extinguishment of debt                   -            (3,191)             -         (3,711)
Equity in earnings of unconsolidated
 affiliates
 American Ref-Fuel Partnerships                         -                 -              -          9,617
 Equipment leasing entities                             -                 -         15,500         16,705
 Other expenses, net                                  (94)             (188)          (757)          (145)
                                                 ---------        ----------     ----------     ----------

 Income before minority interests                   8,082           103,071        113,489        100,240
 Minority interests in net income of
  subsidiaries                                          -                 -         (4,885)       (24,961)
                                                 ---------        ----------     ----------     ----------

 Net income                                         8,082           103,071        108,604         75,279
 Other comprehensive income                           517                 -              -              -
                                                 ---------        ----------     ----------     ----------

 Comprehensive income                            $  8,599         $ 103,071      $ 108,604      $  75,279
                                                 =========        ==========     ==========     ==========



                       The accompanying notes are an integral part of these consolidated financial statements.


Ref-Fuel Holdings LLC and Subsidiaries
Consolidated Statements of Members' Equity
(In Thousands)




                                                                    MSW Energy     Other
                                           Duke      MSW Energy I     II/UAE    Comprehensive
                                        Interests      Interests     Interests     Income        Total
                                        ----------   ------------   ---------- --------------  ----------
 Balance, December 31, 2000             $ 106,936     $        -    $ 106,935   $          -   $ 213,871
 Recapitalization of partnership
  interests of the HENS                   (72,097)             -      (72,097)             -    (144,194)
 Contributions received                    25,000              -       25,000              -      50,000
 Net income                                37,639              -       37,640              -      75,279
 Distributions to members                 (29,399)             -      (29,399)             -     (58,798)
                                          -------                     -------                    -------

 Balance, December 31, 2001                68,079              -       68,079              -     136,158
 Redemption of Class B minority
  interests                                72,097              -       72,097              -     144,194
 Net income                                54,302              -       54,302              -     108,604
 Distributions to members                 (47,250)             -      (47,250)             -     (94,500)
                                          -------         -------     -------         -------    -------

 Balance, December 31, 2002               147,228              -      147,228              -     294,456
 MSW Energy I acquisition of Duke's
  interest at cost                       (144,933)       144,933            -              -           -
 Net income for the period from
  January 1, 2003 through December 12,
  2003                                     20,910         30,626       51,535              -     103,071
 Distributions to members                 (22,555)       (13,720)     (36,275)             -     (72,550)
                                          -------                     -------                    -------

 Equity prior to MSW Transactions
  (Predecessor)                         $     650     $  161,839    $ 162,488   $          -   $ 324,977
                                          =======        =======      =======          ======    =======



 Balance, December 12, 2003             $     650     $  367,340    $ 364,711   $          -   $ 732,701
 Comprehensive income for the period
  from December 12, 2003 through
  December 31, 2003                            16          4,025        4,041            517       8,599
                                          -------        -------      -------         ------     -------

 Balance, December 31, 2003             $     666     $  371,365    $ 368,752   $        517   $ 741,300
                                          =======        =======      =======         ======     =======



                       The accompanying notes are an integral part of these consolidated financial statements.


Ref-Fuel Holdings LLC and Subsidiaries
Consolidated Statements of Cash Flows
(In Thousands)


                                                    The period from The period from
                                                      December 12,    January 1,
                                                          2003           2003       For the Year  For the Year
                                                        through         through         ended        ended
                                                       December 31,  December 12,    December 31,  December 31,
                                                          2003           2003           2002            2001
                                                      ------------- --------------  ------------- -------------
Cash flows from operating activities
 Net income                                                 $8,082       $103,071      $108,604      $75,279
Adjustments to reconcile net income to net cash
 provided by operating activities
 Depreciation and amortization                               5,706         65,662      74,695       44,012
 Revenue contract levelization                                 995         14,947      14,359        7,464
 Interest on loss contracts                                      -          1,863       2,051        1,422
Equity in earnings of unconsolidated affiliates
 American-Ref Fuel partnerships                                  -              -           -       (9,617)
       Equipment leasing entities                                -              -     (15,500)     (16,705)
Distributions from unconsolidated affiliates
 American-Ref Fuel partnerships                                  -              -           -        3,025
 Minority interest in net income of subsidiaries,
  net of distributions                                           -              -       4,885       24,961
 Loss on asset retirements                                       -          2,207       1,886          757
 Loss on early extinguishment of debt                            -          3,191           -        3,711
Changes in assets and liabilities
 Accounts receivable, net                                    2,890         (6,337)     (9,245)         911
Accounts receivable, affiliates                                  -              -       8,808       (1,610)
 Prepaid expenses and other current assets                   3,255         (2,731)     (7,933)        (896)
 Other long-term assets                                        562         (2,971)      3,567          481
 Accounts payable and other current liabilities              1,886        (21,202)     19,314       (3,026)
        Accounts payable, affiliates                             -              -           -        1,150
 Accrued interest payable                                   (7,775)         6,762       6,138      (11,343)
 Other long-term liabilities                                  (731)         6,572     (12,978)      13,053
                                                            ------          -----       -----      -------

 Net cash provided by operating activities                  14,870        171,034     198,651      133,029
                                                            ------          -----       -----      -------

Cash flows from investing activities
 Change in restricted cash and investments, net             32,981        (38,505)    (37,145)      19,673
 Additions of property, plant and equipment                      -        (33,780)    (35,727)      (9,181)
 Acquisition of intangible assets                                -              -        (548)           -
 Proceeds from redemption                                        -              -       2,592            -
 Proceeds from sale of assets                                3,333          1,731       1,292          263
 Acquisitions, net of cash                                       -              -           -     (143,949)
 Acquisition of interest in unconsolidated
  affiliates                                                     -              -           -         (900)
 Changes in advances or notes receivable and
  interest from affiliates                                       -              -           -        1,806
 Cash from consolidation of unconsolidated
  affiliates                                                     -              -           -       18,675
                                                            ------          -----       -----      -------

 Net cash provided by (used in) investing activities        36,314        (70,554)    (69,536)    (113,613)
                                                            ------          -----       -----      -------

Cash flows from financing activities
 Borrowings of long-term debt                                    -        325,318      40,000      646,640
 Repayments of long-term debt                              (16,124)      (356,813)    (56,032)    (584,411)
 Payment of financing costs                                      -         (5,157)       (153)     (17,810)
 Payment of call premiums on early extinguishment of
  debt                                                           -              -           -      (10,006)
 Payments on notes payable to affiliates                         -              -           -       (2,350)
 Distributions paid to members                                   -        (72,550)    (94,500)     (58,798)
 Contributions received from members                             -              -           -       50,000
                                                            ------          -----       -----      -------

 Net cash (used in) provided by financing activities       (16,124)      (109,202)   (110,685)      23,265
                                                            ------          -----       -----      -------

 Net increase in cash and cash equivalents                  35,060         (8,722)     18,430       42,681
 Cash and cash equivalents, beginning of period             61,451         70,173      51,743        9,062
                                                            ------          -----       -----      -------

 Cash and cash equivalents, end of period                  $96,511        $61,451     $70,173      $51,743
                                                           =======        =======     =======      =======




     The accompanying notes are an integral part of these consolidated financial statements.

Ref-Fuel  Holdings LLC and  Subsidiaries  Notes to  Consolidated  Financial
Statements

1.        Organization and Basis of Presentation

         Ref-Fuel Holdings LLC (Ref-Fuel or the Company), which was formerly known as Duke/UAE Ref-Fuel LLC, is a Delaware limited liability company formed in 1997. Ref-Fuel was formed with the purpose of obtaining 50 percent ownership of the following partnerships: (a) American Ref-Fuel Company (Ref-Fuel Management), which owned 98 percent of TransRiver Marketing Company, L.P. (TransRiver); (b) American Ref-Fuel Company of Hempstead (Hempstead); (c) American Ref-Fuel Company of Essex County (Essex); (d) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (e) American Ref-Fuel Company of Niagara, L.P. (Niagara); (f) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass);
(g) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (h) American Ref-Fuel Company of the Capital District, L.P. These companies, along with American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley), are collectively referred to as the "American Ref-Fuel Partnerships". The American Ref-Fuel Partnerships, except for Delaware Valley, were a series of general and limited partnerships 50 percent owned by the Company and 50 percent indirectly owned by wholly-owned subsidiaries of Allied Waste Industries, Inc. (Allied), who also owned the remaining 2 percent of TransRiver and 100 percent of Delaware Valley.

         The American Ref-Fuel Partnerships were organized to (a) develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of steam and electricity; and (b) procure waste for such facilities.

         Prior to June 30, 2003, Ref-Fuel was owned 50 percent by United American Energy Corp. (UAE) and 50 percent by Duke Energy Corporation (Duke). Effective June 30, 2003, Duke sold membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings LLC (MSW Energy Holdings), which is jointly owned by (a) Highstar Renewable Fuels LLC (Highstar), which is affiliated with AIG Global Asset Management Holdings Corp. (AIGGIG), a subsidiary of American International Group, Inc.; and (b) MSW Acquisition LLC (MSW Acquisition) which is owned by several funds affiliated with Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

         On December 12, 2003, MSW Merger LLC, an affiliate of CSFB Private Equity, merged with and into United American Energy Holdings Corp. (UAE Holdings), a Delaware corporation, which continued as the surviving corporation in the merger. UAE Holdings is the direct parent of UAE. As a result of this merger, the UAE ownership in Ref-Fuel was transferred to MSW Energy Holdings II LLC (MSW Energy Holdings II).

         Upon consummation of the change in ownership and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke's membership interest in Ref-Fuel (the MSW Transactions), affiliates of CSFB Private Equity and AIGGIG (collectively, the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel (and will exercise voting rights with respect to Duke's remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, "Push-Down Accounting," Ref-Fuel's financial statements will reflect the effects of its change in ownership and the new owners' basis in the net assets and liabilities acquired. As a result, the statement of operations and the statement of cash flows for the period from January 1, 2003 through December 12, 2003 and the years ended December 31, 2002 and 2001 (the Predecessor), reflect the results prior to the change in bases resulting from the application of push-down accounting. The statement of operations and the statement of cash flows for the period from December 12, 2003 through December 31, 2003 reflect the results subsequent to the push-down adjustments.

         Prior to the MSW Transactions, profits and losses of the Company were allocated among its members based on ownership percentages. Subsequent to the MSW Transactions, profits and losses are allocated based upon the members' ownership percentages adjusted for the amortization of the respective members' incremental bases in the assets and liabilities. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Prior to April 30, 2001, Hempstead, Essex, Niagara and Seconn (collectively, the HENS) were a series of partnerships that were equally owned by Allied and Ref-Fuel. On April 30, 2001 the partnership interests in the HENS were recapitalized (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of American Ref-Fuel Company LLC (ARC LLC), a wholly-owned subsidiary of Ref-Fuel, became the managing general partners of the HENS. The interest held by Ref-Fuel in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Recapitalization, the HENS contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for certain guarantees previously furnished by Duke and Allied.

         The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS' management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS' assets, disposition of any of the HENS' interests in the equipment leasing entities, and certain other activities.

         From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differ from the tranches used to allocate the earnings of the equipment leasing entities. Both Allied and Ref-Fuel had separate, nonconcurrent rights to cause the HENS to redeem Allied's Class B interests in the HENS for the HENS' interest in the equipment leasing entities (the Redemption, together with the Recapitalization, known as the Allied Transactions).

         The Redemption was completed on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was reallocated first to the Class A partners in an amount equal to the difference between the Class A partners' share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS' interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

         The Redemption of Allied's Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and adjusted the assets and liabilities of the HENS to fair value.

         In conjunction with the Recapitalization, all of the American Ref Fuel Partnerships are indirect wholly-owned subsidiaries or controlled subsidiaries of the Company. The consolidated financial statements include the accounts of Ref-Fuel, its controlled subsidiaries and certain investments.

2.        Summary of Significant Accounting Policies



Reclassifications

         Certain reclassifications have been made to the prior years to conform to the current year's presentation.

Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less.

Restricted Cash and Investments

         The Company is required to maintain cash and investment balances that are restricted by provisions of its debt or lease agreements. These amounts are held by financial institutions in order to comply with contractual provisions requiring such reserves.

         Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents in the accompanying financial statements, and changes in these assets are characterized as investing activities in the consolidated statements of cash flows. Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as "held-to-maturity" as the Company has the intent and ability to hold the securities to maturity. The Company accounts for marketable securities in accordance with SFAS Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under the provisions of this statement, investments that are classified as available-for-sale are marked to market with unrealized gains and losses reported as a component of other comprehensive income. For the period from December 12, 2003 through December 31, 2003, $0.5 million relating to unrealized gains on investments was recorded in other comprehensive income.

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

         Routine repairs and maintenance are charged against current operations. Expenditures that increase value, increase capacity or extend useful lives are capitalized.

         When property and equipment are retired, sold, or otherwise disposed of, the cost net of accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operating income for the period.

         The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory within property, plant and equipment.

         Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

         Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired. Prior to the MSW Transactions, goodwill related to Ref-Fuel Management and TransRiver in excess of the fair value of the net tangible and identifiable intangible assets acquired. Subsequent to the MSW Transactions, goodwill relates to the excess of the fair value of the net tangible and identifiable intangible assets acquired by MSW Energy Holdings.

         In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141 Business Combinations and SFAS No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 141 provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. SFAS 141 also requires that upon adoption of SFAS 142 the Company reclassify the carrying amount of certain intangible assets. The provisions of SFAS 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets; (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur which would impact the carrying value of such assets); and (iii) require that the Company's operations be formally identified into reporting units for the purpose of assessing potential future impairments of goodwill. Effective January 1, 2002, upon adoption of SFAS 142, the Company stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, the Company performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach which was consistent with that used upon adoption of SFAS 142. As of December 31, 2002 and 2003, the Company's estimate of the fair value of its reporting units indicated no impairment of goodwill upon adoption or in its annual assessment.

Intangible Assets

         Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contract related intangibles are amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from eight to twenty years.

         Waste contract intangibles represents the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

         The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have an indefinite lives and, as such, are not amortized. Consistent with all the Company's intangible assets, these are reviewed under the provisions of Statement SFAS 142 for potential impairment on an annual basis.

         Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt. No value was assigned to these costs in the purchase accounting resulting from the MSW Transactions.

Equity in Unconsolidated Affiliates



American Ref-Fuel Partnerships

         The Company acquired noncontrolling interests in certain of the American Ref-Fuel Partnerships in 1997 and 1998. These interests were accounted for using the equity method until April 30, 2001, at which point the Company obtained control of these partnerships and consolidated their results.

Equipment Leasing Entities

         On April 30, 2001, the HENS contributed an aggregate of $163.5 million in cash to obtain 99 percent noncontrolling interests in four equipment leasing entities. Allied owned the remaining one percent controlling interest in the entities and managed their operations. These entities were formed to purchase equipment to be leased to Allied under operating lease agreements. Since the HENS owned a noncontrolling interest in these equipment leasing entities, the Company accounted for these investments using the equity method of accounting. On April 30, 2002, the HENS interests in the equipment leasing entities were distributed to Allied in redemption of Allied's Class B interests in the HENS.

Other Liabilities

         Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; and (d) energy contract levelization (see Notes 10 and 14).

         The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2016, the end of the associated lease.

         The fair value adjustment related to the acquired long-term waste contracts represents the amount by which costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by Semass Partnership and Essex exceeded estimated contract revenues at their respective acquisition dates. These costs are being amortized as an increase to waste disposal revenues using the straight-line method and an increase to interest expense using the effective interest method through 2015, the term of the applicable contracts.

         Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

         The Company is accounting for the long-term power contracts at the Semass Partnership in accordance with EITF Issues 91-6 "Revenue Recognition of Long-Term Power Sales Contracts" and EITF 96-17 "Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms", which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

Revenue Recognition

         The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

         The Company invests excess cash and funds held in trust in bank deposit accounts, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

         The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells power to a limited number of customers. The Company maintains adequate reserves for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

Unamortized Debt Premium

         Unamortized debt premium represents the increase in the fair value of the Company's debt recorded as a result of the MSW Transactions. These costs are amortized to interest expense over the life of the related debt using the effective interest method.

Income Taxes

         The Company's subsidiaries primarily consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Company level, but rather on the individual members. Certain wholly-owned nonoperating subsidiaries of the Company are taxable corporations. For the period from December 12 to December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the years ended December 31, 2002 and 2001 income tax expense amounted to approximately $0.1 million, $0.5 million, $0.7 million and $0.5 million, respectively, and is included as a component of Other expenses, net in the statements of operations. Long-term deferred taxes of approximately $1.7 million as of December 31, 2003 are included in Other long-term liabilities.

Fair Value of Financial Instruments

         Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Recent Accounting Pronouncements

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 applies to all legally enforceable obligations associated with the retirement of long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

         SFAS 143, which primarily impacts the Company's accounting for its landfill operations, does not change the landfill accounting followed historically by the Company. The Company expenses costs for future closure and post-closure obligations on a per-unit basis as the landfill space is consumed. This practice was continued upon adoption of SFAS 143 except, under the new rules, costs associated with future final capping activities that occur during the operating life of the landfill will be accounted for as an asset retirement obligation. Interest will be accreted on all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized consistent with the landfill's current estimated life. Landfill retirement costs arising from final capping obligations will be amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers. The Company adopted SFAS 143 effective January 1, 2003.

         In January 2003, the FASB issued Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities". FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to existing variable interest entities in the periods beginning after June 15, 2003. The Company does not believe that it will have a material effect on the Company's financial position, results of operations or cash flows.

3.        Business Combinations



The Allied Transactions

         In 1997 and 1998, the Company purchased a 50 percent interest in all of the American Ref-Fuel Partnerships, except for TransRiver, in which the Company purchased a 49 percent interest, and Delaware Valley, for which no interest was purchased. These acquisitions were accounted for using the purchase method of accounting.

         On April 30, 2001, the Company completed its acquisition of Allied's interests in Ref-Fuel Management, TransRiver, Ref-Fuel Semass, Semass Operator, and Delaware Valley, as well as Allied's interests in notes due from the HENS. The Company also acquired two other businesses during the year for approximately $5.8 million. The acquisitions were accounted for in accordance with the provisions of SFAS No. 141, "Business Combinations".Accordingly, the consolidated statement of operations includes the results of these entities beginning on each of their respective dates of acquisition. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of material acquired property, plant and equipment and identified intangible assets and debt.

         A summary of the assets acquired and liabilities assumed in the 2001 acquisitions follows (in thousands):

                                                                                                                 Amount
                                                                                      Useful Life

Fair value of assets acquired
  Current assets................................................................                            $ 51,111
  Property, plant and equipment.................................................          2-50 years         168,704
  Energy contracts..............................................................          8-20 years         161,456
  Other long-term assets........................................................                              23,579
  Notes due from the HENS.......................................................                              80,124
                                                                                                              ------

                                                                                                                           $ 484,974
Fair value of liabilities assumed
  Current liabilities...........................................................                            (40,024)
  Long-term debt obligations....................................................                           (156,227)
  Waste contracts...............................................................          6-19 years        (71,075)
  Operating lease acquired......................................................            15 years        (79,184)
  Other long-term liabilities...................................................                             (9,546)
                                                                                                             -------

                                                                                                                           (356,056)
                                                                                                                           ---------
  Net assets acquired, net of cash acquired.....................................                                             128,918
  Transaction costs paid in prior year..........................................                                             (3,300)
  Goodwill......................................................................                                              18,331
                                                                                                                              ------

  Cash paid, net of cash acquired...............................................                                           $ 143,949
                                                                                                                             =======





         Also on April 30, 2001, the Recapitalization of the HENS occurred. The Recapitalization of Allied's 50 percent interest, combined with the 50 percent interest previously held, resulted in the Company having control of the HENS. The consolidated results for the period from April 30, 2001 through April 30, 2002 included the Company's basis in the 50 percent of the HENS purchased in 1997 and 1998, and the HENS' historical basis for the remaining 50 percent.

         Since both Allied and the Company had separate, nonconcurrent rights to cause the Redemption, the fair value of the Class B interests was estimated based on the value that the HENS contributed to the equipment leasing entities at the Recapitalization date. The difference in the final recorded value of Allied's member's equity in the HENS prior to the Recapitalization and the fair value of the Class B interests at the Recapitalization date was $144.2 million, which reduced the Company's members' equity as of the Recapitalization.

         In January 2002, Allied provided notice of its intent to exercise its rights to cause the Redemption. On April 30, 2002, the HENS distributed their interests in the equipment leasing entities to Allied in redemption of Allied's Class B interest in the HENS. The $2.6 million difference between the fair value of Allied's interest in the HENS and the fair value of the interests in the equipment leasing entities received by Allied in redemption of those interests was paid by Allied to the HENS. The effective purchase price paid in connection with the redemption of the Class B interests was determined as $193.1 million, which was the value of the equipment leasing entities held by the HENS less the amounts received from Allied as of the date of the Redemption.

         In recording the Redemption, the Company released the previously recorded $144.2 million reduction to member's equity and applied purchase accounting to the HENS in accordance with SFAS No. 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of acquired tangible property, plant and equipment and identified intangible assets and debt. The change in basis was allocated as follows (in thousands):


                                                                                                       Useful Life        Amount

  Current assets..................................................................................                        $    (714)
  Property, plant and equipment...................................................................         2-50 years        31,336
  Energy contracts................................................................................         8-20 years        85,793
  Waste contracts assets..........................................................................            8 years         9,717
  Other intangibles...............................................................................         5-30 years        (3,957)
  Write-off deferred income.......................................................................                           42,199
  Long-term debt..................................................................................                          (20,413)
                                                                                                                            --------

  Total...........................................................................................                        $ 143,961
                                                                                                                            =======





         The Recapitalization of the HENS and the acquisition of the Allied interests in other American Ref-Fuel Partnerships resulted in the Company having control or 100 percent ownership of companies that were previously held as investments using the equity method of accounting. Accordingly, these equity interests were consolidated as of April 30, 2001. The Company's basis in the cash of these subsidiaries totaled $18.7 million, which is included as Cash from consolidation of subsidiaries in the attached statement of cash flows.

The MSW Transactions

         As described in Note 1, the MSW Transactions consisted of MSW Energy Holdings' purchase of Duke's 49.8% indirect ownership of the Company and MSW Energy Holdings II's purchase of UAE's 50% indirect ownership of the Company, resulting in a change of control as of December 12, 2003. As a result, the Company's assets are being valued by independent appraisers in order to assist management in the determination of the purchase price allocations relating to the fair market value of the assets and liabilities acquired.

         In recording the MSW Transactions in accordance with EITF Topic D-97, "Push-Down Accounting", the Company recorded incremental fair value of $407.7 million as an addition to members' equity and applied the respective fair value of the acquisitions in accordance with SFAS No. 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, using a preliminary valuation prepared by the independent appraisers.

         On June 30, 2003, MSW Energy Holdings acquired its interest in the Company for $363.5 million, allocated as follows: (in thousands):

                                                                                 Useful Life                     Amount

  Fair value of assets acquired
  Current assets............................................................                               $ 110,930
  Property, plant and equipment.............................................   2-50 years                    623,054
  Intangible assets.........................................................   4-20 years                    314,228
  Other long-term assets....................................................                                  43,252
                                                                                                              ------

                                                                                                                         $ 1,091,464
  Fair value of liabilities assumed
  Current liabilities.......................................................                                (77,944)
  Long-term debt obligations................................................                               (556,083)
  Other long-term liabilities...............................................                                (96,130)
                                                                                                            --------

                                                                                                                           (730,157)
                                                                                                                           ---------
  Net assets acquired.......................................................                                                 361,307
  Goodwill..................................................................                                                   2,175

  Acquisition cost..........................................................                               $ 363,482
                                                                                                             =======



         On December 12, 2003, MSW Energy Holdings II purchased UAE's indirect
50% ownership of Ref-Fuel for $364.7 million, allocated as follows (in thousands):


                                                                                 Useful Life             Amount

  Fair value of assets acquired
  Current assets............................................................                              $  114,035
  Property, plant and equipment.............................................   2-50 years                    613,195
  Intangible assets.........................................................   4-20 years                    294,517
  Other long-term assets....................................................                                  48,417
                                                                                                              ------

                                                                                                                         $ 1,070,164
  Fair value of liabilities assumed
  Current liabilities.......................................................                                (72,327)
  Long-term debt obligations................................................                               (536,833)
  Other long-term liabilities...............................................                                (96,293)
                                                                                                            --------

                                                                                                                           (705,453)
                                                                                                                           ---------
  Acquisition cost..........................................................                                             $   364,711
                                                                                                                             =======





         The incremental purchase price pushed down was approximately $218.5 million and $202.2 million, for MSW Energy Holdings and MSW Energy Holdings II, respectively as follows (in thousands):

                     Ref-Fuel Holdings LLC and Subsidiaries
             Notes to Consolidated Financial Statements (Continued)


                                                                                            Adjusted
                                                       MSW Energy I                              MSW           MSW             Total
Allocation of excess purchase price:               Initial Purchase       Amortization      Energy I     Energy II       Adjustments
------------------------------------               ----------------       ------------      --------     ---------       -----------

  Property, plant and equipment, net.....              $     76,363        $   (1,968)      $ 74,395      $ 74,395         $ 148,790
  Intangible assets, net.................                   154,068           (14,231)       139,837       140,433           280,270
  Goodwill...............................                  (12,050)                  -      (12,050)      (14,225)          (26,275)
  Other long-term assets.................                   (2,892)                  -       (2,892)       (2,891)           (5,783)
  Long term debt.........................                  (22,405)              2,063      (20,342)      (20,341)          (40,683)
  Other long-term liabilities............                    25,465              1,088        26,553        24,852            51,405
                                                             ------              -----        ------        ------            ------

  Members' equity........................             $     218,549        $  (13,048)      $205,501      $202,223         $ 407,724
                                                            =======           ========       =======       =======           =======



Reconciliation of excess purchase price:
  Investments in Ref-Fuel................             $     363,482                                       $364,711
  Historical net cost of assets acquired.
                                                            144,933                                        162,488
                                                            -------                                        -------

  Excess purchase price..................             $     218,549                                       $202,223
                                                            =======                                        =======





Pro Forma Information (Unaudited)

         The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 2003 and 2002 give effect to the ownership change as if it occurred on January 1, 2003 and January 1, 2002, respectively.

         The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the actual results of operations that would have been achieved had the MSW Transactions acquisitions taken place at the beginning of the respective years (in thousands):

                                                                                       Year Ended December 31,
                                                                               2003                              2002
                                                                               ----                              ----

  Revenues
  Waste disposal and related services.........................                       $     280,986                    $      268,114
  Energy......................................................                             135,984                           120,034
  Other.......................................................                              15,402                             5,949
                                                                                            ------                             -----

  Total net revenues..........................................                             432,372                           394,097
  Expenses
  Operating...................................................                             190,032                           169,866
  Depreciation and amortization...............................                              68,094                            77,007
  General and administrative..................................                              44,302                            43,642
  Loss on asset retirements...................................                               2,207                             1,886
                                                                                             -----                             -----

  Operating income............................................                             127,737                           101,696
  Interest income.............................................                               3,231                             3,740
  Interest expense............................................                            (56,101)                          (53,893)
  Loss on early extinguishment of debt........................                             (3,191)                                 -
  Equity in earnings of unconsolidated affiliates.............                                   -                            15,500
  Other expenses, net.........................................                               (115)                             (590)
                                                                                             -----                             -----

  Income before minority interests............................                              71,561                            66,453
  Minority interests in net income of subsidiaries............                                   -                           (4,885)
                                                                                             -----                           -------

  Net income..................................................                       $      71,561                      $     61,568
                                                                                            ======                            ======





4.        Property, Plant and Equipment

         Property, plant and equipment consisted of the following (in thousands):

                                                                                                           December 31,
                                                                              Useful Life           2003               2002
                                                                              -----------           ----               ----
                                                                                                                   (Predecessor)
  Plant and equipment..................................................       2-50 years           $ 1,191,262           $ 1,195,551
  Land.................................................................                                  7,417                 3,899
  Leasehold improvements...............................................     Up to 17 years               2,797                34,966
  Landfill.............................................................        13 years                  5,997                11,297
  Spare parts..........................................................                                 12,253                11,878
  Construction in progress.............................................                                  4,614                10,099
                                                                                                         -----                ------

  Total property, plant and equipment..................................                              1,224,340             1,267,690
  Accumulated depreciation.............................................                                (3,391)             (164,618)
                                                                                                       -------             ---------

  Property, plant and equipment, net...................................                            $ 1,220,949           $ 1,103,072
                                                                                                     =========             =========





         In 2002, the Company changed its accounting estimates relating to the useful lives of certain plant and equipment. The estimated useful lives for most plant assets were extended from 35 years to 50 years, and useful lives of most replacement components, included in plant and equipment, were shortened from a range of seven to ten years, to five years. The change in estimate was based upon a study performed by the Company's engineering department, information obtained from recent fair market assessments, comparisons to typical industry practices and the effect of the Company's review of capital investments which identified fully depreciated assets still in use, and assets that required replacement before its expected useful life resulting in losses being recorded on asset retirements. As a result of the change in estimate, net income was increased by approximately $2.3 million in 2002.

5.        Intangible Assets

         Intangible assets consist of the following (in thousands):

                                                                                                           December 31,
                                                                              Useful Life           2003               2002
                                                                              -----------           ----               ----
                                                                                                                   (Predecessor)
  Energy contracts.....................................................       6-18 years             $ 522,430             $ 381,078
  Waste contracts......................................................         6 years                 23,600                 9,717
  Financing costs......................................................       4-22 years                     -                20,349
  Emissions credits....................................................       Indefinite                37,827                     -
  Other intangibles....................................................       Indefinite                 3,579                 2,639
                                                                                                         -----                 -----

                                                                                                       587,436               413,783
  Accumulated amortization.............................................                                (3,161)              (77,052)
                                                                                                       -------              --------

  Intangible assets, net...............................................                              $ 584,275             $ 336,731
                                                                                                       =======               =======





         The following table details the amount of actual / estimated amortization expense associated with intangible assets included or expected to be included in the Company's statement of operations for each of the years indicated (in thousands):


                                                                                                Energy          Waste
                                                                                               contracts      contracts       Totals
                                                                                               ---------      ---------       ------
  The period from January 1, 2003 through December 12, 2003............................         $ 27,293        $ 1,207     $ 28,500
  The period from December 12, 2003 through December 31, 2003..........................            2,944            217        3,161
                                                                                                   -----            ---        -----

      (Estimated)
  2004.................................................................................          $57,822         $4,124      $61,946
  2005.................................................................................           57,822          4,124       61,946
  2006.................................................................................           57,822          4,124       61,946
  2007.................................................................................           57,823          4,124       61,947
  2008.................................................................................           57,722          4,124       61,846
  Thereafter...........................................................................          230,475          2,763      233,238
                                                                                                 -------          -----      -------

  Total................................................................................        $ 519,486       $ 23,383    $ 542,869
                                                                                                 =======         ======      =======





6.        Goodwill
         The changes in the carrying amount of goodwill are as follows (in thousands):

                                                                                                         December 31,
                                                                                                  2003                 2002
                                                                                                  ----                 ----
                                                                                                                   (Predecessor)
  Beginning balance....................................................................                $     -             $  28,066
  Goodwill MSW Energy Holdings.........................................................                  2,175                     -
                                                                                                         -----                ------

  Ending balance.......................................................................              $   2,175             $  28,066
                                                                                                         =====                ======




         The calculation of adjusted net income (excluding goodwill amortization) as if SFAS 142 were adopted January 1, 2001 is as follows (in thousands):


                                The period from             The period from
                               December 12, 2003            January 1, 2003               For the                   For the
                                    through                     through                 Year ended                Year ended
                               December 31, 2003           December 12, 2003         December 31, 2002         December 31, 2001
                               -----------------           -----------------         -----------------         -----------------


  Reported net income          $            8,082                   $    103,071               $   108,604                $   75,279

  Add back -Goodwill
  amortization......                            -                              -                         -                       232
                                                -                              -                         -                       ---

  Adjusted net income          $            8,082                   $    103,071               $   108,604                $   75,511
                                                                         =======                   =======                    ======







7. Investments in Unconsolidated Affiliates and Equity in Earnings of Unconsolidated Affiliates



American Ref-Fuel Partnerships

         Prior to April 30, 2001, the Company's interests in the American Ref-Fuel Partnerships were accounted for using the equity method of accounting. The following table details the Company's ownership percentages and share of net earnings related to such entities (in thousands):


                                                                                              Ownership        Four Months ended
                                                                                              Percentage        April 30, 2001

  Ref-Fuel Management.....................................................................       50%                     $     (222)
  Hempstead...............................................................................       50%                           6,720
  Essex...................................................................................       50%                           1,701
  Niagara.................................................................................       50%                             250
  Seconn..................................................................................       50%                           (783)
  Semass..................................................................................       50%                           1,951
                                                                                                                               -----
                                                                                                                         $     9,617
                                                                                                                               =====


         The following is a summary of aggregate financial information for the Company's investments in the American Ref-Fuel Partnerships for the period ended April 30, 2001 (in thousands):


                                                                                                                   Four Months ended
                                                                                                                      April 30, 2001
                                                                                                                      --------------
  Condensed statement of operations
  Revenues...............................................................................................               $    138,359
  Net income.............................................................................................                     22,915
  Company's share of net income..........................................................................                      9,617
  Distributions received from unconsolidated affiliates..................................................                      3,025


         The Company's investment in the American Ref-Fuel Partnerships exceeded its share of the underlying equity in the Partnerships' net assets by approximately $98 million at December 31, 2000. Such difference was being amortized using the straight-line method over the estimated economic lives of the related assets, ranging from four to 29 years. Differences between the equity earnings of unconsolidated affiliates reported by the Company and the Company's proportionate share of the combined earnings of the related unconsolidated affiliates resulted principally from the related amortizations.

         Subsequent to the Allied Transaction, the results of operations of the American Ref-Fuel Partnerships are included in the consolidated statement of operations.

Equipment Leasing Entities

         Between April 30, 2001 and April 30, 2002, the HENS owned 99 percent noncontrolling interests in equipment leasing entities and accounted for them using the equity method. Summarized combined financial information are as follows (in thousands):

                                                                                                               H,E,N and S Leasing
                                                                                                                   Companies, LLC
                                                                                                             Combined Balance Sheets
                                                                                                                   April 30, 2002
                                                                                                                   --------------
  Current assets................................................................................                     $     53,212
  Noncurrent assets.............................................................................                          404,028
                                                                                                                          -------

                                                                                                                     $    457,240


                                                                                                                     $     52,176
  Current liabilities...........................................................................
  Noncurrent liabilities........................................................................                          207,408
  Members' equity...............................................................................                          197,656
                                                                                                                          -------

                                                                                                                     $    457,240
                                                                                                                          =======



                                                                                                    Combined Statements
                                                                                                       of Operations
                                                                                                       -------------
                                                                                           For the period         For the period
                                                                                          January 1, 2002         April 30, 2001
                                                                                            to April 30,         to December 31,
                                                                                                2002                   2001
                                                                                                ----                   ----

  Net revenue.......................................................................              $    30,291             $   31,198
  General and administrative expenses...............................................                      238                    362
  Depreciation and amortization expense.............................................                   10,597                 10,841
                                                                                                       ------                 ------

  Operating income..................................................................                   19,456                 19,995
  Interest income...................................................................                      245                    934
  Interest expense..................................................................                  (4,044)                (4,055)
                                                                                                      -------                -------

  Net income........................................................................               $   15,657             $   16,874
                                                                                                       ======                 ======


                                                                                                   $   15,500             $   16,705
                                                                                                       ======                 ======
  The Company's equity in earnings of equipment leasing entities....................





8.        Accounts Payable and Other Current Liabilities

         Accounts payable and other current liabilities consisted of the following (in thousands):

                                                                                                         December 31,
                                                                                                  2003                 2002
                                                                                                  ----                 ----
                                                                                                                   (Predecessor)
  Accounts payable.....................................................................             $   23,587            $   22,506
  Incentive plan accruals..............................................................                  3,628                23,119
  Compensation liabilities.............................................................                  7,924                 9,867
  Short-term portion of deferred revenue...............................................                      -                 1,887
  Other................................................................................                  4,471                 8,306
                                                                                                         -----                 -----

                                                                                                    $   39,610            $   65,685
                                                                                                        ======                ======






9.        Financing Arrangements

         Long-term debt obligations of the Company consisted of the following (in thousands):

                                                                                                         December 31,
                                              Interest Rate                                       2003                 2002
                                                                                                  ----                 ----
                                              (average rate)          Final Maturity                               (Predecessor)
                                              --------------          --------------

ARC LLC-supported debt
  Senior Notes........................            6.26%                    2015                    $   259,000               $     -
  Niagara Series 2001A................         5.45%-5.625%                2015                        165,010               165,010
  Seconn Corporate Credit Bonds.......         5.50%-6.45%                 2022                         43,500                43,500
  Hempstead Corporate Credit Bonds....            5.00%                    2010                         42,670                42,670
  Credit facility term loans..........       Variable (3.92%)         Retired in 2003                        -               191,250
  Credit facility revolving loan......       Variable (3.03%)         Retired in 2003                        -                58,000
                                                                                                             -                ------

  ARC LLC-supported debt..............                                                                 510,180               500,430

  Other debt
  Hempstead project debt..............         4.40%-5.00%                 2009                        133,278               149,999
  Essex project debt..................         5.32%-7.48%                 2020                        108,662               119,983
  Seconn project debt.................         5.125%-5.50%                2015                         53,499                57,107
  Semass Series 2001A.................         5.50%-5.625%                2016                        134,345               134,345
  Semass Series 2001B.................         5.00%-5.50%                 2010                        118,010               118,010
  Semass Series 2001C.................         2.90%-4.00%                 2004                         13,935                39,695
                                                                                                        ------                ------

                                                                                                       561,729               619,139
                                                                                                       -------               -------

  Other obligations...................                                                                     378                   336
                                                                                                           ---                   ---

  Total debt at par value.............                                                               1,072,287             1,119,905
  Unamortized debt premium, net.......                                                                  70,400                36,491
  Current portion.....................                                                                (81,907)              (83,561)
                                                                                                      --------              --------

  Total long-term debt obligations....                                                            $  1,060,780           $ 1,072,835
                                                                                                     =========             =========





         On April 30, 2001, ARC LLC entered into a $325 million credit facility (the Credit Facility) with a group of lending institutions. The Credit Facility provided for term loans of $215 million to be borrowed by ARC LLC and its subsidiaries (the Term Loans) and for a revolving credit facility of up to $110 million (the Revolving Loan) The Term Loans bore interest which, at ARC LLC's option, was based on the base rate, as defined, plus 1.5 percent or the Eurodollar rate, as defined, plus 2.5 percent. The Revolving Loan bore interest at a rate determined on the date of the borrowing based on the Term Loan interest rate, discussed above, plus an applicable margin of (a) 0.25 percent to
2.125 percent for base rate advances or (b) 1.25 percent to 3.125 percent for Eurodollar rate advances. Commitment fees of up to 0.5 percent were assessed to ARC LLC on the unused portion of the Revolving Loan. The Credit Facility allowed ARC LLC to extend the term of the Revolving Loan for one year. Additionally, subsequent to the one-year extension, ARC LLC could convert the Revolving Loan into a one-year term loan. As such, amounts due under the Revolving Loan were classified as long-term.

         On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding Credit Facility, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into a three-year amended and restated revolving credit facility (the Amended Credit Facility) for up to $75 million, including $45 million of which could be used for letters of credit. Under the terms of the Amended Credit Facility, the Company is subject to certain financial covenants, as defined, with respect to leverage and adjusted cash flow coverage ratios. As of December 31, 2003, there were no borrowings and $7.0 million of letters of credit outstanding under the Amended Credit Facility. Pursuant to the terms of certain guarantee agreements as of December 31, 2003, the Company was contingently obligated to issue $29 million in letters of credit in the event that the ratings of ARC LLC's senior debt are reduced to below investment grade. The Amended Credit Facility allows for two one-year extensions at ARC LLC's request. As a result of the refinancing, the Company expensed approximately $3.3 million of deferred financing costs associated with the retired debt.

         ARC LLC-supported debt includes obligations of subsidiary companies for which the Company has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of the Company.

         Certain of the debt agreements held by the Company contain restrictions on cash distributions and new borrowings. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of ARC LLC are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of making partnership distributions.

         During 2001, the Company refinanced all variable rate borrowings to fixed rate borrowings with various redemption dates. The Company retired $226.1 million and legally defeased $286.9 million during the year, resulting in a loss of $3.7 million related to the payment of call premiums, the expense of unamortized financing costs and other activities.

         The aggregate amounts of long-term debt mature as follows (in thousands):


  2004.....................................................................................       $    81,907
  2005.....................................................................................            87,489
  2006.....................................................................................            79,070
  2007.....................................................................................            90,466
  2008.....................................................................................            98,472
  Thereafter...............................................................................           634,883
                                                                                                      -------

                                                                                                  $ 1,072,287
                                                                                                    =========




         The fair market value of the Company's indebtedness as of December 31, 2003 and 2002, approximated $1.1 billion and $1.2 billion, respectively. The Company determined fair values based on quoted market values.

Ref-Fuel Holdings LLC and Subsidiaries
Notes to Consolidated Financial Statements

10.       Other Long-Term Liabilities

         Other long-term liabilities consist of the long-term portion of the following (in thousands):

                                                                                   December 31,
                                                     Amortization           2003                2002
                                                                            ----                ----
                                                        Period                              (Predecessor)
                                                       (years)

  Long-term waste contracts acquired...........          9-17                $  131,676            $   96,640
  Operating lease acquired.....................           14                     42,094                70,386
  Deferred revenue.............................          8-20                     3,130                14,427
  Long-term incentive plan accruals............                                   2,894                 1,417
  Energy contract levelization.................           12                        995                34,735
  Landfill liabilities.........................           13                     10,017                 8,144
  Other........................................                                   1,664                 1,684
                                                                                  -----                 -----

                                                                             $  192,470            $  227,433
                                                                                =======               =======


         See Note 15 for amortization of certain other long-term liabilities.

11.       Operational and Other Agreements

         Hempstead, Essex, Seconn, Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied are each obligated to fund one-half of the cash shortfalls of Essex arising out of operating cost needs subject to an accumulated combined total of $50 million unless funds are required to satisfy certain environmental claims. In the event of such environmental claims, the cumulative total is increased to the lesser of
(a) $100 million; or (b) $50 million plus cumulative Essex distributions. In circumstances of default, Duke and Allied would be responsible to fund up to amounts not expended for funding prior cash shortfalls. On April 30, 2001, Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

         With respect to the Delaware Valley facility, ARC LLC has guaranteed amounts payable by Delaware Valley pursuant to certain agreements. ARC LLC has indemnified the Delaware County Solid Waste Authority for amounts arising out of, or relating to any failure of Delaware Valley under its service agreement. In conjunction with the acquisition of the facility, ARC LLC also provides an indemnity to the sellers of the facility from all environmental damages as a result of remedial action and releases or threatened releases of hazardous substances at the facility.

Credit Support

         In order to provide the Company with an additional source of funds to meet calls on the Company's project support obligations, MSW Energy Holdings and UAE Energy Corp. (collectively referred to as the Members) have each entered into the Equity Contribution Agreement pursuant to which each of the Members have agreed to provide up to $50 million in equity capital to the Company. Each of the Members' obligation to make equity contributions under the Equity Contribution Agreement is conditioned upon the other making an equal contribution and is limited to each making no more than $50 million of aggregate equity contributions. If either of the Members is not rated at least BBB by S&P, such Member is required to provide a letter of credit from a commercial bank that is rated at least A-by S&P to secure its obligations under the Equity Contribution Agreement.

Significant Customers

         All of the Company's WTE facilities are contracted to sell power under long-term power contracts with utility companies, the terms of which expire from 2009 to 2021. These contracts require the facilities to deliver, and the utility companies to purchase, substantially all of the power generated by the facilities at rates defined in the contracts. Total revenues recognized under these energy contracts approximated $7.2 million, $143.5 million, $144.1 million, and $107.2 million for the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the years ended December 31, 2002 and 2001, respectively, representing approximately 29.0 percent, 32.3 percent, 32.9 percent and 35.5 percent, respectively, of total net revenues.

12.       Commitments and Contingencies



Environmental and Regulatory Risk

         The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complex requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

         Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

         Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

         From May 1997 through July 1999, Wankinco provided notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco filed a notice of appeal in January 2003. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

         Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of the Company.

         In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the years ended December 31, 2003 and 2002, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2003 and 2002, the balance in the Fund is approximately $13.5 million and $11.2 million, respectively, and is included in restricted cash and long-term investments. A corresponding liability of approximately $6.5 million and $5.6 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2003 and 2002, respectively.

         By letter dated February 10, 2004, Wankinco alleged a default under the Settlement Agreement and the lease on the CMW Landfill, related to an alleged failure by the Company to properly fund a $125,000 quarterly deposit. Management believes that the deposit was properly made, that no default exists under the Settlement Agreement or lease, and that the ultimate resolution of this matter will not have a material adverse impact on the results of operation, future cash flows or financial position of the Semass Partnership or the Company.

Future Minimum Payments Under Operating Leases

         Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company also leases office space for its Montvale, New Jersey headquarters pursuant to operating leases expiring in August 2007.

         As of December 31, 2003, total minimum net rental payments on these leases are as follows (in thousands):


  2004.......................................................................................       $  13,487
  2005.......................................................................................          14,178
  2006.......................................................................................          13,611
  2007.......................................................................................          13,768
  2008.......................................................................................          12,477
  Thereafter.................................................................................          93,260
                                                                                                       ------
                                                                                                    $ 160,781
                                                                                                      =======




         The Company is contingently liable for the payment of stipulated losses, a portion of which is included minimum net rental payments for Delaware Valley reflected in the table above. This stipulated loss value as of December 31, 2003 is approximately $177.4 million. See "Management, Discussion and Analysis of Financial Condition and Resulsts Operations--Supplemental Discussion and Analysis of Ref-Fuel Holdings--Critical Accounting Policies." Total net rental expense was $0.3 million, $6.7 million, $6.5 million and $3.2 million for the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the years ended December 31, 2002 and 2001, respectively.

Capital Expenditures

         As of December 31, 2003, the Company has commitments for capital expenditures of approximately $14.2 million, all of which are expected to be incurred in 2004.

Other Matters

         The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

         The Company is required to provide financial assurance to government agencies under applicable environmental and procurement regulations relating to the landfill operations and waste disposal contract. Performance bonds to secure the obligations, of which $29 million in surety bonds was outstanding as of December 31, 2003, satisfy these financial requirements.

13.       Related Party Transactions

     Included in the consolidated statement of operations for the years ended December 31, 2002 and 2001 are revenues of approximately $12.2 million and $25.8 million, respectively, generated from the waste disposal services provided to Allied and expenses of $1.0 million and $6.8 million, respectively, for the hauling of ash and disposal of bypass waste by Allied for the four months ended April 30, 2002 and the year ended December 31, 2001, respectively.

         All of the revenues from the equipment leasing entities explained in
Note 1 are derived from operating leases between those entities and Allied; as such, the equity in earnings of equipment leasing entities of $15.5 million is from Allied for the year ended December 31, 2002. As of the Redemption, Allied is no longer an affiliated entity.

         Prior to the Allied Transaction, the Company issued certain notes payable to and notes receivable from certain of the American Ref-Fuel Partnerships. These notes bore interest at 6.12 percent, and were satisfied in conjunction with the Allied Transaction. Interest income under the notes receivable approximated $1.7 million for the four months ended April 30, 2001, at which point they were satisfied. Interest expense pursuant to the notes payable approximated $4.5 million for the four months ended April 30, 2001, at which point they were satisfied.

         In the ordinary course of business, the Company and its subsidiaries hold insurance policies with AIG, for which the AIG insurance company subsidiaries receive customary annual premiums. As of June 30, 2003, AIG and its subsidiaries are related parties of the Company.

14.       Employee Compensation and Benefit Plans



Retirement Savings Plan

         The Company is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the Savings Plan), which covers substantially all of the Company's employees. The Savings Plan, adopted July 1, 1988, as amended, incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. The Company's matching contribution is defined as 50 percent of the first five percent of covered compensation contributed by the employee. In addition, the Company makes a basic contribution on an employee's behalf in an amount equal to three percent of an employee's regular earnings which are less than the Social Security Wage Base, plus six percent of an employee's regular earnings in excess of the Social Security Wage Base. Company contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the Savings Plan were approximately $0.2 million, $2.7 million, $3.0 million and $1.7 million for the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the years ended December 31, 2002 and 2001, respectively.

Long-Term Incentive Plans

         The Company has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under long-term incentive plans. The incentive plans are administered by the compensation committee of the Board of Directors of the Company. The first Long-Term Incentive Plan (the LTI Plan) was completed prior to 2001, except for certain payments that participants were allowed to defer to periods ending October 1, 2003, in exchange for additional compensation. The expenses related to the deferral were recognized ratably over the deferral period.

         The Long-Term Compensation Plan (the LTC Plan), effective as of January 1, 2001, replaced the LTI Plan. Awards under the LTC Plan are based on the achievement of certain management objectives during each plan year. Awards under the LTC Plan mature in equal amounts of 25 percent in the current year and the three subsequent years.

         The Company recognized compensation expense related to the LTI Plan and LTC Plan of approximately $0.3 million, $4.9 million, $4.1 million and $2.9 million during the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the years ended December 31, 2002 and 2001, respectively. The Company's obligation under the LTI Plan and LTC Plan is approximately $4.6 million and $24.5 million at December 31, 2003 and 2002, respectively, of which approximately $2.4 million and $1.4 million is included in other long-term liabilities with the remainder in current liabilities. The Company paid out approximately $0.0 million, $25.2 million, $0.9 million and $0.2 million under these plans for the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003 and for the years ended December 31, 2002 and 2001.

Severance Agreements

         The Company maintains severance agreements with seven officers where under certain conditions of separation of employment provide for the payment of base salary plus bonus. The maximum contingent liability under these arrangements is $2.2 million.

15.       Supplemental Disclosure of Cash Flow Information

         Depreciation and amortization expense included in the Statements of Cash Flows consists of the following expenses (revenues) (in thousands):


                                                                                    The period The period
                                                                                       from       from
                                                                                     December    January
                                                                                        12,         1,         For the     For the
                                                                                       2003       2003           Year        Year
                                                                                      through    through        Ended        Ended
                                                                                     December   December       December    December
                                                                                        31,         12,           31,         31,
             Asset/liability                       Statement of operations             2003        2003          2002        2001
             ---------------                       -----------------------             ----        ----          ----        ----

  Property, plant and equipment           Depreciation and amortization (1)            $3,391     $55,838       $67,249   $43,978
  Energy contracts                        Energy revenues                               3,286      27,293        25,984    12,505
  Long-term waste contracts               Waste disposal and related services            (477)     (7,454)       (8,453)   (6,283)
  Lease                                   Operating expenses (rent expense)                 -      (5,009)       (5,279)   (3,519)
  Debt                                    Interest expense                               (494)     (4,097)       (4,608)     (907)
  Deferred revenue                        Waste disposal and related services and
                                          energy revenues                                   -       (909)          (198)   (1,762)
                                                                                       ------     -------       -------    ------
  Total                                                                                $5,706     $65,662       $74,695   $44,012



  (1) Includes amortization of intangible assets and amortization of goodwill
  Supplemental cash flow information
  Cash paid for interest                                                              $11,094     $54,594       $57,306   $65,175



  Noncash investing and financing activities
  Recapitalization of the HENS.....................................................                                      $144,194
  Redemption of Class B minority interest in the HENS (Note 3).....................                            $144,194
  Push-down basis of accounting-- MSW Energy Holdings I............................  $205,501
  Push-down basis of accounting-- MSW Energy HoldingsII............................  $202,223
  Unrealized gain on investments...................................................      $517




16.       Subsequent Event

         On January 26, 2004, affiliates of CSFB Private Equity entered into a securities purchase agreement with Highstar Renewable Fuels II LLC (Highstar
II), an affiliate of AIGGIG, pursuant to which the CSFB Private Equity affiliates agreed to sell to Highstar II 40% of the outstanding shares of common stock of UAE Holdings. Upon the consummation of the transactions contemplated by the securities purchase agreement, the CSFB Private Equity affiliates will collectively own 60% and Highstar II will own 40% of the outstanding shares of common stock of UAE Holdings.

         Concurrently with the execution of the aforementioned purchase agreement, Highstar, MSW Acquisition, and UAE Holdings entered into a membership interests purchase agreement pursuant to which Highstar agreed to sell to MSW Acquisition 10% and to UAE Holdings 0.01% of the outstanding membership interests in MSW Energy Holdings. Prior to such transaction, Highstar will transfer 39.89% of our membership interests to its wholly-owned subsidiary, Highstar I. Upon the consummation of the transactions contemplated by the membership interests purchase agreement, MSW Acquisition will own 60%, Highstar and Highstar I will own 39.99% and UAE Holdings will own 0.01% of the outstanding membership interests in MSW Energy Holdings, and UAE Holdings will be the managing member of MSW Energy Holdings.

         The transactions described above (the Equalization Transactions) will result in CSFB Private Equity affiliates collectively owning a 59.88% indirect interest in Ref-Fuel Holdings and Highstar, Highstar I and Highstar II collectively owning a 39.92% indirect interest in Ref-Fuel Holdings.

         The parties will enter into a stockholders' agreement and members' agreement that will provide for the governance of UAE Holdings, MSW Energy Holdings and their subsidiaries. The consent of both the CSFB Private Equity affiliates and an affiliate of AIGGIG will be required to take certain significant actions at UAE Holdings, MSW Energy Holdings and, in many cases, their subsidiaries. The agreements will also provide for transfer restrictions, a right of first offer, tag-along rights, drag-along rights and participation rights with respect to UAE Holdings and MSW Energy Holdings. The parties will also enter into a registration rights agreement with respect to UAE Holdings.

         The transactions contemplated by the aforementioned agreements will be conditioned upon the consummation of each other and will also be subject to certain closing conditions, including the receipt of all necessary governmental approvals. These transactions are expected to close in the second quarter of 2004.

         We have not authorized any person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

       We have not authorized any person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.








                                   PROSPECTUS



                             MSW ENERGY HOLDINGS LLC
                          MSW ENERGY FINANCE CO., INC.


                  8 1/2% Series B Senior Secured Notes due 2010

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



Item 20. Indemnification of Directors and Officers



MSW Energy Holdings LLC

         MSW Energy Holdings LLC was formed as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Second Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC provides for indemnification of officers, employees, directors and members (and the respective officers, directors, employees, agents, members, managers, stockholders and affiliates of each of the foregoing) to the fullest extent permitted by the Delaware Limited Liability Company Act when such person are acting within the scope of their authority, except for liabilities determined to have been primarily caused by gross negligence, willful misconduct or bad faith. MSW Energy Holdings LLC maintains directors and officers liability insurance for the benefit of its directors and officers.

MSW Energy Finance Co., Inc.

         MSW Energy Finance Co., Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware Corporation Law.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Certificate of Incorporation of MSW Energy Finance Co., Inc. eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit. In addition, the bylaws of MSW Energy Finance Co., Inc. provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law. MSW Energy Finance Co., Inc. maintains directors and officers liability insurance for the benefit of its directors and officers.

MSW Energy Hudson LLC.

         MSW Energy Hudson LLC was formed as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, as limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson provides for indemnification of officers, members and employees (and the respective officers, directors, employees, agents, members, managers, stockholders and affiliates of each of the foregoing), when acting within the scope of their authority, to the fullest extent permitted by the Delaware Limited Liability Company Act, except for losses or damages determined to have been primarily caused by gross negligence, willful misconduct or bad faith.

 Item 21. Exhibits and Financial Statement Schedules

 (a) Exhibits


 3.1*  Certificate of Formation of MSW Energy Holdings LLC.
 3.2** Second Amended and Restated Limited Liability Company Agreement of MSW
       Energy Holdings LLC, dated as of April 30, 2004, by and between Highstar Renewable Fuels LLC , MSW Acquisition LLC and United American Energy Holdings Corp.
 3.3* Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc.
 3.4*  Bylaws of MSW Energy Finance Co., Inc.
 3.5* Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.
 3.6 Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30, 2003, by MSW Energy Holdings LLC.
 4.1* Indenture dated November 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Trustee.
 4.2* Supplemental Indenture dated July 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Wells Fargo Bank Minnesota, National Association as Trustee.
 4.3* Form of 8 1/2% Senior Secured Note Due 2010 (included in Exhibit 4.1). 4.4* Registration Rights Agreement dated as of June 25, 2003, by and among MSW
       Energy Holdings LLC, MSW Energy Finance Co. Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.
 4.5* Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent.
 4.6* Pledge Supplement dated as of June 25, 2003 by MSW Energy Hudson LLC. 4.7* Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy
       Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent, as amended.
 4.8* Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.
 5.1*  Opinion of Bingham McCutchen LLP.
10.1* Amended and Restated Capital Contribution Agreement , dated as of June 24, 2003 by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.
10.2* Agreement, dated as of June 30, 2003, by and between MSW Energy Holdings LLC and Duke Capital Corporation. 10.3* Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy Holdings, LLC, Duke Capital Corporation and Wachovia Bank, National Association.
10.4* Consulting Agreement, dated as of July 30, 2003, by and between MSW Energy Holdings LLC and William E. Whitman.
10.5* Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.
10.6* Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, Ref-Fuel Holdings LLC (formerly know as Duke/UAE Ref-Fuel LLC) and American Ref-Fuel Company LLC.
10.7* Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel
       LLC), American Ref-Fuel Company LLC, and MSW Energy Holdings LLC.
10.8* Energy Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global Markets, Inc.
21.1*  Subsidiaries of MSW Energy Holdings LLC.
23.1** Consents of PricewaterhouseCoopers LLP.
23.2*  Consent of KPMG LLP.

       23.3* Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
       24.1* Power of Attorney of MSW Energy Holdings LLC (included on the signature pages in Part II hereof).
       24.2* Power of Attorney of MSW Energy Finance Co., Inc. (included on the signature pages in Part II hereof).
       24.3* Power of Attorney of MSW Energy Hudson LLC (included on the signature pages in Part II hereof).
       25.1* Form T-1 Statement of Eligibility of Trustee.
       99.1* Form of Letter of Transmittal.
       99.2* Form of Notice of Guaranteed Delivery.
       99.3* Form of Letter to Clients.
       99.4* Form of Broker Dealer Letter.
       99.5* Guidelines for Certification of Taxpayer Identification Number on
            Substitute Form W-9.


-----------

*        Previously filed.

**       Filed herewith.

         (b) Financial Statement Schedules

         Schedules not listed above have been omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

Item 22. Undertakings.

         Each of the undersigned registrants hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Holdings LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of July, 2004.


                                           MSW ENERGY HOLDINGS LLC

                                           By:              *
                                                   ---------------------------
                                                  John T. Miller
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


      Signature                                              Title                                        Date

          *                       Chief Executive Officer
---------------------
   John T. Miller                (Principal Executive Officer)                                       July , 2004

          *                       Chief Financial Officer (Principal Financial and Accounting
--------------------
 Michael J. Gruppuso              Officer)                                                            July , 2004

          *
-------------------
    Ari Benacerraf                Director                                                            July , 2004

          *
-------------------
   Daniel H. Clare                Director                                                            July , 2004

          *
-------------------
     OhSang Kwon                  Director                                                            July , 2004

          *
---------------------
 Andrew T. Panaccione             Director                                                            July , 2004

          *
---------------------
  Michael W. Ranger               Director                                                            July , 2004

          *
---------------------
   Marc C. Baliotti               Director                                                            July , 2004

          *
--------------------
  Michael J. Miller               Director                                                            July , 2004

          *
--------------------
    John M. Stokes                Director                                                            July , 2004

*By:      /s/ MICHAEL J. GRUPPUSO
          -----------------------
          Attorney-in-Fact


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Finance Co., Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of July, 2004.


                                                  MSW ENERGY FINANCE CO. , INC.

                                         By:          *
                                               -------------------------
                                               John T. Miller
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                                               Title                                       Date

           *                       President and Chief Executive Officer (Principal Executive
-----------------------
     John T. Miller                Officer)                                                             July , 2004

           *
-----------------------
  Michael J. Gruppuso              Chief Financial Officer (Principal Financial and Accounting
                                   Officer) July , 2004

           *
----------------------
    Mark W. Romefelt               Director                                                             July , 2004


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, MSW Energy Hudson LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of July, 2004.


                                         UAE REF-FUEL II CORP.

                                         By:         *
                                               ------------------------
                                                John Miller
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                                               Title                                       Date

         *                       Chief Executive Officer
----------------
    John Miller                  (Principal Executive Officer)                                        July , 2004

         *                       Chief Financial Officer and Treasurer (Principal Financial
Michael J. Gruppuso              and Accounting Officer)                                              July , 2004

         *
  Mark W. Romefelt               Director                                                             July , 2004


                                  EXHIBIT INDEX




 3.1*  Amended and Restated Certificate of Formation of MSW Holdings LLC.
 3.2** Second Amended and Restated Limited Liability Company
       Agreement of MSW Energy Holdings LLC, dated as of April 30,
       2004, by and between Highstar Renewable Fuels LLC, MSW
       Acquisition LLC and United American Energy Holdings Corp.
 3.3*  Amended and Restated Certificate of Incorporation of MSW Energy
       Finance Co., Inc.
 3.4*  Bylaws of MSW Energy Finance Co., Inc.
 3.5* Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.
 3.6* Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30,
       2003, by MSW Energy Holdings LLC.
 4.1* Indenture dated June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells
       Fargo Bank Minnesota, National Association as Trustee.
 4.2*  Supplemental Indenture dated July 11, 2003, by and among MSW
       Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy
       Hudson LLC and Wells Fargo Bank Minnesota, National
       Association as Trustee.
 4.3* Form of 8 12% Senior Secured Note Due 2010 (included in Exhibit 4.1). 4.4* Registration Rights Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co.
       Inc., MSW Energy Hudson LLC and Credit Suisse First Boston
       LLC.
 4.5* Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co.,
       Inc. and Wells Fargo Bank Minnesota, National Association as
       Collateral Agent.
 4.6*  Pledge Supplement dated as of June 30, 2003 by MSW Energy
       Hudson LLC.
 4.7* Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc.
       and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent.
 4.8* Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW
       Energy Hudson LLC and Credit Suisse First Boston LLC.
 4.9*  Escrow Agreement, dated as of June 25, 2003, by and among MSW
       Energy Holdings LLC, MSW Energy Finance Co., Inc., Wells
       Fargo Bank Minnesota, National Association as Escrow Agent and Trustee, and Credit Suisse First Boston LLC.
 5.1*  Opinion of Bingham McCutchen LLP.
10.1* Amended and Restated Capital Contribution Agreement , dated as of June 24, 2004, by and between Highstar Renewable Fuels
       LLC and MSW Acquisition LLC.
10.2*  Agreement, dated as of June 30, 2003, by and between MSW
       Energy Holdings LLC and Duke Capital Corporation. 10.3* Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy
       Holdings LLC, Duke Capital Corporation and
       Wachovia Bank, National Association.
10.4* Consulting Agreement, dated as of July 30, 2003, by and between MSW Energy Holdings LLC and William E. Whitman.
10.5* Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.
10.6* Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, Ref-Fuel
       Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC) and
       American Ref-Fuel Company LLC.
10.7* Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital
       Corporation, United American Energy Corp., Ref-Fuel Holdings
       LLC (formerly known as Duke/UAE Ref-Fuel LLC), American
       Ref-Fuel Company LLC, and MSW Energy Holdings LLC.
10.8* Equity Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global
       Markets, Inc.

 21.1* Subsidiaries of MSW Energy Holdings LLC.
 23.1**Consent of PricewaterhouseCoopers LLP.
 23.2* Consent of KPMG LLP.
 23.3* Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
 24.1* Power of Attorney of MSW Energy Holdings LLC (included on the signature pages in Part II hereof).
 24.2* Power of Attorney of MSW Energy Finance Co., Inc. (included on the signature pages in Part II hereof).
 24.3* Power of Attorney of MSW Energy Hudson LLC (included on the signature pages in Part II hereof).
 25.1* Form T-1 Statement of Eligibility of Trustee.
 99.1* Form of Letter of Transmittal.
 99.2* Form of Notice of Guaranteed Delivery.
 99.3* Form of Letter to Clients.
 99.4* Form of Broker Dealer Letter.
 99.5* Guidelines for Certification of Taxpayer Identification Number on
       Substitute Form W-9.


-----------

*        Previously filed.

**       Filed herewith.

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No.1 to Form S-4 of MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC of our report dated March 29, 2004 relating to the consolidated balance sheet and related consolidated statements of operations, member's equity and cash flows of MSW Energy Holdings LLC and Subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the period from inception (June 30, 2003) to December 31, 2003, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
July  26, 2004

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No.1 to Form S-4 of MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC, of our report dated March 29, 2004 relating to the consolidated balance sheet and related consolidated statements of operations, members' equity and cash flows of Ref-Fuel Holdings LLC and Subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the period from December 12, 2003 through December 31, 2003, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 26, 2004

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No.1 to Form S-4 of MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC of our report dated March 29, 2004 relating to the consolidated balance sheet and related consolidated statements of operations, members' equity and cash flows of Ref-Fuel Holdings LLC and Subsidiaries at December 31, 2002 and the results of their operations and their cash flows for the period from January 1, 2003 through December 12, 2003 and for the years ended December 31, 2002 and 2001, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 26, 2004